Exhibit 10.1

[*****] Indicates omitted information. This redacted information has been excluded because it is both (i) not material and (ii) of the type that the registrant treats as private and confidential.

THIS OMNIBUS DEED OF AMENDMENT NO. 1 (this “Amendment”) is dated December 23_, 2021 and made among ARROW EMEA FUNDING CORP B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as the SPV (the “SPV”), BNP PARIBAS (“BNPP”), a société anonyme incorporated under the laws of France, as the Administrative Agent (in such capacity, the “Administrative Agent”), as Purchaser Agent for the BNP Purchaser Group (in such capacity, the “BNPP Purchaser Agent”) and as a Committed Purchaser, MATCHPOINT FINANCE PLC, a public limited company incorporated under the laws of Ireland, as a Conduit Purchaser (“Matchpoint”), ING BELGIUM S.A./N.V., a public limited liability company (société anonyme/naamloze vennootschap) organised under the laws of Belgium, as Purchaser Agent for the ING Purchaser Group (the “ING Purchaser Agent”), MONT BLANC CAPITAL CORP, a corporation organised under the laws of the State of Delaware, as a Committed Purchaser and as a Conduit Purchaser (“Mont Blanc”), ARROW ELECTRONICS (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales, as an Agent Servicer, an SPV Servicer and an Originator (“Arrow UK”), ARROW CENTRAL EUROPE GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, as an Agent Servicer, an SPV Servicer and an Originator (“Arrow Germany”), ARROW ELECTRONICS, INC., a corporation organised under the laws of the State of New York, as the Parent (the “Parent”), ARROW ELECTRONICS FC B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as the Subordinated Lender (the “Subordinated Lender”), U.S. BANK TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales, as the Security Trustee (the “Security Trustee”), ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland, as the Paying Agent (the “Paying Agent”), and DEMICA LIMITED, a private company with limited liability incorporated under the Laws of England and Wales, as the Reporting Services Provider (the “Reporting Services Provider”). Each Person above shall be a “Party” and together shall be the “Parties”.

WITNESSETH

WHEREAS, the SPV, the Administrative Agent, the BNPP Purchaser Agent, Matchpoint, the ING Purchaser Agent, Mont Blanc, Arrow UK, Arrow Germany, the Parent, the Subordinated Lender, the Security Trustee and the Paying Agent have entered into that certain Master Framework Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Master Framework Agreement”);

WHEREAS, the SPV, the Administrative Agent, the BNPP Purchaser Agent, Matchpoint, the ING Purchaser Agent, Mont Blanc, Arrow UK, Arrow Germany, the Security Trustee and the Paying Agent have entered into that certain Receivables Transfer Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Receivables Transfer Agreement”);

WHEREAS, Arrow UK and the SPV have entered into that certain English Receivables Sale Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “English RSA”);

WHEREAS, the SPV, the Administrative Agent, Arrow UK, Arrow Germany, the Security Trustee and the Paying Agent have entered into that certain Receivables Servicing Deed, dated as of January 27, 2020 (as amended up to the date of this Amendment, the "Servicing Deed");

WHEREAS, the SPV, Arrow Germany and the Security Trustee have entered into that certain English Declaration of Trust (German Collection Accounts), dated as of January 27, 2020 (as amended up to the date of this Amendment, the "Arrow Germany DOT");

WHEREAS, the SPV, Arrow UK, and the Security Trustee have entered into that certain English Declaration of Trust (English Collection Accounts), dated as of January 27, 2020 (as amended up to the date of this Amendment, the "Arrow UK DOT");

WHEREAS, the Parent, the SPV, the Administrative Agent and the Security Trustee have entered into that certain Parent Undertaking Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Parent Undertaking”);

WHEREAS, the Subordinated Lender, the SPV, Arrow UK, Arrow Germany and the Administrative Agent have entered into that certain Subordinated Loan Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Subordinated Loan Agreement”);

WHEREAS, the SPV, Arrow UK, Arrow Germany, the Administrative Agent and the Reporting Services Provider have entered into that certain Reporting Services Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Reporting Services Agreement” and, together with the Master Framework Agreement, Receivables Transfer Agreement, English RSA, Servicing Deed, Arrow Germany DOT, Arrow UK DOT, Parent Undertaking and Subordinated Loan Agreement, the “Agreements” and each Agreement, reflecting the amendment of such Agreement effected or proposed to be effected pursuant to this Amendment, the “Amended Agreements”);

WHEREAS, concurrently herewith Arrow Germany, the SPV and the Administrative Agent are entering into that certain First Amendment to German Receivables Sale Agreement, dated as of the Effective Date (the “German RSA Amendment”);

WHEREAS, concurrently herewith Arrow Germany, Arrow UK and the Security Trustee are entering into that certain Dutch Account Security Agreement, dated as of the Effective Date (the “Dutch Account Security Agreement”);

WHEREAS, the Parties desire to amend the Agreements to which they are a party as provided herein; and

NOW THEREFORE, the Parties agree as follows.

THIS DEED WITNESSES that:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Amended Agreements

Terms defined in each Amended Agreement but not in this Amendment shall have the same meaning in this Amendment as in such Amended Agreement or, if not defined therein, in the Master Framework Agreement.

1.2	Interpretation

The principles of interpretation set out in Clause 2.2 (Interpretation) of the Master Framework Agreement apply to this Amendment, mutatis mutandis, as if fully set forth herein.

2.	AMENDMENTS TO THE AGREEMENTS

2.1	Amendment of Master Framework Agreement. The Parties to the Master Framework Agreement hereby agree that with effect from the Effective Date, the Master Framework Agreement shall be amended as follows:

(a)	Clause 2.1 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Agent Entity" is defined in Clause 8.11 (Erroneous Payments) of the Receivables Transfer Agreement.

"Compounded Reference Rate" means, in relation to any RFR Banking Day, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR for that RFR Banking Day; and

(b)	the applicable Credit Adjustment Spread.

"Credit Adjustment Spread" means any rate which is specified as such in the Reference Rate Terms.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day, the percentage rate per annum determined by the Reporting Services Provider in accordance with the methodology set out in Schedule 4 (Daily Non- Cumulative Compounded RFR Rate).

"Dutch Account Pledge Agreement (German and English Collection Accounts)" means that certain Dutch account security agreement, dated on or around December 23, 2021, among the German Originator, the English Originator and the Security Trustee.

"Effective Date" means December 23, 2021.

"EU Securitisation Regulation" means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, and amending certain other European Union Directives and Regulations, as amended and in effect from time to time.

"EU Securitisation Regulation Rules" means the EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards, implementing technical standards and delegated regulations in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation and, in each case, any relevant guidance or policy statements published in relation thereto by European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or successor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time.

"EUWA" means the European Union (Withdrawal) Act 2018, as amended.

"FCA" means the Financial Conduct Authority.

"ICE TERM SONIA" means the ICE Term SONIA reference rate administered and published by ICE Benchmark Administration Limited, or any other person which takes over the administration of such rate, published on the ICE Term Risk Free Rates portal at or around 11:55 am (London time).

"Other Party Entity" is defined in Clause 8.11 (Erroneous Payments) of the Receivables Transfer Agreement.

"PRA" means the United Kingdom Prudential Regulation Authority.

"Reference Rate Terms" means the terms set out in Schedule 3 (Reference Rate Terms).

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"RFR" means the rate specified as such in the Reference Rate Terms.

"RFR Banking Day" means any day specified as such in the Reference Rate Terms.

"Securitisation Regulation Rules" means the EU Securitisation Regulation Rules and the UK Securitisation Regulation Rules.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Insolvency Regulation" means the EU Insolvency Regulation, as it forms part of UK domestic law as "retained EU law" by operation of the EUWA, and as amended by the Insolvency (Amendment) (EU Exit) Regulations 2019, SI 2019/146.

"UK Securitisation Regulation" means Regulation (EU) 2017/2402 as it forms part of UK domestic law as "retained EU law" by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, and as further amended from time to time.

"UK Securitisation Regulation Rules" means the UK Securitisation Regulation together with (a) all applicable binding technical standards made under the UK Securitisation Regulation; (b) all EU regulatory technical standards and implementing technical standards relating to the EU Securitisation Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitisation Regulation) forming part of UK domestic law by operation of the EUWA; (c) relevant guidance, policy statements or directions relating to the application of the UK Securitisation Regulation (or any binding technical standards) published by the PRA and/or the FCA (or their successors); (d) any guidelines relating to the application of the EU Securitisation Regulation which are applicable in the UK, (e) any other relevant transitional, saving or other provision relevant to the UK Securitisation Regulation by virtue of the operation of the EUWA; and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitisation Regulation, in each case as may be amended from time to time.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)	The definition of “Bail-In Action” in Clause 2.1 is hereby amended in its entirety to read as follows:

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(c)	The definition of “Bail-In Legislation” in Clause 2.1 is hereby amended in its entirety to read as follows:

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(d)	The definition of "Collection Account" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Collection Account" means any account, at an Eligible Account Bank, described in Schedule 3 (Accounts) to the Receivables Transfer Agreement under the heading "Collection Account" and any account added as a Collection Account in accordance with the Transaction Documents.

(e)	The definition of "Collection Account Agreements" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Collection Account Agreements" means, collectively, the English Declaration of Trust (English Collection Accounts), the English Declaration of Trust (German Collection Accounts), the Dutch Account Pledge Agreement (German Collection Accounts), the Dutch Account Pledge Agreement (German and English Collection Accounts), the Irish Declaration of Trust and the German Account Pledge Agreement, and each other control or other security agreement or arrangement, in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee and as may be appropriate under the laws of any relevant jurisdiction, with respect to a Collection Account.

(f)	The definition of "Data Protection Law" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Data Protection Law" means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (repealing Directive 95/46/EC (General Data Protection Regulation)), including as it forms part of English law pursuant to the EUWA, the German Data Protection Act (Bundesdatenschutzgesetz) or any other applicable Law relating to data protection or privacy.

(g)	The definition of “Dutch Account Pledge Agreement (Collection Accounts)” in Clause 2.1 is hereby amended in its entirety to read as follows:

"Dutch Account Pledge Agreement (German Collection Accounts)" means that certain Dutch account security agreement, dated on or around the Closing Date, among the German Originator and the Security Trustee.

(h)	The definition of “Existing Law” in Clause 2.1 is hereby amended in its entirety to read as follows:

"Existing Law" means (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (b) the third Basel Accord issued by the Basel Committee on Banking Supervision as set out in the publications entitled "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" as updated from time to time (collectively "Basel III") and any further guidance or standards published by the Basel Committee relating to Basel III, (c) any rules, regulations, guidance, interpretations, directives or requests from any Official Body relating to, or implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III (whether or not having the force of law), or (d) the Securitisation Regulation Rules.

(i)	The definition of "GBP Investment Interest Reserve Percentage" in Clause 2.1 is hereby amended in its entirety as follows:

"GBP Investment Interest Reserve Percentage" means, as at any Monthly Calculation Date, the ratio (expressed as a percentage) determined as:

(a)	the product of:

(i)	the maximum between:

(A)             ICE TERM SONIA for a period of one (1) month as at such Monthly Calculation Date multiplied by [*****], and

(B)             ICE TERM SONIA for a period of one (1) month as at such Monthly Calculation Date plus [*****], multiplied by

(ii)	the product determined as:

(A)	the Facility Limit, multiplied by

(B)	the quotient determined as:

(x)              the Base Currency Equivalent of the GBP Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(y)              the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iii)            the DSO as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iv)	the Relevant Stress Factor, multiplied by

(v)	1/360; divided by

(b)              the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date.

(j)	Clause 2.1 is hereby amended by the deletion of the definition of "LIBOR GBP" in its entirety.

(k)	The definition of "Minimum Total Reserve Percentage" in Clause 2.1 is hereby amended so that references to the "Securitisation Regulation" are replaced by references to the "EU Securitisation Regulation".

(l)	The definition of "Retained Interest" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Retained Interest" means a material net economic interest of not less than 5% as required by Article 6(1) of each of the Securitisation Regulations in the form of a first loss tranche pursuant to (i) paragraph (d) of Article 6(3) of the EU Securitisation Regulation, and (ii) paragraph (d) of Article 6(3) of the UK Securitisation Regulation, in each case as in effect on the Effective Date.

(m)	The definition of "Securitisation Regulation" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Securitisation Regulations" means the EU Securitisation Regulation and the UK Securitisation Regulation.

(n)	Clause 2.1 is hereby amended by the deletion of the definition of "Securitisation Regulation Requirements" in its entirety.

(o)	The definition of "SPV Account" in Clause 2.1 is hereby amended in its entirety to read as follows:

"SPV Account" means any account, at an Eligible Account Bank, described in Schedule 3 (Accounts) to the Receivables Transfer Agreement under the heading "SPV Accounts" and any account added as an SPV Account in accordance with the Transaction Documents.

(p)	The definition of "STS Requirements" in Clause 2.1 is hereby amended so that references to the "Securitisation Regulation" are replaced by references to the "EU Securitisation Regulation".

(q)	The definition of "Subordinated Loan Interest Rate" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Subordinated Loan Interest Rate" means, (A) with respect to any Currency other than GBP, (i) the offered rate that appears on the page of the Bloomberg Screen that displays an average ICE Benchmark Administration Limited (or any successor thereof acceptable to the Subordinated Lender) London interbank offered rate for deposits in such Currency with a term equivalent to three months at 11:00 a.m. London time on the applicable Settlement Date; or (ii) in the event such offered rate does not appear on such page or service or such page or service shall cease to be available (other than under the circumstances set forth in Clause 2.5(e) (Successor Applicable Currency Benchmark Rate) of the Receivables Transfer Agreement), the offered rate per annum (rounded upwards to five decimal places) equal to the offered rate determined by the Subordinated Lender to be the offered rate on another page or other service that displays an average ICE Benchmark Administration Limited (or any successor thereof acceptable to the Subordinated Lender) London interbank offered rate for deposits in such Currency with a term equivalent to three months, in each case determined as of the most recent Subordinated Loan Interest Determination Date, or (B) with respect to GBP, the Compounded Reference Rate on the applicable Settlement Date. If the calculation of the Subordinated Loan Interest Rate results in a Subordinated Loan Interest Rate of less than zero (0), the Subordinated Loan Interest Rate shall be deemed to be zero (0) for all purposes hereunder.

(r)	The definition of "Total Reserve Percentage" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Total Reserve Percentage" means, for any Monthly Calculation Period, a percentage equal to the greater of:

(a)	The Minimum Total Reserve Percentage, and

(b)	the sum of:

(i)        the Loss Reserve Percentage as at the Month End Date immediately preceding such Monthly Calculation Period, plus

(ii)       the Non-Contractual Dilution Reserve Percentage as at the Month End Date immediately preceding such Monthly Calculation Period, plus

(ii)       the Yield and Expenses Reserve Percentage as at the Month End Date immediately preceding such Monthly Calculation Period.

(s)	The definition of "Write-Down and Conversion Powers" in Clause 2.1 is hereby amended in its entirety to read as follows:

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(t)	A new Schedule 3 (Reference Rate Terms) is hereby added in the form set forth on Annex B attached hereto.

(u)	A new Schedule 4 (Daily Non-Cumulative Compounded RFR Rate) is hereby added in the form set forth on Annex C attached hereto.

2.2	Amendment of Receivables Transfer Agreement. The Parties to the Receivables Transfer Agreement hereby agree that with effect from the Effective Date, the Receivables Transfer Agreement shall be amended as follows:

(a)	The definition of "Alternate Rate" in Clause 2.5(c) is hereby amended in its entirety to read as follows:

"Alternate Rate" means, for any Investment, for each day in any applicable Rate Period:

(i)	initially funded in Dollars, the greater of (a) zero and (b) the sum of (x) LIBOR on such day for a period of one (1) month and (y) the Applicable Margin;

(ii)	initially funded in Euros, the greater of (a) zero and (b) the sum of (x) EURIBOR on such day for a period of one (1) month and (y) the Applicable Margin;

(iii)	initially funded in GBP, the greater of (a) zero and (b) the sum of (x) the Compounded Reference Rate on such day, provided that if such day is not a RFR Banking Day, the rate of interest for that day will be the rate applicable to the immediately preceding RFR Banking Day, as calculated by the Reporting Services Provider and (y) the Applicable Margin; and

(iv)	on any day in any Rate Period falling on or after the date of any declaration or automatic occurrence of the Termination Date pursuant to Clause 6.3 (Remedies), a rate per annum equal to the Default Rate for such Currency.

(b)	The definition of "Applicable Currency Benchmark Rate" in Clause 2.5(c) is hereby amended in its entirety to read as follows:

"Applicable Currency Benchmark Rate" means, (i) with respect to any Investment denominated in Dollars, LIBOR, and (ii) with respect to any Investment denominated in Euros, EURIBOR.

(c)	Clause 2.5(c) is hereby amended by the deletion of the definition of "LIBOR GBP" in its entirety.

(d)	The definition of "Yield" in Clause 2.5(c) is hereby amended in its entirety to read as follows:

"Yield" [*****]

(e)	Clause 2.5(e) is hereby amended by adding a new paragraph to the end of such Clause to read as follows:

Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees that, as of the Effective Date, the circumstances set forth in Clause 2.5(e)(ii)(B) above have arisen with respect to LIBOR.

(f)	Clause 2.5 is hereby amended by adding a new sub-clause (f) at the end of such Clause to read as follows:

(f)	Successor RFR.

(i)	Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the SPV or the Majority Purchasers notify the Administrative Agent (with, in the case of the Majority Purchasers, a copy to the SPV) that the SPV or the Majority Purchasers (as applicable) have determined that:

(A)	the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Purchasers or the SPV, materially changed;

(B)	the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent and there is no successor administrator to continue to provide the RFR;

(C)	the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

(D)	the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;

(E)	the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or

(F)	the administrator of the RFR (or the administrator of an interest rate which is a constituent element of the RFR) determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Purchasers and the SPV) temporary, then the Administrative Agent, the SPV and the Servicers shall endeavour to establish an alternate rate of interest to such RFR that gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in England at such time, and shall enter into an amendment to this Agreement and the other Transaction Documents to reflect such alternate rate of interest and such other related changes to this Agreement and the other Transaction Documents as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin).

Notwithstanding anything to the contrary in Clause 12 (Amendments and Waivers), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Purchaser Agents and the Purchasers, a written notice from the Majority Purchasers of an objection to such amendment. Until an alternate rate of interest shall be determined in accordance with this Clause 2.5(f), (1) the obligation of the Purchasers to make or maintain Investments with Yield calculated by reference to such RFR shall be suspended (to the extent of the affected Investments or Rate Periods), and (2) the related RFR component shall no longer be utilized in determining the Alternate Rate, if applicable. Upon receipt of such notice, the SPV may revoke any pending request for an Investment (to the extent of the affected Investment or Rate Periods) or, failing that, will be deemed to have converted such request into a request for an Investment with Yield calculated at the Base Rate.

(g)	Clause 3(a)(v) is hereby amended in its entirety to read as follows:

(v)   is not established in a third country referred to in Article 4 of the EU Securitisation Regulation or in Article 4 of the UK Securitisation Regulation.

(h)	Clause 5.1(x) is here amended in its entirety to read as follows:

(i)           Securitisation Regulations. The SPV shall promptly provide each Purchaser and the Subordinated Lender with such information relating to the Receivables or the transactions under the Transaction Documents as any Purchaser or the Subordinated Lender may from time to time reasonably request in order to enable such Purchaser (in its capacity as Purchaser or as a sponsor) or the Subordinated Lender to comply with any and all applicable requirements of Article 5 and/or Article 7 of each Securitisation Regulation and any other due diligence provision or transparency provision of the Securitisation Regulation Rules. The SPV shall make available all the information that a securitisation special purpose entity is required to make available in accordance with Article 7 of the EU Securitisation Regulation and Article 7 of the UK Securitisation Regulation.

(i)	Clause 5.2(d) is here amended in its entirety to read as follows:

(d)          Change in payment instructions to Obligors. The SPV shall not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Schedule 3 (Accounts) or, except to the extent permitted or required by the Transaction Documents, make any change in its instructions to Obligors regarding payments to be made to any Account, unless (i) such instructions are to deposit such payments for a Receivable to another existing Account, (ii) with respect to the addition or termination of any bank as an Account Bank or any account as an Account, (A) the Administrative Agent and each Purchaser Agent have received written notice of such addition, termination or change at least thirty (30) days prior thereto, (B) the Majority Purchasers have consented to each new Account Bank and/or the termination of any Account Bank (in each case, where applicable, and provided that such consent or instructions are not unreasonably withheld or delayed), (C) the Administrative Agent and each Purchaser Agent have received a duly executed Account Agreement with respect to each new Account, where applicable, and (D) the Administrative Agent and each Purchaser Agent have received an updated Schedule 3 (Accounts) along with a certification from the SPV that all conditions to add or remove such Account and/or Account Bank under the Transaction Documents have been satisfied, or (iii) on and after the Account Redirection Date, such instructions are to deposit payments into an SPV Account (it being agreed that, at any time on and after the Account Redirection Date, the SPV shall instruct all Obligors to make all payments in respect of the Receivables and associated Related Rights to an SPV Account).

(j)	Clause 7.2(a)(i)(B) is hereby amended so that the words "or Compounded Reference Rate" are added after the words "the Applicable Currency Benchmark Rate" and before the word "hereunder".

(k)	Clause 7.4(a)(ii) is hereby amended in its entirety to read as follows:

(ii) any costs and expenses in connection with the requirements of the EU Securitisation Regulation and the UK Securitisation Regulation, in each case including any costs or fees related to the provision of information required in connection with transparency, due diligence or reporting requirements requested by the Administrative Agent or any Purchaser,

(l)	Clause 8 is hereby amended by adding a new Clause 8.11 to the end of such Clause to read as follows:

8.11        Erroneous Payments

Where a sum is to be paid to the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable, under this Agreement or any other Transaction Document for another party hereto or thereto, the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. If the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable, or its Affiliate or representative on its behalf or direction (the Administrative Agent, each Purchaser Agent and the Paying Agent, as applicable, and their applicable Affiliate or representative, an "Agent Entity") pays an amount to another party (unless the immediately following sentence applies) or, at the direction of such party, that party’s Affiliate, related fund or representative (such party and its applicable Affiliate, related fund or representative, an "Other Party Entity") and it proves to be the case (in the sole determination of the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable) that (a) neither the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, nor the applicable Agent Entity actually received that amount or (b) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other party or applicable Other Party Entity), then the party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the applicable Agent Entity shall hold such amount on trust or, to the extent not possible as a matter of law, for the account (or will procure that its applicable Other Party Entity holds on trust or for the account) of the Agent Entity and on demand (or will procure that its applicable Other Party Entity shall) refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, to reflect its cost of funds. If the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable, has notified the Purchasers that it is willing to make available amounts for the account of the SPV before receiving funds from the Purchasers then if and to the extent that the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, does so but it proves (in the sole determination of the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable) to be the case that it does not then receive funds from a Purchaser in respect of a sum which it paid to the SPV: (i) the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, shall notify Arrow of that Purchaser’s identity and the SPV to whom that sum was made available shall hold such amount on trust or, to the extent not possible as a matter of law, for the account, of the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, and on demand refund it to the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable; and (ii) the Purchaser by whom those funds should have been made available shall on demand pay to the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, the amount (as certified by the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable) which will indemnify the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Purchaser.

(m)	Clause 25 is hereby amended in its entirety to read as follows:

25.          Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(n)	Schedule 3 is hereby amended in its entirety as set forth on Annex A attached hereto.

2.3	Amendment of English RSA. The Parties to the English RSA hereby agree that with effect from the Effective Date, the English RSA shall be amended as follows:

(a)          Clause 5.1(g) of the English RSA shall be amended in its entirety to read as follows:

(g)          Centre of Main Interest. For the purpose of the UK Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the UK Insolvency Regulation) is situated in the jurisdiction of its registered office.

(b)          Clause 6.1(d) of the English RSA shall be amended in its entirety to read as follows:

(d)          Centre of Main Interest. For the purpose of the UK Insolvency Regulation, it shall have and maintain its centre of main interest (as that term is used in Article 3(1) of the UK Insolvency Regulation) situated in the jurisdiction of its registered office.

(c)          Clause 6.2(n) of the English RSA shall be amended in its entirety to read as follows:

(n)          Securitisation Regulations. Upon request by a Purchaser or the Subordinated Lender, the Seller shall promptly provide each Purchaser or the Subordinated Lender, as applicable, with such information relating to the Purchased Receivables and the transactions under the Transaction Documents as any Purchaser or the Subordinated Lender may from time to time reasonably request in order to enable such Purchaser (in its capacity as Purchaser or as a sponsor) or the Subordinated Lender, as applicable, to comply with any and all applicable requirements of Article 5 and/or Article 7 of each Securitisation Regulation and any other due diligence provision or transparency provision of the Securitisation Regulation Rules. The Seller shall make available all the information that an originator is required to make available in accordance with Article 7 of the EU Securitisation Regulation and Article 7 of the UK Securitisation Regulation.

(d)          Clause 6.3(e) of the English RSA shall be amended in its entirety to read as follows:

(e)           Change in payment instructions to Obligors. The Seller shall not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in schedule 3 (Accounts) to the Receivables Transfer Agreement or make any change, except to the extent permitted or required by the Transaction Documents, in its instructions to Obligors regarding payments for a Purchased Receivable to be made to any Account, unless (i) such instructions are to deposit such payments to another existing Account, (ii) with respect to the addition or termination of any bank as an Account Bank or any account as an Account, (A) the Buyer and the Administrative Agent have received written notice of such addition, termination or change at least thirty (30) days prior thereto, (B) the Buyer and the Administrative Agent (acting on the instructions of the Majority Purchasers) have consented to each new Account Bank and/or the termination of any Account Bank (in each case, where applicable, and provided that such consent or instructions are not unreasonably withheld or delayed), (C) the Security Trustee has received a duly executed Account Agreement with respect to each new Account, where applicable, and (D) the Administrative Agent and each Purchaser Agent have received an updated Schedule 3 (Accounts) to the Receivables Transfer Agreement along with a certification from the Seller that all conditions to add or remove such Account and/or Account Bank under the Transaction Documents have been satisfied, or (iii) on and after the Account Redirection Date, such instructions are to deposit payments to an SPV Account (it being agreed that, at any time on and after the Account Redirection Date, the Seller and the Buyer or its assigns shall jointly instruct all Obligors to make all payments in respect of the Purchased Receivables and their Related Security (other than any Receivable originated prior to such date) to an SPV Account).

2.4	Amendment of Servicing Deed. The Parties to the Servicing Deed hereby agree that with effect from the Effective Date, the Servicing Deed shall be amended as follows:

(a)	Clause 3.4(a) is hereby amended in its entirety to read as follows:

(a)	With respect to each Monthly Calculation Period, by no later than 6:00 p.m. (London time) on:

(i)	the Monthly Calculation Date for such Monthly Calculation Period; and

(ii)	after the occurrence of a Servicer Default which is continuing, the second (2nd) Business Day after any request from the Administrative Agent or any Purchaser Agent,

each Agent Servicer shall prepare and forward to the Administrative Agent, each Purchaser Agent, the Paying Agent and the SPV a Monthly Servicer Report, certified by such Agent Servicer and containing, among other things, all information required by the Subordinated Lender to comply with its requirements under Article 7 of the EU Securitisation Regulation in accordance with the Subordinated Loan Agreement and the related regulatory technical standards and implementing technical standards, as amended or replaced from time to time and Article 7 of the UK Securitisation Regulation in accordance with the Subordinated Loan Agreement and the related technical standards, as amended or replaced from time to time.

(b)	Clause 5(r) is hereby amended in its entirety to read as follows:

(r)         Centre of Main Interests. Each Servicer has its centre of main interests (as such term is used in the EU Insolvency Regulation or the UK Insolvency Regulation, as applicable) in its jurisdiction of organization and it has no "establishment" (as such term is used in the EU Insolvency Regulation or the UK Insolvency Regulation, as applicable) outside its jurisdiction of registered office other than in Austria, Belgium, The Netherlands and Switzerland.

(c)	Clause 5(t) is hereby amended to include the words "or a UK Financial Institution" at the end.

(d)	Clause 6.1(q) is hereby amended in its entirety to read as follows:

(q)          Securitisation Regulations. Upon request by a Purchaser, each Servicer shall promptly provide each Purchaser with such information relating to the Receivables and the transactions under the Transaction Documents as any Purchaser may from time to time reasonably request in order to enable such Purchaser (in its capacity as Purchaser or as a sponsor) to comply with any and all applicable requirements of Article 5 and/or Article 7 of each Securitisation Regulation and any other due diligence provision or transparency provision of the Securitisation Regulation Rules. Each Servicer shall make available all the information that an originator, sponsor or securitisation special purpose entity is required to make available in accordance with Article 7 of the EU Securitisation Regulation and Article 7 of the UK Securitisation Regulation.

(e)	Clause 6.2(d) is hereby amended in its entirety to read as follows:

(d)          No change in payment instructions to Obligors. No Servicer shall add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Schedule 3 (Accounts) to the Receivables Transfer Agreement or make any, except to the extent permitted or required by the Transaction Documents, change in its instructions to Obligors regarding payments to be made to any Account, unless (i) such instructions are to deposit such payments to another existing Account, (ii) with respect to the addition or termination of any bank as an Account Bank or any account as an Account, (A) the Administrative Agent has received written notice of such addition, termination or change at least thirty (30) days prior thereto, (B) the Administrative Agent (acting on the instructions of the Majority Purchasers) has consented to each new Account Bank and/or the termination of any Account Bank (in each case, where applicable, and provided that such consent or instructions are not unreasonably withheld or delayed), (C) the Security Trustee has received a duly executed Account Agreement with respect to each new Account, where applicable, and (D) the Administrative Agent and each Purchaser Agent have received an updated Schedule 3 (Accounts) to the Receivables Transfer Agreement along with a certification from the related Servicer that all conditions to add or remove such Account and/or Account Bank under the Transaction Documents have been satisfied, or (iii) on and after the Account Redirection Date, such instructions are to deposit payments to an SPV Account (it being agreed that at any time on and after the Account Redirection Date, each Servicer shall instruct all Obligors to make all payments in respect of the Receivables and their Related Rights (other than any Receivable originated prior to such date) to an SPV Account).

2.5	Amendment of Arrow Germany DOT. The Parties to the Arrow Germany DOT hereby agree that with effect from the Effective Date, the Arrow Germany DOT shall be amended as follows:

(a)	The definition of "Trust Accounts" in Clause 1.4 is hereby amended in its entirety to read as follows:

"Trust Accounts" means the Collection Accounts listed in Schedule 1 (Trust Accounts) and any other account of Collection Account Trustee deemed a Collection Account under the Transaction Documents (each such account being a "new Trust Account").

(b)	Clause 4 is hereby amended in its entirety to read as follows: The Collection Account Trustee shall:

(a)              immediately on the date of this Declaration of Trust and on the date on which any new Trust Account is opened, deliver (with a copy to the SPV, the Security Trustee and, with respect to any new Trust Account, the Administrative Agent) a duly executed Notice of Declaration of Trust to each relevant Collection Account Bank; and

(b)              ensure that such Collection Account Bank acknowledges such Notice of Declaration of Trust by providing a duly executed Acknowledgement of Declaration of Trust to (i) the SPV and the Security Trustee, on or prior to the Closing Date, or (ii) with respect to any new Trust Account which has been opened, the SPV, the Security Trustee and the Administrative Agent, promptly but in any event no later than thirty (30) days after the date on which such new Trust Account has been opened.

2.6	Amendment of Arrow UK DOT. The Parties to the Arrow UK DOT hereby agree that with effect from the Effective Date, the Arrow UK DOT shall be amended as follows:

(a)	The definition of "Trust Accounts" in Clause 1.4 is hereby amended in its entirety to read as follows:

"Trust Accounts" means the Collection Accounts listed in Schedule 1 (Trust Accounts) and any other account of Collection Account Trustee deemed a Collection Account under the Transaction Documents (each such account being a "new Trust Account").

(b)	Clause 4 is hereby amended in its entirety to read as follows: The Collection Account Trustee shall:

(a)              immediately on the date of this Declaration of Trust and on the date on which any new Trust Account is opened, deliver (with a copy to the SPV, the Security Trustee and, with respect to any new Trust Account, the Administrative Agent) a duly executed Notice of Declaration of Trust to each relevant Collection Account Bank; and

(b)              ensure that such Collection Account Bank acknowledges such Notice of Declaration of Trust by providing a duly executed Acknowledgement of Declaration of Trust to (i) the SPV and the Security Trustee, on or prior to the Closing Date, or (ii) with respect to any new Trust Account which has been opened, the SPV, the Security Trustee and the Administrative Agent, promptly but in any event no later than thirty (30) days after the date on which such new Trust Account has been opened.

2.7	Amendment of Parent Undertaking. The Parties to the Parent Undertaking hereby agree that with effect from the Effective Date, the Parent Undertaking shall be amended as follows:

(a)	Clause 5.1 is hereby amended so that references to "the Securitisation Regulation" are replaced by references to "each Securitisation Regulation".

(b)	Clause 5.3(a)(ii) is hereby amended in its entirety to read as follows:

(ii) any costs and expenses in connection with the requirements of the EU Securitisation Regulation and the UK Securitisation Regulation, in each case including any costs or fees related to the provision of information required in connection with transparency, due diligence or reporting requirements requested by the Administrative Agent or any Purchaser,

(c)	Clause 5.3(a)(vi) is hereby amended in its entirety to read as follows:

(vi)         any and all costs and expenses, including any increased capital costs, fines or penalties, relating to its participation in the transactions contemplated by the Transaction Documents arising as a result of the failure of any Arrow Party, the SPV or such transactions to comply with the EU Securitisation Regulation or the UK Securitisation Regulation.

2.8	Amendment of Subordinated Loan Agreement. The Parties to the Subordinated Loan Agreement hereby agree that with effect from the Effective Date, Clause 6 of the Subordinated Loan Agreement shall be amended in its entirety to read as follows:

6.	COMPLIANCE WITH SECURITISATION REGULATION

6.1	Risk Retention

At all times prior to the Final Payout Date, the Subordinated Lender represents, warrants and covenants that:

(a)	it (i) is an Affiliate of each of the Originators and (ii) is, through the Originators (as related entities), involved in the Contracts and any other agreements which give rise to the Receivables;

(b)	by virtue of clause (a) above, it reasonably believes that it is an "originator" for purposes of each of the EU Securitisation Regulation and the UK Securitisation Regulation and will hold and will retain, on an ongoing basis, the Retained Interest by holding 100% of the outstanding principal balance of the Subordinated Loans;

(c)	it will not sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest or the Receivables or sell, transfer or otherwise surrender all or part of its rights, benefits or obligations arising from the Retained Interest, except to the extent permitted in accordance with the Securitisation Regulation Rules;

(d)	it will not change the retention option or the method of calculating the Retained Interest except under exceptional circumstances in accordance with the Securitisation Regulation Rules;

(e)	(i) it was not established for, and does not operate for, the sole purpose of securitising exposures, and it has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which it does not rely on the exposures to be securitised, on any interests retained or proposed to be retained in accordance with the Securitisation Regulation Rules, or on any corresponding income from such exposures and interests as its sole or predominant source of revenue; and (ii) its responsible decision makers have the necessary experience to enable it to pursue the established business strategy, as well as adequate corporate governance arrangements;

(f)	the Subordinated Lender shall confirm its continued compliance with the undertakings set out in clauses (a) through (e) of this Clause 6.1 (Risk Retention) to the Borrower, the Security Trustee and each Purchaser Agent in writing (which may be by way of email) (i) in each Monthly Servicer Report and (ii) promptly upon the reasonable written request of any of the Borrower, the Security Trustee or a Purchaser;

(g)	the Subordinated Lender shall, and shall procure that each Arrow Party shall, notify the Borrower, the Security Trustee and each Purchaser Agent as soon as reasonably practicable if for any reason it fails to comply with the provisions clauses (a) to (e) of this Clause 6.1 (Risk Retention) in any way.

6.2	Information Requirements

(a)	The Subordinated Lender and each Originator shall, and shall procure that each other Arrow Party shall, promptly provide each Purchaser and the Subordinated Lender with such information relating to the Receivables and the transactions under the Transaction Documents as the Subordinated Lender, any Purchaser and/or the Borrower may from time to time reasonably request in order to enable those persons to comply with any and all applicable requirements of Article 5 and/or Article 7 of each Securitisation Regulation, including the completion of all relevant information required by the regulatory technical standards and implementing technical standards, as amended or replaced from time to time in relation to Article 7 of the EU Securitisation Regulation and the technical standards, as amended or replaced from time to time, in relation to Article 7 of the UK Securitisation Regulation, and any other due diligence provision or transparency provision of the Securitisation Regulation Rules, provided that such information is in the possession of or reasonably obtainable by the Subordinated Lender, the relevant Originator and/or such other Arrow Party, as applicable.

(b)	For the purposes of Article 7(2) of the EU Securitisation Regulation and Article 7(2) of the UK Securitisation Regulation, the Originators, the Subordinated Lender (as an “originator” as defined in each Securitisation Regulation) and the Borrower designate the Subordinated Lender to fulfil the information requirements of Article 7(1) of the EU Securitisation Regulation and Article 7(1) of the UK Securitisation Regulation and the Subordinated Lender hereby accepts such designations.

(c)	The Subordinated Lender shall promptly make available, or shall procure that the same is made available to the Purchasers, any relevant competent authorities (as defined under the EU Securitisation Regulation and the UK Securitisation Regulation) and, upon request therefor, potential investors, and to the Agent Servicers, all documents, reports and information necessary to fulfil the reporting requirements under Article 7 of the EU Securitisation Regulation and Article 7 of the UK Securitisation Regulation including:

(i)	the provision of the applicable templates, completed with all relevant information, in accordance with the regulatory technical standards and implementing technical standards, as amended or replaced from time to time, in relation to Article 7 of the EU Securitisation Regulation and the technical standards, as amended or replaced from time to time, in relation to the Article 7 of the UK Securitisation Regulation; and

(ii)	information required to be disclosed pursuant to Article 7(1)(g) of the EU Securitisation Regulation and Article 7(1)(g) of the UK Securitisation Regulation.

(d)	Pursuant to the Securitisation Regulations 2018, the FCA has been appointed as the competent authority in the United Kingdom with respect to the English Originator for the purposes of the UK Securitisation Regulation. Pursuant to the Direction of the FCA and the PRA (the "FCA/PRA Direction") in relation to regulation 25 of the UK Securitisation Regulations 2018 (the "Securitisation Regulations 2018"), the English Originator must, either directly or through the entity designated under the first sub-paragraph of Article 7(2) of the UK Securitisation Regulation, before pricing, make a notification to the FCA in the form and manner prescribed in the FCA/PRA Direction. The Subordinated Lender undertakes to make (or procure that the English Originator makes) such a notification to the FCA within the time required and otherwise in accordance with the Securitisation Regulations 2018 and the FCA/PRA Direction, and to provide all such other notifications and information required under the Securitisation Regulations 2018 and the FCA/PRA Direction in accordance with the Securitisation Regulations 2018 and the FCA/PRA Direction.

(e)	The Subordinated Lender shall (or shall procure that the German Originator shall) provide such notices and other information to Bundesanstalt für Finanzdienstleistungsaufsicht in the form and manner prescribed in Gesetz zur Anpassung von Finanzmarktgesetzen an die Verordnung (EU) 2017/2402 und an die durch die Verordnung (EU) 2017/2401 geänderte Verordnung (EU) Nr. 575/2013, and otherwise comply with such regulation.

(f)	The Subordinated Lender will make (or procure that the Borrower makes) the following information available to the Authority for the Financial Markets (Autoriteit Financiële Markten) ("AFM") in the Netherlands (i) at the latest on the signing date of the Transaction Documents, an Excel file based on the template of the FCA prescribed in accordance with the FCA/PRA Direction with information in respect of the securitisation; (ii) as soon as possible when requested by the AFM, the information set forth in Article 7(1)(a) and (e) of the EU Securitisation Regulation; and (iii) without delay, any information required to be disclosed pursuant to Article 7(1)(g) of the EU Securitisation Regulation, by sending such information to the following email address: [*****], provided that as soon as any legislation, regulation or instruction has been provided or published by the relevant competent authority in the Netherlands, the Subordinated Lender shall make (or procure that the Borrower makes) the information referred to in Article 7(1)(a), (e) and (g) of the EU Securitisation Regulation available in accordance with such legislation, regulation or instruction.

6.3	Securitisation Regulation Compliance

At all times prior to the Final Payout Date, the Originators and the Subordinated Lender represent and warrant that:

(a)	they shall not select Receivables to be transferred to the Borrower with the aim of rendering losses on those Receivables, measured over the life of the transaction contemplated by the Transaction Documents, higher than the losses over the same period on comparable accounts receivable held on its balance sheet, in accordance with Article 6(2) of the EU Securitisation Regulation and Article 6(2) of the UK Securitisation Regulation;

(b)	none of the Receivables is a securitisation position (as defined in each of the Securitisation Regulations); and

(c)	they applied to the Receivables the same sound and well-defined criteria for credit-granting which they apply to non-securitised receivables and the same clearly established processes for approving and, where relevant, amending, renewing and refinancing the Receivables have been and will be applied and the Originators have effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the creditworthiness, taking appropriate account of each Obligor meeting its obligations under the relevant Contract.

2.9	Amendment of Reporting Services Agreement. The Parties to the Reporting Services Agreement hereby agree that with effect from the Effective Date, the Reporting Services Agreement shall be amended so that references to "the Securitisation Regulation" are replaced by references to "each Securitisation Regulation".

3.	EFFECTIVENESS

3.1	Effective Date

Subject to Clause 3.3 below, this Amendment shall become effective on the date hereof (the “Effective Date”), provided that the Administrative Agent shall have received (a) a counterpart (or counterparts) of this Amendment executed and delivered by each of the Parties, (b) a counterpart (or counterparts) of the German RSA Amendment executed and delivered by each of the parties hereto and (c) a counterpart (or counterparts) of the Dutch Account Security Agreement executed and delivered by each of the parties thereto. All covenants, agreements, representations and warranties made herein and in each Agreement shall survive the execution and delivery of this Amendment and shall continue in full force and effect.

3.2	Status

This Amendment is designated as a Transaction Document.

3.3	Continuing effect; Further Assurances

(a)	On the Effective Date, and immediately following receipt of the items specified in Clause 3.1 above, the amendments and modifications to the Agreements shall be, and shall be deemed to be, effective, modified and amended in accordance herewith and, in each case, the respective rights, limitations, obligations, duties, liabilities and immunities of the respective parties thereto and hereto shall hereafter be determined, exercised and enforced subject in all respects to the modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be a part of the respective terms and conditions of the applicable Agreement for any and all purposes.

(b)	Except as modified and expressly amended by this Amendment, each Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(c)	Nothing in this Amendment shall constitute an amendment, waiver, consent or release of any right or remedy of the Administrative Agent, any Purchaser or any other Secured Party under the Transaction Documents nor otherwise prejudice the right or remedy of the Administrative Agent, any Purchaser or any other Secured Party under any Transaction Document and each of the Administrative Agent, any Purchaser or any other Secured Party reserves any other right or remedy it may have now or subsequently under the Transaction Documents.

(d)	Each Originator shall at the request of the Administrative Agent or the Security Trustee and at its own expense promptly execute (in such form as the Administrative Agent or Security Trustee may reasonably require) and do any document, act or thing which the Administrative Agent or Security Trustee considers necessary or appropriate to preserve, perfect, protect or give effect to, the amendments contained in this Amendment.

4.	CERTAIN REPRESENTATIONS/REAFFIRMATIONS

4.1	The SPV and each Arrow Party hereby represents and warrants to each of the other Parties that:

(a)	the representations and warranties made by it in the Agreements to which it is a party, in each case as amended by this Amendment, and each of the other Transaction Documents to which it is a party are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the Effective Date unless such representations and warranties by their terms refer to an earlier date, in which case they were true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of such earlier date;

(b)	the execution and delivery by it of this Amendment and the performance of its obligations under this Amendment, the Agreements to which it is a party (each as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Agreements to which it is a party (each as amended hereby) and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(c)	immediately before and after giving effect to this Amendment, no Early Amortisation Event, Potential Event of Default, Event of Default, Potential Servicer Default or Servicer Default has occurred and is continuing.

4.2	By its signature below, the Parent hereby affirms, agrees and acknowledges, as of the Effective Date, that (a) all of the terms and conditions set forth in the Parent Undertaking and all of the covenants made by the Parent therein are hereby confirmed and ratified, and (b) all of its obligations under the Parent Undertaking shall continue and remain in full force and effect, notwithstanding the amendments set forth in Article 2 (Amendments to the Agreements) of this Amendment and the amendments effected by the German RSA Amendment.

5.	CONFIRMATIONS

The SPV confirms to the Administrative Agent, each Purchaser and each other Secured Party that:

(a)	its obligations under, and the Security granted by it in and pursuant to, the Security Documents are not discharged or otherwise affected by the amendments contained in or the other provisions of this Amendment and shall accordingly remain in full force and effect; and

(b)	the Secured Liabilities (as defined in each Security Document) shall after the Effective Date extend to the obligations of the SPV under the Amended Agreements and under any other Transaction Documents.

6.	MISCELLANEOUS

6.1	Costs and Expenses

The Originators shall promptly on demand pay the Administrative Agent, each Purchaser and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing, execution of this Amendment and any other documents referred to in this Amendment. The Originators shall pay all costs and expenses (including legal fees) referred to in the immediately preceding sentence and invoiced on or prior to the date hereof within thirty (30) days of the Effective Date.

6.2	Counterparts

This Amendment may be executed in any number of counterparts, and this has the same effect as if the signatures (and if applicable, seals) on the counterparts were on a single copy of this Amendment. Delivery by electronic mail of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart of this Amendment.

6.3	Third Party Rights

Except in respect of the Secured Parties not party to this Amendment, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of (but shall not enforce other than via the Administrative Agent) this Amendment pursuant to the Contracts (Rights of Third Parties) Act 1999, a Person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment.

6.4	Notices

The provisions of Clause 4.1 (Notices) of the Master Framework Agreement shall apply to this Amendment as if set out in full again here, with such changes as are appropriate to fit this context.

6.5	GOVERNING LAW

This Amendment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England.

6.6	Jurisdiction of the English Courts

(a)	The Parties agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Amendment (including Clause 6.5 (Governing Law) and this Clause 6.6), or the transactions contemplated hereby, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

(b)	Each Party for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 6.6(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Amendment, or the transactions contemplated hereby and agrees not to claim that any such court is not a convenient or appropriate forum.

6.7	Limited Recourse and No Proceedings

(a)	Limited Recourse to the SPV. Notwithstanding anything to the contrary contained in this Amendment, the obligations of the SPV under this Amendment are solely the corporate obligations of the SPV and shall be payable solely to the extent of funds available to the SPV to satisfy such obligation in accordance with the Priority of Payments and to the extent that such funds are insufficient, any undischarged claims shall be extinguished.

(b)	No Proceedings against the SPV. No party to this Amendment may, prior to the date which is two (2) years and one (1) day after the Final Payout Date, institute against, or join any other Person in instituting against, the SPV any proceeding of a type referred to in the definition of Event of Insolvency.

(c)	Limited Recourse to the Conduit Purchasers. The obligations of each Conduit Purchaser under this Amendment are solely the corporate obligations of such Conduit Purchaser and are payable solely to the extent of available funds pursuant to the Programme Documents (as defined below). No recourse shall be had for the payment of any amount owing by any Conduit Purchaser under this Amendment or for the payment by such Conduit Purchaser of any fee in respect hereof or any other obligation or claim of or against such Conduit Purchaser arising out of or based upon this Amendment, against any employee, director, officer, member, manager or affiliate of such Conduit Purchaser; provided, however, that the foregoing shall not relieve any such Person of any liability they might have as a result of fraudulent acts or omissions committed by them. Each party hereto agrees that each Conduit Purchaser shall be liable for any claims that it may have against such Conduit Purchaser only to the extent that such Conduit Purchaser has funds available for such purpose in accordance with the programme documents in respect of its asset-backed commercial paper notes issuance programme (“Programme Documents”) and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Programme Documents such claims shall be extinguished. The provisions of this Clause 6.7(c) will survive the termination of this Amendment.

(d)	No Proceedings against the Conduit Purchasers. Each party hereto agrees that it shall not institute against, or join any Person in instituting against, any Conduit Purchaser any bankruptcy, examinership, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law of any jurisdiction, for two (2) years and one (1) day after (i) the latest maturing commercial paper note of any series (as set out in the Programme Documents of such Conduit Purchaser) or (ii) the latest maturing medium term note of such Conduit Purchaser, if any, is paid in full. This Clause 6.7(d) shall survive termination of this Amendment.

6.8	Binding Effect

This Amendment shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Servicing Deed, the SPV may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Majority Purchasers.

6.9	Partial Invalidity

If, at any time, any provision of this Amendment is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the Law of any other jurisdiction will in any way be affected or impaired.

6.10	Instruction to Security Trustee and Paying Agent

The Administrative Agent (at the direction of the Specified Purchasers, which each Specified Purchaser provides by entering into this Amendment) hereby instructs (a) the Security Trustee and the Paying Agent (and instructs the SPV to instruct the Paying Agent, which the SPV does by entering into this Amendment) to execute and deliver this Amendment, and (b) the Security Trustee to execute and deliver the Dutch Account Security Agreement.

IN WITNESS WHEREOF, this Amendment has been executed as a deed by the parties hereto on the date first above written.

ARROW EMEA FUNDING CORP B.V., as the SPV
by Intertrust Management B.V., Managing Director

By:	/s/ Sytse van Ulsen	/s/ Edwin van Ankeren

Name:	Sytse van Ulsen	Edwin van Ankeren
Title:	Proxyholder	Director

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

Omnibus Amendment No. 1

ARROW CENTRAL EUROPE GMBH, as
Originator, Agent Servicer and SPV Servicer

By:	/s/ Christopher Stansbury
	Name:	Christopher Stansbury
	Title:	Director

Omnibus Amendment No. 1

ORIGINATOR, AGENT SERVICER, SPV SERVICER

EXECUTED as a deedby	Christopher Stansbury	,)
duly authorised for and onbehalf		)	/s/ Christopher Stansbury
of ARROW ELECTRONICS (UK))
LIMITED		)

EXECUTED as a deedby	Mark Smith	,)
duly authorised for and onbehalf		)	/s/ Mark Smith
of ARROW ELECTRONICS (UK))
LIMITED		)

Omnibus Amendment No. 1

ARROW ELECTRONICS, INC., as the Parent

By:	/s/ Christopher Stansbury
	Name:	Christopher Stansbury
	Title:	Senior Vice President, Chief Financial Officer

Omnibus Amendment No. 1

Administrative Agent and Purchaser Agent for the BNPP Purchaser Group

Executed as a deed by BNP Paribas, a company incorporated in France, acting by Andrea De Martino and Emilie Astier who, in accordance with the laws of that territory, are acting under the authority of that company.

Signature in the name of the company:	BNP Paribas

Signature of Andrea De Martino:	/s/ Andrea De Martino

Signature of Emilie Astier:	/s/ Emilie Astier

Omnibus Amendment No. 1

CONDUIT PURCHASER

Given under the common seal of Matchpoint Finance plc and delivered as a deed in the presence of:

Director

Director / Secretary

Vincent Lyons
Witness Name

76 HEYTESBURY LANE, BALLSBRIDGE, DUBLIN 4
Witness Address

Financial Accountant
Witness Occupation

Omnibus Amendment No. 1

Purchaser Agent for the ING Purchaser Group

ING BELGIUM S.A./N.V.

By:	/s/ Gert Sonck		/s/ Annemarie Coolen
	Name:	Gert Sonck	Annemarie Coolen
	Title:	Director	Vice President

Signature of Witness:	/s/ Anton Lauwers

Name of Witness: Anton Lauwers

Address of Witness: Brusselsepoortstraat 148, 9000, Ghent, Belgium

Occupation of Witness: Banker

Omnibus Amendment No. 1

MONT BLANC CAPITAL CORP, as a Committed Purchaser and as a Conduit Purchaser

By:	/s/ Dennis Strid
	Name:	Dennis Strid
	Title:	Vice President

Omnibus Amendment No. 1

U.S. BANK TRUSTEES LIMITED, as the Security Trustee

By:	/s/ John Collins
	Name:	John Collins
	Title:	Authorised Signatory

By:	/s/ James Preuss
	Name:	James Preuss
	Title:	Authorised Signatory

Omnibus Amendment No. 1

ELAVON FINANCIAL SERVICES DAC, as the Paying Agent

By:	/s/ John Collins
	Name:	John Collins
	Title:	Authorised Signatory

By:	/s/ James Preuss
	Name:	James Preuss
	Title:	Authorised Signatory

Omnibus Amendment No. 1

ARROW ELECTRONICS FC B.V., as the Subordinated Lender

By:	/s/ William Dakin
	Name:	William Dakin
	Title:	Director

Omnibus Amendment No. 1

DEMICA LIMITED, as Reporting Services Provider

By:	/s/ Maurice Benisty
	Name:	Maurice Benisty
	Title:	Chief Commercial Officer

Signature of Witness:	/s/ Martin Chalanset

Name of Witness: Martin Chalanset

Address of Witness: 7 Garden Walk EC2A 3EW, London

Occupation of Witness: Senior Associate

Omnibus Amendment No. 1

ANNEX A

SCHEDULE 3
ACCOUNTS

COLLECTION ACCOUNTS

Arrow Electronics (UK) Limited

[*****]

Arrow Central Europe GmbH

[*****]

SPV Accounts

[*****]

ANNEX B

SCHEDULE 3
REFERENCE RATE TERMS

CURRENCY:	Sterling.

Cost of funds as a fallback	Cost of funds will not apply as a fallback.

Definitions

Credit Adjustment Spread:	[*****]

Break Costs:	None specified

Business Day Conventions (definition of "Month" and Non-Business Days):	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)	subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if a Rate Period or a Monthly Calculation Period begins on the last Business Day of a calendar month, that Rate Period or Monthly Calculation Period shall end on the last Business Day in the calendar month in which that Rate Period or Monthly Calculation Period is to end.

(b)	If a Rate Period or a Monthly Calculation Period would otherwise end on a day which is not a Business Day, that Rate Period or Monthly Calculation Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(c)	The Business Day Conventions shall apply to each Rate Period or Monthly Calculation Period.

Central Bank Rate:	The Bank of England's Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the [*****]. trimmed arithmetic mean (calculated by the Administrative Agent of the Central Bank Rate Spread for the five most immediately preceding RFR Banking Days for which the RFR was available.

Central Bank Rate Spread:	In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent between: (i) the RFR for the RFR Banking Day; and (ii) the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Daily Rate:	The "Daily Rate" for any RFR Banking Day is:

(a)	the RFR for that RFR Banking Day; or

(b)	if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)	the Central Bank Rate for that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment; or

(c)	if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)	the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places.

Lookback Period:	Five RFR Banking Days.

Relevant Market:	The sterling wholesale market.

Reporting Day (SONIA):	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

ANNEX C

SCHEDULE 4

DAILY NON-CUMULATIVE RFR RATE

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during a Rate Period or Monthly Calculation Period is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Administrative Agent, any Purchaser or any other Secured Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

"UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Rate Period or Monthly Calculation Period;

"dcc" means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Rate Period or Monthly Calculation Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Administrative Agent, any Purchaser or any other Secured Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Rate Period or Monthly Calculation Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 5 decimal places) calculated as set out below:

where:

"d0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above;

and "tni" has the meaning given to that term above.

THIS OMNIBUS DEED OF AMENDMENT NO. 2 (this “Amendment”) is dated September 20, 2022 and made among ARROW EMEA FUNDING CORP B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as the SPV (the “SPV”), BNP PARIBAS (“BNPP”), a société anonyme incorporated under the laws of France, as the Administrative Agent (in such capacity, the “Administrative Agent”), as Purchaser Agent for the BNP Purchaser Group (in such capacity, the “BNPP Purchaser Agent”) and as a Committed Purchaser, MATCHPOINT FINANCE PLC, a public limited company incorporated under the laws of Ireland, as a Conduit Purchaser (“Matchpoint”), ING BELGIUM S.A./N.V., a public limited liability company (société anonyme/naamloze vennootschap) organised under the laws of Belgium, as Purchaser Agent for the ING Purchaser Group (the “ING Purchaser Agent”), MONT BLANC CAPITAL CORP, a corporation organised under the laws of the State of Delaware, as a Committed Purchaser and as a Conduit Purchaser (“Mont Blanc”), ARROW ELECTRONICS (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales, as an Agent Servicer, an SPV Servicer and an Originator (“Arrow UK”), ARROW CENTRAL EUROPE GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, as an Agent Servicer, an SPV Servicer and an Originator (“Arrow Germany”), ARROW ELECTRONICS, INC., a corporation organised under the laws of the State of New York, as the Parent (the “Parent”), Arrow Electronics FC B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as the Subordinated Lender (the “Subordinated Lender”), U.S. BANK TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales, as the Security Trustee and mandatario con rappresentanza pursuant to and for the purposes of Italian law (the “Security Trustee”), and ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland, as the Paying Agent (the “Paying Agent”). Each Person above shall be a “Party” and together shall be the “Parties”.

WITNESSETH

WHEREAS, the SPV, the Administrative Agent, the BNPP Purchaser Agent, Matchpoint, the ING Purchaser Agent, Mont Blanc, Arrow UK, Arrow Germany, the Parent, the Subordinated Lender, the Security Trustee and the Paying Agent have entered into that certain Master Framework Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Master Framework Agreement”);

WHEREAS, the SPV, the Administrative Agent, the BNPP Purchaser Agent, Matchpoint, the ING Purchaser Agent, Mont Blanc, Arrow UK, Arrow Germany, the Security Trustee and the Paying Agent have entered into that certain Receivables Transfer Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Receivables Transfer Agreement”);

WHEREAS, the SPV, the Administrative Agent, Arrow UK, Arrow Germany, the Security Trustee and the Paying Agent have entered into that certain Receivables Servicing Deed, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Servicing Deed”);

WHEREAS, the Subordinated Lender, the SPV, Arrow UK, Arrow Germany and the Administrative Agent have entered into that certain Subordinated Loan Agreement, dated as of January 27, 2020 (as amended up to the date of this Amendment, the “Subordinated Loan Agreement” and, together with the Master Framework Agreement, Receivables Transfer Agreement and Servicing Deed, the “Agreements” and each Agreement, reflecting the amendment of such Agreement effected or proposed to be effected pursuant to this Amendment, the “Amended Agreements”);

WHEREAS, the Parties desire to amend the Agreements to which they are a party as provided herein and, to the extent applicable to such Party, provide a limited waiver as provided herein; and

NOW THEREFORE, the Parties agree as follows.

THIS DEED WITNESSES that:

1.	Definitions and interpretation

1.1	Terms defined in the Amended Agreements

Terms defined in each Amended Agreement or the German RSA (as defined below) but not in this Amendment shall have the same meaning in this Amendment as in such Amended Agreement or the German RSA, as applicable, or, if not defined therein, in the Master Framework Agreement.

1.2	Interpretation

The principles of interpretation set out in Clause 2.2 (Interpretation) of the Master Framework Agreement apply to this Amendment, mutatis mutandis, as if fully set forth herein.

2.	AmendmentS TO the Agreements

2.1	Amendment of Master Framework Agreement. The Parties to the Master Framework Agreement hereby agree that with effect from the Effective Date, the Master Framework Agreement shall be amended in its entirety in the form of Annex A attached hereto.

2.2	Amendment of Receivables Transfer Agreement. The Parties to the Receivables Transfer Agreement hereby agree that with effect from the Effective Date, the Receivables Transfer Agreement shall be amended in its entirety in the form of Annex B attached hereto.

2.3	Amendment of Servicing Deed. The Parties to the Servicing Deed hereby agree that with effect from the Effective Date, the Servicing Deed shall be amended as follows:

(a)	Clause 4.1 of the Servicing Deed shall be amended in its entirety to read as follows:

“4.1	Allocation and distribution of Available Funds

Each Servicer shall allocate, hold and distribute Collections (including, for the avoidance of doubt, any Collections then on deposit in any Collection Account or SPV Account), any interest and income available on amounts on deposit in any Collection Account or SPV Account and proceeds of any Investment solely in accordance with this Clause 4.1, subject to Clause 4.6 (Allocation and payments in different Currencies).

(a)	Daily Allocations. Subject to Clause 4.3 (Collections held on trust) below, on each Business Day (other than a Settlement Date), each Agent Servicer shall allocate, set aside and hold on trust Collections that are received or deemed received by the SPV, the SPV Servicers or the Agent Servicers, as applicable, on such day in the following order of priority:

(i)	first, pro rata based on the amounts owing pursuant to this Clause 4.1(a)(i), to the SPV, in an amount equal to (x) any expenses (including management or corporate services fees and expenses of the SPV and any Taxes payable by the SPV) of the SPV, as the case may be, then due and payable or that will become due and payable on or prior to the next Settlement Date and (y) the SPV Profit Amount;

(ii)	second, for the benefit of the Administrative Agent, the Security Trustee, the Purchasers and any other applicable party, in an aggregate amount equal to the sum of:

(A)	the Yield accrued up to and including such day on the Aggregate Invested Amount;

(B)	the Agent Servicing Fee, the SPV Servicing Fee and the Backup Servicing Fee (if any) accrued up to and including such day;

(C)	any other fees accrued up to and including such day as described in the Fee Letters or the Receivables Transfer Agreement;

(D)	any payment or optional or mandatory prepayment of the Aggregate Invested Amounts to be made in accordance with Clause 2.4 (Repayment of Investments and Yield) of the Receivables Transfer Agreement on or before the next Settlement Date (and, after the Termination Date, the Aggregate Invested Amounts);

(E)	any other amounts owing by the SPV or any other Arrow Party as described in the definition of Aggregate Unpaids,

in the case of each item referred to in Clause 4.1(a)(ii)(A) to (D), less the amount previously allocated, set aside and held on trust and as at such day held on trust by any Agent Servicer in respect of that item; and

(iii)	third, to the SPV for application in accordance with Clause 4.2 (Application of Available Funds allocated to the SPV); provided that, at any time (x) after the Termination Date, but prior to the Final Payout Date, (y) an Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event has occurred and is continuing or (z) on and after the Account Redirection Date, each Servicer shall cause amounts pursuant to this Clause 4.1(a)(iii) to be deposited and retained in an SPV Account and shall allocate such Collections in accordance with this Clause 4.1(a) on the immediately succeeding Business Day;

provided, that, with respect to this Clause 4.1(a), such Collections shall be held on trust first, from Sold Receivable Collections received or deemed received on such day, and second, solely to the extent such Sold Receivable Collections are insufficient to satisfy the amounts required to be held on trust pursuant to this Clause 4.1(a), from Unsold Receivable Collections received or deemed received on such day; provided, further, that each SPV Servicer shall transfer any amounts held on trust pursuant to this Clause 4.1(a) to the applicable Agent Servicer upon receipt thereof.”

(b)	Deposits and Distributions on Settlement Dates. On each Settlement Date, each Agent Servicer shall distribute Collections so allocated in accordance with Clause 4.1(a) (including, for the avoidance of doubt, any Collections then on deposit in any Collection Account or SPV Account), together with any income available on amounts on deposit in any Collection Account or SPV Account and any proceeds of any Investment (if applicable), in the order of priority set forth below:

(i)	to the SPV to pay, (x) pro rata, any expenses (including management or corporate services fees and expenses of the SPV and any Taxes payable by the SPV) of the SPV then due and payable and (y) the SPV Profit Amount;

(ii)	first, to the Security Trustee to pay any Liabilities then due and second, to the Paying Agent to pay any Liabilities then due;

(iii)	pro rata to the SPV Account Bank and, solely after the occurrence of the Termination Date, the Reporting Services Provider any fees and other amounts due and payable to the SPV Account Bank and, if applicable, the Reporting Services Provider then due provided that the amounts payable pursuant to this clause (iii) shall not exceed [*****] in any calendar year until the occurrence of the Termination Date; and shall not exceed [*****] in any calendar year thereafter;

(iv)	solely to the extent the Agent Servicers and the SPV Servicers are not Arrow Parties, to each Agent Servicer and SPV Servicer and the Backup Servicer (if any) in payment of its respective accrued Agent Servicing Fee, SPV Servicing Fee and the Backup Servicing Fee (if any) payable on such Settlement Date;

(v)	to the Purchasers, pro rata based on the amount of accrued and unpaid Yield owing to each of them and any accrued and unpaid fees owing to each of them under the Fee Letters or the Receivables Transfer Agreement, in payment of the accrued and unpaid Yield and such fees;

(vi)	to the Purchasers, pro rata based on the respective amounts of the Investments made by them, in repayment and reduction of the Aggregate Invested Amounts, if any, then due and payable;

(vii)	to the Administrative Agent, each Purchaser Agent, the applicable Purchasers or such other Persons as may be entitled to such payment, in payment of any other Aggregate Unpaids (other than the Aggregate Invested Amounts, Yield, Agent Servicing Fee, SPV Servicing Fee and Backup Servicing Fee (if any)) owed by the SPV or any Arrow Party hereunder to such Person;

(viii)	to the extent the Agent Servicers are Arrow Parties, to each Agent Servicer in payment of its respective accrued Agent Servicing Fee payable on such Settlement Date;

(ix)	pro rata, to the SPV Account Bank and, if applicable, the Reporting Services Provider, any fees and other amounts due and payable to the SPV Account Bank and, if applicable, the Reporting Services Provider, to the extent not already paid pursuant to clause (iii) above;

(x)	in satisfaction of the SPV's obligations under Clause 2.2 (Appointment of SPV Servicers), to the extent the SPV Servicers are Arrow Parties, to each SPV Servicer in payment of its respective accrued SPV Servicing Fee payable on such Settlement Date; and

(xi)	to the SPV for application in accordance with Clause 4.2 (Application of Available Funds allocated to the SPV).

(c)	Each SPV Servicer shall retain all remaining amounts following the distributions made pursuant to Clause 4.1(b) (Deposits and Distributions on Settlement Dates) above for the benefit of the SPV as payment of a fee for the maintenance of the SPV Guaranty and the related SPV Collateral (such fee, the "SPV Guaranty Fee").

(d)	Notwithstanding the foregoing, the aggregate amount of Collections which are received by the SPV and applied pursuant to Clauses 4.1(b)(i) through (xi) above following the Termination Date and until the Final Payout Date may not exceed an amount equal to the excess of (i) the Base Currency Equivalent of the Unpaid Balance of all Sold Receivables and Unsold Receivables as of the close of business immediately prior to the Termination Date (the "Termination Date Portfolio") over (ii) the Base Currency Equivalent of the Unpaid Balance of all Receivables in the Termination Date Portfolio which became Defaulted Receivables after the Termination Date, net of recoveries (including proceeds under any Credit Insurance Policy) received by the SPV on such Defaulted Receivables.”

(b)	Clause 4.4 of the Servicing Deed shall be amended in its entirety to read as follows:

“4.4	Deemed Collections

(a)	Dilutions. If on any day the Unpaid Balance of a Receivable is reduced as a result of any Dilution or such Receivable is cancelled as a result of any Dilution, the SPV shall be deemed to have received on such day a Collection of such Receivable (i) if such Receivable is cancelled, in the full amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Receivable or (ii) otherwise, in the full amount of such Dilution, then the SPV shall be deemed to have received on such day a Deemed Collection related to such Receivable.

(b)	Purchase Price Adjustment. If on any day the Unpaid Balance of a Receivable is less than the Unpaid Balance on the basis on which the purchase price for such Receivable has been determined pursuant to the applicable Sale Agreement, then the SPV shall be deemed to have received on such day a Deemed Collection equal to such reduction.

(c)	Breach of representation or warranty. (x) If on any day any of the representations or warranties in Clauses 3(d) (Receivables and Related Rights), 3(k) (Good Title), 3(l) (Eligibility of Receivables), 3(r) (Transfers under the Sale Agreements), 3(s) (No voidability) or 3(u) (Data Protection) of the Receivables Transfer Agreement or Clause 5(h) (Eligibility of Receivables) or 5(n) (Data Protection) of this Deed, was untrue with respect to a Receivable then the SPV shall be deemed to have received on such day a Deemed Collection of such Receivable in the full amount of the Unpaid Balance of such Receivable and (y) if on any day an application of Collections is made as described in Clause 4.2(b) when it should have been retained by a Servicer pursuant to the proviso to Clause 4.2(b) then the SPV shall be deemed to have received on such day a Deemed Collection in the full amount of the Collections so applied.

(d)	Excluded Obligor. If on any day any Obligor of any Receivable is or, subsequent to the sale and transfer of such Receivable to the Administrative Agent (to be held on trust for the benefit of the Purchasers), becomes, an Excluded Obligor, then the SPV shall be deemed to have received on such day a Deemed Collection of such Receivable in full.

(e)	Not later than the next Settlement Date after the SPV shall be deemed to have received a Deemed Collection pursuant to this Clause 4.4, the applicable Servicer (i) shall pay to the applicable Agent Servicer an amount (in the Currency in which such Receivable or Collection is denominated) equal to such Deemed Collection and (ii) such amount shall be applied by such Agent Servicer as a Collection in accordance with Clause 4.1 (Allocation and Distribution of Available Funds).”

(c)	Clause 6.1(j) of the Servicing Deed shall be amended in its entirety to read as follows:

“(j)	Collections. (i) Prior to the Account Redirection Date, each Servicer shall (or shall require the SPV and the Originators to) instruct all Obligors to cause all Collections to be deposited directly to a Collection Account or an SPV Account (unless those Collections have already been paid into a Collection Account or an SPV Account), and (ii) on and after the Account Redirection Date, each Servicer shall (and shall require the SPV and the Originators to) instruct, in a manner satisfactory to the Administrative Agent, all Obligors to cause all Collections to be deposited directly to an SPV Account (unless those Collections have already been paid into an SPV Account). Notwithstanding anything to the contrary in this Deed or any other Transaction Document, if an Obligor of any Receivable is or, subsequent to the sale and transfer of such Receivable to the Administrative Agent (to be held on trust for the benefit of the Purchasers), becomes an Excluded Obligor, the Servicer will (or will cause SPV to), within five (5) Business Days of becoming aware that an Obligor is an Excluded Obligor, instruct such Obligor to deliver payments on such Receivable to any account, postal box or other location other than a Collection Account or an SPV Account. The Servicer shall not permit Collections on Receivables, the Obligors of which are Excluded Obligors, to be deposited into any Collection Account or SPV Account, except for Deemed Collections on Receivables, the Obligors of which are Excluded Obligors, to be deposited into any Collection Account or SPV Account. If such Collections are nevertheless deposited into any Collection Account or SPV Account, the Servicer will (or will cause SPV to) within five (5) Business Days identify and transfer such funds out of the applicable Collection Account or SPV Account.”

2.4	Amendment of Subordinated Loan Agreement. The Parties to the Subordinated Loan Agreement hereby agree that with effect from the Effective Date, the Subordinated Loan Agreement shall be amended as follows:

(a)	Clause 6.2(b) of the Subordinated Loan Agreement shall be amended in its entirety to read as follows:

“(b)	For the purposes of Article 7(2) of the EU Securitisation Regulation and Article 7(2) of the UK Securitisation Regulation, the Originators, the Subordinated Lender (as an “originator” as defined in each Securitisation Regulation) and the Borrower designate the Subordinated Lender to fulfil the information requirements of Article 7(1) of the EU Securitisation Regulation and Article 7(1) of the UK Securitisation Regulation and the Subordinated Lender hereby accepts such designations. Without prejudice to the immediately preceding sentence, the Subordinated Lender, the Originators and the Borrower agree that the Originators (in their capacity as Servicers), on behalf of the Subordinated Lender, shall appoint the Reporting Services Provider (including any successor or replacement reporting services provider) under clause 2.1 (Appointment) of the Reporting Services Agreement to assist in the fulfillment of the reporting obligations under Article 7 of each Securitisation Regulation, including providing the Reports (as defined in the Reporting Services Agreement) in the format required by each Securitisation Regulation.”

3.	EFFECTIVENESS

3.1	Effective Date

Subject to Clause 3.3 below, this Amendment shall become effective on the date hereof (the “Effective Date”), provided that the Administrative Agent shall have received each of the following:

(a)	a counterpart (or counterparts) of this Amendment executed and delivered by each of the Parties;

(b)	a copy of the provisional STS report of Prime Collateralised Securities (PCS) EU SAS, verifying that the securitisation transaction described in the Transaction Documents complies with Article 23 to 26 of the EU Securitisation Regulation, completed to the reasonable satisfaction of the Administrative Agent;

(c)	a counterpart (or counterparts) of the Purchaser Fee Letter, dated as of the date hereof (the “Purchaser Fee Letter”), by and among the Parent, BNPP, Matchpoint, the ING Purchaser Agent and Mont Blanc executed and delivered by each of the parties thereto;

(d)	a counterpart (or counterparts) of the Administrative Agent Fee Letter, dated as of the date hereof (the “Administrative Agent Fee Letter”), by and among the Parent and the Administrative Agent executed and delivered by each of the parties thereto; and

(e)	each of the other documents, agreements (in fully executed form), opinions of counsel, lien search results, filings, certificates and other deliverables listed on the closing memorandum attached as Annex C hereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

All covenants, agreements, representations and warranties made herein and in each Agreement shall survive the execution and delivery of this Amendment and shall continue in full force and effect.

3.2	Status

This Amendment is designated as a Transaction Document.

3.3	Continuing effect; Further Assurances

(a)	On the Effective Date, and immediately following receipt of the items specified in Clause 3.1 above, the amendments and modifications to the Agreements shall be, and shall be deemed to be, effective, modified and amended in accordance herewith and, in each case, the respective rights, limitations, obligations, duties, liabilities and immunities of the respective parties thereto and hereto shall hereafter be determined, exercised and enforced subject in all respects to the modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be a part of the respective terms and conditions of the applicable Agreement for any and all purposes.

(b)	Except as modified and expressly amended by this Amendment, each Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(c)	Expect for the limited purposes set forth in Clause 8, nothing in this Amendment shall constitute an amendment, waiver, consent or release of any right or remedy of the Administrative Agent, any Purchaser or any other Secured Party under the Transaction Documents nor otherwise prejudice the right or remedy of the Administrative Agent, any Purchaser or any other Secured Party under any Transaction Document and each of the Administrative Agent, any Purchaser or any other Secured Party reserves any other right or remedy it may have now or subsequently under the Transaction Documents.

(d)	Each Originator shall at the request of the Administrative Agent or the Security Trustee and at its own expense promptly (i) execute (in such form as the Administrative Agent or Security Trustee may reasonably require) any document and (ii) do any act or thing, in each case which the Administrative Agent or Security Trustee considers necessary or appropriate to preserve, perfect, protect or give effect to, the amendments contained in this Amendment.

4.	CERTAIN Representations/Reaffirmations

4.1	The SPV and each Arrow Party hereby represents and warrants to each of the other Parties that:

(a)	the representations and warranties made by it in the Agreements to which it is a party, in each case as amended by this Amendment, and each of the other Transaction Documents to which it is a party are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the Effective Date unless such representations and warranties by their terms refer to an earlier date, in which case they were true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of such earlier date;

(b)	the execution and delivery by it of this Amendment and the performance of its obligations under this Amendment, the Agreements to which it is a party (each as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Agreements to which it is a party (each as amended hereby) and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(c)	immediately before and after giving effect to this Amendment, no Early Amortisation Event, Potential Event of Default, Event of Default, Potential Servicer Default or Servicer Default has occurred and is continuing, except as expressly waived pursuant to Clause 8.

4.2	By its signature below, the Parent hereby affirms, agrees and acknowledges, as of the Effective Date, that (a) all of the terms and conditions set forth in the Parent Undertaking and all of the covenants made by the Parent therein are hereby confirmed and ratified, and (b) all of its obligations under the Parent Undertaking shall continue and remain in full force and effect, notwithstanding the amendments set forth in Clause 2(Amendments to the Agreements) of this Amendment or the limited waiver set forth in Clause 8 (Additional Settlement Date; Limited Waiver).

5.	Additional Representations and Warranties

5.1	Each Originator represents and warrants to the Administrative Agent, the Purchaser Agents, the Purchasers, the Security Trustee and the Paying Agent, that, on the Effective Date and on each Purchase Date, Investment Date and Settlement Date that such Originator has expertise in, and at least five years' experience of, originating Receivables of a similar nature to the Receivables in the Portfolio.

5.2	Each Committed Purchaser confirms for the purposes of EU STS Requirements that it is in compliance with Article 25(3) of the EU Securitisation Regulation and that its relevant competent authority has not objected to it acting as sponsor of an ABCP programme.

6.	Confirmations

The SPV confirms to the Administrative Agent, each Purchaser and each other Secured Party that:

(a)	its obligations under, and the Security granted by it in and pursuant to, the Security Documents are not discharged or otherwise affected by the amendments contained in or the other provisions of this Amendment and shall accordingly remain in full force and effect; and

(b)	the Secured Liabilities (as defined in each Security Document) shall after the Effective Date extend to the obligations of the SPV under the Amended Agreements and under any other Transaction Documents.

7.	Miscellaneous

7.1	Costs and Expenses

The Originators shall promptly on demand pay the Administrative Agent, each Purchaser and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing and execution of this Amendment and any other documents referred to in this Amendment. The Originators shall pay all costs and expenses (including legal fees) referred to in the immediately preceding sentence and invoiced on or prior to the date hereof within thirty (30) days of the Effective Date.

7.2	Counterparts

This Amendment may be executed in any number of counterparts, and this has the same effect as if the signatures (and if applicable, seals) on the counterparts were on a single copy of this Amendment. Delivery by electronic mail of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart of this Amendment.

7.3	Third Party Rights

Except in respect of the Secured Parties not party to this Amendment, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of (but shall not enforce other than via the Administrative Agent) this Amendment pursuant to the Contracts (Rights of Third Parties) Act 1999, a Person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Amendment.

7.4	Notices

The provisions of Clause 4.1 (Notices) of the Master Framework Agreement shall apply to this Amendment as if set out in full again here, with such changes as are appropriate to fit this context.

7.5	Mandatario con rappresentanza pursuant to and for the purposes of Italian law

References in any Transaction Document to the Security Trustee in connection with and/or related to any security document governed by Italian law shall be deemed to include a reference to the Security Trustee also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law where applicable.

7.6	GOVERNING LAW

This Amendment and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England.

7.7	Jurisdiction of the English Courts

(a)	The Parties agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Amendment (including Clause 7.5 (Governing Law) and this Clause 7.6), or the transactions contemplated hereby, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

(b)	Each Party for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 7.6(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Amendment, or the transactions contemplated hereby and agrees not to claim that any such court is not a convenient or appropriate forum.

7.8	Limited Recourse and No Proceedings

(a)	Limited Recourse to the SPV. Notwithstanding anything to the contrary contained in this Amendment, the obligations of the SPV under this Amendment are solely the corporate obligations of the SPV and shall be payable solely to the extent of funds available to the SPV to satisfy such obligation in accordance with the Priority of Payments and to the extent that such funds are insufficient, any undischarged claims shall be extinguished.

(b)	No Proceedings against the SPV. No party to this Amendment may, prior to the date which is two (2) years and one (1) day after the Final Payout Date, institute against, or join any other Person in instituting against, the SPV any proceeding of a type referred to in the definition of Event of Insolvency.

(c)	Limited Recourse to the Conduit Purchasers. The obligations of each Conduit Purchaser under this Amendment are solely the corporate obligations of such Conduit Purchaser and are payable solely to the extent of available funds pursuant to the Programme Documents (as defined below). No recourse shall be had for the payment of any amount owing by any Conduit Purchaser under this Amendment or for the payment by such Conduit Purchaser of any fee in respect hereof or any other obligation or claim of or against such Conduit Purchaser arising out of or based upon this Amendment, against any employee, director, officer, member, manager or affiliate of such Conduit Purchaser; provided, however, that the foregoing shall not relieve any such Person of any liability they might have as a result of fraudulent acts or omissions committed by them. Each party hereto agrees that each Conduit Purchaser shall be liable for any claims that it may have against such Conduit Purchaser only to the extent that such Conduit Purchaser has funds available for such purpose in accordance with the programme documents in respect of its asset-backed commercial paper notes issuance programme (“Programme Documents”) and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Programme Documents such claims shall be extinguished. The provisions of this Clause 7.7(c) will survive the termination of this Amendment.

(d)	No Proceedings against the Conduit Purchasers. Each party hereto agrees that it shall not institute against, or join any Person in instituting against, any Conduit Purchaser any bankruptcy, examinership, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law of any jurisdiction, for two (2) years and one (1) day after (i) the latest maturing commercial paper note of any series (as set out in the Programme Documents of such Conduit Purchaser) or (ii) the latest maturing medium term note of such Conduit Purchaser, if any, is paid in full. This Clause 7.7(d) shall survive termination of this Amendment.

7.9	Binding Effect

This Amendment shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Servicing Deed, the SPV may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Majority Purchasers.

7.10	Partial Invalidity

If, at any time, any provision of this Amendment is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the Law of any other jurisdiction will in any way be affected or impaired.

7.11	Instruction to Security Trustee and Paying Agent

The Administrative Agent (at the direction of the Specified Purchasers, which each Specified Purchaser provides by entering into this Amendment) hereby instructs the Security Trustee and the Paying Agent (and instructs the SPV to instruct the Paying Agent, which the SPV does by entering into this Amendment) to execute and deliver this Amendment.

8.	Additional Settlement Date; Limited Waiver

8.1	Additional Settlement Date

Pursuant to paragraph (a)(ii) of the definition of “Settlement Date” in the Master Framework Agreement, each of the Agent Servicers, the Administrative Agent and the Majority Purchasers hereby agree that September 28, 2022, shall be a “Settlement Date” under the Transaction Documents (the “Additional Settlement Date”). Solely with respect to the Additional Settlement Date, the following shall apply (including any other modifications to terms or determination dates that are mutually agreed in writing between the Agent Servicers, the Administrative Agent and the Majority Purchasers and relate solely to the Additional Settlement Date):

(a)	Month End Date – September 20, 2022

(b)	Monthly Calculation Date – September 23, 2022

(c)	Dilution Horizon Ratio – shall be calculated using values for each component part thereof as of the immediately preceding Monthly Calculation Date

(d)	Net Eligible Receivables Balance – clause (e) of “Net Eligible Receivables Balance” shall be calculated using the Base Currency Equivalent of the aggregate outstanding Provisions for Contractual Dilutions with respect to Eligible Obligors as of the immediately preceding Monthly Calculation Date

(e)	Minimum Total Reserve Percentage – shall be calculated (i) as of September 23, 2022, and (ii) solely to the extent the BNPP Purchaser Agent and the ING Purchaser Agent have provided written consent (which may be by electronic mail) to Parent regarding the same, using [*****]%

(f)	Loss Reserve Percentage – shall reflect the Loss Reserve Percentage from September 1, 2022

(g)	Yield and Expenses Reserve Percentage – shall reflect the Yield and Expenses Reserve Percentage from September 1, 2022

For the avoidance of doubt, the terms and determination dates used in this Clause 8.1 are solely with respect to the Additional Settlement Date and shall in no way effect past or future Settlement Dates which shall continue pursuant to and in accordance with the Transaction Documents as if the Additional Settlement Date had not occurred.

8.2	Limited Waiver Regarding Certain Accounts of Arrow Germany

Reference is hereby made to the (i) Receivables Transfer Agreement, and (ii) German Receivables Sale Agreement, dated as of January 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “German RSA”), by and between the SPV, as buyer, and Arrow Germany, as seller and original servicer.

The following clauses (a) – (d) are collectively referred to herein as the “Subject Covenants”:

(a)       Pursuant to Clause 6.2(f) of the German RSA, Arrow Germany shall, among other things, instruct all relevant Obligors to cause all Collections to be deposited directly to a Collection Account.

(b)       Pursuant to Clause 6.2(g) of the German RSA, Arrow Germany shall, among other things, hold all Collections received by it from time to time on trust for the benefit of the SPV and deposit such Collections immediately to a Collection Account or an SPV Account (unless those Collections have already been paid into a Collection Account or an SPV Account).

(c)       Pursuant to Clause 6.2(h) of the German RSA, Arrow Germany shall, among other things, procure that each Collection Account shall at all times be subject to an Account Agreement.

(d)       Pursuant to Clause 6.3(e) of the German RSA, Arrow Germany shall not, among other things, add any bank as an Account Bank or any account as an Account to or from those listed in schedule 3 (Accounts) to the Receivables Transfer Agreement unless (i) the SPV and the Administrative Agent have received written notice of such addition at least thirty (30) days prior thereto, (ii) the SPV and the Administrative Agent (acting on the instructions of the Majority Purchasers) have consented to each new Account Bank (in each case, where applicable, and provided that such consent or instructions are not unreasonably withheld or delayed), (iii) the Security Trustee has received a duly executed Account Agreement with respect to each new Account, where applicable, and (iv) the Administrative Agent and each Purchaser Agent have received an updated Schedule 3 (Accounts) to the Receivables Transfer Agreement along with a certification from Arrow Germany that all conditions to add such Account and/or Account Bank under the Transaction Documents have been satisfied.

Pursuant to Clause 6.1(c) of the Receivables Transfer Agreement, an Early Amortisation Event will occur if any Arrow Party shall fail to perform or observe any term, covenant, agreement or other term contained in (i) any Specified Covenant Clause, or (ii) any Transaction Document (other than as addressed in Clauses 6.1(a) and 6.1(c)(i) (Early Amortisation Events)) and such failure in the case of this Clause 6.1(c)(ii) has continued for twenty (20) days after such Person obtained knowledge or received notice thereof.

Each of the SPV, the Administrative Agent, the BNPP Purchaser Agent, the ING Purchaser Agent, the Security Trustee and the Paying Agent agrees and acknowledges that (i) in December 2019, Arrow Germany opened an account in Italy with [*****] (the “Italian Account”) into which Collections have been deposited since August 1, 2020 (the “Initial Breach Date”) and continue to be deposited and for which the amount of Collections in such account for any month did not and will not exceed €1,300,000, and (ii) prior to the end of the Waiver Period, the Italian Account is not a Collection Account or an SPV Account, in each case constituting a failure to comply with one or more of the Subject Covenants and triggering an Early Amortization Event (collectively, the “Specified Breaches”).

Pursuant to Clause 12.1 of the Receivables Transfer Agreement, each of the SPV, the Administrative Agent, the Security Trustee, the Paying Agent and each Majority Purchaser party hereto hereby waives, on a limited basis, (i) the occurrence of the Specified Breaches, (ii) any failure to give notice of the Specified Breaches, (iii) any false representation, warranty, certification or statement regarding any Account, Account Bank or the absence of an Early Amortisation Event or Event of Default, solely to the extent that such falsity arose from the Specified Breaches, (iv) any failure of the SPV, any Servicer or any Originator under the Transaction Documents to comply with a covenant or obligation with respect to any Account or Account Bank, solely to the extent that such failure arose from the Specified Breaches and (v) with respect to any Investment, the failure to satisfy any condition pursuant to Clause 4.2 of the Receivables Transfer Agreement, solely to the extent that such failure arose from the Specified Breaches (such events, the “Resulting Events”), in each case, solely to the extent occurring during the period of time from the Initial Breach Date, to and including the earlier of (1) the date that the Security Trustee and Administrative Agent has received a duly executed Account Agreement with respect to the Italian Account in form and substance satisfactory to the Security Trustee and Administrative Agent and (2) December 31, 2022 (the “Waiver Period”).

For the avoidance of doubt, the limited waiver granted hereunder shall not apply to any period of time other than the Waiver Period. The waiver set forth in the immediately preceding paragraph is a one-time waiver and is limited to its express terms. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Security Trustee, the Paying Agent, any Purchaser Agent or any Purchaser, nor constitute a waiver of any provision of the Receivables Transfer Agreement or any other Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith except to the limited extent specifically set forth herein. Additionally, nothing contained in this Amendment shall be construed to modify or in any way amend Clause 6.2(f), Clause 6.2(g), Clause 6.2(h) or Clause 6.3(e) of the German RSA or Clause 6.1(c) of the Receivables Transfer Agreement or any other provision of the Receivables Transfer Agreement, the German RSA or any other Transaction Document, other than as expressly set forth in Clause 2 (Amendments to the Agreements).

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been executed as a deed by the parties hereto on the date first above written.

ARROW EMEA FUNDING CORP B.V., as the SPV

By:	/s/ Henry Kröner
Name: Henry Kröner
Title: proxy holder

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

By:	/s/ Kristina Adamovich
Name: Kristina Adamovich
Title: proxy holder

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

Omnibus Amendment No. 2

ARROW CENTRAL EUROPE GMBH, as Originator, Agent Servicer and SPV Servicer

By:	/s/ Rajesh Agrawal
Name: Rajesh Agrawal
Title: Managing Director

By:	/s/ Carine Jean-Claude
Name: Carine Jean-Claude
Title: Managing Director

Omnibus Amendment No. 2

ORIGINATOR, AGENT SERVICER, SPV SERVICER

EXECUTED as a deed by	/s/ Rajesh Agrawal,	)
duly authorised for and on behalf		)
of ARROW ELECTRONICS (UK))
LIMITED		)

EXECUTED as a deed by	/s/ Carine Jean-Claude,	)
duly authorised for and on behalf		)
of ARROW ELECTRONICS (UK))
LIMITED		)

Omnibus Amendment No. 2

ARROW ELECTRONICS, INC., as the Parent

By:	/s/ William Dakin
Name: William Dakin
Title: VP and Treasurer

By:	/s/ Carine Jean-Claude
Name: Carine Jean-Claude
Title: SVP, CLO and Secretary

Omnibus Amendment No. 2

Arrow Electronics FC B.V., as the Subordinated Lender

By:	/s/ William Dakin
Name: William Dakin
Title: Director

By:	/s/ Carine Jean-Claude
Name: Carine Jean-Claude
Title: Director

Omnibus Amendment No. 2

Administrative Agent and Purchaser Agent for the BNPP Purchaser Group

Executed as a deed by BNP Paribas, a company incorporated in France, acting by Emilie Astier and Eric Lefol who, in accordance with the laws of that territory, are acting under the authority of that company.

Signature in the name of the company:                                 BNP Paribas

Signature of __/s/ Emilie Astier___________________:

Signature of _/s/ Eric Lefol____________________:

Omnibus Amendment No. 2

CONDUIT PURCHASER

Given under the common seal of

Matchpoint Finance plc

and delivered as a deed in the presence of:

/s/ Adrian J. Masterson
Director

Adrian J. Masterson
Director / Secretary

Renata Santos
Witness Name

4th Floor, 25-28 Adelaide Road, Dublin 2, Ireland
Witness Address

Accounts Administrator
Witness Occupation

Omnibus Amendment No. 2

Purchaser Agent for the ING Purchaser Group

ING Belgium S.A./N.V.

By:	/s/ Ellen Aelvoet
Name: Ellen Aelvoet
Title: Head of WB Belgium

Signature of Witness:	/s/ Anton Lauwers

Name of Witness: Anton Lauwers

Address of Witness:

Occupation of Witness: Associate – Working Capital Solutions

By:	/s/ Gordana Hulina
Name: Gordana Hulina
Title: CRO ING BELGIUM

Omnibus Amendment No. 2

MONT BLANC CAPITAL CORP, as a Committed Purchaser and as a Conduit Purchaser

By:	/s/ Dennis Strid
Name: Dennis Strid
Title: Vice President

By:	/s/ Thomas Ryan
Name: Thomas Ryan
Title: Managing Director

Omnibus Amendment No. 2

U.S. BANK TRUSTEES LIMITED, as the Security Trustee

By:	/s/ James Preuss
Name: James Preuss
Title: Authorised Signatory

By:	/s/ John Collins
Name: John Collins
Title: Authorised Signatory

Omnibus Amendment No. 2

ELAVON FINANCIAL SERVICES DAC, as the Paying Agent

By:	/s/ James Preuss
Name: James Preuss Title: Authorised Signatory

By:	/s/ John Collins
Name: John Collins
Title: Authorised Signatory

ANNEX A

MASTER FRAMEWORK AGREEMENT

CONFORMED COPY through

EXECUTION COPY

First Amendment to MFA, dated as of May 27, 2020

Omnibus Deed of Amendment No. 1, dated December 23, 2021

Omnibus Deed of Amendment No. 2, dated September 20, 2022

Dated January 27, 2020

(1)	ARROW EMEA FUNDING CORP B.V., as SPV

(2)	BNP PARIBAS, as Administrative Agent, a Committed Purchaser and Purchaser Agent for the BNP Purchaser Group

(3)	MATCHPOINT FINANCE PLC, as Conduit Purchaser

(4)	ING Belgium S.A./N.V., as Purchaser Agent for the ING Purchaser Group

(5)	MONT BLANC CAPITAL CORP, as a Committed Purchaser and as a Conduit Purchaser

(6)	ARROW ELECTRONICS (UK) LIMITED, as Agent Servicer, SPV Servicer and Originator

(7)	ARROW CENTRAL EUROPE GMBH, as Agent Servicer, SPV Servicer and Originator

(8)	ARROW ELECTRONICS, INC., as Parent

(9)	Arrow Electronics FC B.V., as Subordinated Lender

(10)	U.S. Bank TRUSTEES LIMITED, as Security Trustee and mandatario con rappresentanza pursuant to and for the purposes of Italian law

(11)	ELAVON FINANCIAL SERVICES DAC, as Paying Agent

(12)	CERTAIN OTHER PARTIES FROM TIME TO TIME PARTY TO THE TRANSACTION DOCUMENTS DESCRIBED HEREIN

MASTER FRAMEWORK AGREEMENT

CONTENTS

Clause	Page

1.	This Master Framework Agreement	2

2.	Definitions and interpretation	2

3.	Amendments	61

4.	Notices and payments	61

5.	VAT	62

6.	FATCA	63

7.	Third Party Rights	65

8.	Counterparts; Electronic delivery	65

9.	Governing Law	65

10.	Jurisdiction	65

11.	Service of Process	66

12.	No Proceedings; Limited Recourse	66

13.	Notification and Acknowledgement of Assignment	67

14.	Reporting Services Provider Actions	67

Schedule 1	Address and Payment Information
Schedule 2	Arrow Fiscal Calendar
Schedule 3	Reference Rate Terms
Schedule 4	Daily Non-Cumulative Compounded RFR Rate

Exhibit A	Form of Agreed Jurisdiction Request
Exhibit B	Excluded Obligors

THIS MASTER FRAMEWORK AGREEMENT (this "Agreement") is dated on January 27, 2020 and made among:

(1)	ARROW EMEA FUNDING CORP B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands whose registered number is 74299069 and whose registered office is at Basisweg 10, 1043 AP Amsterdam, The Netherlands, as the SPV;

(2)	BNP PARIBAS, a société anonyme incorporated under the laws of France, as the Administrative Agent, Purchaser Agent for the BNP Purchaser Group and a Committed Purchaser;

(3)	MATCHPOINT FINANCE PLC, a public limited company incorporated under the laws of Ireland (registered number 386704), whose registered office is at 4th Floor, 25-28 Adelaide Road, Dublin 2, Ireland, as a Conduit Purchaser;

(4)	ING Belgium S.A./N.V., a public limited liability company (société anonyme/naamloze vennootschap) organised under the laws of Belgium, having its principal office at Avenue Marnix 24, 1000 Brussels, Belgium, enterprise number 0403.200.393, as Purchaser Agent for the ING Purchaser Group;

(5)	MONT BLANC CAPITAL CORP, a corporation organised under the laws of the State of Delaware and having its registered office at 874 Walker Road, Suite C, City of Dover, County of Kent, State of Delaware 19904, United States of America, as a Committed Purchaser and as a Conduit Purchaser;

(6)	ARROW ELECTRONICS (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales, with company number 02582534 and having its registered office at Kao 1 Kao Park, Hockham Way, Harlow, Essex, CM17 9NA, United Kingdom, as an Agent Servicer, an SPV Servicer and an Originator;

(7)	ARROW CENTRAL EUROPE GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, as an Agent Servicer, an SPV Servicer and an Originator;

(8)	ARROW ELECTRONICS, INC., a corporation organised under the laws of the State of New York, as the Parent;

(9)	Arrow Electronics FC B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands whose registered number is 75739879 and whose registered office is at Elzenkade 1, 3992 AD Houten, The Netherlands, as the Subordinated Lender;

(10)	U.S. Bank TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales and with registration number 02379632, whose registered office is at 125 Old Broad Street, London, EC2N 1AR, United Kingdom, as the Security Trustee and mandatario con rappresentanza pursuant to and for the purposes of Italian law (which shall include such company and all other Persons or companies for the time being acting as Security Trustee under this Agreement);

(11)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland, in its capacity as Paying Agent which term shall where the context permits, include the Paying Agent and any successor paying agent for the time being so appointed under the terms of the Transaction Documents; and

(12)	Certain other parties from time to time party to the Transaction Documents (as defined below).

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IT IS AGREED that:

1.	This Master Framework Agreement

1.1	Status of this Agreement

This Master Framework Agreement (this "Agreement") dated January 27, 2020, is entered into by and among the parties whose signatures appear on the signature pages hereto and certain other parties that become party to one or more Transaction Documents from time to time after the Closing Date.

1.2	Application of definitions

Capitalised terms used in each of the Transaction Documents (as defined herein) shall, unless otherwise defined therein or where the context requires a different meaning, have the meanings provided in this Agreement.

2.	Definitions and interpretation

2.1	Defined terms

To the extent set out in Clause 1.2 (Application of definitions), the following terms used in the Transaction Documents have the following meanings:

"Account" means the SPV Accounts and the Collection Accounts.

"Account Agreements" means the SPV Account Agreements and the Collection Account Agreements, collectively.

"Account Banks" means the SPV Account Banks and the Collection Account Banks.

"Account Redirection Date" means the date designated by the Administrative Agent by notice to the SPV, the Servicers and the Parent at any time (a) following the occurrence of an Event of Default or Early Amortisation Event or (b) the Parent has a Public Debt Rating from at least two Rating Agencies of (i) "BB-" or below from S&P, (ii) "BB-" or below from Fitch and/or (iii) "Ba3" or below from Moody's (or such other rating as the Administrative Agent, the Majority Purchasers and the Parent may agree in writing); provided that, for purposes of clause (b) above (x) if at any time only one Rating Agency has issued a Public Debt Rating for the Parent, then such Public Debt Rating alone shall be used to determine if an Account Redirection Date has occurred pursuant to clause (b) above, and (y) if at any time Parent does not have a Public Debt Rating, then Parent shall be deemed to have a Public Debt Rating of (i) "BB-" or below from S&P, (ii) "BB-" or below from Fitch and (iii) "Ba3" or below from Moody's.

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"Accountants' Letter" is defined in Clause 6.1(b)(vi) (Annual agreed upon procedures audit) of the Servicing Deed.

"Adjusted Term SOFR" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Administrative Agent" means BNP Paribas, in its capacity as administrative agent for the Purchasers, and any successor to it in that capacity appointed pursuant to Clause 8 (The Administrative Agent, Purchaser Agents and Paying Agent) of the Receivables Transfer Agreement.

"Administrative Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

"Administrative Agent Fee Letter" means each fee letter agreement, dated on or after the Closing Date, between the Parent and the Administrative Agent.

"Adverse Claim" means a mortgage, charge, pledge, lien or other security interest, any agreement or arrangement having a similar effect and any other encumbrance or right in, of or on any Person's assets in favour of any other Person; provided, however, that a subordinated lien on one or more Collection Accounts in favor of ING Bank N.V. (or its Affiliates) to secure an Originator's obligations with respect to certain cash pooling arrangements between ING Bank N.V. (or its Affiliates) and one or more Arrow Parties shall not constitute an Adverse Claim under the Transaction Documents for any purpose so long as such arrangement is subject to subordination provisions in form and substance satisfactory to the Administrative Agent in its sole discretion.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with, such Person, in each case whether legally or beneficially. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting shares or membership interests, by contract, or otherwise.

"Agent Entity" is defined in Clause 8.11 (Erroneous Payments) of the Receivables Transfer Agreement.

"Agent Servicer" means, initially, the English Agent Servicer and the German Agent Servicer, as applicable, and any other Person as may from time to time be appointed as an Agent Servicer pursuant to Clause 2.1(a) (Appointment of Agent Servicers) of the Servicing Deed.

"Agent Servicing Fee" means an amount in the Base Currency equal to either (a) at any time when each Agent Servicer is an Arrow Party or an Affiliate thereof, the actual cost of servicing the Sold Receivables plus an amount consistent with industry standards determined by the Agent Servicers and approved by the Administrative Agent in its reasonable discretion, such additional amount to be reviewed and updated from time to time, or (b) at any time when any Agent Servicer is not an Arrow Party or an Affiliate thereof, the amount determined by agreement between such Person and the Administrative Agent, in either case, payable in arrears on each Settlement Date from Collections pursuant to, and subject to the Priority of Payments set out in, the Servicing Deed.

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"Agreed Jurisdiction Request" means a request by an Agent Servicer, on behalf of the SPV, to add an additional jurisdiction as an Agreed Obligor Jurisdiction or an Agreed Receivable Jurisdiction, as applicable, substantially in the form of Exhibit A.

"Agreed Obligor Jurisdiction" means Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, the United Kingdom, solely with respect to the German Originator, Switzerland, and each additional Agreed Obligor Jurisdiction with respect to Arrow Germany or Arrow UK agreed to in writing from time to time by the Administrative Agent and each Purchaser Agent pursuant to an Agreed Jurisdiction Request; provided that, (i) with respect to Romania, a legal memorandum from local counsel in Romania has been received by and addressed to the Administrative Agent and each Purchaser Agent with respect to true sale, tax, choice-of-law, perfection and enforcement matters in such jurisdiction, (ii) upon the occurrence of a Level II Rating Event, a legal memorandum or opinion (as determined by the Administrative Agent acting on behalf of each Purchaser Agent) from local counsel in each such Agreed Obligor Jurisdiction has been received by and addressed to the Administrative Agent and each Purchaser Agent with respect to true sale, tax, choice-of-law, perfection and enforcement matters in such jurisdiction; provided, however, if no such memorandum or opinion is given or if such memorandum or opinion does not provide a favorable opinion with respect to true sale, tax, choice-of-law, perfection and enforcement matters or otherwise, each in the reasonable opinion of the Administrative Agent and each Purchaser Agent, then the related jurisdiction shall no longer be deemed an Agreed Obligor Jurisdiction until such a favorable memorandum or opinion in form and substance satisfactory to the Administrative Agent and each Purchaser Agent is received by the Administrative Agent and each Purchaser Agent, and (iii) any other information that has been reasonably requested by the Administrative Agent or any Purchaser Agent has been provided to the Administrative Agent and each Purchaser Agent, in each case of clauses (i), (ii) and (iii) above, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

"Agreed Receivable Jurisdiction" means (a) with respect to the German Originator, Austria, Belgium, Germany, The Netherlands, Switzerland, the United States and each additional Agreed Receivable Jurisdiction with respect to Arrow Germany agreed to in writing from time to time by the Administrative Agent and each Purchaser Agent pursuant to an Agreed Jurisdiction Request and (b) with respect the English Originator, England and the United States and each additional Agreed Receivable Jurisdiction with respect to Arrow UK agreed to in writing from time to time by the Administrative Agent and each Purchaser Agent pursuant to an Agreed Jurisdiction Request; provided that, in each case of clauses (a) and (b) above (i) a legal opinion or opinions from local counsel in each such Agreed Receivable Jurisdiction have been received by and addressed to the Administrative Agent and each Purchaser Agent with respect to true sale, tax, choice-of-law and perfection matters in such jurisdiction and (ii) any other information that has been reasonably requested by the Administrative Agent or any Purchaser Agent has been provided to the Administrative Agent and each Purchaser Agent, in each case of clauses (i) and (ii) above, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

"Aggregate 3rd Party Annual Fees" means, at any time, the sum of:

(a)       the Corporate Services Provider Annual Fee, plus

(b)       the Reporting Services Provider Annual Fee, plus

(c)       the Security Trustee Annual Fee, plus

(d)       the SPV Account Bank Annual Fee, plus

(e)       the Paying Agent Annual Fee.

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"Aggregate Invested Amount" means the Base Currency Equivalent of the aggregate outstanding Invested Amounts in respect of the Investments.

"Aggregate Unpaids" means, at any time, an amount equal to the sum of (a) the Base Currency Equivalent of the aggregate unpaid Yield accrued, and to accrue with respect to all then current Rate Periods, at such time, (b) the Aggregate Invested Amount at such time and (c) the Base Currency Equivalent of any and all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) hereunder and under the other Transaction Documents from Collections and/or by the SPV and/or any Arrow Party to the Administrative Agent, the Purchaser Agents, the Purchasers, the Security Trustee or the other Secured Parties under and in connection with the Receivables Transfer Agreement and the other Transaction Documents, of whatever nature and whenever arising.

"Agreement" is defined in Clause 1.1 (Status of this Agreement).

"Alternate Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Anti-Corruption Laws" means, with respect to any Person, all Laws of any jurisdiction applicable to such Person concerning or relating to bribery, money laundering or corruption, including the U.K. Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any applicable Law implemented by the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

"Applicable Exchange Rate" means, at any time in relation to any amount denominated in a currency and any other currency, (i) the currency exchange rate specified in any hedging contract related to the Transaction Documents, to the extent applicable, or (ii) otherwise, the rate determined by the Administrative Agent or the applicable Agent Servicer, as applicable, as the currency exchange rate at which such amount could be converted into such other currency under a spot foreign exchange contract in the applicable currency exchange market.

"Applicable Currency Benchmark Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Applicable Margin" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Arrow" means Arrow Electronics, Inc., a company incorporated under the laws of the State of New York.

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"Arrow Documents" is defined in Clause 2.1(a) (Undertakings to cause performance or perform) of the Parent Undertaking Agreement.

"Arrow Germany" means Arrow Central Europe GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany.

"Arrow Obligations" is defined in Clause 2.1(a) (Undertakings to cause performance or perform) of the Parent Undertaking Agreement.

"Arrow Party" means each Originator, each Agent Servicer, each SPV Servicer, the Parent, the Subordinated Lender and each Affiliate of any of them from time to time party to a Transaction Document.

"Arrow UK" means Arrow Electronics (UK) Limited, a limited liability company incorporated under the laws of England and Wales, with company number 02582534 and having its registered office at Kao 1 Kao Park, Hockham Way, Harlow, CM17 9NA, Essex United Kingdom.

"Asset Interest" means the rights of the Purchasers in and to the Portfolio and the SPV Collateral.

"Assignable Interest" is defined in Clause 16 (Assignment of Rights in the Portfolio and Receivables) of the Receivables Transfer Agreement.

"Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit A (Form of Assignment, Novation and Assumption Agreement) to the Receivables Transfer Agreement.

"Austrian Receivable" means a Receivable governed by Austrian law that is originated by Arrow Germany in its capacity as Originator and sold to the SPV under the German Sale Agreement.

"Backup Servicer" is defined in Clause 2.9 (Backup Servicer) of the Servicing Deed.

"Backup Servicing Agreement" means an agreement entered into pursuant to Clause 2.9 (Backup Servicer) of the Servicing Deed on or after the occurrence of a Level I Rating Event, in form and substance satisfactory to the Administrative Agent, among the SPV, each Originator, the Administrative Agent, the Security Trustee, the Paying Agent and the Backup Servicer, governing the roles and responsibilities to be provided by the Backup Servicer.

"Backup Servicing Fee" means, following the appointment of a Backup Servicer in accordance with Clause 2.9 (Backup Servicer) of the Servicing Deed, any fees payable to such Backup Servicer under the applicable Backup Servicing Agreement in the Base Currency.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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"Base Currency" means Euro.

"Base Currency Equivalent" means, (a) with respect to any amount denominated in the Base Currency, such amount, and (b) with respect to any amount denominated in a currency other than the Base Currency, the equivalent amount in the Base Currency determined by the Administrative Agent or the applicable Servicer, as applicable, on the basis of the Applicable Exchange Rate.

"Base Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Belgian Receivable" means a Receivable governed by Belgian law that is originated by Arrow Germany in its capacity as Originator and sold to the SPV under the German Sale Agreement.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Business Day" means a day on which commercial banks and foreign exchange markets settle payments in New York, New York, Brussels, Belgium, London, England, Paris, France, Frankfurt, Germany, Amsterdam, the Netherlands, Luxemburg City, Luxemburg, and Dublin, Ireland; provided that, (x) in relation to any sum payable in Euro, a “Business Day” shall be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open, (y) in relation to any sum payable in Dollars, a “Business Day” shall be a day on which members of the Securities Industry and Financial Markets Association that are fixed income departments are open for the entire day for purposes of trading in United States government securities, and (z) in relation to any sum payable in Pounds, a “Business Day” shall be any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, England.

"Capitalised Lease" of a Person means any lease of assets by such Person as lessee which would be capitalised on a balance sheet of such Person prepared in accordance with GAAP.

"Change of Control" means, with respect to:

(a)	any Arrow Party (other than the Parent), the failure of the Parent to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, one hundred percent (100%) of the outstanding Equity Interests of such Arrow Party; or

(b)	the Parent:

(i)            less than a majority of the members of the Parent's board of directors shall be Persons who either (x) were serving as directors on the Closing Date or (y) were nominated as directors and/or approved by the vote of the majority of the directors who are directors referred to in clause (x) above or this clause (y), or

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(ii)            a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Equity Interests of the Parent as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Parent representing 40% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of the Parent.

"Closing Date" means January 27, 2020.

"Collection Account" means any account, at an Eligible Account Bank, described in Schedule 3 (Accounts) to the Receivables Transfer Agreement under the heading "Collection Account" and any account added as a Collection Account in accordance with the Transaction Documents.

"Collection Account Agreements" means, collectively, the English Declaration of Trust (English Collection Accounts), the English Declaration of Trust (German Collection Accounts), the Dutch Account Pledge Agreement (German Collection Accounts), the Dutch Account Pledge Agreement (German and English Collection Accounts), the Irish Declaration of Trust, the German Account Pledge Agreement, the Polish Account Pledge Agreement and the Italian Account Pledge Agreement, and each other control or other security agreement or arrangement, in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee and as may be appropriate under the laws of any relevant jurisdiction, with respect to a Collection Account.

"Collection Account Bank" means any Eligible Account Bank listed in Schedule 3 (Accounts) to the Receivables Transfer Agreement and any other Eligible Account Bank added as a Collection Account Bank in accordance with the Transaction Documents.

"Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including (i) all finance or similar charges, if any, (ii) any cash proceeds of Related Rights with respect to such Receivable, (iii) any Deemed Collections received pursuant to the Transaction Documents, and (iv) all amounts received in respect of such Receivable on account of any Credit Insurance Policy.

"Commercial Paper" means the promissory notes issued or to be issued by any Conduit Purchaser in the commercial paper market.

"Commitment" means, with respect to each Committed Purchaser, as the context requires, (a) the commitment of such Committed Purchaser to make Investments in accordance with the Receivables Transfer Agreement in an amount not exceeding the amount described in the following paragraph (b), and (b) an amount equal to (i) the amount set out opposite such Committed Purchaser's name in Schedule 1 (Purchaser Groups and Commitments) to the Receivables Transfer Agreement under the heading "Commitment and Purchaser Group Limit" (or in the case of a Committed Purchaser which becomes a party to the Receivables Transfer Agreement pursuant to an Assignment and Assumption Agreement, as set out in such Assignment and Assumption Agreement), plus (ii) the amount of any increase to such Committed Purchaser's Commitment consented to by such Committed Purchaser, minus (iii) the amount of any Commitment or portion thereof assigned by such Committed Purchaser pursuant to an Assignment and Assumption Agreement, minus (iv) upon any reduction of the Facility Limit, an amount equal to the product of (A) the amount of such reduction of the Facility Limit, times (B) a fraction the numerator of which is the Commitment of such Committed Purchaser and the denominator of which is the Facility Limit in each case before giving effect to such reduction.

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"Commitment Termination Date" means December 15, 2025, or such later date to which the Commitment Termination Date may be extended by the SPV (or the Servicers on its behalf), the Administrative Agent and any or all of the Committed Purchasers (in their sole discretion). Each Purchaser Agent shall use commercially reasonable efforts to notify the SPV (or the Servicers on its behalf) within ninety (90) days of any Commitment Termination Date (but in any event no later than sixty (60) days prior to any Commitment Termination Date) if the Committed Purchasers in its Purchaser Group intend to renew their Commitments. For the avoidance of doubt and notwithstanding anything in any Transaction Document to the contrary, no Committed Purchaser shall have any obligation to renew its Commitment.

"Committed Purchasers" means each of the financial institutions identified as such in Schedule 1 (Purchaser Groups and Commitments) to the Receivables Transfer Agreement and any other financial institution that has become a party to the Receivables Transfer Agreement pursuant to Clause 17 (Successors and assigns; binding effect) of the Receivables Transfer Agreement, but excluding any such financial institution that is no longer a party to the Receivables Transfer Agreement as provided in Clause 17 (Successors and assigns; binding effect) of the Receivables Transfer Agreement.

"Committed Purchaser's Purchaser Group Pro Rata Share" means, with respect to a Committed Purchaser at any time, the Commitment of such Committed Purchaser at that time, divided by the sum of the Commitments of all Committed Purchasers in such Committed Purchaser's Purchaser Group at that time.

"Compounded Reference Rate" means, in relation to any RFR Banking Day, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR for that RFR Banking Day; and

(b)	the applicable Credit Adjustment Spread.

"Conduit Purchaser" means any commercial paper conduit that is designated as a Conduit Purchaser on the signature pages to the Receivables Transfer Agreement and any other commercial paper conduit that has become a party to the Receivables Transfer Agreement as a "Conduit Purchaser" pursuant to Clause 17 (Successors and assigns; binding effect) of the Receivables Transfer Agreement, but excluding any such commercial paper conduit that is no longer a party to the Receivables Transfer Agreement as provided in Clause 17 (Successors and assigns; binding effect) of the Receivables Transfer Agreement.

"Conduit Purchaser Fee" means [*****]%.

"Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, purchase orders and related documents, notes, or other written documentation pursuant to which such Receivable arises or which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

"Contractual Dilution" means, with respect to any Receivable, any reduction, cancellation or adjustment in the Unpaid Balance of such Receivable as a result of a contractual arrangement between the applicable Originator and the applicable Obligor including, discounts, volume rebates or volume discounts, in each case arising pursuant to the Contract related to such Receivable; it being understood that in the event an Originator is not able to identify such reduction, cancellation or adjustment as a Contractual Dilution, such reduction, cancellation or adjustment will be treated as Non-Contractual Dilution.

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"Contractual Dilution Ratio" means, as at any Month End Date, the ratio (expressed as a percentage) computed by dividing

(a)            the Base Currency Equivalent of the aggregate amount of Contractual Dilutions issued with respect to Eligible Receivables which arose during the 12 Monthly Calculation Periods preceding such Month End Date, by

(b)            the Base Currency Equivalent of the aggregate initial Unpaid Balance of Eligible Receivables which arose during the 12 Monthly Calculation Periods preceding such Month End Date.

"Corporate Services Provider" means Intertrust Management B.V.

"Corporate Services Provider Annual Fee" means the fee payable in accordance with the Corporate Services Provider Fee Letter and as of the Closing Date the Corporate Services Provider Annual Fee is [*****].

"Corporate Services Provider Fee Letter" means that certain letter dated February 25, 2019, between the Corporate Services Provider and Arrow.

"Coverage Test" means a test that is satisfied if, on any date of determination, the Net Eligible Receivables Balance exceeds the sum of the Aggregate Invested Amount and the Required Reserves.

"CP Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Credit and Collection Policy" means, with respect to any Originator, the credit and collection policy or policies and practices of such Originator relating to the Receivables and the Contracts, as in effect on (a) the Closing Date and attached as Schedule 2 (Credit and Collection Policies) to the Receivables Transfer Agreement or (b) with respect to any Person who becomes an Originator after the Closing Date, the Initial Effective Date in respect of such Person, in each case, as modified from time to time pursuant to notice to the Administrative Agent in a manner not in violation of the Transaction Documents.

"Credit Insurance Policy" means a credit insurance policy naming the Administrative Agent, any Purchasers and/or the SPV as insured, which policy insures the payment of certain Receivables owing by one or more Obligors.

"Credit Insurance Provider" means each insurance company that provides a Credit Insurance Policy to the SPV.

"Credit Adjustment Spread" means any rate which is specified as such in the Reference Rate Terms.

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"Cumulative Sales Over the Loss Horizon" means, as at any Month End Date, the amount equal to the result of the following formula:

(A + B) x (C – D)

where:

A = the Base Currency Equivalent of the aggregate initial Unpaid Balance of the Eligible Receivables that came into existence during the previous "D" number of Monthly Calculation Periods preceding such Month End Date;

B = the Base Currency Equivalent of the aggregate initial Unpaid Balance of the Eligible Receivables that came into existence during the "D+1" previous Monthly Calculation Period preceding such Month End Date;

C = the Loss Horizon; and

D = the Loss Horizon rounded downward to the next whole number.

"Currency" means Dollars, Pounds and Euro or any other currency agreed by each Purchaser, the SPV and the Servicers.

"Customer Information" means, with respect to any Obligor, the Obligor's Contract(s) and any non-public information with respect to such Obligor that has been delivered by any Arrow Party to the Administrative Agent, any Purchaser or any other Secured Party pursuant to, or in connection with, the Transaction Documents or the transactions contemplated thereby, including any information with respect to the goods or services provided by any Arrow Party to such Obligor, the amount of Receivables owing by such Obligor and the contact details of such Obligor.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day, the percentage rate per annum determined by the Reporting Services Provider in accordance with the methodology set out in Schedule 4 (Daily Non-Cumulative Compounded RFR Rate).

"Daily Term SOFR Determination Date" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Data Protection Law" means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (repealing Directive 95/46/EC (General Data Protection Regulation)), including as it forms part of English law pursuant to the EUWA, the German Data Protection Act (Bundesdatenschutzgesetz) or any other applicable Law relating to data protection or privacy.

"Days Sales Outstanding" or "DSO" means, as at any Month End Date, a number of days equal to the product of (a) thirty (30) and (b) the sum of:

(i)	the number "X", rounded downward, if necessary, to the nearest whole number, where X is a number such that each of the following statements is true:

(A)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of the Eligible Receivables that came into existence during the previous "X" number of Monthly Calculation Periods preceding such Month End Date is less than the Base Currency Equivalent of the aggregate Unpaid Balance of all Eligible Receivables as at such Month End Date; and

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(B)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of all Eligible Receivables that came into existence during the previous "X+1" number of Monthly Calculation Periods preceding such Month End Date is greater than the Base Currency Equivalent of the aggregate Unpaid Balance of all Eligible Receivables as at such Month End Date; plus

(ii)	the positive value, equal to:

(A)	the Base Currency Equivalent of the aggregate Unpaid Balance of all Eligible Receivables as at such Month End Date minus the Base Currency Equivalent of the aggregate initial Unpaid Balance of all Eligible Receivables that came into existence during the previous "X" number of Monthly Calculation Periods preceding such Month End Date; divided by

(B)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of all Eligible Receivables that came into existence during the previous "X+1" Monthly Calculation Periods preceding such Month End Date.

"Deemed Collections" means any Collections on any Receivable deemed to have been received by the applicable Agent Servicer pursuant to the Servicing Deed, by any Originator pursuant to any Sale Agreement or by the SPV pursuant to the Receivables Transfer Agreement.

"Default Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Default Ratio" means, as at any Month End Date, the quotient (expressed as a percentage), calculated as:

(a)	the Base Currency Equivalent of the aggregate Unpaid Balance of all Eligible Receivables which became Defaulted Receivables during the Monthly Calculation Period ending on such Month End Date, divided by

(b)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of all Eligible Receivables issued during the fifth (5th) Monthly Calculation Period immediately preceding the Monthly Calculation Period ending on such Month End Date.

"Defaulted Receivable" means, without duplication, any Receivable (a) as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more after the original due date of such Receivable; (b) as to which an Event of Insolvency has occurred with respect to the Obligor thereof; (c) which has been declared or identified by the SPV, any Originator or any Servicer as uncollectible or irrecoverable; (d) in respect of which legal proceedings have been initiated for its recovery; (e) which, consistent with the applicable Originator's Credit and Collection Policy, should be written off as uncollectible; or (f) that is a Delinquent Receivable that (i) has its terms extended, materially amended or otherwise modified pursuant to Clause 6.2(a) (No extension or amendment of Receivables) of the Servicing Deed, Clause 5.2(b) (No extension or amendment of Receivables) of the Receivables Transfer Agreement, Clause 6.3(b) (No extension or amendment of Receivables) of the German Sale Agreement, or Clause 6.3(b) (No extension or amendment of Receivables) of the English Sale Agreement or (ii) is evidenced by a negotiable instrument pursuant to Clause 6.2(f) (Instruments) of the Servicing Deed, Clause 5.2(k) (Negotiable instruments) of the Receivables Transfer Agreement, Clause 6.3(g) (Negotiable instruments) of the German Sale Agreement, or Clause 6.3(g) (Negotiable instruments) of the English Sale Agreement

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"Defaulting Purchaser" means any Committed Purchaser that has failed to fund all or any portion of the Investments required to be funded by it hereunder within two (2) Business Days of the date such Investment was required to be funded hereunder unless such Purchaser notifies the Administrative Agent and the SPV in writing that such failure is the result of such Purchaser's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied. Any determination by the Administrative Agent that a Purchaser is a Defaulting Purchaser, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser upon delivery of written notice of such determination to the SPV and each other Purchaser. No Purchaser that is also acting in the capacity as Administrative Agent hereunder or that is an affiliate of the Administrative Agent may be designated as a Defaulting Purchaser.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

"Delinquency Ratio" means, as at any Month End Date, the quotient (expressed as a percentage), calculated as:

(a)	the Base Currency Equivalent of the aggregate Unpaid Balance of all Delinquent Receivables as at such Month End Date, divided by

(b)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of all Eligible Receivables issued during the fourth (4th) Monthly Calculation Period immediately preceding the Monthly Calculation Period ending on such Month End Date.

"Delinquent Receivable" means any Receivable (a) as to which any payment, or part thereof, remains unpaid for sixty-one (61) days or more after the original due date of such Receivable, and (b) which is not a Defaulted Receivable.

"Designated Office" means, with respect to any Purchaser, the office of such Purchaser specified as its "Designated Office" under its name on Schedule 1 (Purchaser Groups and Commitments) to the Receivables Transfer Agreement or as specified in the Assignment and Assumption Agreement pursuant to which such Purchaser became a party to the Receivables Transfer Agreement or, in either case, such other office of such Purchaser as such Purchaser may specify from time to time to the SPV and the Servicers.

"Dilution" means Contractual Dilution or Non-Contractual Dilution.

"Dilution Horizon Ratio" means, as at any Month End Date, the quotient (expressed as a percentage) calculated as:

(a)	the sum of (i) the Base Currency Equivalent of the aggregate initial Unpaid Balance of all Eligible Receivables which arose during the Monthly Calculation Period ending on such Month End Date plus (ii) the initial Unpaid Balance of all Eligible Receivables which arose during the Monthly Calculation Period immediately preceding the current Monthly Calculation Period multiplied by fifty percent (50.0%), divided by

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(b)	the Net Eligible Receivables Balance as at such Month End Date;

provided that the applicable period set forth in clause (a) above may be adjusted annually by the Administrative Agent with the consent of the Specified Purchasers by written notice to the Servicer at least ten (10) Business Days prior to the effectiveness of such adjustment, which adjustment may take into account the dilution testing results from the most recently delivered Accountants' Letter.

"Dilution Ratio" means, as at any Month End Date, the ratio (expressed as a percentage) computed by dividing

(a)	the Base Currency Equivalent of the aggregate amount of Dilutions issued with respect to Eligible Receivables which arose during the Monthly Calculation Period ending on such Month End Date, by

(b)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of Eligible Receivables which arose during the Monthly Calculation Period ending on the immediately preceding Month End Date.

"Dilution Reserve Floor" means [*****].

"Dilution Spike" means, as at any Month End Date, the highest of the Non-Contractual Dilution Ratios for the twelve (12) Month End Dates immediately preceding (and including) such Month End Date.

"Discount" has the meaning given to it in the applicable Sale Agreement.

"Dollar", "US$" or "$" means the lawful currency of the United States.

"Dutch Account Pledge Agreement (German Collection Accounts)" means that certain Dutch account security agreement, dated on or around the Closing Date, among the German Originator and the Security Trustee.

"Dutch Account Pledge Agreement (German and English Collection Accounts)" means that certain Dutch account security agreement, dated on or around December 23, 2021, among the German Originator, the English Originator and the Security Trustee.

"Dutch Account Pledge Agreement (SPV Accounts)" means that certain Dutch account security agreement, dated on or around the Closing Date, among the Dutch SPV and the Security Trustee.

"Dutch Receivable" means a Receivable governed by Dutch law that is originated by Arrow Germany in its capacity as Originator and sold to the SPV under the German Sale Agreement.

"Dynamic Loss Reserve Percentage" means, as at any Month End Date, the product (expressed as a percentage) of:

(a)	the Relevant Stress Factor; multiplied by

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(b)	the Loss Horizon Ratio as of such date; multiplied by

(c)	the maximum over the twelve (12) Month End Dates immediately preceding (and including) such Month End Date of the three (3) month rolling average of the Default Ratio.

"Early Amortisation Event" has the meaning given to it in Clause 6.1 (Early Amortisation Events) of the Receivables Transfer Agreement.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) and (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means December 23, 2021.

"Eligible Account Bank" means any depository institution with a short-term unsecured debt rating of at least P-1 from Moody's, F1 from Fitch and at least A-1 from S&P.

"Eligible Investments" means any demand or time deposits or certificates of deposit or bearer securities or commercial paper rated at least A-1 by S&P, F1 from Fitch and P-1 by Moody's which mature prior to the date and time for any payments to be made on the Investments and which are held with or issued by any Person whose short term unsecured and unsubordinated debt obligations are rated at least A-1 by S&P, F1 from Fitch and P-1 by Moody's.

"Eligible Obligor" means, at any time, an Obligor which:

(a)	is (i) a customer of an Originator, (ii) resident in an Agreed Obligor Jurisdiction, (iii) granted credit in accordance with such Originator's Credit and Collection Policies and (iv) billed by such Originator on a regular basis;

(b)	at the time of the sale of the relevant Receivable to the SPV by the applicable Originator pursuant to the applicable Sale Agreement, is not insolvent;

(c)	is not an Arrow Party or any Affiliate of any Arrow Party;

(d)	is not an individual and does not have the benefit of any applicable consumer credit legislation;

(e)	is not an Official Body;

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(f)	is not a supplier to an Originator unless such supplier has been identified by the related Originator in a written notice delivered to the Administrative Agent prior to the Closing Date;

(g)	is not a Person as to which the funding of such Receivables of such Obligor by any Purchaser, the Administrative Agent or any Program Support Provider would be restricted or prohibited under applicable Law;

(h)	is resident in (i) a country that has fully adopted Regulation (EC) No 593/2008 of 17 June 2008 or (ii) solely with respect to a German Receivable, Switzerland; and

(i)	to the extent such Obligor is externally rated by a rating agency, it is not, to the best of the relevant Originator’s knowledge, rated B+ or below (or its equivalent) by such rating agency, provided that:

(i)	the relevant Originator need only take into account information obtained: (A) from such Obligor at the time of origination of the relevant Receivables, (B) in the course of its servicing procedures, (C) in the course of its own risk-management procedures, and/or (D) any such information notified to it by a third party; and

(ii)	the relevant Originator will not be required to perform any checks or conduct any further investigation in relation to any information obtained in accordance with paragraph (i) immediately above for the purposes of assessing whether the relevant Obligor complies with the rating criteria of the relevant rating agency as set out in this paragraph (i)

"Eligible Receivable" means, at any time, any Receivable:

(a)	the Obligor of which is an Eligible Obligor;

(b)	which is a non-interest bearing trade receivable (i) evidenced by an invoice sufficiently detailed to identify the relevant Obligor and the relevant amount owed by such Obligor, and (ii) originated by the applicable Originator in the ordinary course of its business;

(c)	with respect to which the applicable Originator has performed all obligations required to be performed by it thereunder, including, if applicable, shipment of any goods or merchandise or performance of any services purchased thereunder;

(d)	which has been billed to the relevant Obligor and is due and payable by such Obligor;

(e)	which is required to be paid in full on or before 120 days (or such other number of days as may be agreed by the Administrative Agent, the Majority Purchasers and the Parent), in each case, after the original billing date therefor;

(f)	which was originated in all material respects in accordance with, and otherwise satisfies, all applicable requirements of the applicable Credit and Collection Policy;

(g)	arising under a Contract which (i) was executed after 17 December 2009, save in the case of a Contract entered into with a Swiss Obligor, or (ii) was executed prior to 17 December 2009 which relates to an Obligor located in an Agreed Obligor Jurisdiction where such jurisdiction has implemented the Rome Convention into local domestic law at the date of execution of the Contract;

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(h)	the Obligor of which has been directed, in the invoice related to such Receivable or otherwise, to make all payments:

(i)	prior to the Account Redirection Date, to a Collection Account or an SPV Account; or

(ii)	on and after the Account Redirection Date, to an SPV Account;

(i)	which under any related Contract and applicable Law is assignable, or, in relation to English Receivables, assignable or capable of being the subject of a declaration of trust, without the consent of or notice to the related Obligor other than such consents as have been obtained and notices that have been given; provided that so long as no Level I Rating Event exists and solely with respect to German Receivables governed by German law, no such consent shall be required for Contracts that contain a restriction on assignment of such Contract;

(j)	which, together with any related Contract, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms with full recourse to such Obligor and (ii) has not been paid nor discharged by set-off or otherwise and is not subject to any proceedings, dispute, set-off, counterclaim or other defence of an Obligor subject to (x) applicable Insolvency Laws and (y) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(k)	which is denominated and payable in a Currency or any other currency agreed to in writing by the Administrative Agent and each Purchaser Agent;

(l)	which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits), except as expressly permitted by the Receivables Transfer Agreement and the other Transaction Documents;

(m)	which is a right to payment of a monetary obligation for (i) assets that have been sold, assigned or otherwise transferred, or (ii) services rendered, in each case, by the applicable Originator to an Obligor, and which is not evidenced by an instrument, note, agreement or other writing the delivery or endorsement of which is necessary to transfer or otherwise perfect an ownership interest in such Receivable;

(n)	which, together with any Contract related thereto, does not contravene any Laws applicable thereto (including Laws relating to consumer protection, unfair contract terms, consumer credit, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such Law;

(o)	the assignment or other disposal of which (directly and indirectly) to the SPV does not violate, conflict or contravene any applicable Law or any contractual or other restriction, limitation or encumbrance other than such contractual or other restriction, limitation or encumbrance that has been satisfied;

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(p)	which (together with the Related Rights related thereto) has been the subject of:

(i)	a valid transfer and assignment or other disposal of good and marketable title by the applicable Originator to the SPV pursuant to, and in accordance with, the Sale Agreement to which such Originator is a party;

(ii)	in the case of a Sold Receivable, a valid transfer and assignment or other disposal under the Receivables Transfer Agreement by the SPV to the Administrative Agent; and

(iii)	in the case of an Unsold Receivable, the grant of a first priority perfected security interest therein by the SPV to the Security Trustee, on behalf of the Secured Parties, of all of the SPV's rights therein, as security for the Aggregate Unpaids;

in each case, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents) and in any event ranking ahead of any other security interest and the rights of any other creditor of the SPV or any Arrow Party;

(q)	which does not arise from (i) a Contract which is subcontracted, in whole or in part, by the applicable Originator to a third party, or (ii) an executory contract;

(r)	which is governed by the Laws of an Agreed Receivable Jurisdiction or, solely with respect to an English Receivable or German Receivable that arises from an Obligor's purchase order, the related Contract does not contain a governing law clause or similar provision;

(s)	which is payable without deduction or withholding for or on account of any taxes and which may be transferred free of any stamp, registration or similar taxes;

(t)	with respect to a German Receivable governed by German law, if the relevant German Receivable is subject to an extended retention of title (verlängerter Eigentumsvorbehalt) or a manufacturing clause (Verarbeitungsklausel) which provides for the assignment of such Receivable to a supplier of the German Originator, the contractual arrangement between the German Originator and such supplier authorizes (including by way of deemed authorisation (konkludent)) the German Originator (i) to collect from the relevant Obligor such Receivable in its own name and (ii) to sell and validly assign such Receivable under a true sale factoring (echtes Factoring); provided that, in any such case, (x) the German Originator shall duly pay such supplier in accordance with the requirements of such contractual arrangement; provided, further, that (y) the purchase price payable under the German Sale Agreement with respect to such Receivable shall exceed the German Originator's payment obligations to such supplier under such contractual arrangement;

(u)	with respect to a German Receivable governed by German law, which is not subject to a current account agreement (kontokorrent gebundene Forderungen) within the meaning of section 355 of the German Commercial Code (Handelsgesetzbuch);

(v)	with respect to an English Receivable, the obligations required to be performed under the related Contract (other than payment of such Receivable), including, if applicable, shipment of any goods or merchandise or performance of any services purchased thereunder are solely the obligations of the English Originator and have been performed by the English Originator;

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(w)	(i) which goods and/or services under any related Contract have not been rejected by the related Obligor or (ii) if the goods and/or services under any related Contract have been rejected by the related Obligor, which rejected goods and/or services by the related Obligor have been formally disputed by the related Originator;

(x)	which is not an Excluded Receivable;

(y)	solely with respect to a Swiss Receivable, which is freely assignable pursuant to article 164 et seq. of the Swiss Code of Obligations (Obligationenrecht);

(z)	solely with respect to a Receivable originated by the Swiss Branch of the German Originator, arising under a Contract which is not related to or subject to an auction or stock exchange;

(aa)	solely with respect to a Receivable originated by the Swiss Branch of the German Originator, arising under a Contract for which the Swiss branch of the German Originator received a purchase order in Switzerland from an Eligible Obligor and the Contract is most closely connected to the Swiss branch pursuant to article 117 of the Swiss Private International Law Act;

(bb)	at any time a Level II Rating Event exists and solely with respect to a Swiss Receivable, which is evidenced by an original Swiss Declaration of Assignment that has been delivered to the SPV on the related Purchase Date or the Business Day immediately following such Purchase Date;

(cc)	solely with respect to a Receivable that is subject to a Credit Insurance Policy, the related Credit Insurance Policy lists each of the SPV and the Administrative Agent as an insured party in form and substance satisfactory to the SPV and the Administrative Agent;

(dd)	solely with respect to a Belgian Receivable:

(i)	which does not arise from credit or life insurances;

(ii)	which is not represented in the form of negotiable instruments, endorseable invoices, drafts, bills of exchange or promissory notes;

(iii)	if the relevant Belgian Receivable is subject to an extended retention of title (verlengd eigendomsvoorbehoud/réserve de propriété prolongée) which provides for the assignment of such Receivable to a supplier of the German Originator, the contractual arrangement between the German Originator and such supplier expressly authorizes the German Originator (i) to collect from the relevant Obligor such Receivable in its own name and (ii) to sell and validly assign such Receivable in the manner provided in the Transaction Documents; provided that, in any such case, (x) the German Originator shall duly pay such supplier in accordance with the requirements of such contractual arrangement; provided, further, that (y) the purchase price payable under the German Sale Agreement with respect to such Receivable shall clearly exceed the German Originator's payment obligations to such supplier under such contractual arrangement;

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(iv)	which is not secured by a mortgage (hypotheek/hypothèque) or any other security which must be recorded in a register;

(v)	which is not subject to, nor arises in connection with, a contract which is subject to Belgian public procurement laws and regulations;

(ee)	which at the time of transfer and assignment by the relevant Originator to the SPV pursuant to the relevant Sale Agreement is not:

(i)	an exposure in default within the meaning of Article 178(1) of Regulation (EU) No 575/2013; or

(ii)	an exposure to an Obligor which is a credit-impaired debtor or guarantor, who, to the best of such Originator's knowledge:

(A)	has been declared insolvent or had a court grant his creditors a final non-appealable right of enforcement or material damages as a result of a missed payment within three years prior to the date of origination or has undergone a debt restructuring process with regard to its non-performing exposures within three years prior to the date of transfer or assignment of the relevant Receivables to the SPV, except if: (I) such restructured Receivable has not presented new arrears since the date of the restructuring, which must have taken place at least one year prior to the date of such relevant transfer or assignment of the restructured Receivable to the SPV; and (II) the information provided by the relevant Originator or the SPV in accordance with Article 7(1) sub-paragraphs (a) and (e)(i) of the Securitisation Regulations explicitly sets out the proportion of restructured Receivables, the time and details of the restructuring as well as their performance since the date of the restructuring;

(B)	was, at the time of origination, where applicable, on a public credit registry of persons with adverse credit history or, where there is no such public credit registry, another credit registry that is available to such Originator; or

(C)	has a credit assessment or a credit score indicating that the risk of contractually agreed payments not being made is significantly higher than for comparable Receivables held by such Originator which are not transferred to the SPV pursuant to the Transaction Documents; and

(ff)	which is not a securitisation position, derivative or transferable security (as defined in Article 4(1) of Directive 2014/65/EU).

"Eligible Receivables Balance" means, at any time, an amount equal to the Base Currency Equivalent of the aggregate Unpaid Balance of all Eligible Receivables at such time.

"English Agent Servicer" means Arrow UK.

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"English Law Documents" means this Agreement, the Receivables Transfer Agreement, the English Receivables Sale Agreement, the English Security Agreement, the English Declaration of Trust (English Collection Accounts), the English Declaration of Trust (German Collection Accounts), the English Declaration of Trust (Unsold Receivables), the Servicing Deed, the Parent Undertaking Agreement, the Subordinated Loan Agreement, the Fee Letters and the Reporting Services Agreement.

"English Declaration of Trust (English Collection Accounts)" means a declaration of trust over the English Accounts of the English Originator, dated on or around the Closing Date, by and among the SPV, the Security Trustee and the English Originator.

"English Declaration of Trust (German Collection Accounts)" means a declaration of trust over the English Accounts of the German Originator, dated on or around the Closing Date, by and among the SPV, the Security Trustee and the German Originator.

"English Declaration of Trust (Unsold Receivables)" means a declaration of trust over the Unsold Receivables of the SPV, dated on or around the Closing Date, by and between the Security Trustee and the SPV.

"English Originator" means Arrow UK.

"English Originator Stop-Purchase Date" has the meaning given to that term in the English Sale Agreement.

"English Receivables" means the Receivables originated by Arrow UK in its capacity as Originator and sold to the SPV under the English Receivables Sale Agreement.

"English Sale Agreement" means that certain English receivables sale agreement, dated on or around the Closing Date, made between the English Originator, as seller, and the SPV, as buyer.

"English Security Agreement" means the security agreement governed by English law, dated on or around the Closing Date, by and among the SPV and the Security Trustee.

"English SPV Servicer" means Arrow UK.

"Equity Interests" of any Person means any and all shares in its issued share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in that Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

"ESMA" means the European Securities and Markets Authority.

"ESR Policy Framework" means a Purchaser Agent’s policy or policies, if any, from time to time establishing processes for identifying, assessing, managing, mitigating and reporting material environmental and social risks.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"EU Insolvency Regulation" means Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast).

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"EU Securitisation Regulation" means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, and amending certain other European Union Directives and Regulations, as amended and in effect from time to time.

"EU Securitisation Regulation Rules" means the EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards, implementing technical standards and delegated regulations in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation and, in each case, any relevant guidance or policy statements published in relation thereto by European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or successor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time.

"EU STS Requirements" means the transaction level requirements for an ABCP transaction (as defined in the EU Securitisation Regulation) to be considered STS (as defined in the EU Securitisation Regulation) as set out in Article 24 (Transaction-level requirements) of the EU Securitisation Regulation.

"Euro Investment Interest Reserve Percentage" means, as at any Monthly Calculation Date, the ratio (expressed as a percentage) determined as:

(a)	the product of:

(i)	the maximum between:

(A)	EURIBOR for a period of one (1) month as at such Monthly Calculation Date multiplied by [*****], and

(B)	EURIBOR for a period of one (1) month as at such Monthly Calculation Date [*****], multiplied by

(ii)	the product determined as:

(A)	the Facility Limit, multiplied by

(B)	the quotient determined as:

(x)	the Euro Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(y)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iii)	the DSO as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iv)	the Relevant Stress Factor, multiplied by

(v)	1/360; divided by

(b)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date.

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"EURIBOR" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Euro" or "€" means the lawful currency of the Participating Member States.

"Euro Eligible Receivables Balance" means, at any time, an amount in Euro equal to the aggregate Unpaid Balance of all Eligible Receivables denominated in Euro at such time.

"Euro Net Eligible Receivables Balance" means, at any time, an amount in Euro equal to:

(a)	the Euro Eligible Receivables Balance at such time, less

(b)	the aggregate outstanding Dilutions denominated in Euro with respect to Eligible Receivables at such time, less

(c)	the aggregate Unpaid Balance of all Defaulted Receivables which are Eligible Receivables denominated in Euro at such time, less

(d)	the aggregate Unapplied Cash denominated in Euro with respect to Eligible Obligors outstanding at such time, less

(e)	the aggregate outstanding Provisions for Contractual Dilutions denominated in Euro with respect to Eligible Obligors at such time, less

(f)	the aggregate Unpaid Balance of all Eligible Receivables denominated in Euro the Obligor of which is located in Poland and which is subject to Polish VAT, less

(g)	the product of:

(i)	the sum of:

(A)	the aggregate Obligor Excess Concentration Amount at such time for all Eligible Obligors, plus

(B)	at any time when a Level II Rating Event does not exist, the excess, if any, of (x) the Base Currency Equivalent of the aggregate Unpaid Balance of the Eligible Receivables the Obligor of which is located in Bulgaria, Sweden, Denmark, Malta, Finland, Latvia, Lithuania, Croatia, Estonia, Luxembourg, Greece or Cyprus, over (y) the product of (I) [*****], multiplied by (II) the Eligible Receivables Balance, plus

(C)	at any time when a Level II Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of Swiss Receivables which are Eligible Receivables, over (ii) the product of (x) [*****], multiplied by (y) the Eligible Receivables Balance, plus

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(D)	at any time when a Level I Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of German Receivables governed by German law which arise under a Contract that contains a restriction on assignment which are Eligible Receivables, over (ii) the product of (x) [*****], multiplied by (y) the Eligible Receivables Balance, multiplied by

(ii)	the quotient determined as:

(A)	the Euro Eligible Receivables Balance, divided by

(B)	the Eligible Receivables Balance.

"EUWA" means the European Union (Withdrawal) Act 2018, as amended.

"Event of Default" is defined in Clause 6.2 (Events of Default) of the Receivables Transfer Agreement.

"Event of Insolvency" means, with respect to any Person, the occurrence of any of the following:

(a)	such Person:

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable or fails to pay its debts as such debts become due;

(iii)	shall admit in writing its inability to pay its debts generally as they become due; or

(iv)	shall make a general assignment, arrangement, composition with or trust for the benefit of creditors;

(b)	the institution of any voluntary case or other proceeding by such Person seeking to adjudicate it as insolvent or bankrupt, or seeking liquidation, winding up, reorganisation, administration, examinership, voluntary or other arrangement, adjustment, protection, relief or composition of it or its debts under any Insolvency Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, examiner or other similar official for it or any substantial part of its assets or such Person shall consent to the appointment of or taking possession by a receiver, trustee, examiner or other similar official for such Person or for any substantial part of its assets;

(c)	the institution of any case or other proceeding against such Person without such Person's application or consent seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganisation, administration, examinership, voluntary or other arrangement, adjustment, protection, relief or composition of it or its debts under any Insolvency Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, examiner or other similar official for it or any other substantial part of its assets and such case or proceeding shall have continued undismissed, or unstayed and in effect, for a period of thirty (30) days or an order for relief in respect of such Person shall be entered in an involuntary case under an Insolvency Law or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or against such Person;

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(d)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(e)	the order of any preliminary insolvency measures by an insolvency court (or any other competent authority) against such Person;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (c) above); or

(h)	such Person shall take any corporate, partnership or other similar appropriate action to authorise or initiate any of the actions set forth in the preceding paragraphs (a), (b), (c) or (d).

"Excess Concentration Amount" means, as at any Month End Date, the aggregate Obligor Excess Concentration Amount for all Eligible Obligors.

"Excluded Obligor" means, as of any date of determination, each obligor which (a) is listed on Exhibit B attached hereto, (b) is a Restricted Party or (c) a Purchaser Agent has notified the Seller, the Servicer, the Administrative Agent and each other Purchaser Agent is excluded on the grounds that such obligor (i) is subject to internal sanctions screening by such Purchaser Agent, (ii) does not comply with internal sanctions, "know your customer" or similar requirements of such Purchaser Agent, (iii) is otherwise subject to any Sanction or in breach of any Anti-Corruption Law or (iv) does not comply with such Purchaser Agent’s ESR Policy Framework.

"Excluded Receivable" means, at any time, any Receivable (a) arising from a Contract with a Sanctioned Person, (b) arising from a Contract with an Obligor which is located in a Sanctioned Country, (c) arising from a Contract which is governed by the Laws of a Sanctioned Country, (d) that is otherwise related to a Sanctioned Person or Sanctioned Country, or (e) arising from a Contract the Obligor of which is an Excluded Obligor.

"Excluded Taxes" is defined in Clause 7.3(c) (Taxes) of the Receivables Transfer Agreement.

"Existing Law" means (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (b) the third Basel Accord issued by the Basel Committee on Banking Supervision as set out in the publications entitled "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" as updated from time to time (collectively "Basel III") and any further guidance or standards published by the Basel Committee relating to Basel III, (c) any rules, regulations, guidance, interpretations, directives or requests from any Official Body relating to, or implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III (whether or not having the force of law), or (d) the Securitisation Regulation Rules.

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"Expected Dilution Percentage" means, as at any Month End Date, the average of the Non-Contractual Dilution Ratio for the twelve (12) Month End Dates immediately preceding (and including) such Month End Date.

"Expense Reserve Purchaser Fee Component" means, as at any Monthly Calculation Date, the fraction (expressed as a percentage) determined as:

(a)	the product of:

(i)	the sum of:

(A)	the product of (x) [*****], multiplied by (y) the Facility Limit, plus

(B)           the product of (x) the Conduit Purchaser Fee, multiplied by (y) the Purchaser Group Limit for the BNP Purchaser Group, plus

(C)           the product of (x) the Conduit Purchaser Fee, multiplied by (y) the Purchaser Group Limit for the ING Purchaser Group, multiplied by

(ii)	the DSO as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iii)	the Relevant Stress Factor, multiplied by

(iv)	1/360, divided by

(b)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date.

"Expense Reserve 3rd Party Fee Component" means, as at any Monthly Calculation Date, the sum (expressed as a percentage) determined as:

(a)	the fraction (expressed as a percentage) determined as:

(i)	the product of:

(A)	(x) the Aggregate 3rd Party Annual Fees divided by (y) 12, multiplied by

(B)	(x) the DSO as at the Month End Date immediately preceding such Monthly Calculation Date divided by (y) 30, multiplied by

(C)	the Relevant Stress Factor, divided by

(ii)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, plus

(b)	the Servicing Fee Reserve Percentage.

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"Expense Reserve Percentage" means, as at any Monthly Calculation Date, the sum (expressed as a percentage) of:

(a)	the Expense Reserve Purchaser Fee Component as at such Monthly Calculation date, plus

(b)	the Expense Reserve 3rd Party Fee Component as at such Monthly Calculation date.

"FATCA" means: (a) sections 1471 to 1474 of the United States Internal Revenue Code of 1986 as in effect on the date hereof (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) or any associated regulations; (b) any Law of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any Law referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any Law referred to in paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under a Transaction Document required by FATCA.

"FATCA Exempt Party" means a Person that is entitled to receive payments free from any FATCA deduction.

"Facility Limit" means €600,000,000.

"FCA" means the Financial Conduct Authority.

"Fee Letters" means the Administrative Agent Fee Letters and the Purchaser Fee Letters, collectively, with respect to certain fees to be paid by the SPV and the Arrow Parties in connection with the transactions contemplated by the Transaction Documents.

"Final Payout Date" means the date, after the Termination Date, on which the Aggregate Invested Amounts have been reduced to zero (0), all accrued Agent Servicing Fees and Backup Servicing Fees (if any) have been paid in full, and all other Aggregate Unpaids have been paid in full in cash.

"Fitch" means Fitch Ratings, Inc. or any successor thereto which is an internationally recognised statistical rating organisation.

"Foundation Management Agreement" means that certain foundation management agreement, dated as of the Closing Date, by and among the Stichting Arrow EMEA Funding Corp, the Corporate Services Provider and the Administrative Agent.

"GAAP" means, with respect to (i) any Arrow Party, United States generally accepted accounting principles (in effect from time to time and applicable to such Arrow Party) or, if applicable in the context, generally accepted accounting principles in effect and applicable to such Arrow Party by Law, and (ii) any other Person, generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by Law) or the consolidated group of which such Person is a member.

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"GBP Eligible Receivables Balance" means, at any time, an amount in GBP equal to the aggregate Unpaid Balance of all Eligible Receivables denominated in GBP at such time.

"GBP Investment Interest Reserve Percentage" means, as at any Monthly Calculation Date, the ratio (expressed as a percentage) determined as:

(a)	the product of:

(i)	the maximum between:

(A)	ICE TERM SONIA for a period of one (1) month as at such Monthly Calculation Date multiplied by [*****], and

(B)	ICE TERM SONIA for a period of one (1) month as at such Monthly Calculation Date plus [*****], multiplied by

(ii)	the product determined as:

(A)	the Facility Limit, multiplied by

(B)	the quotient determined as:

(x)            the Base Currency Equivalent of the GBP Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(y)            the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iii)	the DSO as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iv)	the Relevant Stress Factor, multiplied by

(v)	1/360; divided by

(b)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date.

"GBP Net Eligible Receivables Balance" means, at any time, an amount in GBP equal to:

(a)	the GBP Eligible Receivables Balance at such time, less

(b)	the aggregate outstanding Dilutions denominated in GBP with respect to Eligible Receivables at such time, less

(c)	the aggregate Unpaid Balance of all Defaulted Receivables which are Eligible Receivables denominated in GBP at such time, less

(d)	the aggregate Unapplied Cash denominated in GBP with respect to Eligible Obligors outstanding at such time, less

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(e)	the aggregate outstanding Provisions for Contractual Dilutions denominated in GBP with respect to Eligible Obligors at such time, less

(f)	the aggregate Unpaid Balance of all Eligible Receivables denominated in GBP the Obligor of which is located in Poland and which is subject to Polish VAT, less

(g)	the product of:

(i)	the sum of:

(A)	the aggregate Obligor Excess Concentration Amount at such time for all Eligible Obligors, plus

(B)	at any time when a Level II Rating Event does not exist, the excess, if any, of (x) the Base Currency Equivalent of the aggregate Unpaid Balance of the Eligible Receivables the Obligor of which is located in Bulgaria, Sweden, Denmark, Malta, Finland, Latvia, Lithuania, Croatia, Estonia, Luxembourg, Greece or Cyprus, over (y) the product of (I) [*****], multiplied by (II) the Eligible Receivables Balance, plus

(C)	at any time when a Level II Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of Swiss Receivables which are Eligible Receivables, over (ii) the product of (x) [*****], multiplied by (y) the Eligible Receivables Balance, plus

(D)	at any time when a Level I Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of German Receivables governed by German law which arise under a Contract that contains a restriction on assignment which are Eligible Receivables, over (ii) the product of (x) [*****], multiplied by (y) the Eligible Receivables Balance, multiplied by

(ii)	the quotient determined as:

(A)	the GBP Eligible Receivables Balance, divided by

(B)	the Eligible Receivables Balance.

"GDPR" means (EU) 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation).

"German Account Pledge Agreement" means that certain German Account Pledge Agreement, dated on or around the Closing Date, among the German Originator and the Security Trustee.

"German Agent Servicer" means Arrow Germany.

"German Originator" means Arrow Germany.

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"German Originator Stop-Purchase Date" has the meaning given to that term in the German Sale Agreement.

"German Receivables" means the Receivables originated by Arrow Germany in its capacity as Originator and sold to the SPV under the German Sale Agreement.

"German SPV Servicer" means Arrow Germany.

"German Sale Agreement" means that certain German receivables sale agreement, dated on or around the Closing Date, made between the German Originator, as seller, and the SPV, as buyer.

"German Security Agreement" means any agreement pursuant to which a security is created under German law pursuant to any of the Transaction Documents.

"Guarantee" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"ICE TERM SONIA" means the ICE Term SONIA reference rate administered and published by ICE Benchmark Administration Limited, or any other person which takes over the administration of such rate, published on the ICE Term Risk Free Rates portal at or around 11:55 am (London time).

"Indebtedness" means, without duplication, with respect to any Person, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of assets other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (c) obligations, whether or not assumed, secured by security interests or payable out of the proceeds or products of assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances (including bankers acceptances), or other instruments, (e) Capitalised Lease obligations, (f) obligations for which such Person is obligated pursuant to a Guarantee, (g) reimbursement obligations, contingent or otherwise, with respect to any letters of credit, (h) the excess of all unrealised losses over all unrealised profits of the Person in question arising from hedge agreements and (i) any other liabilities which would be treated as indebtedness in accordance with GAAP.

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"Indemnified Amounts" is defined in Clause 7.1 (Indemnities by the SPV) of the Receivables Transfer Agreement.

"Indemnified Parties" is defined in Clause 7.1 (Indemnities by the SPV) of the Receivables Transfer Agreement.

"Initial Effective Date" means, in respect of any Person who becomes an Originator after the Closing Date, the "Effective Date" or similar term as specified in the applicable Sale Agreement on and after which such Originator is eligible to sell receivables to the SPV as buyer.

"Initial Investment Date" means the date on which the initial Investment is made under the Receivables Transfer Agreement.

"Insolvency Law" means any Law, administration, or regulation relating to reorganisation, winding up, administration, examinership, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.

"Invested Amounts" means the aggregate outstanding principal balance of Investments, as reduced from time to time by amounts paid to the applicable Purchaser(s) holding such Investments pursuant to Clause 2.4 (Repayment of Investments and Yield) of the Receivables Transfer Agreement, as applicable; provided that if such Invested Amount shall have been reduced by any payment and thereafter all or a portion of such payment is rescinded or must be returned for any reason, such Invested Amount shall be increased by the amount of such rescinded or returned payment, as though it had not been received by such Purchaser(s).

"Investment" is defined in Clause 2.2(a) (Investments; Purchase Price) of the Receivables Transfer Agreement.

"Investment Company Act" means the Investment Company Act of 1940.

"Investment Date" has the meaning specified in Clause 2.3(a) (Notice of Investment Request) of the Receivables Transfer Agreement.

"Investment Request" means each request substantially in the form of Exhibit B (Form of Investment Request) to the Receivables Transfer Agreement which may be attached to any Monthly Servicer Report.

"Irish Declaration of Trust" means that certain declaration of trust, dated on or around the Closing Date, among Arrow UK, the SPV and the Security Trustee.

"Irish Security Agreement" means the security agreement governed by Irish law, dated on or around the Closing Date, by and between the SPV and the Security Trustee.

"Italian Account Pledge Agreement" means that certain deed of pledge over balance on bank account of the German Originator, dated on or around the Second Amendment Effective Date, among the German Originator and the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law).

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"Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body or any fiscal, monetary or other authority having jurisdiction over or the ability (either directly or indirectly) to otherwise control, regulate or bind any Person or its property or assets.

"Level I Rating Event" means, on any date of determination, Arrow has a Public Debt Rating from at least two Rating Agencies of (i) "BB+" or below from S&P, (ii) "BB+" or below from Fitch and/or (iii) "Ba1" or below from Moody's, in each case, as of such date of determination (it being understood that the existence of a Level II Rating Event shall also constitute a Level I Rating Event).

"Level II Rating Event" means, on any date of determination, Arrow (a) has a Public Debt Rating from at least two Rating Agencies of (i) "BB" or below from S&P, (ii) "BB" or below from Fitch and/or (iii) "Ba2" or below from Moody's, in each case, as of such date of determination, or (b) has no Public Debt Rating.

"Liabilities" means any loss, damage, fees, cost, charge, claim, demand, expense, indemnities, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

"Loss Horizon" means, as at any Month End Date, the number equal to the result of the following formula:

A + B

where:

A is the weighted average payment terms calculated over all Eligible Receivables outstanding as at such Month End Date, expressed in months (i.e. calculated in days and divided by 30); provided that such weighted average shall be calculated on the basis of the Base Currency Equivalent of such Eligible Receivables; and

B is equal to 3.

"Loss Horizon Ratio" means, as at any Month End Date, the quotient (expressed as a percentage) determined as:

(a)	the Cumulative Sales Over the Loss Horizon as at such Month End Date, divided by

(b)	the Net Eligible Receivables Balance as at such Month End Date.

"Loss Reserve Floor" means [*****].

"Loss Reserve Percentage" means, as at any Month End Date, the maximum between:

(a)	the Dynamic Loss Reserve Percentage as at such Month End Date, and

(b)	the Loss Reserve Floor as at such Month End Date.

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"Majority Purchasers" means, at any time, (x) there are less than three Purchaser Groups, the Administrative Agent and the Purchaser Agents for those Purchaser Groups which hold Commitments aggregating 100% of the Facility Limit as of such time, and (y) there are three or more Purchaser Groups, the Administrative Agent and the Purchaser Agents for those Purchaser Groups which hold Commitments aggregating in excess of a percentage of the Facility Limit as agreed at such time by the Administrative Agent, each Purchaser Agent and the Parent (or, in the case of clauses (x) and (y), if the Commitments shall have been terminated, one or more Purchaser Agents for those Purchaser Groups whose aggregate pro rata shares of the Aggregate Invested Amounts are equal to 100%, in the case of clause (x), or exceed a percentage of the Aggregate Invested Amounts as agreed at such time by the Administrative Agent, each Purchaser Agent and the Parent, in the case of clause (y)). The Commitments and Invested Amounts of any Defaulting Purchaser shall be disregarded from both the numerator and the denominator in determining the Majority Purchasers at any time.

"Material Adverse Effect" means any event or condition which could have material adverse effect on (a) the collectability of the Receivables, (b) the business, operations, property, prospects or condition (financial or otherwise) of the SPV, (c) the ability of the SPV or any Arrow Party to perform its respective obligations under the Transaction Documents to which it is a party, (d) the legality, validity or enforceability of any Transaction Document or any part thereof or the rights or remedies of the Administrative Agent, the Purchasers or the Security Trustee thereunder, or (e) the SPV's, the Administrative Agent's, the Security Trustee's or any Purchaser's interest in the Receivable and the Related Rights.

"Maturity Date" means the earlier of:

(a)	the Commitment Termination Date from time to time in effect; and

(b)	the date on which the Investments are declared or automatically become due and payable pursuant to Clause 6.3 (Remedies) of the Receivables Transfer Agreement.

"Minimum Total Reserve Percentage" means,

a)	until the 30th of September 2020, [*****], and

b)	from the 30th of September 2020 and at any other date thereafter either:

i.	prior to (and excluding) the date on which the Transaction is an EU STS Transaction, [*****], or

ii.	from (and including) the date on which the Transaction is an EU STS Transaction, [*****];

provided that if a notification is sent to ESMA that the Transaction no longer meets the STS Requirements or the Transaction is no longer considered an EU STS Transaction following a decision of the competent authorities, then paragraph (i) will apply from (and including) the date of such notification.

For the purposes of the Transaction Documents, the Transaction will be an "EU STS Transaction" (once a notification has been submitted to ESMA by each of BNP Paribas and ING Belgium S.A./N.V. in accordance with Article 27 of the EU Securitisation Regulation that the Transaction complies with the STS Requirements) on such date that each notification by BNP Paribas and ING Belgium S.A./N.V. is published on the register maintained by ESMA on its website.

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"Month End Date" means the last day of each fiscal month of Arrow set forth on Schedule 2 (Arrow Fiscal Calendar) hereto.

"Monthly Calculation Date" means the third (3rd) Business Day after the Month End Date.

"Monthly Calculation Period" means the period from the Closing Date until the first Month End Date thereafter and each subsequent period from a Month End Date until the next Month End Date; provided that the last Monthly Calculation Period shall end on the Final Payout Date.

"Monthly Servicer Report" means a report, in substantially the form attached as Schedule 1 (Form of Monthly Servicer Report) to the Servicing Deed or in such other form as is mutually agreed to by the SPV, the Agent Servicers and the Administrative Agent, furnished by the Agent Servicers pursuant to Clause 3.4 (Reports) of the Servicing Deed, which in each case shall include as an attachment an Investment Request substantially in the form of Exhibit B (Form of Investment Request) to the Receivables Transfer Agreement.

"Moody's" means Moody's Investors Service, Inc., or any successor that is an internationally recognised statistical rating organisation.

"Net Eligible Receivables Balance" means, at any time, an amount equal to:

(a)	the Eligible Receivables Balance at such time, less

(b)	the Base Currency Equivalent of the aggregate Dilutions previously issued with respect to Eligible Receivables and still outstanding at such time, less

(c)	the Base Currency Equivalent of the aggregate Unpaid Balance of all Defaulted Receivables which are Eligible Receivables at such time, less

(d)	the Base Currency Equivalent of the aggregate Unapplied Cash with respect to Eligible Obligors outstanding at such time, less

(e)	the Base Currency Equivalent of the aggregate outstanding Provisions for Contractual Dilutions with respect to Eligible Obligors at such time, less

(f)	the Excess Concentration Amount at such time, less

(g)	at any time when a Level II Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of the Eligible Receivables the Obligor of which is located in Bulgaria, Sweden, Denmark, Malta, Finland, Latvia, Lithuania, Croatia, Estonia, Luxembourg, Greece or Cyprus, over (ii) the product of (A) [*****], multiplied by (B) the Eligible Receivables Balance, less

(h)	at any time when a Level II Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of Swiss Receivables which are Eligible Receivables, over (ii) the product of (A) [*****], multiplied by (B) the Eligible Receivables Balance, less

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(i)	at any time when a Level I Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of German Receivables governed by German law which arise under a Contract that contains a restriction on assignment which are Eligible Receivables, over (ii) the product of (A) [*****], multiplied by (B) the Eligible Receivables Balance, less

(j)	the Base Currency Equivalent of the aggregate Unpaid Balance of all Eligible Receivables the Obligor of which is located in Poland and which is subject to Polish VAT.

"New Euro Monthly Sold Receivables Targeted Amount" means, as at any Monthly Calculation Date, with respect to the immediately following Monthly Settlement Date, an amount in Euro determined as the difference between (a) the Targeted Euro Investment Amount as at such Monthly Calculation Date, minus (b) the Unpaid Balance of the Sold Receivables denominated in Euro previously transferred to the Administrative Agent as of the immediately preceding Month End Date; provided that, for the avoidance of doubt, such amount shall take into consideration any Collections received and any write-off made or which should have been made in accordance with the Credit and Collection Policy of the relevant Originator with respect to such Sold Receivables previously transferred to the Administrative Agent during the previous Monthly Calculation Periods (including the immediately preceding Monthly Calculation Period).

"New GBP Monthly Sold Receivables Targeted Amount" means, as at any Monthly Calculation Date, with respect to the immediately following Monthly Settlement Date, an amount in GBP determined as the difference between (a) the Targeted GBP Investment Amount as at such Monthly Calculation Date, minus (b) the Unpaid Balance of the Sold Receivables denominated in GBP previously transferred to the Administrative Agent as of the immediately preceding Month End Date; provided that, for the avoidance of doubt, such amount shall take into consideration any Collections received and any write-off made or which should have been made in accordance with the Credit and Collection Policy of the relevant Originator with respect to such Sold Receivables previously transferred to the Administrative Agent during the previous Monthly Calculation Periods (including the immediately preceding Monthly Calculation Period).

"New USD Monthly Sold Receivables Targeted Amount" means, as at any Monthly Calculation Date, with respect to the immediately following Monthly Settlement Date, an amount in USD determined as the difference between (a) the Targeted USD Investment Amount as at such Monthly Calculation Date, minus (b) the Unpaid Balance of the Sold Receivables denominated in USD previously transferred to the Administrative Agent as of the immediately preceding Month End Date; provided that, for the avoidance of doubt, such amount shall take into consideration any Collections received and any write-off made or which should have been made in accordance with the Credit and Collection Policy of the relevant Originator with respect to such Sold Receivables previously transferred to the Administrative Agent during the previous Monthly Calculation Periods (including the immediately preceding Monthly Calculation Period).

"Non-Consenting Purchaser" is defined in Clause 12 (Amendments and Waivers) of the Receivables Transfer Agreement.

"Non-Contractual Dilution" means, with respect to any Receivable, any debt owed by the corresponding Originator to the Obligor of such Receivable, which does not correspond to discounts, volume rebates or volume discounts or another reduction set out in the Obligor's Contract(s) relating to such Receivable, and which results from:

(a)	any credit memo or credit note issued by the corresponding Originator in relation to any defect, reject or return of goods sold by the corresponding Originator to the Obligor of such Receivable;

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(b)	any credit memo or credit note issued by the corresponding Originator in relation to an error on a Receivable; or

(c)	any other credit memos, credit notes, reduction, cancellation, adjustment or any transactions that will come at a reduction of the Unpaid Balance of such Receivable and that either could not have been anticipated by the corresponding Originator or that could not be identified as a Contractual Dilution by the relevant Originator.

"Non-Contractual Dilution Ratio" means, as at any Month End Date, the ratio (expressed as a percentage) computed by dividing:

(a)	the Base Currency Equivalent of the aggregate amount of Non-Contractual Dilutions issued with respect to Eligible Receivables during the Monthly Calculation Period ending on such Month End Date, by

(b)	the Base Currency Equivalent of the aggregate initial Unpaid Balance of Eligible Receivables which arose during the Monthly Calculation Period ending on the immediately preceding Month End Date.

"Non-Contractual Dilution Reserve Percentage" means, as at any Month End Date, the greater of:

(a)	the Dilution Reserve Floor, and

(b)	a percentage calculated in accordance with the following formula:

[(EDP x SF) + ((DS – EDP) x (DS/EDP))] x DHR

where:

SF = the Relevant Stress Factor;

EDP = Expected Dilution Percentage;

DS = Dilution Spike; and

DHR = Dilution Horizon Ratio.

"Non-Defaulting Purchaser" means, at any time, each Purchaser that is not a Defaulting Purchaser at such time.

"Obligor" means, with respect to any Receivable, the Person (other than any Person that is Arrow or an Affiliate of Arrow) obligated to make payments in respect of such Receivable pursuant to a Contract or otherwise; provided, however, for the purposes of the definitions of "Obligor Concentration Limit" and "Obligor Excess Concentration Amount", any group of two or more Obligors that are Affiliates of each other shall be treated as a single Obligor.

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"Obligor Concentration Limit" means on any day and for any Obligor having a long-term or short-term debt rating from S&P or Moody's in one of the categories set out below, the percentage set forth opposite such rating:

S&P/Moody's/Fitch Short-Term Rating	S&P/Moody's/Fitch Long-Term Rating	Obligor Concentration Limit
A-1/P-1/F1 or higher	A+/A1/A+ or higher	Loss Reserve Floor
A-2/P-2/F2	A to BBB+ / A2 to Baa1 / A to BBB+	Loss Reserve Floor / 2
A-3/P-3/F3	BBB to BBB- / Baa2 to Baa3 / BBB to BBB-	Loss Reserve Floor / 3
Below A-3/P-3/F3 or no rating	Below BBB- / below Baa3 / below BBB - or no rating	Loss Reserve Floor / 5

provided that, for purposes of this definition (a) the long-term and/or short-term rating of a parent company shall be imputed to its Subsidiaries to the extent any such Subsidiary does not have a long-term and/or short-term rating, (b) if an Obligor maintains both short-term and long-term ratings then the short-term rating shall be used in preference to the long-term rating, and (c) subject to the foregoing, if any Obligor (including any group of two or more Obligors) has more than one such long-term rating or more than one such short-term rating, the lowest such rating shall apply.

"Obligor Excess Concentration Amount" means, with respect to any Obligor at any time, an amount in the Base Currency Equivalent equal to the amount by which (a) the Base Currency Equivalent of the aggregate Unpaid Balances of all Eligible Receivables of such Obligor at such time, exceeds (b) the product of (i) the Obligor Concentration Limit for such Obligor, multiplied by (ii) the Eligible Receivables Balance at such time.

"Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).

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"Organic Documents" of any Person means its memorandum and articles of association, articles or certificate of incorporation and by-laws, limited liability agreement, partnership agreement, deed of incorporation or other comparable charter or organisational documents.

"Originator Stop Purchase Percentage" means, for any Originator at any time, the ratio (expressed as a percentage) equal to (a) the Base Currency Equivalent of the aggregate Unpaid Balance of the Receivables originated by such Originator and transferred to the SPV under a Sale Agreement in the immediately preceding twelve-month period (as determined as of the most recent Settlement Date) divided by (b) the Base Currency Equivalent of the aggregate Unpaid Balance of all Receivables originated by all Originators and transferred to the SPV under the Sale Agreements in the immediately preceding twelve-month period (as determined as of the most recent Settlement Date).

"Originators" means, as the context requires, all or any one of the English Originator, the German Originator and each Person approved in writing by the Administrative Agent with the consent of all Purchaser Agents collectively that enters into and executes and delivers, as seller, a Sale Agreement with the SPV as buyer after the Closing Date and any other documentation and legal opinions requested by the Administrative Agent or any Purchaser Agent substantially similar to those provided with respect to the Originators as of the Closing Date.

"Other Party Entity" is defined in Clause 8.11 (Erroneous Payments) of the Receivables Transfer Agreement.

"Parent" means Arrow.

"Parent Undertaking Agreement" means that certain Parent Undertaking Agreement, dated on or around the Closing Date, among the Parent, the SPV and the Administrative Agent.

"Participating Member State" means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to Economic and Monetary Union.

"Paying Agent" means Elavon Financial Services DAC.

"Paying Agent Annual Fee" means [*****].

"Periodic Term SOFR Determination Date" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Permitted Investment Date" means, with respect to (a) the initial Investment (or initial Investments in more than one Currency), such day as may be agreed to by the Administrative Agent, the Majority Purchasers and the Agent Servicers, and (b) any other Investment (i) any date set out in paragraph (a) of the definition of Settlement Date, or (ii) to the extent the Administrative Agent and the Majority Purchasers, in their sole discretion, agrees, any other Business Day.

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"Person" means an individual, partnership, limited liability company, limited company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.

"Personal Data" has the meaning given to that term in the GDPR.

"Polish Account Pledge Agreement" means that certain Agreement for Civil and Registered Pledges Over Rights Under the Bank Accounts, dated as of January 21, 2022, among the German Originator and the Security Trustee.

"Portfolio" has the meaning specified in Clause 2.1(a) (Sale and Purchase) of the Receivables Transfer Agreement.

"Potential Early Amortisation Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Early Amortisation Event.

"Potential Event of Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

"Potential Servicer Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Servicer Default.

"Pounds", "GBP" or "£" means the lawful currency of the United Kingdom.

"PRA" means the United Kingdom Prudential Regulation Authority.

"Priority of Payments" means the priority of payments set forth in Clause 4.1(b) (Deposits and Distributions on Settlement Dates) of the Servicing Deed and Clause 4.2(b) (Application of Available Funds allocated to the SPV) of the Servicing Deed, as applicable.

"Pro Rata Share" means, with respect to a Committed Purchaser at any time, the Commitment of such Committed Purchaser at that time, divided by the sum of the Commitments of all Committed Purchasers at that time.

"Program Support Agreement" means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Purchaser, the issuance of one or more surety bonds for which a Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Conduit Purchaser to any Program Support Provider of the Asset Interest (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to a Conduit Purchaser in connection with a Conduit Purchaser's commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

"Program Support Provider" means and includes any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with a Conduit Purchaser's commercial paper program.

"Provisions for Contractual Dilutions" means any provisions made by the Originators in the non-consolidated financial accounts issued by such Originator in accordance with GAAP for Contractual Dilutions.

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"Public Debt Rating" means, as of any date, the rating that has been most recently announced by S&P, Fitch or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent or, if no such debt of the Parent is then outstanding, the corporate credit rating most recently announced by S&P, Fitch or Moody's, as the case may be, provided, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if any rating established by S&P, Fitch or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (b) if S&P, Fitch or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Fitch or Moody's, as the case may be, shall refer to the then equivalent rating by S&P, Fitch or Moody's, as the case may be.

"Purchase Date" means, with respect to any Receivable, the date of purchase thereof under the applicable Sale Agreement.

"Purchaser Agent" means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Receivables Transfer Agreement or any other Person who becomes a party to the Receivables Transfer Agreement as a Purchaser Agent pursuant to an Assignment and Assumption Agreement.

"Purchaser Agent-Related Persons" means, with respect to any Purchaser Agent, such Purchaser Agent, together with its Affiliates and their respective officers, directors, employees and agents and Affiliates.

"Purchaser Fee Letter" means each fee letter agreement, dated on or after the Closing Date, among the Parent, the Administrative Agent, the Purchasers and the Purchaser Agents.

"Purchaser Group" means, (i) for BNP Paribas, BNP Paribas as a Committed Purchaser and as Purchaser Agent for the BNP Purchaser Group and Matchpoint Finance plc as a Conduit Purchaser, (ii) for Mont Blanc Capital Corp, ING Belgium S.A./N.V. as Purchaser Agent for the ING Purchaser Group and Mont Blanc Capital Corp, as a Committed Purchaser and as a Conduit Purchaser, and (iii) for any other Committed Purchaser, such Committed Purchaser, its related Conduit Purchaser, if any, and its related Purchaser Agent, as set forth on Schedule 1 (Purchaser Groups and Commitments) to the Receivables Transfer Agreement.

"Purchaser Group Limit" means, for any Purchaser Group, the amount identified as the "Purchaser Group Limit" for such Purchaser Group as set forth on Schedule 1 (Purchaser Groups and Commitments) to the Receivables Transfer Agreement, as such amount may be increased or decreased as set forth in any Assignment and Assumption Agreement to which the parties in such Purchaser Group may be party or otherwise pursuant to the Receivables Transfer Agreement.

"Purchasers" means, collectively, the Committed Purchasers and the Conduit Purchasers.

"Rate Period" is defined in Clause 2.5(b) (Rate Periods) of the Receivables Transfer Agreement.

"Receivable" means any indebtedness and other obligations owed by any Obligor to any Originator, showing from the records of such Originator (without giving effect to any transfer under the Sale Agreements), or any right of the SPV to payment from or on behalf of an Obligor, arising in connection with the sale of products or services by such Originator to such Obligor or an Affiliate of such Obligor, and includes the obligation to pay any fees and other charges with respect thereto. The term Receivable shall not include any Excluded Receivable.

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"Receivables Transfer Agreement" means that certain Receivables Transfer Agreement, dated on or around the Closing Date, made among the SPV, the Administrative Agent, the Purchaser Agents, Purchasers, the Security Trustee, the Paying Agent, the Agent Servicers and the SPV Servicers.

"Receiver" means a receiver, a receiver and manager or an administrative receiver of the whole or any part of the SPV Collateral.

"Recipient" is defined in Clause 2.8 (Sharing of payments, etc.) of the Receivables Transfer Agreement.

"Records" means all Contracts, if any, and other purchase orders, invoices, agreements, books, records and other documents and any other media, materials or devices for the storage of information (including tapes, disks, punch cards, computer programs and databases and related assets) maintained by the SPV or any Arrow Party with respect to the Receivables and their Related Rights, or the Obligors.

"Reference Rate Terms" means the terms set out in Schedule 3 (Reference Rate Terms).

"Related Rights" means, in respect of any Receivable, all Related Security and RSA Rights relating thereto.

"Related Security" means with respect to any Receivable, all of the applicable Originator's (without giving effect to any transfer under any Sale Agreement) and the SPV's rights in, to and under:

(a)	any goods (including returned or repossessed goods) and documentation of title evidencing the shipment or storage of any goods relating to any sale giving rise to such Receivable;

(b)	all other security interests and assets subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise, together with all registrations, financing statements and other filings signed by an Obligor relating thereto;

(c)	any Contract and all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise;

(d)	all Records related to such Receivable; and

(e)	all Collections on and other proceeds of any of the foregoing.

"Relevant Stress Factor" means 2.5.

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"Reporting Services Agreement" means the Reporting Services Agreement, dated on or around the Closing Date, by and among the SPV, the Servicers, the Administrative Agent and the Reporting Services Provider.

"Reporting Services Provider" means Demica Limited.

"Reporting Services Provider Annual Fee" means [*****].

"Required Reserves" means, at any time during a Monthly Calculation Period, an amount equal to the product of (a) the Total Reserve Percentage at such time, times (b) the Net Eligible Receivables Balance at such time.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Restricted Party" means a Person that is (a) subject to, or owned or controlled by a Person subject to, any Sanctions, or a Person acting on behalf of such a Person, (b) located in or organized under the laws of a country or territory that is the subject of country- or territory-wide Sanctions, or a Person who is owned or controlled by, or acting on behalf of such a Person or (c) otherwise a subject of Sanctions.

"Retained Interest" means a material net economic interest of not less than 5% as required by Article 6(1) of each of the Securitisation Regulations in the form of a first loss tranche pursuant to (i) paragraph (d) of Article 6(3) of the EU Securitisation Regulation, and (ii) paragraph (d) of Article 6(3) of the UK Securitisation Regulation, in each case as in effect on the Effective Date.

"RFR" means the rate specified as such in the Reference Rate Terms.

"RFR Banking Day" means any day specified as such in the Reference Rate Terms.

"RSA Rights" means, in respect of any Receivable, (a) all of the applicable Originator's right, title, interest and benefit in the Sale Agreement under which the Receivable was sold by such Originator to the SPV in respect of any warranties, representations, undertakings and indemnities provided by such Originator in respect of such Receivable and its rights to exercise all powers as seller under the relevant Sale Agreement with respect to such Receivable and (b) all of the SPV's right, title, interest and benefit in the Sale Agreement under which the Receivable was acquired by the SPV from the applicable Originator in respect of any warranties, representations, undertakings and indemnities provided to the SPV in respect of such Receivable and its rights to exercise all power as purchaser under the relevant Sale Agreement with respect to such Receivable.

"S&P" means S&P Global Ratings, a Standard & Poor's Financial Services LLC business, or any successor that is an internationally recognised statistical rating organisation.

"Sale Agreement" means, as the context requires, all or any one of the English Sale Agreement, the German Sale Agreement and each other receivables sale agreement entered into after the Closing Date between the SPV as buyer and another Arrow Party as seller and approved in writing by the Administrative Agent with the consent of all Purchaser Agents acting together.

"Sanctioned Country" means, at any time, a country, region or territory which is, or whose government is, the subject or target of any Sanctions.

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"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any member state of the European Union, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority or otherwise subject to any Sanctions, (b) any Person located, operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

"Sanctions" means any economic or financial sanctions, restrictive measures or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority.

"Screen Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Second Amendment Effective Date" means September 20, 2022.

"Secured Parties" means the Purchasers, the Administrative Agent, the Purchaser Agents, the Security Trustee, the Paying Agent and the other Indemnified Parties.

"Securitisation Regulations" means the EU Securitisation Regulation and the UK Securitisation Regulation.

"Securitisation Regulation Rules" means the EU Securitisation Regulation Rules and the UK Securitisation Regulation Rules.

"Security" means a mortgage, charge, pledge, lien, standard security, assignation in security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Documents" means the English Security Agreement, the German Security Agreement, the Irish Security Agreement, the English Declaration of Trust (Unsold Receivables), the Account Agreements, and each other security agreement, deed of charge or other agreement or document creating a security interest executed or delivered from time to time by the SPV or any Arrow Party pursuant to, or in connection with, the transactions contemplated by the Transaction Documents.

"Security Trustee" means U.S. Bank Trustees Limited, as security trustee (and mandatario con rappresentanza pursuant to and for the purposes of Italian law) for the Secured Parties.

"Security Trustee Annual Fee" means [*****].

"Servicer" means the Agent Servicers, in respect of the Asset Interest, and the SPV Servicers, solely in respect of the SPV Collateral.

"Servicer Default" is defined in Clause 7.1 (Servicer Default) of the Servicing Deed.

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"Servicer Joinder Agreement" is defined in Clause 2.5 (Addition of Servicers) of the Servicing Deed.

"Servicing Deed" means that certain Receivables Servicing Deed, dated on or around the Closing Date, made among the SPV, the Administrative Agent, the Security Trustee, the Paying Agent, the Agent Servicers and the SPV Servicers.

"Servicing Fee Reserve Percentage" means [*****].

"Settlement Date" means (a) prior to the Termination Date (i) except as provided in paragraph (a)(ii), with respect to any Monthly Calculation Period, the third (3rd) Business Day following the Monthly Calculation Date with respect to such Monthly Calculation Period (or, if such day is not a Business Day, the immediately preceding Business Day), or (ii) such other Business Day as the Agent Servicers, the Administrative Agent and the Majority Purchasers may from time to time mutually agree, and (b) on and after the Termination Date, each Business Day selected from time to time by the Administrative Agent (it being understood that the Administrative Agent may select Settlement Dates to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to paragraph (a)(i) or (a)(ii), as applicable, of this definition.

"Significant Subsidiary" means any Subsidiary that, directly or indirectly, accounts for more than ten percent (10%) of the assets of Arrow and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"SOFR" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"SOFR Administrator" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Sold Receivable Collections" means the aggregate Collections attributable to the Sold Receivables that are received or deemed received.

"Sold Receivable Related Rights" means all Related Rights with respect to the Sold Receivables.

"Sold Receivables" is defined in Clause 2.1(a) (Sale and Purchase) of the Receivables Transfer Agreement.

"Specified Covenant Clause" means, with respect to:

(a)	the SPV, Clauses 5.1(b)(iv) (Notice of Events of Default, Early Amortisation Events, etc), 5.1(b)(v) (Credit and Collection Policy), 5.1(c) (Change of Business), 5.1(h) (Performance and compliance with Receivables and Contracts and Credit and Collection Policy), 5.1(i) (Collections), 5.1(j) (Collections received), 5.1(k) (Accounts), 5.1(m) (Limitation on business activities), 5.2(a) (No sales, adverse claims, etc), 5.2(c) (No subsidiaries, mergers, etc), 5.2(d) (Change in payment instructions to Obligors), 5.2(g) (No amendment of Transaction Documents), 5.2(h) (Other Indebtedness) and 5.2(i) (Payments to the Originators) of the Receivables Transfer Agreement;

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(b)	the Agent Servicers and the SPV Servicers, Clauses 6.1(b)(iv) (Notice of Servicer Defaults or Potential Servicer Defaults, etc), 6.1(b)(v) (Credit and Collection Policy), 6.1(c) (Change of Business), 6.1(h) (Performance and Compliance with Receivables and Contracts and Credit and Collection Policy), 6.1(j) (Collections), 6.1(k) (Collections received), 6.2(b) (No change to Credit and Collection Policy), 6.2(c) (No mergers, etc) and 6.2(d) (No change in payment instructions to Obligors) of the Servicing Deed;

(c)	the Parent, Clauses 4.1(a)(v) (Notice of Early Amortisation Event, Potential Early Amortisation Event, Events of Default or Potential Events of Default, etc), 4.1(a)(vi) (Change in debt ratings), 4.1(b) (Maintenance of existence, etc.), 4.2(a) (No sales, liens, etc), 4.2(b) (No change in business or Credit and Collection Policy) and 4.2(c) (No mergers, etc) of the Parent Undertaking Agreement; or

(d)	any Originator, Clauses 6.2(d) (Performance and compliance with Receivables and Credit and Collection Policy), 6.2(g) (Collections received), 6.2(h) (Accounts), 6.3(a) (No adverse claims, etc), 6.3(c) (No change in Credit and Collection Policy), 6.3(d) (No mergers, etc.) and 6.3(e) (Change in payment instructions to Obligors) of the relevant Sale Agreement.

"Specified Purchasers" means, at any time, (x) if there are less than three Purchaser Groups, any Purchaser Agent, and (y) if there are three or more Purchaser Groups, the Purchaser Agents for those Purchaser Groups which hold Commitments aggregating in excess of a percentage of the Facility Limit as agreed at such time by the Administrative Agent, each Purchaser Agent and the Parent (or, in the case of clauses (x) and (y), if the Commitments shall have been terminated, any Purchaser Agent, in the case of clause (x), or the Purchaser Agents for those Purchaser Groups whose aggregate pro rata shares of the Aggregate Investment Amounts exceed a percentage of the Aggregate Invested Amounts as agreed at such time by the Administrative Agent, each Purchaser Agent and the Parent, in the case of clause (y)). The Commitments and Invested Amounts of any Defaulting Purchaser shall be disregarded from both the numerator and the denominator in determining the Specified Purchasers at any time.

"SPV" means Arrow EMEA Funding Corp B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands.

"SPV Account" means any account, at an Eligible Account Bank, described in Schedule 3 (Accounts) to the Receivables Transfer Agreement under the heading "SPV Accounts" and any account added as an SPV Account in accordance with the Transaction Documents.

"SPV Account Agreements" means, collectively, the Dutch Account Pledge Agreement (SPV Accounts) and each other control or other security agreement or arrangement, in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee and as may be appropriate under the laws of any relevant jurisdiction, with respect to an SPV Account.

"SPV Account Bank" means any Eligible Account Bank listed in Schedule 3 (Accounts) to the Receivables Transfer Agreement and any other Eligible Account Bank added as an SPV Account Bank in accordance with the Transaction Documents.

"SPV Account Bank Annual Fee" means [*****].

"SPV Collateral" is defined in Clause 27.9 (Security Interest) of the Receivables Transfer Agreement.

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"SPV Guaranty" is defined in Clause 27.1 (Guaranty of Payment) of the Receivables Transfer Agreement.

"SPV Guaranty Fee" is defined in Clause 4.1(c) (Allocation and Distribution of Available Funds) of the Servicing Deed.

"SPV Management Agreement" means that certain SPV management agreement, dated as of the Closing Date, by and among the SPV, the Corporate Services Provider and the Administrative Agent.

"SPV Profit Amount" means, with respect to any fiscal year, an amount per annum equal to the greater of (a) [*****] and (b) the product of (x) the aggregate amount of fees owed by the SPV to the Corporate Services Provider under Clause 6 of the SPV Management Agreement in such fiscal year and (y) [*****].

"SPV Servicers" means, initially, the English SPV Servicer, the German SPV Servicer and any other Person as may from time to time be appointed as SPV Servicer pursuant to Clause 2.2(b) (Appointment of SPV Servicers) of the Servicing Deed.

"SPV Servicing Fee" means an amount in the Base Currency equal to either (a) at any time when each SPV Servicer is an Arrow Party or an Affiliate thereof, the actual cost of servicing the Unsold Receivables plus an amount consistent with industry standards determined by the SPV Servicers and approved by the SPV in its reasonable discretion, such additional amount to be reviewed and updated from time to time, or (b) at any time when any SPV Servicer is not an Arrow Party or an Affiliate thereof, the amount determined by agreement between such Person and the SPV, in either case, payable in arrears on each Settlement Date from Collections pursuant to, and subject to the priority of payments set out in, the Servicing Deed.

"Subordinated Lender" has the meaning specified in the Subordinated Loan Agreement.

"Subordinated Loan" has the meaning specified in the Subordinated Loan Agreement.

"Subordinated Loan Additional Interest Amount" means, in relation to any Settlement Date, a variable amount of interest in an amount equal to the excess, if any, of (a) the amount of any Collections allocated to the SPV under Clause 4.1(c) (Allocation and Distribution of Available Funds) of the Servicing Deed, over (b) the amount of such Collections allocated and applied by the applicable Agent Servicer, on behalf of the SPV pursuant to Clause 4.2(b)(i) (Application of Available Funds allocated to the SPV) and 4.2(b)(ii) (Application of Available Funds allocated to the SPV) of the Servicing Deed.

"Subordinated Loan Agreement" means that certain Subordinated Loan Agreement, dated on or around the Closing Date, made among the Subordinated Lender, the SPV, the Agent Servicers, the SPV Servicers and the Administrative Agent.

"Subordinated Loan Borrowing Statement" has the meaning specified in Clause 2.3 (Borrowing procedures) of the Subordinated Loan Agreement.

"Subordinated Loan Fixed Interest Amount" has the meaning specified in Clause 3.1(a) (Interest) of the Subordinated Loan Agreement.

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"Subordinated Loan Interest Determination Date" means the first Business Day of each calendar month.

"Subordinated Loan Interest Rate" means, (A) with respect to Dollars, the Term SOFR Reference Rate for a tenor of three (3) months, as such rate is published by the Term SOFR Administrator, on the applicable Settlement Date, determined as of the most recent Subordinated Loan Interest Determination Date, (B) with respect to Euros, the offered rate equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any successor thereof acceptable to the Subordinated Lender) with a term equivalent to three months at 11:00 a.m. Brussels time on the applicable Settlement Date, determined as of the most recent Subordinated Loan Interest Determination Date, or (C) with respect to GBP, the Compounded Reference Rate on the applicable Settlement Date.  If the calculation of the Subordinated Loan Interest Rate results in a Subordinated Loan Interest Rate of less than zero (0), the Subordinated Loan Interest Rate shall be deemed to be zero (0) for all purposes hereunder.

"Subsidiary" means, with respect to any Person, any other Person (a) of which shares or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person, or (b) that is directly or indirectly controlled by such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting shares or membership interests, by contract, or otherwise.

"Swiss 10-Non-Bank Rule" means the rule that the aggregate number of actual and deemed creditors under the German Sale Agreement for Swiss Withholding Tax purposes that are not Swiss Qualifying Banks must not at any time exceed ten (10), in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

"Swiss 20-Non-Bank Rule" means the rule that (without duplication) the aggregate number of actual and deemed creditors other than Swiss Qualifying Banks, of the Swiss Seller under all its outstanding debt relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement), facilities and/or private placements) must not at any time exceed twenty (20), in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

"Swiss Federal Tax Administration" means the tax authorities referred to in art. 34 of the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).

"Swiss Guidelines" means, together, the guidelines S-02.123 in relation to interbank loans of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind Interbankguthaben)), S-02.130.1 in relation to money market instruments and accounts receivable of April 1999 (Merkblatt S-02.130.1 vom April 1999 "Geldmarktpapiere und Buchforderungen inländischer Schuldner"), the circular letter No. 15 (1-015-DVS-2017) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 3. Oktober 2017) and the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011) and the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), the circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen") and the circular letter No. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend "Obligationen") as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

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"Swiss Non-Bank Rules" means the Swiss 10-Non-Bank Rule and the Swiss 20 Non-Bank Rule.

"Swiss Qualifying Banks" means

(i)	any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(ii)	a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines.

"Swiss Related Security" means any Related Security which is governed by Swiss law.

"Swiss Receivable" means a Receivable governed by Swiss law that is originated by Arrow Germany in its capacity as Originator and sold to the SPV under the German Sale Agreement.

"Swiss Seller" means the German Originator with its registered branch (Zweigniederlassung) in Rümlang/ZH, Switzerland.

"Swiss Withholding Tax" means the tax imposed based on the Swiss Withholding Tax Act.

"Swiss Withholding Tax Act" means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines.

"Targeted Euro Investment Amount" means, as at any Monthly Calculation Date, the amount in Euro determined as:

(a)	the lesser of

(i)	the product of:

(A)	the Facility Limit, multiplied by

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(B)	the quotient of:

(1)	the Euro Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(2)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, and

(ii)	the product of:

(A)	the Euro Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation date, multiplied by

(B)	1 (one) minus the Total Reserve Percentage (expressed as a percentage); or

(b)	any other amount denominated in Euro requested by the applicable Agent Servicer, on behalf of the SPV, in the related Investment Request, provided that such amount requested is lower than the amount calculated in clause (a) above.

"Targeted GBP Investment Amount" means, as at any Monthly Calculation Date, the amount in GBP determined as:

(a)	the lesser of

(i)	the product of:

(A)	the Facility Limit, multiplied by

(B)	the quotient of:

(1)	the GBP Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(2)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, and

(ii)	the product of:

(A)	the GBP Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation date, multiplied by

(B)	1 (one) minus the Total Reserve Percentage; or

(b)	any other amount denominated in GBP requested by the applicable Agent Servicer, on behalf of the SPV, in the related Investment Request, provided that such amount requested is lower than the amount calculated in clause (a) above.

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"Targeted USD Investment Amount" means, as at any Monthly Calculation Date, the amount in USD determined as:

(a)	the lesser of

(i)	the product of:

(A)	the Facility Limit, multiplied by

(B)	the quotient of:

(1)	the USD Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(2)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, and

(ii)	the product of:

(A)	the USD Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation date, multiplied by

(B)	1 (one) minus the Total Reserve Percentage; or

(b)	any other amount denominated in USD requested by the applicable Agent Servicer, on behalf of the SPV, in the related Investment Request, provided that such amount requested is lower than the amount calculated in clause (a) above.

"Taxes" is defined in Clause 7.3(a) (Taxes) of the Receivables Transfer Agreement.

"Term SOFR" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Term SOFR Adjustment" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Term SOFR Administrator" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Term SOFR Reference Rate" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Termination Date" means the earliest of:

(a)	the Commitment Termination Date;

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(b)	the date on which the Termination Date is declared pursuant to Clause 6.3(a) or (b) (Remedies) or automatically occurs pursuant to Clause 6.3(a) or (c) (Remedies) of the Receivables Transfer Agreement; and

(c)	the day on which (i) any Originator, any other Arrow Party or the SPV shall become obligated to withhold any amounts in respect of Taxes from any payment made (or deemed to be made) by such Person to any Secured Party or the SPV pursuant to any Transaction Document, or shall have received notice from any Official Body that it shall be obligated to do so, whether with immediate, retroactive or prospective effect (other than any withholding taxes on any payments or distributions to or for the account of the Secured Parties in respect of which no additional amounts are payable under the Transaction Documents); provided that with respect to any such withholding tax for which an indemnity payment or other compensation payment is required to be made pursuant to any Transaction Document, the amount of any such withholding, individually or when taken together with any other amount to be withheld in respect of Tax from any payment made (or deemed to be made) by such Person to any Secured Party or the SPV pursuant to any Transaction Document (or, in the case of any withholding with prospective effect, any other amount that will in the future have to be withheld) for which an indemnity payment or other compensation payment is or will be required to be made pursuant to any Transaction Document exceeds the Threshold Debt Amount for the Parent, and (ii) the Administrative Agent shall have declared the Termination Date to have occurred by written notice thereof to the SPV and the Agent Servicers.

"Threshold Debt Amount" means (a) in relation to the SPV, [*****], and (b) in the case of any Arrow Party, [*****], or, in each case, the equivalent in any other currency or currencies.

"Total Reserve Percentage" means, for any Monthly Calculation Period, a percentage equal to the greater of:

(a)	The Minimum Total Reserve Percentage, and

(b)	the sum of:

(i)	the Loss Reserve Percentage as at the Month End Date immediately preceding such Monthly Calculation Period, plus

(ii)	the Non-Contractual Dilution Reserve Percentage as at the Month End Date immediately preceding such Monthly Calculation Period, plus

(ii)	the Yield and Expenses Reserve Percentage as at the Month End Date immediately preceding such Monthly Calculation Period.

"Transaction" means the securitisation transaction as documented in the Transaction Documents.

"Transaction Costs" is defined in Clause 7.4(a) (Other costs and expenses) of the Receivables Transfer Agreement.

"Transaction Documents" means, collectively, this Agreement, the Receivables Transfer Agreement, the Subordinated Loan Agreement, the Sale Agreements, the Servicing Deed, the Backup Servicing Agreement, the Security Documents, the Parent Undertaking Agreement, the Fee Letters, the Reporting Services Agreement, each Credit Insurance Policy, the SPV Management Agreement, the Foundation Management Agreement and all of the other instruments, agreements and other documents from time to time executed and delivered by the SPV or any Arrow Party pursuant to or, with the prior written consent of the Administrative Agent, in connection with any of the foregoing, including any documentation specifically designated as a "Transaction Document" pursuant to the terms thereof.

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"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Insolvency Regulation" means the EU Insolvency Regulation, as it forms part of UK domestic law as "retained EU law" by operation of the EUWA, and as amended by the Insolvency (Amendment) (EU Exit) Regulations 2019, SI 2019/146.

"UK Securitisation Regulation" means Regulation (EU) 2017/2402 as it forms part of UK domestic law as "retained EU law" by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, and as further amended from time to time.

"UK Securitisation Regulation Rules" means the UK Securitisation Regulation together with (a) all applicable binding technical standards made under the UK Securitisation Regulation; (b) all EU regulatory technical standards and implementing technical standards relating to the EU Securitisation Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitisation Regulation) forming part of UK domestic law by operation of the EUWA; (c) relevant guidance, policy statements or directions relating to the application of the UK Securitisation Regulation (or any binding technical standards) published by the PRA and/or the FCA (or their successors); (d) any guidelines relating to the application of the EU Securitisation Regulation which are applicable in the UK, (e) any other relevant transitional, saving or other provision relevant to the UK Securitisation Regulation by virtue of the operation of the EUWA; and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitisation Regulation, in each case as may be amended from time to time.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unapplied Cash" means, at any time, the amount computed for each given Obligor as the sum of the Base Currency Equivalent of Collections which are not applied to any of its Receivables and as stated in the relevant Monthly Servicer Report.

"Undrawn Margin" means, as of any date, [*****].

"United States" means the United States of America.

"Unpaid Balance" means, with respect to any Receivable at any time, the unpaid amount of such Receivable at such time.

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"Unpaid Balance Excluding VAT" means, with respect to any Receivable at any time, the Unpaid Balance of such Receivables minus the VAT Amount with respect to such Receivable.

"Unsold Receivable" is defined in Clause 2.1(c) (Unsold Receivables) of the Receivables Transfer Agreement.

"Unsold Receivable Collections" means the aggregate Collections attributable to the Unsold Receivables that are received or deemed received.

"Unsold Receivable Related Rights" means all Related Rights with respect to the Unsold Receivables.

"Unsold Receivable Related Security" means all Related Security with respect to the Unsold Receivables.

"USD Eligible Receivables Balance" means, at any time, an amount in USD equal to the aggregate Unpaid Balance of all Eligible Receivables denominated in Dollars at such time.

"USD Investment Interest Reserve Percentage" means, as at any Monthly Calculation Date, the ratio (expressed as a percentage) determined as:

(a)	the product of:

(i)	the maximum between:

(A)	Adjusted Term SOFR for a period of one (1) month as at such Monthly Calculation Date multiplied by [*****], and

(B)	Adjusted Term SOFR for a period of one (1) month as at such Monthly Calculation Date plus [*****], multiplied by

(ii)	the product determined as:

(A)	the Facility Limit, multiplied by

(B)	the quotient determined as:

(x)	the Base Currency Equivalent of the USD Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, divided by

(y)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(ii)	the DSO as at the Month End Date immediately preceding such Monthly Calculation Date, multiplied by

(iii)	the Relevant Stress Factor, multiplied by

(iv)	1/360; divided by

(b)	the Net Eligible Receivables Balance as at the Month End Date immediately preceding such Monthly Calculation Date.

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"USD Net Eligible Receivables Balance" means, at any time, an amount in USD equal to:

(a)	the USD Eligible Receivables Balance at such time, less

(b)	the aggregate outstanding Dilutions denominated in Dollars with respect to Eligible Receivables at such time, less

(c)	the aggregate Unpaid Balance of all Defaulted Receivables which are Eligible Receivables denominated in Dollars at such time, less

(d)	the aggregate Unapplied Cash denominated in Dollars with respect to Eligible Obligors outstanding at such time, less

(e)	the aggregate outstanding Provisions for Contractual Dilutions denominated in Dollars with respect to Eligible Obligors at such time, less

(f)	the aggregate Unpaid Balance of all Eligible Receivables denominated in USD the Obligor of which is located in Poland and which is subject to Polish VAT, less

(g)	the product of:

(i)	the sum of:

(A)	the aggregate Obligor Excess Concentration Amount at such time for all Eligible Obligors, plus

(B)	at any time when a Level II Rating Event does not exist, the excess, if any, of (x) the Base Currency Equivalent of the aggregate Unpaid Balance of the Eligible Receivables the Obligor of which is located in Bulgaria, Sweden, Denmark, Malta, Finland, Latvia, Lithuania, Croatia, Estonia, Luxembourg, Greece or Cyprus, over (y) the product of (I) [*****], multiplied by (II) the Eligible Receivables Balance, plus

(C)	at any time when a Level II Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of Swiss Receivables which are Eligible Receivables, over (ii) the product of (x) [*****], multiplied by (y) the Eligible Receivables Balance, plus

(D)	at any time when a Level I Rating Event does not exist, the excess, if any, of (i) the Base Currency Equivalent of the aggregate Unpaid Balance of German Receivables governed by German law which arise under a Contract that contains a restriction on assignment which are Eligible Receivables, over (ii) the product of (x) [*****], multiplied by (y) the Eligible Receivables Balance, multiplied by

(ii)	the quotient determined as:

(A)	the USD Eligible Receivables Balance, divided by

(B)	the Eligible Receivables Balance.

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"U.S. Government Securities Business Day" is defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

"VAT Amount" means, with respect to any Receivable, as at any time, the VAT applicable to such Receivable and reported as such on the related invoice and in the Monthly Servicer Report.

"Volcker Rule" means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

"Week End Date" means the last day of each week of Arrow set forth on Schedule 2 (Arrow Fiscal Calendar) hereto.

"Weekly Calculation Period" means, whenever a Level II Rating Event exists, the period from the date of such Level II Rating Event until the first Week End Date thereafter and each subsequent period from a Week End Date until the next Week End Date; provided that the last Weekly Calculation Period shall end on the Final Payout Date.

"Weekly Reporting Date" means the second (2nd) Business Day after the Week End Date.

"Weekly Servicer Report" means a report in form and substance to be mutually agreed to by the SPV, the Agent Servicers and the Administrative Agent, furnished by the Agent Servicers pursuant to Clause 3.4 (Reports) of the Servicing Deed.

"Weekly Settlement Date" means the fifth (5th) Business Day after the Week End Date.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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"Yield" means interest on Investments and is further defined in Clause 2.5(c) (Rate Definitions) of the Receivables Transfer Agreement.

"Yield and Expenses Reserve Percentage" means, as at any Monthly Calculation Date, the sum (expressed as a percentage) of:

(a)	the Euro Investment Interest Reserve Percentage as at such Monthly Calculation Date, plus

(b)	the GBP Investment Interest Reserve Percentage as at such Monthly Calculation Date, plus

(c)	the USD Investment Interest Reserve Percentage as at such Monthly Calculation Date, plus

(d)	the Expense Reserve Percentage as at such Monthly Calculation Date.

2.2	Interpretation

In each Transaction Document:

(a)	accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP;

(b)	the words "hereof," "herein" and "hereunder" and words of similar import used in any Transaction Document refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document;

(c)	unless otherwise specified, references to any Clause, Schedule or Exhibit are references to Clauses, Schedules and Exhibits in or to that Transaction Document and references to any paragraph, subclause, clause or other subdivision within any Clause or definition refer to such paragraph, subclause, clause or other subdivision of such Clause or definition;

(d)	the term "including" means "including without limitation" (with related words being construed accordingly), "in particular" means "in particular but without limitation" and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of assets, matters or things;

(e)	the term "disposal" includes any lease, licence, transfer, sale or other disposal of any kind (with related words being construed accordingly);

(f)	the masculine, feminine or neuter gender respectively includes the other genders and the singular includes the plural (and vice versa);

(g)	references to any Law refer to that Law as amended, re-enacted or replaced from time to time and includes any subordinated legislation in force under it from time to time;

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(h)	references to any Person's Organic Documents refer to such Organic Documents as amended and otherwise in effect as at the Closing Date or as amended pursuant to and in accordance with the Transaction Documents;

(i)	any Transaction Document or any other instrument, document or agreement is as supplemented, amended, replaced, restated, renewed, novated or otherwise modified from time to time (however fundamental that supplement, amendment, replacement, restatement, renewal, novation or modification may be, even if it involves increased, new, additional and/or replacement facilities or an increase in any other amount or rate) in accordance with the Transaction Documents;

(j)	references to any Person include that Person's successors, permitted assigns and permitted transferees in accordance with their respective interests;

(k)	a "right" includes any title, estate, interest, claim, remedy, power, authority, discretion or other right of any kind, both present and future (and any reference to rights in a particular asset or type or category of assets includes any rights in the proceeds of any disposal of that asset or any assets within that type or category);

(l)	the term "assets" includes present and future properties, revenues, rights and other assets of every description (and any reference to a particular type of category of assets includes any present or future assets of that type or category);

(m)	the term "indemnity" means "indemnify and keep indemnified";

(n)	the term "regulation" includes any regulation, rule, official directive, notice, code of practice, guideline, demand or decision (in each case whether or not having the force of law) of any Official Body;

(o)	headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision of any Transaction Document in which they appear;

(p)	unless otherwise specifically provided with respect to any computation of a period of time, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date";

(q)	if the addition or removal of a material Obligor to or from the Portfolio, as applicable, causes the historical data contained in the calculation of Days Sales Outstanding, the Default Ratio, the Dilution Horizon Ratio, the Dilution Ratio and/or the Loss Horizon Ratio as of any Month End Date (collectively, the "Ratios") to become materially misleading or inaccurate as reasonably determined by the Administrative Agent, the Administrative Agent (at the direction of the Specified Purchasers) may adjust the historical data contained in such Ratios so that the calculation of such Ratios more accurately reflects the Asset Interest (after giving effect to any such removal or addition of an Obligor);

(r)	all references to a "transfer" or "assignment" of (i) Sold Receivables and Sold Receivable Related Rights to the Administrative Agent shall mean and be a reference to an absolute sale and assignment of such Sold Receivables and Sold Receivable Related Rights to the Administrative Agent for all purposes other than U.S. federal and state income Tax purposes, and (ii) Unsold Receivables and Unsold Receivable Related Rights to the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) shall mean and be a reference to a security interest over such Unsold Receivables and Unsold Receivable Related Rights in favor of the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law);

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(s)	all references to the "initial" Unpaid Balance of any Receivable means the Unpaid Balance of such Receivable at the time of transfer or purported transfer from the applicable Originator to the SPV;

(t)	all references to Servicer shall be construed to be references to (i) the Agent Servicers, as servicers of the Portfolio and (ii) the SPV Servicers, as servicers of the SPV Collateral;

(u)	an Event of Default, Early Amortisation Event, Servicer Default or any other breach under the Transaction Documents shall be "continuing" unless waived in accordance with each applicable Transaction Document;

(v)	in each Transaction Document, where it relates to a Dutch entity, or Dutch security, a reference to:

(i)	a "necessary action to authorise" where applicable, includes without limitation:

(A)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(B)	obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Works Councils Act of the Netherlands (Wet op de ondernemingsraden);

(ii)	a "board of directors" means a managing board (bestuur);

(iii)	a "director" means a managing director (bestuurder);

(iv)	a "security interest" includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(v)	a "winding-up", "administration" or "dissolution" includes a bankruptcy (faillissement) or dissolution (ontbinding);

(vi)	a "moratorium" includes surseance van betaling and "a moratorium is declared" or "occurs" includes surseance verleend;

(vii)	any "step" or "procedure" taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

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(viii)	a "liquidator" includes a curator;

(ix)	an "administrator" includes a bewindvoerder;

(x)	an "attachment" includes a beslag;

(xi)	"gross negligence" means grove schuld;

(xii)	"willful misconduct" means opzet;

(xiii)	a merger includes a juridische fusie;

(xiv)	"insolvency" includes a bankruptcy, moratorium and or any resolution proceedings within the meaning of Section 3A of the Wft; and

(xv)	a "Subsidiary" includes a dochtermaatschappij as in section 2:24a of the Dutch Civil Code;

(w)	in each Transaction Document, where it relates to a Belgian entity, or Belgian security, a reference to:

(i)	"gross negligence" is a reference to zware fout/faute lourde and "wilful misconduct" is a reference to opzet/dol;

(ii)	a "liquidator", "trustee in bankruptcy", "compulsory manager", "receiver", "administrative receiver", "administrator" or similar officer includes any insolventiefunctionaris/praticien de l'insolvabilité, curator/curateur, vereffenaar/liquidateur, gedelegeerd rechter/juge délégué, ondernemingsbemiddelaar/médiateur d'entreprise, gerechtsmandataris/ mandataire de justice, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc/mandataire ad hoc and any sekwester/séquestre;

(iii)	a "suspension of payments", "moratorium of any indebtedness", or "reorganisation" includes any gerechtelijke reorganisatie/réorganisation judiciaire;

(iv)	an "insolvency" includes any insolventieprocedure/procedure d'insolvabilité, gerechtelijke reorganisatie/réorganisation judiciaire, faillissement/faillite and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);

(v)	a "security interest" includes a mortgage (hypotheek/hypothèque), a pledge (pand/gage), a transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie), any other proprietary security interest (zakelijke zekerheid/sûreté réelle), a mandate to grant a mortgage, a pledge or any other real surety, a privilege (voorrecht/privilège) and a retention of title (eigendomsvoorbehoud/réserve de propriété);

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(vi)	an entity being "incorporated" in Belgium or of which its "jurisdiction of incorporation" is Belgium, means that that entity has its registered office (statutaire zetel/siège statutaire) in Belgium;

(vii)	a "composition" includes any minnelijk akkoord met schuldeisers/accord amiable avec des créanciers or any gerechtelijke reorganisatie/réorganisation judiciaire;

(viii)	"winding-up", "administration" or "dissolution" includes any vereffening/liquidation, ontbinding/dissolution, sluiting van een onderneming/fermeture d'entreprise and faillissement/faillite;

(ix)	"attachment", "sequestration", "distress", "execution" or analogous procedures includes any uitvoerend beslag/saisie exécution and bewarend beslag/saisie conservatoire;

(x)	a "merger" includes an overdracht van algemeenheid/transfert d'universalité, an overdracht van bedrijfstak/transfert de branche d'activité, a splitsing/scission and a fusie/fusion as well as assimilated transactions (gelijkgestelde verrichtingen/operations assimilées) in accordance with Articles 676 and 677 of the Belgian Companies Code or article 12:7 and 12:8 of the Belgian Code of Companies and Associations, whichever is applicable;

(xi)	the "Belgian Companies Code" means the Belgian Wetboek van vennootschappen/Code des sociétés dated 7 May 1999, as amended from time to time; and

(xii)	the "Belgian Code of Companies and Associations" means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations dated 23 March 2019, as amended from time to time; and

(x)	all references to gross negligence shall have the meaning provided under New York law

2.3	Rates

Each of the Administrative Agent, the Paying Agent and each Purchaser Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, EURIBOR or the Compounded Reference Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any replacement Applicable Currency Benchmark Rate or RFR) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, EURIBOR or the Compounded Reference Rate or any other Applicable Currency Benchmark Rate or RFR prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any amendments or waivers to the Transaction Documents related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, EURIBOR or the Compounded Reference Rate or any other Applicable Currency Benchmark Rate or RFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any replacement Applicable Currency Benchmark Rate or RFR). Each of the Administrative Agent, the Paying Agent and each Purchaser Agent and their respective affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, EURIBOR or the Compounded Reference Rate or any other Applicable Currency Benchmark Rate or RFR, any alternative, successor or replacement rate (including any replacement Applicable Currency Benchmark Rate or RFR) or any relevant adjustments thereto, in each case, in a manner adverse to the SPV. Each of the Administrative Agent, the Paying Agent and each Purchaser Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, EURIBOR or the Compounded Reference Rate or any other Applicable Currency Benchmark Rate or RFR, in each case pursuant to the terms of this Agreement and the other Transaction Documents, and shall have no liability to the SPV, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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3.	Amendments

Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the SPV, each Agent Servicer, each SPV Servicer, the Parent, the Originators, the Conduit Purchasers, the Majority Purchasers, the Administrative Agent, the Security Trustee and the Paying Agent; provided, that no such amendment shall (a) change any term used in any Transaction Document, unless signed by or on behalf of each Person which is a party to such Transaction Document whose consent is required to amend such Transaction Document or (b) (i) increase the Commitment of a Committed Purchaser, (ii) reduce the Aggregate Invested Amounts or rate of Yield to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Aggregate Invested Amounts or Yield with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Committed Purchasers which shall be required for the Committed Purchasers or any of them to take any action under the Transaction Documents, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Administrative Agent, the Security Trustee or the other Secured Parties or (vi) extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of an Early Amortisation Event or Event of Default shall not constitute an extension or increase in the Commitment of any Committed Purchaser), unless signed by each Committed Purchaser directly affected thereby.

4.	Notices and payments

4.1	Notices

(a)	Except as provided below, each notices and other communication to be made or given under or in connection with any Transaction Document shall be in writing (including electronic transmission or similar writing) and shall be given to the intended recipient at its address or electronic mail address set out in Schedule 1 (Address and payment information) or at such other address or electronic mail address as such party may specify for the purposes of notice to such party.

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(b)	Each such notice or other communication shall be effective:

(i)	if given by electronic mail, when such electronic mail is transmitted to the electronic mail address applicable pursuant to this Clause 4 and confirmation is received;

(ii)	if given by overnight courier, two (2) Business Days after deposit thereof with an international overnight courier service; or

(iii)	if given by any other means, when received at the address applicable pursuant to this Clause 4,

provided that each Investment Request shall only be effective upon receipt by each Purchaser Agent.

(c)	Notwithstanding anything in this Clause 4 to the contrary, the SPV hereby authorises the Administrative Agent and the Purchasers to make investments in Eligible Investments and to make Investments based on telephonic notices made by any Person which the Administrative Agent or such Purchaser in good faith believe to be acting on behalf of the SPV and the SPV agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorised officer of the SPV. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent or such Purchaser, the records of the Administrative Agent or such Purchaser shall govern.

4.2	Payments

Unless otherwise specified, each payment to be made pursuant to any Transaction Document to an account of the Administrative Agent, the Agent Servicers, the SPV Servicers or any of the Purchasers shall be made to their respective accounts listed at Schedule 1 (Address and payment information) or at such other account as such party may hereafter specify in a notice given in the manner required under Clause 4.1.

5.	VAT

(a)	Unless otherwise specified, all amounts expressed to be payable under a Transaction Document by any party (a "Customer") to another party other than an Arrow Party (a "Supplier"), excluding all amounts expressed to be payable under a Transaction Document by or on behalf of the Administrative Agent, any Purchaser Agent or any Purchaser to the SPV, which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by a Supplier to a Customer under a Transaction Document and such Supplier is required to account to the relevant tax authority for the VAT, that Customer must pay to such Supplier (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Supplier must promptly provide an appropriate VAT invoice to that Customer).

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(b)	Unless otherwise specified, all amounts expressed to be payable under a Transaction Document by any party to an Arrow Party or by or on behalf of the Administrative Agent, any Purchaser Agent or any Purchaser to the SPV which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be inclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by an Arrow Party under a Transaction Document or by the SPV to the Administrative Agent, any Purchaser Agent or any Purchaser under a Transaction Document, the party receiving or deemed to receive the supply for VAT purposes (the "Relevant Recipient") shall not be required to pay any additional amount in respect of any such VAT to the relevant Arrow Party or to the SPV (as applicable) in any circumstances. Unless otherwise specified, where the Relevant Recipient is required to account to the relevant tax authority for VAT in respect of a supply for VAT purposes made to it by an Arrow Party or the SPV (as applicable), the amount of consideration payable to the relevant Arrow Party or to the SPV (as applicable) in respect of the relevant supply for VAT purposes shall be reduced by an amount equal to the VAT liability suffered by the Relevant Recipient.

(c)	Where a Transaction Document requires any party (an "Indemnifying Party") to reimburse or indemnify another party for any cost or expense, the Indemnifying Party shall reimburse or indemnify (as the case may be) such party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in any Transaction Document to any Person shall, at any time when such Person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a Person shall be construed as a reference to that Person or the relevant group or unity (or fiscal unity) of which that Person is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)	In relation to any supply made by a party to another party under a Transaction Document, if reasonably requested by the first party, the second party must promptly provide the first party with details of the second party's VAT registration and such other information as is reasonably requested in connection with the first party's VAT reporting requirements in relation to such supply.

6.	FATCA

(a)	Subject to paragraph (c) below, each party shall, within ten Business Days of a reasonable request by another party:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

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(ii)	supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA; and

(iii)	supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.

(b)	If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Transaction Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

(e)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to a party pursuant to paragraph (a) above is or becomes materially inaccurate or incomplete, the party that provided it shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver unless it is unlawful for the party to do so (in which case the party shall promptly notify the party that requested such withholding certificate, withholding statement, document, authorisation or waiver.

(f)	Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party (other than where this party is an Arrow Party and the recipient is the SPV) shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(g)	Each party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment.

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7.	Third Party Rights

(a)	Except in respect of the Secured Parties not party to this Agreement, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of (but shall not enforce other than via the Administrative Agent) this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999, and except as provided in the relevant Transaction Documents as regards the application of this Agreement thereto, a Person who is not a party has no rights under the Contracts (Rights of Third Parties) Act 1999 or analogous applicable Laws to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Save as provided in Clause 3 (Amendments), this Agreement may be varied from time to time or rescinded without the consent of any Person that is not a party to this Agreement and sub-sections 2(1)(a) to (c) of the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.

8.	Counterparts; Electronic delivery

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures (and if applicable, seals) on the counterparts were on a single copy of this Agreement. Delivery by electronic mail of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart of this Agreement.

9.	Governing Law

This Agreement (including Clause 10 (Jurisdiction) and any non-contractual obligations arising out of or in connection with it) is governed by, and shall be construed in accordance with, English law, save that in its application to particular Transaction Documents, terms particular to the law governing said Transaction Documents shall be construed in accordance with said governing law.

10.	Jurisdiction

(a)	The parties hereto agree that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement (including Clause 9 (Governing law) and this Clause 10), any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

(b)	Each party hereto for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 10(a) (Jurisdiction) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

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11.	Service of Process

Without prejudice to any other mode of service allowed under relevant law, each Arrow Party:

(a)	Irrevocably appoints Arrow UK as their agent for service of process in relation to any proceedings before the English courts in connection with the English Law Documents; and

(b)	Agree that failure by a process agent to notify each Arrow Party of the process will not invalidate the proceedings concerned.

12.	No Proceedings; Limited Recourse

(a)	No party to this Agreement may, prior to the date which is two (2) years and one (1) day after the Final Payout Date, institute against, or join any other Person in instituting against, the SPV any proceeding of a type referred to in the definition of Event of Insolvency.

(b)	Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, the obligations of the SPV under this Agreement and each of the other Transaction Documents to which it is a party are solely the corporate obligations of the SPV and shall be payable solely to the extent of funds available to the SPV to satisfy such obligation in accordance with the Priority of Payments and to the extent that such funds are insufficient, any undischarged claims shall be extinguished.

(c)	Each party hereto agrees that it shall not institute against, or join any Person in instituting against, any Conduit Purchaser any bankruptcy, examinership, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law of any jurisdiction, for two (2) years and one (1) day after (i) the latest maturing commercial paper note of any series (as set out in the Programme Documents (as defined below) of such Conduit Purchaser) or (ii) the latest maturing medium term note of such Conduit Purchaser, if any, is paid in full. This Clause 12(c) shall survive termination of this Agreement and the termination of each Transaction Document to which such Conduit Purchaser is a party.

(d)	The obligations of each Conduit Purchaser under this Agreement are solely the corporate obligations of such Conduit Purchaser and are payable solely to the extent of available funds pursuant to the Programme Documents. No recourse shall be had for the payment of any amount owing by any Conduit Purchaser under this Agreement or for the payment by such Conduit Purchaser of any fee in respect hereof or any other obligation or claim of or against such Conduit Purchaser arising out of or based upon this Agreement, against any employee, director, officer, member, manager or affiliate of such Conduit Purchaser; provided, however, that the foregoing shall not relieve any such Person of any liability they might have as a result of fraudulent acts or omissions committed by them. Each party hereto agrees that each Conduit Purchaser shall be liable for any claims that it may have against such Conduit Purchaser only to the extent that such Conduit Purchaser has funds available for such purpose in accordance with the programme documents in respect of its asset-backed commercial paper notes issuance programme ("Programme Documents") and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Programme Documents such claims shall be extinguished. The provisions of this Clause 12(d) will survive the termination of this Agreement and the termination of each Transaction Document to which each Conduit Purchaser is a party.

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13.	Notification and Acknowledgement of Assignment.

(a)	Notification of Assignment. The SPV hereby notifies each party to this Agreement of the assignment of its rights under the Transaction Documents to the Security Trustee, pursuant to the terms of the English Security Agreement and the Irish Security Agreement.

(b)	Acknowledgement of Assignment. Each party to this Agreement hereby acknowledges the assignment of the rights of the SPV under the Transaction Documents to the Security Trustee, pursuant to the terms of the English Security Agreement and the Irish Security Agreement.

14.	Reporting Services Provider Actions.

The parties hereto agree that any action taken by the Reporting Services Provider on behalf of any Arrow Party or the SPV that has the effect of satisfying such Arrow Party's or the SPV's obligation under any Transaction Document shall be deemed by each party hereto to have satisfied such Arrow Party's or the SPV's obligation thereunder provided that, for the avoidance of doubt, any obligation of an Arrow Party or the SPV under any Transaction Document shall remain the sole obligation of such Arrow Party or the SPV and shall not be transferred to the Reporting Services Provider in any circumstance.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ARROW EMEA FUNDING CORP B.V., as SPV

By:
Name:
Title:

ARROW CENTRAL EUROPE GMBH, as Originator, Agent Servicer and SPV Servicer

By:
Name:
Title:

ARROW ELECTRONICS (UK) LIMITED, as Originator, Agent Servicer and SPV Servicer

By:
Name:
Title:

BNP PARIBAS, as the Administrative Agent, a Committed Purchaser and Purchaser Agent for the BNP Purchaser Group

By:
Name:
Title:

CONDUIT PURCHASER

Signed for and on behalf of
Matchpoint Finance plc
by its lawfully appointed attorney:
Name:

ING Belgium S.A./N.V., as Purchaser Agent for the ING Purchaser Group

By:
Name:
Title:

MONT BLANC CAPITAL CORP, as a Committed Purchaser and as a Conduit Purchaser

By:
Name:
Title:

ARROW ELECTRONICS, INC., as the Parent

By:
Name:
Title:

Arrow Electronics FC B.V., as the Subordinated Lender

By:
Name:
Title:

U.S. BANK TRUSTEES LIMITED, as the Security Trustee

By:
Name:
Title:

By:
Name:
Title:

ELAVON FINANCIAL SERVICES DAC, as the Paying Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1
ADDRESS AND PAYMENT INFORMATION

If to the SPV:

Arrow EMEA Funding Corp B.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Attention: EMEA Securitization

E-mail addresses:     [*****]

Payment Information:

If in Euros:

[*****]

If in Dollars:

[*****]

If in Pounds:

[*****]

If to the Administrative Agent:

BNP Paribas, as Administrative Agent

37 place du Marché Saint Honoré

75001 Paris

France

Attention: [*****]

E-mail addresses: [*****]

If to the BNP Purchaser Group Committed Purchaser and Purchaser Agent:

BNP Paribas, as Administrative Agent

37 place du Marché Saint Honoré

75001 Paris

France

Attention: [*****]

E-mail addresses: [*****]

If to the BNP Purchaser Group Conduit Purchaser:

Matchpoint Finance plc

4th Floor 25-28 Adelaide Road

Dublin 2

Republic of Ireland

Attention: The Directors

E-mail addresses: [*****]

Tel. No.: [*****]

Facsimile No.: [*****]

Sch. 1-1

and with a copy to:

BNP Paribas, London Branch, as Administrator

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attention: Asset Finance & Securitisation – Portfolio Management, Servicing

Tel. No.: [*****]

Facsimile No.: [*****]

E-mail addresses: [*****]

Payment Information:

[*****]

If to the ING Purchaser Group Purchaser Agent:

ING Belgium S.A./N.V.

Marnixlaan 24

1000 Brussels, Belgium

Attention: [*****]

E-mail addresses: [*****]

If to the ING Purchaser Group Committed Purchaser or Conduit Purchaser:

Mont Blanc Capital Corp

c/o ING Capital LLC

1133 Avenue of the Americas

New York, NY 10036

Attention: [*****]

E-mail addresses: [*****]

Payment Information:

[*****]

If to the English Agent Servicer, the English SPV Servicer or the English Originator:

Arrow Electronics (UK) Limited

Kao 1, Kao Park, Hockham Way

Harlow, Essex UK CM17 9NA

Attention: EMEA Securitization

E-mail addresses:     [*****]

Payment Information:

[*****]

Sch. 1-2

If to the German Agent Servicer, the German SPV Servicer or the German Originator:

Arrow Central Europe GmbH

Frankfurter Strasse 211,

D-63263 Neu-Isenburg,

Germany

Attention: EMEA Securitization

E-mail addresses:     [*****]

Payment Information:

[*****]

If to the Guarantor or the Parent:

Arrow Electronics, Inc.

9201 E. Dry Creek Road

Centennial, CO, USA 80113

Attention: EMEA Securitization

E-mail addresses:     [*****]

If to the Subordinated Lender:

Arrow Electronics FC B.V.

Elzenkade 1

3992 AD Houten

The Netherlands

Attention: EMEA Securitization

E-mail addresses:     [*****]

Payment Information:

[*****]

If to the Security Trustee:

U.S. Bank Trustees Limited

125 Old Broad Street, Fifth Floor

London EC2N 1AR

United Kingdom

Attention: Structured Finance Relationship Management

Facsimile No.: [*****]

E-mail addresses: [*****]

If to the Paying Agent:

Elavon Financial Services DAC

Building 8, Cherrywood Business Park
Loughlinstown, Dublin 18

D18 W319, Ireland

Attention: Structured Finance Agency Services

Facsimile No.: [*****]

E-mail addresses: [*****]

Sch. 1-3

Payment Information:

[*****]

If to the Corporate Services Provider:

Intertrust Management B.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

Attention: the Directors

E-mail addresses: [*****]

Sch. 1-4

SCHEDULE 2
ARROW FISCAL CALENDAR

[*****]

Sch. 2-1

SCHEDULE 3
REFERENCE RATE TERMS

CURRENCY:	Sterling.

Cost of funds as a fallback	Cost of funds will not apply as a fallback.

Definitions

Credit Adjustment Spread:	[*****]

Break Costs:	None specified

Business Day Conventions (definition of "Month" and Non-Business Days):	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

		(i)	subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

		(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

		(iii)	if a Rate Period or a Monthly Calculation Period begins on the last Business Day of a calendar month, that Rate Period or Monthly Calculation Period shall end on the last Business Day in the calendar month in which that Rate Period or Monthly Calculation Period is to end.

(b)	If a Rate Period or a Monthly Calculation Period would otherwise end on a day which is not a Business Day, that Rate Period or Monthly Calculation Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(c)	The Business Day Conventions shall apply to each Rate Period or Monthly Calculation Period.

Central Bank Rate:	The Bank of England's Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the [*****] trimmed arithmetic mean (calculated by the Administrative Agent of the Central Bank Rate Spread for the five most immediately preceding RFR Banking Days for which the RFR was available.

Sch. 4-1

Central Bank Rate Spread:	In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent between: (i) the RFR for the RFR Banking Day; and (ii) the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Daily Rate:	The "Daily Rate" for any RFR Banking Day is:

(a)	the RFR for that RFR Banking Day; or

(b)	if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

	(i)	the Central Bank Rate for that RFR Banking Day; and

	(ii)	the applicable Central Bank Rate Adjustment; or

(c)	if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

	(i)	the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

	(ii)	the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places.

Lookback Period:	Five RFR Banking Days.

Relevant Market:	The sterling wholesale market.

Reporting Day (SONIA):	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Sch. 4-2

SCHEDULE 4
DAILY NON-CUMULATIVE RFR RATE

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during a Rate Period or Monthly Calculation Period is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Administrative Agent, any Purchaser or any other Secured Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

"UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Rate Period or Monthly Calculation Period;

"dcc" means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Rate Period or Monthly Calculation Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Administrative Agent, any Purchaser or any other Secured Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Rate Period or Monthly Calculation Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

Sch. 4-1

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 5 decimal places) calculated as set out below:

where:

"d0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and

"tni" has the meaning given to that term above.

Sch. 4-2

EXHIBIT A
FORM OF AGREED JURISDICTION REQUEST

BNP Paribas, as a Purchaser Agent

37 place du Marché Saint Honoré

75001 – Paris – France

Attention: Business & Portfolio Management Team

ING Belgium S.A./N.V., as a Purchaser Agent

Marnixlaan 24

1000 Brussels, Belgium

Attention: [*****]

[Additional Purchaser Agents]

Arrow EMEA Funding Corp B.V., the SPV

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Attention: EMEA Securitization

Date:

Re: Agreed [Obligor] [Receivable] Jurisdiction

Reference is made to the Master Framework Agreement dated as of January 27, 2020 (and as further amended, supplemented or otherwise modified from time to time, the "MFA"), among Arrow EMEA Funding Corp B.V., as the SPV (the "SPV"), BNP Paribas, as Administrative Agent, the Purchasers and Purchaser Agents from time to time party thereto, Arrow Electronics (UK) Limited, as an Agent Servicer and an SPV Servicer, Arrow Central Europe GmbH, as an Agent Servicer and an SPV Servicer, Arrow Electronics FC B.V., as the Subordinated Lender, U.S. Bank Trustees Limited, as security trustee, and Elavon Financial Services DAC, as paying agent. Capitalized terms defined in the MFA are used herein with the same meanings.

1.	The Agent Servicer(s) on behalf of the SPV hereby request that the following jurisdiction(s) be additional Agreed Receivable Jurisdiction(s) for purposes of the Transaction Documents effective as of the date set forth opposite its name:

Originator	Agreed Receivable Jurisdiction	Effective Date

2.	The Agent Servicer(s) on behalf of the SPV hereby request that the following jurisdiction(s) be additional Agreed Obligor Jurisdiction(s) for purposes of the Transaction Documents effective as of the date set forth opposite its name:

Originator	Agreed Obligor Jurisdiction	Effective Date

Exhibit A-1

3.	After giving effect to the requests made in Section 1 above, the current list of Agreed Receivable Jurisdictions is as set forth on Schedule A.

4.	After giving effect to the requests made in Section 2 above, the current list of Agreed Obligor Jurisdictions is as set forth on Schedule B.

Exhibit A-2

IN WITNESS WHEREOF, the Agent Servicer(s), on behalf of the SPV has caused this Agreed Jurisdiction Request to be executed and delivered as of this ____ day of ____________, _____.

[ARROW ELECTRONICS (UK) LIMITED, as Agent Servicer, on behalf of the SPV

By:
Name:
Title: ]

[ARROW CENTRAL EUROPE GMBH, as Agent Servicer, on behalf of the SPV

By:
Name:
Title: ]

CONSENTED AND AGREED TO BY:

BNP PARIBAS, as Administrative Agent and a Purchaser Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-3

CONSENTED AND AGREED TO BY:

ING Belgium S.A./N.V., as a Purchaser Agent

By:
Name:
Title:

By:
Name:
Title:

[Attach Schedules A and B, as applicable]

Exhibit A-4

EXHIBIT B
EXCLUDED OBLIGORS

[*****]

EXECUTION VERSION

ANNEX B

RECEIVABLES TRANSFER AGREEMENT

EXECUTION VERSION

CONFORMED COPY through

EXECUTION COPY

First Amendment to RTA, dated as of May 27, 2020

Omnibus Deed of Amendment No. 1, dated December 23, 2021

Omnibus Deed of Amendment No. 2, dated September 20, 2022

Dated January 27, 2020

(1)       ARROW EMEA FUNDING CORP B.V., as SPV

(2)       BNP PARIBAS, as Administrative Agent, Purchaser Agent for the BNP
Purchaser Group and a Committed Purchaser

(3)       MATCHPOINT FINANCE PLC, as a Conduit Purchaser

(4)       ING Belgium S.A./N.V., as Purchaser Agent for the ING Purchaser Group

(5)       MONT BLANC CAPITAL CORP, as a Committed Purchaser and as a Conduit Purchaser

(6)       ARROW ELECTRONICS (UK) LIMITED, as an Agent Servicer and an SPV Servicer

(7)       ARROW CENTRAL EUROPE GMBH, as an Agent Servicer and an SPV Servicer

(8)       U.S. Bank TRUSTEES LIMITED, as Security Trustee and mandatario con rappresentanza pursuant to and for the purposes of Italian law

(9)       ELAVON FINANCIAL SERVICES DAC, as Paying Agent

(10)       THE PERSONS FROM TIME TO TIME PARTY HERETO as Committed Purchasers,
Conduit Purchasers and Purchaser Agents

RECEIVABLES TRANSFER AGREEMENT

CONTENTS

Clause	Page

1.	Definitions	2

2.	Amounts and Terms of the Purchases	2

3.	Representations and Warranties of the SPV	17

4.	Conditions Precedent	22

5.	Covenants	25

6.	Early Amortisation Events, Events of Default and Remedies	34

7.	Indemnification; Expenses; Related Matters	39

8.	The Administrative Agent, Purchaser Agents and Paying Agent	48

9.	Security Trustee's Rights, Powers and Discretions	59

10.	Term of Agreement	76

11.	Remedies and Waivers	76

12.	Amendments and Waivers	76

13.	Notices and Payments	77

14.	Certificates or Determinations	77

15.	Severability and Partial Invalidity	77

16.	Assignment of Rights in the Portfolio and Receivables	78

17.	Successors and Assigns; Binding Effect	78

18.	Consent to Disclose/Confidentiality	82

19.	No Proceeding; Limited Recourse	82

20.	Third Party Rights	83

21.	Counterparts; Electronic Delivery	83

22.	Entire Agreement	84

23.	Governing Law	84

24.	Enforcement; jurisdiction	84

25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	84

26.	Further Assurances	85

27.	SPV Guaranty	85

28.	Confirmation of Status for Swiss Non-Bank Rules	89

29.	Replacement of Certain Purchasers	90

i

Schedules

1	Purchaser Groups and Commitments

2	Credit and Collection Policies

3	Accounts

4	Location of Certain Offices

5	Sold Receivables Selection Process

Exhibits

A	Form of Assignment, Novation and Assumption Agreement

B	Form of Investment Request

C	Notice of Repayment

ii

THIS RECEIVABLES TRANSFER AGREEMENT (this "Agreement") is dated January 27, 2020 and made as a deed among:

(1)	ARROW EMEA FUNDING CORP B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands whose registered number is 74299069 and whose registered office is at Basisweg 10, 1043 AP Amsterdam, The Netherlands, as the SPV;

(2)	BNP PARIBAS, a société anonyme incorporated under the laws of France, as the Administrative Agent, Purchaser Agent for the BNP Purchaser Group and a Committed Purchaser;

(3)	MATCHPOINT FINANCE PLC, a public limited company incorporated under the laws of Ireland (registered number 386704), whose registered office is at 4th Floor, 25-28 Adelaide Road, Dublin 2, Ireland, as a Conduit Purchaser;

(4)	ING Belgium S.A./N.V., a public limited liability company (société anonyme/naamloze vennootschap) organised under the laws of Belgium, having its principal office at Avenue Marnix 24, 1000 Brussels, Belgium, enterprise number 0403.200.393, as Purchaser Agent for the ING Purchaser Group;

(5)	MONT BLANC CAPITAL CORP, a corporation organised under the laws of the State of Delaware and having its registered office at 874 Walker Road, Suite C, City of Dover, County of Kent, State of Delaware 19904, United States of America, as a Committed Purchaser and as a Conduit Purchaser;

(6)	ARROW ELECTRONICS (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales, with company number 02582534 and having its registered office at Kao 1 Kao Park, Hockham Way, Harlow, CM17 9NA, Essex United Kingdom, as an Agent Servicer and an SPV Servicer;

(7)	ARROW CENTRAL EUROPE GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, as an Agent Servicer and an SPV Servicer;

(8)	U.S. Bank TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales and with registration number 02379632, whose registered office is at 125 Old Broad Street, London, EC2N 1AR, United Kingdom, as the Security Trustee and mandatario con rappresentanza pursuant to and for the purposes of Italian law (which shall include such company and all other Persons or companies for the time being appointed as security trustee under this Agreement);

(9)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland, in its capacity as Paying Agent which term shall where the context permits, include the Paying Agent and any successor paying agent for the time being so appointed under this Agreement; and

(10)	THE OTHER PERSONS FROM TIME TO TIME PARTY HERETO as Committed Purchasers, Conduit Purchasers and Purchaser Agents.

PRELIMINARY STATEMENTS

The SPV has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Sale Agreements. The SPV desires to sell the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time, on the terms, and subject to the conditions, set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree and this Agreement witnesses that:

1.	Definitions

1.1	Terms defined in Master Framework Agreement

In this Agreement, unless otherwise defined herein, capitalised terms have the meanings set forth in the Master Framework Agreement dated on or about the Closing Date and signed by, among others, the parties hereto (the "Master Framework Agreement").

1.2	Interpretation

The principles of interpretation set out in Clause 2.2 (Interpretation) of the Master Framework Agreement apply to this Agreement as if fully set forth herein.

2.	Amounts and Terms of the Purchases

2.1	Agreement for Sale and Purchase

(a)	Sale and Purchase. Subject to the terms and conditions hereof, the SPV agrees to sell, assign, transfer and convey and hereby sells, assigns, transfers and conveys to the Administrative Agent (to be held on trust for the benefit of the Purchasers), and the Administrative Agent (on trust on behalf of and for the benefit of the Purchasers) agrees to purchase, accept assignment and transfer and hereby accepts assignment and transfer from the SPV, all of the SPV's right, title (whether legal or beneficial), interest and benefit to:

(i)	(x) the Receivables identified in the Investment Request delivered on the initial Investment Date and (y) on each Investment Date thereafter until the Termination Date, the Receivables identified in the Investment Request delivered with respect to such Investment Date, in each case, in accordance with rules set forth in Schedule 5 (Sold Receivables Selection Process) and to the extent such Receivables are existing and have been acquired by the SPV prior to the Termination Date under the applicable Sale Agreement (such Receivables, collectively, the "Sold Receivables"); and

(ii)	all other associated Sold Receivable Related Rights in respect of the Sold Receivables sold on each Investment Date (including the initial Investment Date), whether existing on the initial Investment Date or thereafter arising at any time and acquired by the SPV under the Sale Agreements (clauses (i) and (ii), collectively, the "Portfolio").

Each such sale, assignment, transfer or conveyance shall be with full title guarantee and automatically occur on each Investment Date without any further action by the SPV, the Administrative Agent or any other Person.

(b)	Purchasers. The Administrative Agent shall hold the Portfolio on trust on behalf of the Purchasers in accordance with the respective portions of the Portfolio funded by such Purchasers from time to time. The SPV shall transfer 100% of its interest in the Sold Receivables in full to the Administrative Agent (on trust on behalf of the Purchasers), and no Sold Receivable shall be transferred to the Administrative Agent in part.

(c)	Unsold Receivables. Receivables that are not transferred to the Administrative Agent pursuant to this Clause 2.1 shall be retained by the SPV (such Receivables, collectively, the "Unsold Receivables") and pledged to the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law), on trust for the benefit of the Secured Parties, as collateral for the guaranty of the SPV set forth in Clause 27 (SPV Guaranty).

(d)	True Sale. It is the intention of the parties hereto that each transfer of the Portfolio under this Agreement shall constitute a true sale, which sale is absolute and irrevocable and provides the Administrative Agent with the full benefits of ownership of the Portfolio (which benefits it shall hold on trust for the Purchasers).

(e)	Records. The SPV (or the Servicers on its behalf) shall indicate the Receivables that have been sold to the Administrative Agent by way of notation in its master records.

(f)	Trust. It is the intention of the parties hereto that the Administrative Agent shall hold the Portfolio purchased pursuant to this Clause 2.1 on trust for the Purchasers.

2.2	Investments

(a)	Investments; Purchase Price. Subject to the terms and conditions hereof, including those set out in Clause 4 (Conditions precedent), any Conduit Purchaser may, in its sole discretion, and, in the event that such Conduit Purchaser declines or fails to do so, the Committed Purchasers of such Conduit Purchaser's Purchaser Group shall, make Investments in any Currency in the Portfolio to purchase Sold Receivables and the related Sold Receivable Related Rights in an amount equal to the Base Currency Equivalent (based on the Applicable Exchange Rate on the applicable Investment Date) of such Conduit Purchaser's (or Committed Purchaser’s) Purchaser Group's Pro Rata Share of the aggregate Unpaid Balance of the Sold Receivables identified in, and transferred pursuant to, the Investment Request delivered on the applicable Investment Date (including the initial Investment Date), as the case may be (the "Purchase Price", and each such payment, an "Investment"); provided that, for the avoidance of doubt, the Purchase Price paid for any Receivable shall be paid in the Currency in which such Receivable is denominated.

(b)	Investment Date. Investments shall be made from time to time on any Permitted Investment Date occurring during the period from the Closing Date to the Termination Date.

(c)	General rules relating to Investments. Notwithstanding any other provision of this Agreement or any other Transaction Document:

(i)	no Investment shall be made on or after the Termination Date; and

(ii)	no Investment shall be made by any Purchaser on any date if, after giving effect to such Investment and the application of the proceeds thereof:

(A)	the Aggregate Invested Amount would exceed the Facility Limit;

(B)	the Coverage Test would not be satisfied;

(C)	in the case of any Purchaser Group, the portion of the Aggregate Invested Amount then funded by the Purchasers of such Purchaser Group would exceed such Purchaser Group's Purchaser Group Limit then in effect; or

(D)	in the case of any Purchaser Group, the portion of the Investment then funded by the Purchasers of such Purchaser Group would exceed such Purchaser Group's Committed Purchaser's Pro Rata Share of such Investments.

(d)	Currency of Investments. Subject to the terms and conditions hereof, each Investment made hereunder by a Purchaser from time to time in respect of any Sold Receivables and the related Sold Receivable Related Rights shall be made in the Currency of the purchase price payable by the SPV pursuant to the relevant Sale Agreement in respect of such Sold Receivables and the related Sold Receivable Related Rights.

(e)	Obligations of SPV and the Servicers. The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Administrative Agent or any Purchaser, of any obligation of the SPV, any Originator, any Agent Servicer or any other Person under or in connection with the Portfolio.

2.3	Purchase procedures

(a)	Notice of Investment Request. The applicable Agent Servicer, on behalf of the SPV, shall request each Investment (including the Investment on the initial Investment Date) to be made hereunder by delivering (or causing to be delivered) to each Purchaser Agent by e-mail an Investment Request no later than 6:00 p.m. (London time) on the third (3rd) Business Day prior to the proposed Investment Date of such Investment (which notice shall be deemed received upon the delivery of any Monthly Servicer Report with an Investment Request attached thereto). Each such Investment Request shall specify:

(i)	the date of such Investment (the "Investment Date"), which shall be a Permitted Investment Date;

(ii)	the Currency of the Investment;

(iii)	the amount of such Investment, which shall comply with Clauses 2.2(a) (Investments; Purchase Price), 2.2(b) (Investment Date), 2.2(c) (General rules relating to Investments), 2.2(d) (Currency of Investments) and 2.3(b) (Amount of Investments);

(iv)	all other information specified in Exhibit B (Form of Investment Request); and

(v)	the Sold Receivables to be transferred to the Administrative Agent, for the benefit of the Purchasers, on such Investment Date.

(b)	Amount of Investments. Subject to Clause 2.2(c) (General rules relating to Investments) above, the amount of each Investment made by the Purchasers on any Investment Date (when combined with all other Investments to be funded by the Purchasers on such Investment Date) shall be at least equal to the Base Currency Equivalent (based on the Applicable Exchange Rate on such day for delivery on such Investment Date) of €1,000,000 (or such lesser amount as may be approved by the Majority Purchasers) and an integral multiple of the Base Currency Equivalent (based on the Applicable Exchange Rate on such day for delivery on such Investment Date) of €250,000 (or such lesser amount as may be approved by the Majority Purchasers).

(c)	Conduit Purchaser acceptance or rejection; Investment Request irrevocable.

(i)	If an Investment Request is received prior to the Termination Date, each Conduit Purchaser's Purchaser Agent shall, on behalf of such Conduit Purchaser, accept or reject such Investment Request so received, by notice given to the Administrative Agent, the applicable Servicer Agent, the Reporting Services Provider and the SPV by e-mail by no later than the close of its business on the Business Day following its receipt of any such Investment Request and before the proposed Investment Date. Notwithstanding anything herein or in any other Transaction Document to the contrary, at no time will any Conduit Purchaser have any obligation to make any Investment hereunder.

(ii)	Each Investment Request shall be irrevocable and binding on the SPV, and the SPV shall indemnify the Administrative Agent and each Purchaser against any loss or expense incurred by such Purchaser, either directly or indirectly (including through a Program Support Agreement), as a result of any failure by the SPV to sell the Sold Receivables and Sold Receivable Related Rights, including any loss or expense incurred by the Administrative Agent or any Purchaser, either directly or indirectly (pursuant to a Program Support Agreement or otherwise) by reason of the liquidation or reemployment of funds acquired by the Administrative Agent or such Purchaser (or the applicable Program Support Provider(s)) (including funds obtained by issuing Commercial Paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Investment.

(iii)	Upon request of the SPV (or the Servicers on its behalf), the Administrative Agent or the relevant Purchaser shall furnish to the SPV, at any time after demand for payment of an amount under clause (ii) above, a certificate outlining in reasonable detail the computation of any amounts owing. Any such certificate furnished shall be binding and conclusive in the absence of manifest error.

(d)	Committed Purchaser's Commitment. At any time when a Conduit Purchaser has rejected a request for an Investment or if there is no Conduit Purchaser in the applicable Purchaser Group, the applicable Servicer Agent, on behalf of the SPV, shall so notify the Committed Purchasers that are members of such Purchaser Group and the Committed Purchasers of such Purchaser Group shall make such Investment. Each Investment made by each Committed Purchaser in a Purchaser Group shall be made on a pro rata basis, in accordance with its Committed Purchaser's Purchaser Group Pro Rata Share of such Investments. The obligation of a Committed Purchaser in a Purchaser Group to remit its Committed Purchaser's Purchaser Group's Pro Rata Share of any such Investment shall be several from that of each other Committed Purchaser, and the failure of any Committed Purchaser to so make its Committed Purchaser's Purchaser Group's Pro Rata Share available to the SPV shall not relieve any other Committed Purchaser of its obligations hereunder in respect of such Investment.

(e)	Making of Investments. On each Investment Date, each Conduit Purchaser or each Committed Purchaser, as the case may be, shall remit the aggregate amount of the Investment to be made on such Investment Date by (i) with respect to Investments denominated in Euros, 2:00 p.m. London time, and (ii) with respect to Investments denominated in Pounds or Dollars, 3:00 p.m. London time, by electronic transfer of same day funds in the applicable Currency to the applicable account of the Paying Agent indicated under the heading "Payment Information" in Schedule 1 (Address and payment information) to the Master Framework Agreement, or otherwise specified in writing by the Paying Agent. Upon the Paying Agent’s receipt of the funds from the Purchasers, the Paying Agent shall remit the aggregate amount of the Investment to be made on such Investment Date by (i) with respect to Investments denominated in Euros, 3:00 p.m. London time, and (ii) with respect to Investments denominated in Pounds or Dollars, 4:00 p.m. London time, by electronic transfer of same day funds in the applicable Currency to the applicable SPV Account indicated in Schedule 3 (Accounts) or to any other account specified by the applicable Agent Servicer on behalf of the SPV (including to the account of the applicable Agent Servicer specified in Schedule 1 (Address and payment information) to the Master Framework Agreement). The proceeds of such Investment will then be applied by the SPV on the relevant Settlement Date in payment to any Originator in respect of the purchase of Sold Receivables and the Sold Receivable Related Rights which are the subject of the Investment.

(f)	Acceptance of Offer. The Conduit Purchaser or the Committed Purchaser shall be deemed to have accepted the offer constituted by the Investment Request upon making payment to the applicable Paying Agent account in accordance with Clause 2.3(e) (Making of Investments) above and the Sold Receivables and Sold Receivable Related Rights will be transferred to the Administrative Agent (for the benefit of the Purchasers) with full title guarantee.

2.4	Repayment of Investments and Yield

(a)	The SPV (or the applicable Agent Servicer on behalf of the SPV) shall cause the repayment of each Investment in accordance with the Priority of Payments, in the Currency in which such Investment is denominated, to the Purchasers in each Purchaser Group in accordance with such Purchaser Group's Committed Purchaser's Pro Rata Share:

(i)	on each Settlement Date, to the extent that, absent such payment and after giving effect to any other required payments on such Settlement Date, (A) the Aggregate Invested Amount would exceed the Facility Limit, or (B) the Coverage Test would not be satisfied;

(ii)	on each Settlement Date, to the extent any of the Targeted EUR Investment Amount, the Targeted USD Investment Amount, or the Targeted GBP Investment Amount is lower than, respectively, the Targeted EUR Investment Amount, the Targeted USD Investment Amount or the Targeted GBP Investment Amount as of the immediately preceding Settlement Date;

(iii)	on each Settlement Date after the Termination Date, in an amount equal to the Collections available for such payment in accordance with Clause 4 (Allocation, Deposit and Distribution of Available Funds) of the Servicing Deed; and

(iv)	in full on the Maturity Date.

(b)	The SPV (or the applicable Agent Servicer on behalf of the SPV) shall pay Yield (in the Currency of the related Investment) to the Purchasers in each Purchaser Group on the Aggregate Invested Amounts from time to time outstanding, on each Settlement Date in accordance with the Priority of Payments, calculated in accordance with Clause 2.5 (Determination of Yield and Rate Periods) and Clause 2.6(b) (Yield, fees and other costs and expenses) and payable from the Collections available for such payment in accordance with Clause 4 (Allocation, Deposit and Distribution of Available Funds) of the Servicing Deed.

(c)	The SPV (or the applicable Agent Servicer on behalf of the SPV) shall deliver to each Purchaser Agent and the Paying Agent a notice of repayment substantially in the form of Exhibit C (Notice of Repayment), which may be attached to any Monthly Servicer Report, in connection with any repayment pursuant to this Clause 2.4 (which notice shall be deemed received upon the delivery of any Monthly Servicer Report with a Notice of Repayment attached thereto).

(d)	Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, if any Purchaser becomes a Defaulting Purchaser, then, until such time as such Purchaser is no longer a Defaulting Purchaser, to the extent permitted by Law:

(i)	any payment of Collections by the Agent Servicer for the account of such Defaulting Purchaser (whether voluntary or mandatory, at maturity or otherwise) shall be applied pursuant to Clause 4.1(b) of the Servicing Deed as follows: first, so long as no Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event has occurred and is continuing, to the payment of any amounts owing to the SPV as a result of any judgment of a court of competent jurisdiction obtained by the SPV against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; and second, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Investment in respect of which such Defaulting Purchaser has not fully funded its appropriate share, and (y) such Investment were made at a time when the conditions set forth in Clause 4.2 were satisfied or waived, such payment shall be applied solely to pay the Investments of all Non-Defaulting Purchasers on a pro rata basis prior to being applied to the payment of any Investments of such Defaulting Purchaser until such time as all Investments are held by the Purchasers pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Purchaser that are applied (or held) to pay amounts owed by a Defaulting Purchaser pursuant to this Clause 2.4(d)(i) shall be deemed paid to and redirected by such Defaulting Purchaser, and each Purchaser irrevocably consents hereto; and

(ii)	Each Defaulting Purchaser shall be entitled to receive Yield for any period during which such Purchaser is a Defaulting Purchaser only to extent allocable to the portion of the Aggregate Invested Amount funded by it.

2.5	Determination of Yield and Rate Periods

(a)	[Reserved].

(b)	Rate Periods. Each rate period applicable to any Investment (each, a "Rate Period") shall be (i) initially, the period commencing on (and including) the date of the initial funding of such Investment and ending (but excluding) the next following Settlement Date, and (ii) thereafter each period commencing on (and including) a Settlement Date and ending on (but excluding) the next following Settlement Date.

(c)	Rate Definitions. In this Agreement:

"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

"Alternate Rate" means, for any Investment, for each day in any applicable Rate Period:

(i)	initially funded in Dollars, the greater of (a) zero and (b) the sum of (x) Adjusted Term SOFR on such day for a period of one (1) month and (y) the Applicable Margin;

(ii)	initially funded in Euros, the greater of (a) zero and (b) the sum of (x) EURIBOR on such day for a period of one (1) month and (y) the Applicable Margin;

(iii)	initially funded in GBP, the greater of (a) zero and (b) the sum of (x) the Compounded Reference Rate on such day, provided that if such day is not a RFR Banking Day, the rate of interest for that day will be the rate applicable to the immediately preceding RFR Banking Day, as calculated by the Reporting Services Provider and (y) the Applicable Margin; and

(iv)	on any day in any Rate Period falling on or after the date of any declaration or automatic occurrence of the Termination Date pursuant to Clause 6.3 (Remedies), a rate per annum equal to the Default Rate for such Currency.

"Applicable Currency Benchmark Rate" means, (i) with respect to any Investment denominated in Dollars, the Term SOFR Reference Rate, and (ii) with respect to any Investment denominated in Euros, EURIBOR.

"Applicable Margin" means, as of any date, (i) at any time the Transaction is an EU STS Transaction, [*****], and (ii) at any other time, [*****].

"Base Rate" means, for any day, a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent as its "prime rate". The "prime rate" is a rate set by each Purchaser Agent based upon various factors including such Purchaser Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by a Purchaser Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

"Conduit Fee" means, for each day, an amount equal to the product of (i) the Conduit Purchaser Fee, multiplied by (ii) the Purchaser Group Limit for the BNP Purchaser Group or the ING Purchaser Group, as applicable, on such day, multiplied by (iii) 1/360, which Conduit Fee shall accrue on each day from the date hereof until the later of (x) the Termination Date and (y) the date on which the aggregate outstanding Investment of Matchpoint Finance plc or Mont Blanc Capital Corp, as applicable, shall have been finally paid in full, and Conduit Fees accrued during any Rate Period shall be due and payable in arrears on the Settlement Date on which such Rate Period ends; provided that all accrued and unpaid Conduit Fees shall be due and payable on the later of (x) the Termination Date and (y) the date on which the aggregate outstanding Investment of Matchpoint Finance plc or Mont Blanc Capital Corp, as applicable, shall have been finally paid in full if such date is not a Settlement Date.

"CP Rate" means, for any Rate Period for any Investment, the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by the related Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs, including hedging costs and expenses, associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper (other than the Conduit Fee) that are allocated, in whole or in part, by such Conduit Purchaser or such Purchaser Agent to fund or maintain such Investment (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser).

"Default Rate" means, in relation to any Investment or any other amount payable under the Transaction Documents and denominated in any Currency, a rate per annum equal to the Base Rate plus [*****] per annum.

"EURIBOR" means, in relation to any Investment initially funded in Euros and any Rate Period: (a) a rate per annum determined by the applicable Purchaser Agent to be equal to the applicable Screen Rate (rounded upwards to five decimal places) at 11:00 a.m. Brussels time on the first day of such Rate Period; or (b) in the event that the applicable Screen Rate is not available and the circumstances set forth in Clause 2.5(e) (Successor Applicable Currency Benchmark Rate) are not applicable at such time with respect to EURIBOR, the rate per annum determined by the applicable Purchaser Agent to be the arithmetic mean (rounded upwards to five decimal places) of the rates offered by such Purchaser Agent to leading banks in the London interbank market for deposits in Euros and with a term equivalent to such Rate Period, in each case, at or about 11.00 a.m. (Brussels time) on the date which is two (2) Banking Days prior to the first day of the relevant Rate Period.

"Screen Rate" means the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute or a comparable or successor rate specified by the applicable Purchaser Agent.

"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"Term SOFR" means, (a) in relation to any Investment initially funded in Dollars and any Rate Period, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Rate Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and the circumstances set forth in Clause 2.5(e) (Successor Applicable Currency Benchmark Rate) are not applicable at such time with respect to the Term SOFR Reference Rate, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and (b) in relation to any Investment initially funded in Dollars and any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Daily Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Daily Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and the circumstances set forth in Clause 2.5(e) (Successor Applicable Currency Benchmark Rate) are not applicable at such time with respect to the Term SOFR Reference Rate, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Daily SOFR Determination Day.

"Term SOFR Adjustment" means a percentage equal to [*****] per annum.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Undrawn Fee" means, for each day and any Purchaser Group, an amount equal to the product of (i) the Undrawn Margin, multiplied by (ii) the excess, if any, of (A) such Purchaser Group’s Commitment on such day, over (B) the Base Currency Equivalent of the aggregate outstanding Invested Amount of all Purchasers in such Purchaser Group on such day, multiplied by (ii) 1/360, which Undrawn Fee shall accrue on each day from the date hereof until the later of (x) the Termination Date and (y) the date on which the aggregate outstanding Investment of all Purchasers shall have been finally paid in full, and Undrawn Fees accrued during any Rate Period shall be due and payable in arrears on the Settlement Date on which such Rate Period ends; provided that all accrued and unpaid Unused Fees shall be due and payable on the later of (x) the Termination Date and (y) the date on which the aggregate outstanding Investment of all Purchasers shall have been finally paid in full if such date is not a Settlement Date; provided that, for the avoidance of doubt, any Undrawn Fee shall be payable in the Base Currency.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"Yield" [*****]

(d)	Inability to Determine Rates; Illegality.

(i)	Inability to Determine Rates. If on or prior to the date on which any Applicable Currency Benchmark Rate is determined for any Currency for any proposed Rate Period:

(A)	any Purchaser Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining such Applicable Currency Benchmark Rate (including because the Screen Rate is not available or published on a current basis), for the applicable Currency and such Rate Period, or

(B)	any Purchaser Agent reasonably determines that any Applicable Currency Benchmark Rate for the applicable Currency and such Rate Period will not adequately and fairly reflect the cost to such Purchaser Agent of making its Investment for the applicable Currency and such Rate Period;

then such Purchaser Agent shall give notice thereof to the Purchasers in such Purchaser Agent's Purchaser Group, the Administrative Agent and the SPV as soon as practicable thereafter. If such notice is given and until such notice is withdrawn, no member of such Purchaser Agent's Purchaser Group shall calculate Yield with respect to any Investment by reference to such Applicable Currency Benchmark Rate.

(ii)	Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Law or in the interpretation thereof by any Official Body charged with the administration or interpretation thereof shall make it unlawful for any Purchaser to make Investments to the SPV as contemplated by this Agreement, the commitment of such Purchaser hereunder to make Investments shall forthwith be cancelled to the extent necessary to remedy or prevent such illegality. Upon any such cancellation, the applicable Purchaser shall provide written notice to the SPV explaining the basis for such cancellation, which shall be binding and conclusive in the absence of manifest error. Notwithstanding anything herein to the contrary, any Existing Law shall be deemed to be a change in Law hereunder, regardless of the date enacted, adopted, issued or implemented.

(e)	Successor Applicable Currency Benchmark Rate. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the SPV or the Majority Purchasers notify the Administrative Agent (with, in the case of the Majority Purchasers, a copy to the SPV) that the SPV or the Majority Purchasers (as applicable) have determined that:

(i)	the circumstances set forth in Clause 2.5(d)(i) (Inability to Determine Rates) have arisen and such circumstances are unlikely to be temporary, or

(ii)	the circumstances set forth in Clause 2.5(d)(i) (Inability to Determine Rates) have not arisen but either:

(A)	the supervisor for the administrator of such Applicable Currency Benchmark Rate has made a public statement that the administrator of such Applicable Currency Benchmark Rate is insolvent (and there is no successor administrator that will continue publication of such Applicable Currency Benchmark Rate),

(B)	the administrator of such Applicable Currency Benchmark Rate has made a public statement identifying a specific date after which such Applicable Currency Benchmark Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of such Applicable Currency Benchmark Rate), or

(C)	the supervisor for the administrator of such Applicable Currency Benchmark Rate or an Official Body having jurisdiction over the Administrative Agent or any Purchaser Agent has made a public statement identifying a specific date after which such Applicable Currency Benchmark Rate may no longer be used for determining interest rates for loans, then, the Administrative Agent, the SPV and the Servicers shall endeavour to establish an alternate rate of interest to such Applicable Currency Benchmark Rate that gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in the United States, England or France, as applicable, at such time, and shall enter into an amendment to this Agreement and the other Transaction Documents to reflect such alternate rate of interest and such other related changes to this Agreement and the other Transaction Documents as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin).

Notwithstanding anything to the contrary in Clause 12 (Amendments and Waivers), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Purchaser Agents and the Purchasers, a written notice from the Majority Purchasers of an objection to such amendment. Until an alternate rate of interest shall be determined in accordance with this Clause 2.5(e) (but, in the case of the circumstances described in clauses (A) and (B) above, only to the extent such Applicable Currency Benchmark Rate for the applicable Currency and such Rate Period is not available or published at such time on a current basis), (1) the obligation of the Purchasers to make or maintain Investments with Yield calculated by reference to such Applicable Currency Benchmark Rate shall be suspended (to the extent of the affected Investments or Rate Periods), and (2) the related Applicable Currency Benchmark Rate component shall no longer be utilized in determining the Alternate Rate, if applicable. Upon receipt of such notice, the SPV may revoke any pending request for an Investment (to the extent of the affected Investment or Rate Periods) or, failing that, will be deemed to have converted such request into a request for an Investment with Yield calculated at the Base Rate.

(f)	Successor RFR.

(i)	Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the SPV or the Majority Purchasers notify the Administrative Agent (with, in the case of the Majority Purchasers, a copy to the SPV) that the SPV or the Majority Purchasers (as applicable) have determined that:

(A)	the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Purchasers or the SPV, materially changed;

(B)	the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent and there is no successor administrator to continue to provide the RFR;

(C)	the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

(D)	the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;

(E)	the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or

(F)	the administrator of the RFR (or the administrator of an interest rate which is a constituent element of the RFR) determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Purchasers and the SPV) temporary, then the Administrative Agent, the SPV and the Servicers shall endeavour to establish an alternate rate of interest to such RFR that gives due consideration to the then-prevailing market convention for determining a rate of interest for syndicated loans in England at such time, and shall enter into an amendment to this Agreement and the other Transaction Documents to reflect such alternate rate of interest and such other related changes to this Agreement and the other Transaction Documents as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin).

Notwithstanding anything to the contrary in Clause 12 (Amendments and Waivers), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Purchaser Agents and the Purchasers, a written notice from the Majority Purchasers of an objection to such amendment. Until an alternate rate of interest shall be determined in accordance with this Clause 2.5(f), (1) the obligation of the Purchasers to make or maintain Investments with Yield calculated by reference to such RFR shall be suspended (to the extent of the affected Investments or Rate Periods), and (2) the related RFR component shall no longer be utilized in determining the Alternate Rate, if applicable. Upon receipt of such notice, the SPV may revoke any pending request for an Investment (to the extent of the affected Investment or Rate Periods) or, failing that, will be deemed to have converted such request into a request for an Investment with Yield calculated at the Base Rate.

2.6	Yield, fees and other costs and expenses

(a)	Subject to any limitation on recourse herein or in any other Transaction Document, the SPV shall pay, as and when due in accordance with this Agreement, the Fee Letters, the Servicing Deed or a Backup Servicing Agreement (if any), as the case may be, all fees hereunder and under the Fee Letters, Yield, all amounts payable pursuant to Clause 7 (Indemnification; expenses; related matters), if any, and the Agent Servicing Fees, SPV Servicing Fees and Backup Servicing Fees (if any) in accordance with the Priority of Payments.

(b)	On each Settlement Date, the SPV shall pay (or shall cause the Paying Agent to pay) to the account of each Purchaser an amount equal to (i) the accrued and unpaid Yield for the related Rate Period allocable to such Purchaser, plus (ii) to the extent any Investment has been funded by a Conduit Purchaser an amount equal to the interest or discount accrued on such Conduit Purchaser's Commercial Paper to the extent such Commercial Paper was issued in order to fund any such Investment in an amount in excess of the amount actually borrowed by the SPV. Nothing in this Agreement or in any other Transaction Document shall limit in any way the obligations of the SPV to pay these amounts set forth in this Clause 2.6(b).

2.7	Payments and computations, etc.

(a)	The SPV (or the applicable Servicer on behalf of the SPV) shall, not later than (i) with respect to payments denominated in Euros, 2:00 p.m. London time, and (ii) with respect to payments denominated in Pounds or Dollars, 3:00 p.m. London time, on each Settlement Date and on any other Business Day on which any payment of Yield, fees or any other amounts due under any Transaction Document is due and payable, transfer to the Paying Agent in an account indicated under the heading "Payment Information" in Schedule 1 (Address and payment information) to the Master Framework Agreement, or otherwise specified in writing by the Paying Agent, such amount in the relevant Currency as shall be sufficient for the purposes of the payment of Yield, fees or any other amounts due under any Transaction Document in immediately available, freely transferable, cleared funds or in such funds and at such times (being not later than (i) with respect to payments denominated in Euros, 2:00 p.m. London time, and (ii) with respect to payments denominated in Pounds or Dollars, 3:00 p.m. London time) on the relevant due date (and if such day is not a Business Day, the Business Day preceding such day) as may be required under the Transaction Documents. The SPV (or the Paying Agent on its behalf) shall distribute all amounts received pursuant to any Transaction Document and owed to the Administrative Agent, a Purchaser Agent, a Conduit Purchaser or a Committed Purchaser, as applicable, no later than (i) with respect to payments denominated in Euros, 3:00 p.m. London time, and (ii) with respect to payments denominated in Pounds or Dollars, 4:00 p.m. London time, on the day when due in immediately available funds and such amounts shall be paid or deposited in the account of the Administrative Agent, such Purchaser Agent, Conduit Purchaser or Committed Purchaser, as applicable, indicated under the heading "Payment Information" in Schedule 1 (Address and payment information) to the Master Framework Agreement or as otherwise directed by such Person in writing, until otherwise notified by such Person.

(b)	Pursuant to Clause 3.4 of the Servicing Deed, the applicable Servicer shall ensure that, not later than 6:00 p.m. (London time) on the Monthly Calculation Date for such Monthly Calculation Period, or after the occurrence of a Servicer Default which is continuing, the second (2nd) Business Day after any request from the Administrative Agent or any Purchaser Agent (in each case not later than two (2) Business Days preceding the date on which any payment is to be made by the Paying Agent pursuant to this Clause 2.7), the Paying Agent shall receive a Monthly Servicer Report which shall at a minimum set out the amounts of Yield, fees or any other amounts due under any Transaction Document to be paid on the relevant due date and the relevant currency for such payments.

(c)	The Paying Agent shall promptly (in any event within one (1) Business Day of such missed payment) notify by email each of the Administrative Agent, the Purchaser Agents, the Purchasers, the Servicers and the SPV if it (i) has not received unconditionally the full amount required for any payment by the relevant date and time specified in this Clause 2.7 or (ii) has not made a payment in the full amount required for any payment by the relevant date and time specified in this Clause 2.7.

(d)	Notwithstanding anything contained herein or any other Transaction Document to the contrary, each amount to be paid or deposited by the SPV hereunder (or by the applicable Servicer on behalf of the SPV pursuant to the Servicing Deed) shall be paid in a manner such that the amount to be paid or deposited is actually received by the Paying Agent, in accordance with the terms hereof (and of the Servicing Deed, as applicable), no later than (i) with respect to payments denominated in Euros, 2:00 p.m. London time, and (ii) with respect to payments denominated in Pounds or Dollars, 3:00 p.m. London time, on the day when due in immediately available funds. If the amount is payable to the Administrative Agent, a Purchaser Agent, a Conduit Purchaser or a Committed Purchaser it shall be paid or deposited in the account of the Administrative Agent, such Purchaser Agent, Conduit Purchaser or Committed Purchaser, as applicable, indicated under the heading "Payment Information" in Schedule 1 (Address and payment information) to the Master Framework Agreement or as otherwise directed by such Person in writing, until otherwise notified by such Person. The SPV (or the Paying Agent on its behalf) shall distribute all amounts received pursuant to any Transaction Document and owed to the Administrative Agent, a Purchaser Agent, a Conduit Purchaser or a Committed Purchaser, as applicable, no later than (i) with respect to payments denominated in Euros, 3:00 p.m. London time, and (ii) with respect to payments denominated in Pounds or Dollars, 4:00 p.m. London time, on the day when due in immediately available funds and such amounts shall be paid or deposited in the account of the Administrative Agent, such Purchaser Agent, Conduit Purchaser or Committed Purchaser, as applicable, indicated under the heading "Payment Information" in Schedule 1 (Address and payment information) to the Master Framework Agreement or as otherwise directed by such Person in writing, until otherwise notified by such Person.

(e)	Notwithstanding anything contained herein or any other Transaction Document to the contrary, each of the parties hereto acknowledges and agrees that the Paying Agent may remit (i) on behalf of the Administrative Agent, each Purchaser Agent, Conduit Purchaser or Committed Purchaser, any Investment or any other fees or amounts due hereunder, directly to the SPV in the account indicated in Schedule 1 (Address and payment information) to the Master Framework Agreement in accordance with the terms hereof, and (ii) on behalf of the SPV, the applicable Servicer or any other Arrow Party, any payments of Yield, fees or any other amounts due under any Transaction Document directly to the Administrative Agent, any Purchaser Agent, Conduit Purchaser or Committed Purchaser, as the case may be, to the account of the Administrative Agent, such Purchaser Agent, Conduit Purchaser or Committed Purchaser, as applicable, indicated in Schedule 1 (Address and payment information) to the Master Framework Agreement, or as otherwise directed by such Person in writing, in accordance with the terms hereof.

(f)	The SPV shall, to the extent permitted by Law, pay to the Purchasers in each Purchaser Group, upon demand, interest on any amount not paid or deposited when due hereunder at a rate equal to the Default Rate applicable to the Currency in which such amounts are denominated.

(g)	All computations of Yield and per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (unless stated otherwise, including the first but excluding the last day) elapsed. Any computations by a Purchaser Agent or the Administrative Agent of amounts payable by the SPV hereunder shall be conclusive and binding upon the SPV in the absence of manifest error.

(h)	Notwithstanding anything contained herein or any other Transaction Document to the contrary, each of the parties hereto acknowledges and agrees that each amount to be paid or deposited hereunder or under any other Transaction Document by (i) the SPV (or by the applicable Servicer on behalf of the SPV pursuant to the Servicing Deed) shall be deemed to have been received by the Person to which it is to be paid when such amount to be paid or deposited is received in the account of such Person, and (ii) the Administrative Agent, any Purchaser Agent, any Conduit Purchaser or any Committed Purchaser shall be deemed to have been received by the Person to which it is to be paid when such amount to be paid or deposited is received in the account of the Paying Agent.

2.8	Sharing of payments, etc.

If any Purchaser or Purchaser Agent (for purposes of this Clause 2.8 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in respect of any Investment (other than (A) pursuant to the Fee Letters or Clause 7 (Indemnification; Expenses; Related Matters); (B) as a result of the differences in the timing of the applications of Collections pursuant to Clause 2.4 (Repayment of Investments and Yield) or the Servicing Deed; or (C) as a result of the different methods for calculating Yield) in excess of its rateable share of payments on account of such Investment obtained by the Purchasers entitled thereto, such Recipient shall forthwith purchase from the Purchasers entitled to a share of such amount participations in the portions of its Investments as shall be necessary to cause such Recipient to share the excess payment rateably with each such other Person entitled thereto; provided that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's rateable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

2.9	Right of set-off

Without in any way limiting the provisions of Clause 5.1(j) (Collections received), the Administrative Agent, each Purchaser Agent and each Purchaser is hereby authorised (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of an Event of Default or Early Amortisation Event or during the continuance of an Event of Default or Early Amortisation Event to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent, such Purchaser Agent or such Purchaser to, or for the account of, the SPV against the amount of the Aggregate Unpaids owing by the SPV to such Person or to the Administrative Agent or such Purchaser Agent on behalf of such Person.

2.10	Proceeds of Subordinated Loans

(a)	On the Initial Investment Date, the applicable SPV Servicer, on behalf of the SPV, shall request a Subordinated Loan in an amount equal to the excess of (i) the aggregate purchase price of the Receivables to be transferred to the SPV pursuant to the applicable Sale Agreement, over (ii) the aggregate amount of the Investments made by the Purchasers to the SPV on the Initial Investment Date in respect of such Receivables.

(b)	If on any day the SPV has insufficient funds to pay the full purchase price of Receivables to be purchased on such day pursuant to, and in accordance with the terms and conditions of, the Sale Agreements, the applicable SPV Servicer, on behalf of the SPV, shall request a Subordinated Loan on such day in amount equal to such insufficiency in accordance with the Subordinated Loan Agreement.

3.	Representations and Warranties of the SPV

The SPV represents and warrants to the Administrative Agent, the Purchaser Agents, the Purchasers, the Security Trustee and the Paying Agent, that, on the Closing Date and on each Purchase Date, Investment Date and Settlement Date:

(a)	Corporate existence; Compliance with Law. It (i) is duly organised and validly existing under the laws of the jurisdiction of its organisation, (ii) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to perform its obligations under the Transaction Documents and to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where such failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect), (iii) to the extent applicable, is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, (iv) is in compliance with all requirements of Law, and (v) is not established in a third country referred to in Article 4 of the EU Securitisation Regulation or in Article 4 of the UK Securitisation Regulation.

(b)	Corporate power; Authorization; Enforceable Obligations.

(i)	It has the corporate or other power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Transaction Documents to which it is a party.

(ii)	No consent, authorization of, filing with, notice to or other act by or in respect of, any Official Body or any other Person is required in connection with its execution, delivery, performance, validity or enforceability of the Transaction Documents.

(iii)	This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered on behalf of the SPV.

(iv)	This Agreement constitutes, and each other Transaction Document to which the SPV is a party when executed and delivered will constitute, a legal, valid and binding obligation of the SPV enforceable against the SPV in accordance with its terms, except as enforceability may be limited by (i) applicable Insolvency Laws and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(c)	No Legal Bar. The execution, delivery and performance of the Transaction Documents to which the SPV is a party and the use of proceeds of Investments hereunder will not violate (i) any Law, (ii) any agreement or instrument binding on or affecting any of its assets, (iii) any writ, order, judgment, award, injunction, decree or other instrument binding on or affecting it or any of its assets, or (iv) its Organic Documents, and will not result in, or require, the creation or imposition of any Adverse Claim upon or with respect to any of its assets (other than any Adverse Claim created or permitted pursuant to the Transaction Documents).

(d)	Receivables and Related Rights. (i) Each Receivable and its Related Rights is owned by the SPV, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents) immediately prior to the sale (if applicable) of the Sold Receivables and Sold Receivable Related Rights contemplated by Clause 2.1 (Agreement for Sale and Purchase), and (ii) at all times on and after the sale of the Sold Receivables and Sold Receivable Related Rights pursuant to Clause 2.1 (Agreement for Sale and Purchase) until the Final Payout Date (A) all actions to be taken in order to perfect and protect the ownership or security interest rights, as applicable, of the Administrative Agent and the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) in the Receivables and Related Rights against any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents) will have been duly taken in each jurisdiction necessary for such purpose, (B) all registrations, financing statements, notices, instruments and documents required to be recorded or filed in order to perfect and protect the ownership or security interest rights, as applicable, of the Administrative Agent and the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) in the Receivables and Related Rights against any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents) or the rights of any creditor of, or purchaser from, the SPV or any Arrow Party will have been duly made, recorded or filed in or on the appropriate registration or filing office, Official Body or other Person in each jurisdiction necessary for such purpose, and (C) all fees and taxes, if any, payable in connection with such actions, registrations, filings and other documents shall have been paid in full.

(e)	Accuracy of information. No document furnished or statement made in writing to the Administrative Agent, the Security Trustee or any other Secured Party in connection with the negotiation, preparation or execution of this Agreement or any of the other Transaction Documents contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Administrative Agent, the Security Trustee and the other Secured Parties.

(f)	Tax status. It has (i) timely filed all tax returns required to be filed, and (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except any such taxes, assessments or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

(g)	Action, suits. No litigation, investigation or proceeding of or before any arbitrator or Official Body that if adversely determined could have a Material Adverse Effect is pending or, to its knowledge, threatened, by or against the SPV or against any of its assets or with respect to any of the Transaction Documents or any of the transactions contemplated thereby.

(h)	Use of proceeds. The SPV will use the proceeds of each Investment only for the purchase of Receivables and Related Rights pursuant to the Sale Agreements and other purposes in accordance with the Transaction Documents and applicable Law.

(i)	Registered office and location of records. Its principal place of management, centre of main interests, registered office and the offices where it keeps all its Records are located at the address(es) specified on Schedule 4 (Location of certain offices).

(j)	Subsidiaries; trade names, etc. The SPV (i) has no Subsidiaries or divisions, no branch office in any jurisdiction, no employees and no premises, (ii) has not done business under any trade name or other name other than its legal name, (iii) has not engaged in any activities since its incorporation other than the activities referred to in or contemplated by the Transaction Documents, and (iv) since the date of its incorporation, has not changed its name, merged with or into or consolidated with any other Person or been the subject of any proceedings under any Insolvency Law.

(k)	Good title. At all times on and after the Closing Date, or in the case of Receivables and Related Rights of Persons becoming Originators after the Closing Date, the Initial Effective Date with respect to such Person, until the Final Payout Date, (i) the Administrative Agent (on behalf of the Purchasers) shall have a valid and enforceable ownership interest in the Sold Receivables and Sold Receivable Related Rights, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents); and (ii) the Security Trustee (on behalf of the Secured Parties) shall have a first priority perfected security interest in the Unsold Receivables, Unsold Receivable Related Rights and the Accounts.

(l)	Eligibility of Receivables. Each Receivable that is treated as an Eligible Receivable for purposes of any Monthly Servicer Report is in fact an Eligible Receivable as of the date of such Monthly Servicer Report, and each Receivable which is included in the calculation of any Net Eligible Receivables Balance as of the date of any Monthly Servicer Report is in fact an Eligible Receivable and not a Defaulted Receivable at such time. To the best of the SPV's knowledge, there is no fact (including any default by the Obligor thereunder or under any other Receivable) that has caused it, or should have caused it, to expect any payments on such Receivable not to be paid in full when due or that is reasonably likely to cause or result in any other Material Adverse Effect with respect to such Receivable. On and after the occurrence of a Level I Rating Event any and all German Receivables governed by German law which arise under a Contract that contains a restriction on assignment shall not be Eligible Receivables.

(m)	Coverage Test. The Coverage Test is satisfied.

(n)	Credit and Collection Policy. Since the Closing Date, or in the case of Persons becoming Originators after the Closing Date, the Initial Effective Date with respect to such Persons, there have been no material changes in any Credit and Collection Policy other than changes not in violation of, and for which the Majority Purchasers have received notice or provided consent, as applicable, in accordance with, this Agreement and the Transaction Documents.

(o)	Material Adverse Effect. Since the Closing Date, there has been no Material Adverse Effect.

(p)	No Event of Default or Early Amortisation Event. No event has occurred and is continuing which constitutes or may reasonably be expected to constitute an Event of Default or an Early Amortisation Event.

(q)	Accounts. The names and addresses of all the Account Banks, together with the account numbers of the Accounts at such Account Banks, are specified in Schedule 3 (Accounts) or at such other Account Banks and/or with such other Accounts as have been notified to the SPV and the Administrative Agent and for which an Account Agreement has been executed and delivered to the Security Trustee in accordance herewith. All Accounts are subject to a valid and enforceable Account Agreement and the Security Trustee, on behalf of the Secured Parties, has a valid and perfected security interest or trust in each Account, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents).

(r)	Transfers under the Sale Agreements. Each Receivable has been purchased by the SPV pursuant to, and in accordance with, the terms of a Sale Agreement.

(s)	No voidability. (i) The SPV has given reasonably equivalent value and/or fair market value under applicable Law to each Originator in consideration for the transfer to it of the Receivables and their Related Rights, and (ii) the Administrative Agent has given reasonably equivalent value and/or fair market value under applicable Law to the SPV in consideration for the transfer to it of the Sold Receivables and Sold Receivable Related Rights, and, in each case, each such transfer has not been made for or on account of an antecedent debt owed by any such seller to any Person and no such transfer is or may be voidable under any Insolvency Law.

(t)	Investment Company Act and Volcker Rule. The SPV (i) is not a "covered fund" under the Volcker Rule and (ii) is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act or is exempt from all provisions of the Investment Company Act. In determining that the SPV is not an investment company, the SPV is relying on the exemption from the definition of "investment company" set forth in Section 3(c)(5) of the Investment Company Act.

(u)	Data Protection. Either (i) no Data Protection Law is applicable to the Receivables or (ii) the SPV is in compliance in all material respects with all applicable Data Protection Laws applicable to it or its business or assets. All authorisations required under the GDPR necessary for the conduct of its business, trade and ordinary activities have been obtained or effected and are in full force and effect.

(v)	Choice of law. The choice of English, German and Dutch law (as the case may be), and each other governing law of any Transaction Document entered into after the Closing Date, as the governing law of the Transaction Documents will be recognised and enforced in the SPV's jurisdiction. Any judgment obtained in England, Germany or the Netherlands (as the case may be), or such other applicable jurisdiction, in relation to any Transaction Document will be recognised and enforced in the SPV's jurisdiction.

(w)	Governing Law of Receivables. Each Receivable that is treated as an Eligible Receivable for purposes of any Monthly Servicer Report is governed by the Laws of an Agreed Receivable Jurisdiction.

(x)	Tax. Under the Laws of the SPV's jurisdiction of incorporation and tax residence, (a) it is not necessary that any stamp, registration or similar tax be paid on or in relation to any Transaction Document or any transaction contemplated thereunder, and (b) the SPV is not required to make any withholding or deduction on account of tax from any payment it may make (or be deemed to make) under any Transaction Document (including interest accruing after a payment default).

(y)	Consolidation. The SPV's assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of reporting under GAAP.

(z)	Anti-Corruption Laws and Sanctions. The SPV has implemented and maintains in effect policies and procedures designed to ensure compliance by the SPV and its subsidiaries, directors, officers, and, to the extent commercially reasonable, affiliates, employees or agents, with Anti-Corruption Laws and applicable Sanctions. The SPV and its subsidiaries, directors and officers and, to the best knowledge of the SPV, its affiliates, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the SPV and its subsidiaries, directors and officers or, to the knowledge of the SPV, any of its affiliates or employees, or (ii) to the knowledge of the SPV, any advisor or agent of the SPV that will act in any capacity in connection with or benefit from the transactions contemplated by the Transaction Documents, is a Sanctioned Person. The transactions contemplated by the Transaction Documents will not violate Anti-Corruption Laws or applicable Sanctions.

(aa)	Tax Residency. The SPV is managed and controlled in the Netherlands, is resident for tax purposes solely in the Netherlands, and is not and will not be resident or liable to tax on its net income, gross receipts or turnover elsewhere.

(bb)	EEA Financial Institutions. The SPV is not an EEA Financial Institution.

(cc)	Centre of Main Interest. For the purpose of the EU Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the EU Insolvency Regulation) is situated in the jurisdiction of its registered office and it has no "establishment" (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

(dd)	Pari Passu. The claims of the other parties against it under the Transaction Documents to which it is a party rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any applicable Insolvency Law.

4.	Conditions Precedent

4.1	Conditions precedent to Closing Date

The occurrence of the Closing Date and the effectiveness of the Commitments hereunder shall be subject to the conditions precedent that (x) all amounts required to be paid on or prior to the Closing Date pursuant to the Fee Letters shall have been paid in full, (y) the fees and expenses described in Clause 7.4(a) (Other costs and expenses) and invoiced prior to the Closing Date shall have been paid in full, and (z) the SPV shall have delivered, or caused to be delivered, to the Administrative Agent, for itself and each of the Purchasers, each of the following documents in form and substance satisfactory to the Administrative Agent and each Purchaser Agent:

(a)	Copies of this Agreement and each of the other Transaction Documents (other than the Backup Servicing Agreement or certain Account Agreements pursuant to Clause 6.2(h) (Accounts) of the German Sale Agreement or Clause 6.2(h) (Accounts) of the English Sale Agreement), duly executed and delivered by each of the parties thereto;

(b)	A certificate of an authorised representative of the SPV certifying and attaching (1) the Organic Documents of the SPV, (2) resolutions of the board of directors of the SPV authorising the execution, delivery and performance by the SPV of the Transaction Documents to be delivered by the SPV hereunder and thereunder, (3) resolutions of the shareholder of the SPV authorising the execution, delivery and performance by the SPV of the Transaction Documents to be delivered by the SPV hereunder and thereunder, and (4) the incumbency, authority and signature of each of its authorised representatives executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on its behalf;

(c)	A certificate of an authorised representative of each Originator, each Agent Servicer, each SPV Servicer, the Parent and the Subordinated Lender certifying and attaching (1) copies of the Organic Documents of such Arrow Party, (2) resolutions of the board of directors or other governing body and, if required, the shareholders of such Arrow Party authorising the execution, delivery and performance by it of each Transaction Document to be delivered by it hereunder or thereunder, (3) all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any, (4) the incumbency, authority and signature of each of its authorised representatives executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on its behalf, and (5) to the extent available in the applicable jurisdiction, a good standing certificate (or equivalent) for such Arrow Party issued by a government official of its jurisdiction of incorporation or organisation, as applicable;

(d)	To the extent generally available in the applicable jurisdiction, company searches or other similar searches required by the Administrative Agent or any Purchaser Agent, in each case, against each Arrow Party and the SPV on or around the Closing Date with respect to any other security interests or other Adverse Claims then existing with respect to the Receivables and associated Related Rights or any Contract;

(e)	Legal opinions of counsel to the SPV, the Arrow Parties or the Administrative Agent, as applicable, covering such matters as the Administrative Agent and the Purchaser Agents may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent and the Purchaser Agents;

(f)	A favourable EU risk retention memorandum delivered by Milbank and addressed to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent;

(g)	Satisfactory results of a review and audit of each Originator's collection, operating and reporting systems, the Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of such Originator's operating locations and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchases under the relevant Sale Agreements;

(h)	Evidence of establishment of each of the Accounts;

(i)	The most recent audited and reviewed consolidated financial statements of Arrow shall have been provided;

(j)	All documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, in each case, at least five (5) days prior to the Closing Date;

(k)	To the extent the SPV qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the SPV;

(l)	Any powers of attorney which the Administrative Agent, the SPV or the Security Trustee may reasonably request in accordance with the Transaction Documents; and

(m)	Any other approvals, instruments, certificates, opinions and other documents which the Administrative Agent or any Purchaser may reasonably request.

4.2	Conditions precedent to all Investments

Each Investment hereunder shall be subject to the conditions precedent that, on the date of such Investment, the following statements are true (and the SPV by accepting the amount of such Investment shall be deemed to have certified that):

(a)	The representations and warranties contained in Clause 3 (Representations and warranties of the SPV) are true, complete and correct in all material respects with the same force and effect as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date);

(b)	The making of such Investment does not violate any provision of Clause 2.1 (Agreement for Sale and Purchase);

(c)	The Administrative Agent and each Purchaser Agent shall have received an Investment Request (which may be attached to a Monthly Servicer Report), appropriately completed, within the time period required by Clause 2.3 (Purchase procedures);

(d)	The Administrative Agent and each Purchaser Agent shall have received a Monthly Servicer Report with respect to the proposed Investment Date in accordance with Clause 3.4 (Reports) of the Servicing Deed (and solely with respect to the initial Investment Date, a Monthly Servicer Report with respect to the proposed Investment Date no later than five (5) Business Days prior to the initial Investment Date in form and substance satisfactory to the Administrative Agent) and the information set forth therein shall be true, complete and correct in all material respects;

(e)	No Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event has occurred and is continuing;

(f)	The Termination Date has not occurred;

(g)	Solely with respect to the initial Investment Date, Mont Blanc Capital Corp has received a favourable ratings confirmation from S&P;

(h)	Solely with respect to the initial Investment Date, payment of all the reasonable and documented fees and disbursements of the Administrative Agent’s special counsel, Mayer Brown LLP, which may be deducted from the proceeds of such initial Investment; and

(i)	Any Subordinated Loan requested on the date of such Investment shall have been (or shall simultaneously with such Investment be) made by the Subordinated Lender.

5.	Covenants

5.1	Affirmative covenants of the SPV

At all times from the Closing Date to the Final Payout Date, unless the Majority Purchasers shall otherwise consent in writing in accordance with Clause 12 (Amendments and Waivers):

(a)	Accounting. The SPV shall maintain a system of accounting established and administered in accordance with GAAP.

(b)	Reporting requirements. The SPV shall furnish (or cause to be furnished) to the Administrative Agent and each Purchaser Agent:

(i)	Annual reporting. As soon as available but in any event not later than the later of the date permitted by Law and 120 days after the end of each fiscal year of the SPV, a copy of the audited balance sheet of the SPV as at the end of such year and the related statements of operations and shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit by any independent certified public accountants of nationally recognised standing reasonably acceptable to the Administrative Agent.

(ii)	Quarterly reporting. As soon as available but in any event within sixty (60) days after the end of each of the first three (3) quarterly periods of each fiscal year of the SPV, the unaudited consolidated balance sheet of the SPV as at the end of such quarter and the related unaudited consolidated statements of operations and shareholders' equity and of cash flows of the SPV for such quarter and the portion of the fiscal quarter through the end of such quarter, setting forth in each case in comparative form the figures for such quarter of the previous year, certified by its director of finance or chief financial officer as fairly presenting in all material respects when considered in relation to the consolidated financial statements of the SPV (subject to normal year-end audit adjustments).

(iii)	Compliance certificates. Concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate of the director of the SPV, stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the SPV, and (y) to the best of such Person’s knowledge, no Potential Event of Default, Event of Default, Potential Early Amortisation Event or Early Amortisation Event exists, or if any Potential Event of Default, Event of Default, Potential Early Amortisation Event or Early Amortisation Event exists, stating the nature and status thereof.

(iv)	Notice of Events of Default, Early Amortisation Events, etc. (A) As soon as possible and in any event within two (2) Business Days after the SPV obtains knowledge of the occurrence of any Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event a statement of a director setting out details of such Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event and the action which it proposes to take with respect thereto, which information shall be updated promptly from time to time; (B) promptly after the SPV obtains knowledge thereof, notice of any litigation, investigation or other proceedings that may exist at any time between it and any Person, notice of such litigation, investigation or proceedings; and (C) promptly after the occurrence thereof, notice of a Material Adverse Effect.

(v)	Credit and Collection Policy. Within (x) ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment, and (y) one hundred twenty (120) days after the close of the Parent's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

(vi)	Change in auditors or Accounting Policy. Promptly, notice of any change in the auditors or material change in the accounting policy of the SPV.

(vii)	Information under Transaction Documents. Promptly upon its receipt of any report, information, notice or other document delivered by any Arrow Party to the SPV pursuant to any Transaction Document and not concurrently delivered to the Administrative Agent, a copy of the same.

(viii)	Corporate Services Provider Annual Fee. As soon as reasonably available but in any event prior to the last day of each fiscal year of Arrow, with a copy to each Servicer, the Corporate Services Provider Annual Fee for the immediately following fiscal year of Arrow.

(ix)	Other information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser Agent may from time to time reasonably request with respect to the SPV, the Arrow Parties or the Receivables and associated Related Rights including, for the avoidance of doubt, for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations.

(c)	Change of Business. The SPV shall procure that no substantial change is made to the general nature of the business of the SPV from that carried on at the Closing Date.

(d)	Compliance with Laws. The SPV shall comply with all Laws to which it or its assets may be subject, except to the extent that the failure to comply therewith would not be expected to have a Material Adverse Effect.

(e)	Inspection of records. The SPV shall (or shall require the Servicers and/or the Originators to), at any time and from time to time during regular business hours, upon reasonable notice under the circumstances, and subject to applicable Law (including applicable Data Protection Law) permit the Administrative Agent and any Purchaser Agents that wants to participate, or their respective agents or representatives, to (i) examine and make copies of and take abstracts from all books, records and other documents (including computer tapes and disks) relating to the Receivables and associated Related Rights, including any related Contracts in its possession or in the possession of the Servicers and/or Originators, and (ii) to visit the offices of the SPV, for the purpose of examining such materials.

(f)	Performance discussions. The SPV shall (or shall require the Servicers and/or the Originators to), upon ten (10) Business Days' prior written notice from the Administrative Agent and any Purchaser Agents that want to participate, permit such Persons at any time to visit the offices of the SPV to discuss any information or records delivered pursuant to Clause 5.1(e) (Inspection of Records) above and other matters relating to the Receivables and associated Related Rights or the SPV's performance hereunder, under the Contracts and under the other Transaction Documents with any of the officers, directors, relevant employees or auditors of the SPV having knowledge of such matters.

(g)	Keeping of records and books of account. The SPV shall (or shall require the Servicers and/or the Originators to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and any related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all books, computer tapes, disks, records, information and other documents reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The SPV shall give the Administrative Agent and each Purchaser Agent and the Purchasers prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(h)	Performance and compliance with Receivables and Contracts and Credit and Collection Policy. The SPV shall (i) at its own expense, fully and in a timely manner, perform and comply with all provisions, covenants and other obligations, if any, required to be observed by it under any Contract related to the Receivables; and (ii) not act in any way inconsistent with any Credit and Collection Policy in all material respects.

(i)	Collections. (i) Prior to the Account Redirection Date, the SPV shall (or shall require the Servicers and/or the Originators to) instruct all Obligors to cause all Collections to be deposited directly to a Collection Account or an SPV Account; and (ii) on and after the Account Redirection Date, the SPV shall (or shall require the Servicers and the Originators to) instruct, in a manner satisfactory to the Administrative Agent and each Purchaser Agent, all Obligors to cause all Collections to be deposited directly to an SPV Account. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if an Obligor of any Receivable is or, subsequent to the sale and transfer of such Receivable to the Administrative Agent (to be held on trust for the benefit of the Purchasers), becomes an Excluded Obligor, the SPV (or any Servicer on its behalf) will, within five (5) Business Days of becoming aware that an Obligor is an Excluded Obligor, instruct such Obligor to deliver payments on such Receivable to any account, postal box or other location other than a Collection Account or an SPV Account. The SPV shall not permit Collections on Receivables, the Obligors of which are Excluded Obligors, to be deposited into any Collection Account or SPV Account, except for Deemed Collections on Receivables, the Obligors of which are Excluded Obligors, to be deposited into any Collection Account or SPV Account. If such Collections are nevertheless deposited into any Collection Account or SPV Account, the SPV (or any Servicer on its behalf) will within five (5) Business Days identify and transfer such funds out of the applicable Collection Account or SPV Account.

(j)	Collections received. The SPV shall hold in trust (or to the extent the concept of trust is not recognised in a relevant jurisdiction, on behalf of) all Collections (including, in the case of paragraph (ii) below, any Collections received or deposited into any Collection Account) received by it from time to time for the benefit of the Secured Parties and (i) at any time prior to the Account Redirection Date, deposit such Collections immediately after its receipt thereof, to a Collection Account or an SPV Account (unless those Collections have already been paid into a Collection Account or an SPV Account), and (ii) at any time on and after the Account Redirection Date, deposit such Collections immediately after receipt thereof, to an SPV Account (unless those Collections have already been paid into an SPV Account).

(k)	Accounts. The SPV (or the Servicers on the SPV's behalf) shall procure that each Account shall at all times be subject to an Account Agreement and that only Collections and any other amounts expressly permitted hereunder are received into the Accounts.

(l)	Sale treatment. Subject to applicable GAAP, the SPV shall not account for, or otherwise treat, the transactions contemplated by the Sale Agreements in any manner other than as a sale of Receivables and associated Related Rights by the relevant Originator to the SPV. In addition, the SPV shall disclose (in a footnote or otherwise) in all of its financial statements the existence and nature of the transaction contemplated hereby and by the Sale Agreements and the ownership, as applicable, of the SPV and the Administrative Agent, on behalf of the Secured Parties, in the Receivables and associated Related Rights.

(m)	Limitation on business activities. The SPV shall not engage in any business or transactions other than the transactions contemplated by the Transaction Documents and activities reasonably incidental thereto. The officers and directors of the SPV (as appropriate) shall make decisions with respect to the business and daily operations of the SPV independently from and not dictated by any controlling Person.

(n)	Corporate Documents. The SPV shall only amend, alter, change or repeal its Organic Documents with the prior written consent of the Majority Purchasers.

(o)	Security interest, etc. The SPV shall, at its expense, take (or cause to be taken) all action necessary or desirable to establish and maintain in favour of the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) for the benefit of the Secured Parties a valid and enforceable first priority perfected security interest in the Unsold Receivables, the Unsold Receivable Related Rights and the Accounts, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents), and shall promptly execute and deliver all documents and take any other such actions which may be necessary or reasonably requested by the Administrative Agent to perfect, protect or more fully evidence such security interest.

(p)	Enforcement of the Transaction Documents. The SPV, on its own behalf and on behalf of the Administrative Agent and each Purchaser Group, shall promptly procure compliance with and/or, as appropriate, enforce all covenants granted in its favour and other obligations of the SPV and the Arrow Parties contained in the Transaction Documents. The SPV shall deliver consents, approvals, directions, notices and waivers and take other actions under any Transaction Document as may be directed by the Administrative Agent (acting at the direction of the Specified Purchasers or, solely with respect to Clause 7.1 of the German Sale Agreement, all Purchaser Agents); provided that, solely with respect to (i) the SPVs rights under Clause 4.1(b)(ii) of the German Sale Agreement and Clause 4.1(b)(i) of the English Sale Agreement, the Administrative Agent shall only direct the SPV on and after the Account Redirection Date, and (ii) the SPVs rights under Clause 4.1(b)(iii) of the German Sale Agreement and Clause 4.1(b)(ii) of the English Sale Agreement, the Administrative Agent shall only direct the SPV after the occurrence of an Early Amortization Event or an Event of Default.

(q)	Separateness.

(i)	The SPV shall pay its own liabilities out of its own funds.

(ii)	The SPV shall hold itself out and identify itself as a separate and distinct Person under its own name and not as a division or part of any other Person.

(iii)	The SPV shall promptly correct any misunderstanding of which it has knowledge regarding its separate existence and identity.

(iv)	The SPV shall prepare and maintain its own full and complete books, records and financial statements separate from any other Person. The SPV's financial statements will comply with GAAP.

(v)	The SPV shall maintain at least one bank account in its own name.

(vi)	The SPV shall not assume or guarantee or become obligated for any debts of any Person and no Person will assume or guarantee or become obligated for the debts of the SPV, other than as provided in the Transaction Documents. The SPV will not hold its credit out as being available to satisfy the obligations of any other Persons.

(vii)	The SPV shall not acquire obligations or securities of any Person except as otherwise expressly contemplated in the Transaction Documents. The SPV will not make loans, advances or otherwise extend credit to any Person except as expressly contemplated by the Transaction Documents.

(viii)	Except to the extent provided in the Transaction Documents, the SPV shall not commingle any of its money or other assets with the money or assets of any other Person.

(ix)	Except as expressly contemplated in the Transaction Documents, the SPV shall engage in transactions and conduct all other business activities solely in its own name and through its own authorised officers and agents. The SPV will present itself to the public as a separate company. Except to the extent provided in, or anticipated by, the Transaction Documents, no Person will be appointed agent of the SPV.

(x)	The SPV shall duly observe, in a timely manner in all material respects, all material obligations, including any filing and publication requirements, of a limited company incorporated under the Laws of the Netherlands.

(r)	Join in legal proceedings. If the Administrative Agent so requires, the SPV shall participate in or join in and lend its name to, and take such other steps as may be required by the Administrative Agent (as the case may be) in relation to any legal proceedings in relation to the Receivables and associated Related Rights or the Transaction Documents brought by the Administrative Agent.

(s)	Registrations. The SPV shall (or shall cause the Servicers and/or the Originators to) effect and maintain all required registrations and filings in respect of the SPV and make, file or record (and maintain the making, filing or recording of) any registration, notice or other document required to be restated, filed or recorded with any Official Body.

(t)	Anti-Corruption Laws and Sanctions. The SPV shall maintain in effect and enforce policies and procedures designed to ensure compliance by the SPV and its subsidiaries, directors, officers, and, to the extent commercially reasonable, affiliates, employees or agents, with Anti-Corruption Laws and applicable Sanctions.

(u)	FATCA Compliance. The SPV shall maintain the status of a FATCA Exempt Party. If, after the date hereof, FATCA is amended or replaced with a successor regime so that the amended or successor regime is not substantively comparable to FATCA or is materially more onerous to comply with than FATCA, the SPV shall make commercially reasonable efforts to maintain its entitlement to receive payments free from deduction or withholding under such amended or successor regime.

(v)	Centre of Main Interest. For the purpose of the EU Insolvency Regulation, it shall have and maintain its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) situated in the jurisdiction of its registered office and shall have no "establishment" (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

(w)	GDPR Compliance. The SPV shall:

(i)	at all times maintain an entry in the register of fee payers maintained by the Information Commissioner pursuant to the Data Protection (Charges and Information) Regulations 2018 and shall renew the same before its expiry;

(ii)	comply with all of the provisions of the GDPR applicable to the Receivables;

(iii)	instruct each Servicer, where such Servicer processes Personal Data on behalf of the SPV, to take such steps in the processing of those personal data as:

(A)	are reasonably necessary for the performance of the SPV's obligations pursuant to the Transaction Documents; and

(B)	are consistent with the performance of the SPV's obligations and any Law; and

(iv)	in respect of each Receivable, ensure (or shall ensure that each Servicer on its behalf ensures) that all data protection, consumer credit and other legislation or regulations (including, without limitation, FSMA) which the SPV is obliged to comply with (including any requirements of, without limitation, the Office of Fair Trading, HM Revenue & Customs and the FCA and any successor institutions) are complied with at all times or within any applicable grace period agreed by the Office of Fair Trading, the FCA or any successor institutions.

(x)	Securitisation Regulations. The SPV shall promptly provide each Purchaser and the Subordinated Lender with such information relating to the Receivables or the transactions under the Transaction Documents as any Purchaser or the Subordinated Lender may from time to time reasonably request in order to enable such Purchaser (in its capacity as Purchaser or as a sponsor) or the Subordinated Lender to comply with any and all applicable requirements of Article 5 and/or Article 7 of each Securitisation Regulation and any other due diligence provision or transparency provision of the Securitisation Regulation Rules. The SPV shall make available all the information that a securitisation special purpose entity is required to make available in accordance with Article 7 of the EU Securitisation Regulation and Article 7 of the UK Securitisation Regulation.

(y)	Eligible Account Banks. If any Account Bank ceases to be an Eligible Account Bank, the SPV shall, within ninety (90) days after such Account Bank ceases to be an Eligible Account Bank, move the applicable Account to a replacement Account Bank that is an Eligible Account Bank.

(z)	Credit Insurance Policies.

(i)	At all times prior to the Final Payout Date:

(A)	the SPV shall refrain from taking any action or omitting to take any action which might in any way prejudice or limit the SPV's rights to payment under any Credit Insurance Policy with respect to the Receivables insured thereby;

(B)	the SPV shall maintain all records and documents that may be necessary to make claims for indemnification under such Credit Insurance Policy;

(C)	the SPV shall use all reasonable efforts to cause each Servicer to perform its obligations under Clause 6.1(s) (Credit Insurance Policies) of the Servicing Deed;

(D)	the SPV shall deliver any additional instruments, certificates and documents, provide such other information and take such other actions as may be necessary or reasonably desirable (in the reasonable opinion of the Administrative Agent or any Purchaser Agent) to give further assurances of any of the rights granted or provided for herein or under any Credit Insurance Policy (including providing copies of invoices, purchase orders and the proof of delivery of products as may be requested by the insurer thereunder); and

(E)	the SPV shall deliver any notification, instrument, certificate or document received by the SPV from any Credit Insurance Provider pursuant to the applicable Credit Insurance Policy to the Administrative Agent and any other Purchaser insured under such Credit Insurance Policy; provided that, for the avoidance of doubt, in the event that any provision of a Credit Insurance Policy conflicts or is inconsistent with the provisions of any Transaction Document the provisions of such Transaction Document shall govern.

(ii)	The SPV shall remit to an SPV Account any amounts the SPV receives from any Credit Insurance Provider. Any such amounts shall be applied as Collections in accordance with Clause 4.1 (Allocation and Distribution of Available Funds) of the Servicing Deed.

5.2	Negative covenants of the SPV

At all times from the Closing Date to the Final Payout Date, unless the Majority Purchasers shall otherwise consent in writing in accordance with Clause 12 (Amendments and Waivers):

(a)	No sales, adverse claims, etc. (i) Except as otherwise expressly provided herein or in any other Transaction Document, the SPV shall not (A) sell, assign (by operation of Law or otherwise), lease, charge or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents) upon, or with respect to, any of the Receivables and associated Related Rights, including any Adverse Claim arising from an Adverse Claim on any inventory or goods (other than any Adverse Claim arising by operation of Law on such inventory or goods that are in relation to Receivables which are not part of the Net Eligible Receivables Balance), or (B) assign any right to receive income in respect thereof (other than as may arise by operation of Law in respect of Receivables which are not part of the Net Eligible Receivables Balance), and (ii) the SPV shall not grant any security interest to, or sell, transfer or otherwise dispose of any of its assets (including the assets sold and assigned and/or transferred to it by the Originators pursuant to the Sale Agreements) to any Person, except as otherwise expressly provided for in the Transaction Documents.

(b)	No extension or amendment of Receivables. The SPV shall not, without the prior written consent of the Administrative Agent (acting on the instructions of the Majority Purchasers), (i) (x) extend or (y) materially amend or otherwise modify, in each case, the terms of any Receivable, or (ii) amend, modify or waive any term or condition of any Contract related thereto, unless (A) such extension, amendment, modification or waiver is in accordance with the Credit and Collection Policy, (B) such Receivable is a Defaulted Receivable or a Delinquent Receivable, and (C) such extension, amendment, modification or waiver will maximize Collections with respect to such Receivable; provided that such extension, amendment, modification or waiver would not, individually or in the aggregate, have a Material Adverse Effect.

(c)	No Subsidiaries, mergers, etc. The SPV shall not consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person. The SPV shall not form or create any Subsidiary.

(d)	Change in payment instructions to Obligors. The SPV shall not add or terminate any bank as an Account Bank or any account as an Account to or from those listed in Schedule 3 (Accounts) or, except to the extent permitted or required by the Transaction Documents, make any change in its instructions to Obligors regarding payments to be made to any Account, unless (i) such instructions are to deposit such payments for a Receivable to another existing Account, (ii) with respect to the addition or termination of any bank as an Account Bank or any account as an Account, (A) the Administrative Agent and each Purchaser Agent have received written notice of such addition, termination or change at least thirty (30) days prior thereto, (B) the Majority Purchasers have consented to each new Account Bank and/or the termination of any Account Bank (in each case, where applicable, and provided that such consent or instructions are not unreasonably withheld or delayed), (C) the Administrative Agent and each Purchaser Agent have received a duly executed Account Agreement with respect to each new Account, where applicable, and (D) the Administrative Agent and each Purchaser Agent have received an updated Schedule 3 (Accounts) along with a certification from the SPV that all conditions to add or remove such Account and/or Account Bank under the Transaction Documents have been satisfied, or (iii) on and after the Account Redirection Date, such instructions are to deposit payments into an SPV Account (it being agreed that, at any time on and after the Account Redirection Date, the SPV shall instruct all Obligors to make all payments in respect of the Receivables and associated Related Rights to an SPV Account).

(e)	Deposits to Accounts. The SPV shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Account cash or cash proceeds other than Collections.

(f)	No impairment of security. The SPV shall not take any action or permit any action to occur or suffer any circumstance to exist which would result in any security interest granted, or security agreement or document entered into or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.

(g)	No Amendment of Transaction Documents. The SPV shall not modify, supplement or otherwise amend any Transaction Document or waive or consent to any provision thereof without the prior written consent of the Administrative Agent (acting on behalf of the Majority Purchasers or, solely with respect to Clause 7.1 of the German Sale Agreement, all Purchaser Agents); nor shall the SPV take, or permit any Arrow Party to take, any other action under any Transaction Document that could have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

(h)	Other Indebtedness. Except as provided herein, the SPV shall not create, incur, assume or suffer to exist any Indebtedness or any other liability other than Indebtedness of the SPV representing fees, expenses and indemnities arising hereunder or Indebtedness arising under the Sale Agreements for the purchase price of the Receivables and the associated Related Rights.

(i)	Payments to the Originators. The SPV shall not acquire any Receivable other than under and pursuant to the terms of the Sale Agreements and the SPV shall not become obligated to pay, and shall not make payment of, any amounts to any Originator, other than payments (including any cash portion and any Subordinated Loans) arising out of the purchase of Receivables pursuant to the Sale Agreements.

(j)	Restricted payments. The SPV shall not (A) purchase or redeem any of its issued shares, (B) prepay, purchase or redeem any Indebtedness, (C) lend or advance any funds or (D) repay any loans or advances to, for or from any Person, in each case, except to the extent provided in the Transaction Documents.

(k)	Negotiable instruments. The SPV shall not take any action to cause any Receivable not evidenced by a negotiable instrument upon origination to become evidenced by a negotiable instrument, except in connection with the enforcement or collection of a Defaulted Receivable or a Delinquent Receivable.

(l)	Credit Insurance Policies. The SPV shall not amend, waive or consent to any modification of any Credit Insurance Policy without prior written consent of the Administrative Agent and each Purchaser.

(m)	Derivatives. Other than with respect to derivative contracts related solely to currency or interest rate hedges, the SPV shall not enter into any derivative contracts.

6.	Early Amortisation Events, Events of Default and Remedies

6.1	Early Amortisation Events

The occurrence of any of the following events which is continuing (and has not been waived in accordance with the Transaction Documents) shall constitute an Early Amortization Event ("Early Amortisation Event"):

(a)	any Arrow Party shall fail to make any payment or deposit required to be made by it under any Transaction Document on the date when due thereunder and such failure remains unremedied for one (1) Business Day;

(b)	any representation, warranty, certification or statement made or deemed to be made by any Arrow Party in any Transaction Document or in any other information, certificate, report or other document delivered pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed to be made or delivered (in each case, other than any breach of a representation, warranty, certification or statement solely relating to a Receivable for which the SPV shall have been deemed to have received a Collection in full for such Receivable in accordance with Clause 4.4 (Deemed Collections) of the Servicing Deed, and has been paid the Unpaid Balance of such Receivable in accordance therewith);

(c)	any Arrow Party shall fail to perform or observe any term, covenant, agreement or other term contained in (i) any Specified Covenant Clause, or (ii) any Transaction Document (other than as addressed in Clauses 6.1(a) and 6.1(c)(i) (Early Amortisation Events)) and such failure in the case of this Clause 6.1(c)(ii) has continued for twenty (20) days after such Person obtained knowledge or received notice thereof;

(d)	the Coverage Test is not satisfied;

(e)	a Servicer Default shall occur;

(f)	any of the following shall occur:

(i)	the average of the Default Ratios for any three (3) consecutive Month End Dates shall exceed 1.1%,

(ii)	the average of the Delinquency Ratios for any three (3) consecutive Month End Dates shall exceed 1.6%,

(iii)	the average of the Non-Contractual Dilution Ratios for any three (3) consecutive Month End Dates shall exceed 4.00%,

(iv)	the Contractual Dilution Ratio for any Month End Date shall exceed 1.1%, or

(v)	Days Sales Outstanding for any Month End Date shall exceed ninety (90) days;

(g)	any Arrow Party shall (i) default in any payment of principal of or interest of any Indebtedness with an outstanding principal amount in excess of the Threshold Debt Amount when due beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of any such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(h)	one or more judgments or decrees with respect to any Arrow Party involving in the aggregate a liability (not paid or fully covered by insurance) equal to the Threshold Debt Amount or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(i)	a Change of Control shall have occurred with respect to any Arrow Party;

(j)	the Subordinated Lender fails for any reason (including as a result of the failure to meet any condition precedent) to make a Subordinated Loan under the Subordinated Loan Agreement following delivery by the SPV (or any Servicer on the SPV’s behalf) of a Subordinated Loan Borrowing Statement;

(k)	any Committed Purchaser shall fail to renew the applicable liquidity facility for its related Conduit Purchaser or be required to draw on such liquidity facility for a period of more than six (6) months;

(l)	there shall have occurred any Material Adverse Effect; or

(m)	(1) the imposition of any withholding taxes on any payments or distributions to be made (or deemed to be made) by the SPV in respect of the Investments, by the Purchasers to the SPV or by the Originators, the Servicers or the Obligors to or for the account of the Secured Parties (other than, in any such case, any withholding taxes on payments or distributions to or for the account of the Secured Parties in respect of which no additional amounts are payable under the Transaction Documents) or (2) the SPV becoming (x) taxable on a net income basis in any jurisdiction other than the Netherlands, or (y) obligated or otherwise liable to account to any Official Body for any stamp, registration or similar tax or irrevocable value added or other similar tax as a result of the assignment of any Receivable by an Originator to the SPV or to the Administrative Agent (on behalf of the Purchasers).

6.2	Events of Default

The occurrence of any one or more of the following events which is continuing (and has not been waived in accordance with the Transaction Documents) shall constitute an "Event of Default":

(a)	the SPV shall fail to make any payment or deposit required to be made by it under any Transaction Document on the date when due thereunder and such failure remains unremedied for one (1) Business Day;

(b)	any representation, warranty, certification or statement made or deemed to be made by the SPV in any Transaction Document or in any other information, certificate, report or other document delivered pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed to be made or delivered (in each case, other than any breach of a representation, warranty, certification or statement solely relating to a Receivable for which the SPV shall have been deemed to have received a Collection in full for such Receivable in accordance with Clause 4.4 (Deemed Collections) of the Servicing Deed, and has been paid the Unpaid Balance of such Receivable in accordance therewith);

(c)	the SPV shall fail to perform or observe any term, covenant, agreement or other term contained in (i) any Specified Covenant Clause, or (ii) any Transaction Document (other than as addressed in Clauses 6.2(a) and 6.2(c)(i) (Events of Default)) and such failure in the case of this Clause 6.2(c)(ii) has continued for twenty (20) days after the SPV obtained knowledge or received notice thereof;

(d)	an Event of Insolvency shall occur with respect to the SPV, any Originator, any Agent Servicer, any SPV Servicer, the Parent, the Subordinated Lender or any Significant Subsidiary;

(e)	(i) the Administrative Agent shall for any reason fail or cease to have a valid and enforceable first priority perfected ownership interest in the Sold Receivables and Sold Receivable Related Rights, free and clear of any Adverse Claims (other than any Adverse Claim created or permitted pursuant to the Transaction Documents) or (ii) the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) shall for any reason fail or cease to have a valid and enforceable first priority perfected security interest ranking ahead of any other security interest and the rights of any other creditor of the SPV and any Arrow Party, in the Unsold Receivables, the Unsold Receivable Related Rights and the Accounts, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents);

(f)	the SPV shall (i) default in any payment of principal of or interest of any Indebtedness with an outstanding principal amount in excess of the Threshold Debt Amount when due beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of any such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(g)	one or more judgments or decrees with respect to the SPV involving in the aggregate a liability (not paid or fully covered by insurance) equal to the Threshold Debt Amount or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(h)	any of the Transaction Documents shall cease, for any reason, to be in full force and effect, or the SPV or any Arrow Party shall so assert in writing.

6.3	Remedies

(a)	If any Early Amortisation Event shall occur, then, upon such occurrence or at any time thereafter while such Early Amortisation Event is continuing, the Administrative Agent may, and at the direction of the Specified Purchasers, the Administrative Agent shall, by notice to the SPV and with a copy to the Servicers, declare the Termination Date to have occurred, and upon such declaration the Termination Date shall occur and no further Investments may be made hereunder; provided that, solely upon the occurrence of the events described under Clause 6.1(k) and/or Clause 6.1(f)(i), the Termination Date shall automatically occur without further action by any Person and no further Investments may be made hereunder.

(b)	If any Event of Default shall occur, then:

(i)	Except in the case of an Event of Default of any of the types listed in Clause 6.3(c) (Remedies), upon such occurrence or at any time thereafter while such Event of Default is continuing, the Administrative Agent may, and at the direction of the Specified Purchasers, the Administrative Agent shall, by notice to the SPV and with a copy to the Servicers, do any of the following:

(A)	declare the Termination Date to have occurred, and upon such declaration the Termination Date shall occur and no further Investments may be made hereunder; and/or

(B)	declare the entire amount of all outstanding Investments, together with any Yield thereon and all other Aggregate Unpaids, to be immediately due and payable, and upon such declaration all such amounts shall become and be immediately due and payable, in each case, without any further notice, demand or other further action of any kind, all of which the SPV hereby irrevocably waives.

(c)	In the case of any Event of Default described in Clause 6.2(d) (Events of Default):

(i)	the Termination Date shall occur, and

(ii)	all Investments, together with any Yield accrued thereon and all other Aggregate Unpaids, shall become and be immediately due and payable,

in each case, immediately and automatically without any notice, demand or other action of any kind, all of which the SPV hereby irrevocably waives.

(d)	In the case of any Event of Default declared pursuant to Clause 6.3(b) or automatically occurring pursuant to Clause 6.3(c), the Security Trustee may, and at the direction of the Administrative Agent (at the direction of the Specified Purchasers), the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) shall, enforce its security interests in the Unsold Receivables, Unsold Receivable Related Rights and the Accounts pursuant to the Transaction Documents and exercise, on behalf of the Administrative Agent and the Purchasers, any and all other rights and remedies of the Administrative Agent and the Purchasers under this Agreement, the Security Documents and the other Transaction Documents.

(e)	In the case of any Event of Default declared pursuant to Clause 6.3(b) or automatically occurring pursuant to Clause 6.3(c), the Administrative Agent may, and at the direction of the Specified Purchasers, the Administrative Agent shall, enforce its security interests in the Sold Receivables and Sold Receivable Related Rights pursuant to the Transaction Documents and exercise, on behalf of the Purchasers, any and all other rights and remedies of the Administrative Agent and the Purchasers under this Agreement, the Security Documents and the other Transaction Documents.

(f)	In the case of an Event of Default declared pursuant to Clause 6.3(b) or automatically occurring pursuant to Clause 6.3(c), the Administrative Agent and the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) shall have and may exercise, in addition to its rights and remedies under this Agreement and the other Transaction Documents, any and all other rights and remedies provided under the Laws of each applicable jurisdiction and other applicable Laws, all of which rights and remedies shall be cumulative.

(g)	For the avoidance of doubt, upon the occurrence of an Event of Default or the Account Redirection Date, the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) and/or the Administrative Agent, as applicable, shall be entitled to exercise its rights and remedies under each Account Agreement.

(h)	The Administrative Agent and the Security Trustee shall, as soon as reasonably practicable, provide written notice of any actions taken under this Clause 6.3 to the SPV and the Servicers.

6.4	Facility Termination Date

If a Termination Date occurs, the purchase of Receivables by the Administrative Agent on behalf of the Purchasers from the SPV shall immediately terminate without demand, protest or further notice of any kind, all of which are hereby expressly waived by the SPV. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, the Security Trustee and the other Secured Parties otherwise available under any other provision of this Agreement, any other Transaction Document, by operation of Law, at equity or otherwise, all of which are hereby expressly preserved.

7.	Indemnification; Expenses; Related Matters

7.1	Indemnities by the SPV

(a)	Without limiting any other rights which the Indemnified Parties may have hereunder, under any other Transaction Document or under applicable Law, the SPV shall indemnify and hold harmless the Purchasers, the Purchaser Agents, the Administrative Agent, the Security Trustee, the Paying Agent, the Program Support Providers and their respective officers, directors, employees and agents of any of the foregoing (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, out-of-pocket costs and expenses, including interest penalties, amounts paid in settlement and reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from any breach of this Agreement or any other Transaction Document by the SPV or any transaction contemplated hereby or thereby including in connection with or relating to:

(i)	any actual or threatened claim, investigation by an Official Body or order, consent, decree, judgment, or other claims or other proceedings of whatever sort (including the preparation of any defence with respect thereto) in any action or proceeding between the SPV or any Arrow Party or any Subsidiary thereof and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of the provision of the Commitments or the making of Investments or otherwise in connection with this Agreement, the other Transaction Documents or any of the other transactions contemplated hereby or thereby;

(ii)	the failure to (i) vest in the SPV ownership of the Receivables and Related Rights and (ii) vest in the Administrative Agent, on behalf of the Purchasers, ownership of the Sold Receivables and Sold Receivable Related Rights, in each case, free of any Adverse Claims;

(iii)	the failure to vest in the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law) a first priority perfected security interest prior to all other interests in all of the Unsold Receivables, Unsold Receivable Related Rights and the Accounts, in each case, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted pursuant to the Transaction Documents);

(iv)	any dispute, claim, setoff or defence (other than discharge or bankruptcy) of an Obligor to the payment of any Receivable (including a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to collection activities with respect to such Receivable or from any breach or alleged breach of any provision of the Receivables or any Contracts related thereto restricting assignment of any Receivables;

(v)	the payment of any Collections into an account other than an Account, or any failure of a bank or other financial institution at which an Account is maintained to remit any amounts held in the Accounts or any related lock-boxes pursuant to applicable instructions whether by reason of the exercise of set-off rights or otherwise;

(vi)	any reduction in the Invested Amounts as a result of the distribution of Collections or as a result of any payment under any Credit Insurance Policy if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

(vii)	any payments received in relation to Receivables, the Obligors of which are Excluded Obligors,

excluding, however, Indemnified Amounts to the extent (i) resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction, (ii) the same has been fully and finally paid to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document, (iii) relating to Receivables that are uncollectable due to an Obligor's insolvency or an Obligor's inability to pay any amount due and payable by it due to its creditworthiness or (iv) relating to Excluded Taxes.

Unless otherwise specifically stated in any discharge of this Agreement, the provisions of this Clause 7.1 shall continue in full force and effect notwithstanding such discharge and whether or not the Security Trustee or the Paying Agent is then the security trustee or paying agent, as applicable, or notwithstanding the termination or expiry of this Agreement.

7.2	Increased Costs

(a)	If the adoption of or any change in any Law or in the interpretation or application thereof or compliance by any Indemnified Party with any request or directive (whether or not having the force of law) from any Official Body made subsequent to the Closing Date (but, for the avoidance of doubt, not concerning compliance with the Law existing at or prior to the Closing Date (or its interpretation or application at or prior to the Closing Date):

(i)	shall subject any Indemnified Party to any tax of any kind whatsoever with respect to the Transaction Documents, or change the basis of taxation of payments to such Indemnified Party in respect thereof;

(ii)	shall impose, modify or hold applicable any reserve, special deposit, deposit insurance, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Indemnified Party which is not otherwise included in the determination of the Applicable Currency Benchmark Rate or Compounded Reference Rate hereunder; or

(iii)	shall impose on such Indemnified Party any other condition,

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, the obligations hereunder, or the funding of any purchases hereunder or under a Program Support Agreement, by an amount such Indemnified Party reasonably deems to be material, then, in any such case, the SPV shall promptly pay such Indemnified Party, within five (5) Business Days after its demand, any additional amounts necessary to compensate such Indemnified Party for such increased cost or reduced amount receivable, together with interest on each such amount from the date due until payment in full at a rate per annum equal to the Base Rate. If any Indemnified Party becomes entitled to claim any additional amounts pursuant to this Clause 7.2, it shall promptly notify the SPV, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Clause 7.2 submitted by such Indemnified Party, through the Administrative Agent, to the SPV shall be conclusive in the absence of manifest error. Notwithstanding anything herein to the contrary, any Existing Law shall be deemed to be a change in Law hereunder, regardless of the date enacted, adopted, issued or implemented.

(b)	If any Indemnified Party shall have determined that the adoption of or any change in any Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Indemnified Party with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Official Body made subsequent to the Closing Date does or shall have the effect of reducing the rate of return on such Indemnified Party's capital as a consequence of its obligations hereunder to a level below that which such Indemnified Party could have achieved but for such change or compliance (taking into consideration such Indemnified Party's policies with respect to capital adequacy or liquidity requirements) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, after submission by such Indemnified Party to the SPV (with a copy to the Administrative Agent) of a written request therefor (which written request shall be conclusive in the absence of manifest error), the SPV shall pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such reduction. Notwithstanding anything herein to the contrary, any Existing Law shall be deemed to be a change in Law hereunder, regardless of the date enacted, adopted, issued or implemented.

(c)	A certificate of each Indemnified Party setting forth such amount or amounts as shall be necessary to compensate such Indemnified Party as specified in paragraphs (a) and (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraphs (a) or (b) above, including calculations in detail comparable to the detail set forth in certificates delivered to such Indemnified Party in similar circumstances under comparable provisions of other comparable credit agreements, shall be delivered to the SPV and shall be conclusive absent manifest error. The SPV shall pay each Indemnified Party the amount shown as due on any such certificate delivered to it within five (5) Business Days after its receipt of the same.

(d)	Failure or delay on the part of any Indemnified Party to demand compensation pursuant to this Clause 7.2 shall not constitute a waiver of such Indemnified Party's right to demand such compensation; provided that the SPV shall not be required to compensate an Indemnified Party pursuant to this Clause 7.2 for any increased costs or reductions incurred more than six (6) months prior to the date that such Indemnified Party notifies the SPV of the event giving rise to such increased costs or reductions and of such Indemnified Party's intention to claim compensation therefor; provided, further, that, if the event giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof.

7.3	Taxes

(a)	All distributions or other payments made (or deemed to be made) hereunder by the SPV to any Purchaser, the Administrative Agent, a Purchaser Agent or any other Person to whom a payment is owing by the SPV pursuant to the Transaction Documents (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, levies, imposts, deductions, assessments, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority (including any interest, additions to tax or penalties applicable thereto) (such items being called "Taxes"), except as required by Law. In the event that any withholding or deduction from any payment made by the SPV hereunder is required in respect of any Taxes, then the SPV shall:

(i)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)	promptly forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(iii)	other than in respect of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

(b)	Each party to this agreement shall, to the extent it is legally entitled to do so, cooperate with each other party to complete any reasonable procedural formalities necessary for either party to obtain authorisation to make a payment without a Tax deduction (and each Purchaser Agent shall so cooperate in respect of, and shall procure the cooperation of, each recipient that is a member of its Purchaser Group); provided, however, that any Secured Party shall not be required to prepare or furnish any documentation or information that it determines in its reasonable judgment could subject such Secured Party to any material unreimbursed cost or expense or adversely prejudice the commercial position of such Secured Party. The SPV may, at its own cost, engage the Servicers or the Parent to the extent required to assist in any procedural formalities pursuant to this Clause 7.3.

(c)	Moreover, if any Taxes (other than Taxes imposed on or measured by the recipient's net income or gross receipts by the jurisdiction under the Laws of which such recipient is organized or under which such recipient is otherwise domiciled or resident for tax purposes or any jurisdiction in which the recipient is taxable by reason of having a permanent establishment in that jurisdiction (other than any such Taxes attributable to such recipient being a resident or attributable to a permanent establishment which arises solely as a result of the recipient’s participation in the transactions contemplated by the Transaction Documents) or in the case of any Purchaser, the jurisdiction of such Purchaser's Designated Office or (in each case) any political subdivision thereof ("Excluded Taxes")) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document or otherwise with respect to the Transaction Documents or the transactions contemplated thereunder, the SPV shall, upon receipt of a written notice from the recipient setting forth the additional amounts to be paid to it hereunder and a reasonable description as to how such amounts have been determined, promptly pay such additional amounts (including any penalties, interest or expenses to the extent not attributable to the recipient's willful misconduct or gross negligence) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted. The recipient shall use its reasonable endeavours to effect all required elections and filings, or otherwise take reasonable steps, in each case as reasonably required by the SPV, to mitigate any such additional amount, other than where, in the reasonable judgement of the recipient, to do so might be prejudicial to it.

(d)	If the SPV fails to pay any Taxes owed by it when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the SPV shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

(e)	If any Purchaser claims any additional amounts to be payable pursuant to this Clause 7.3, it hereby agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Designated Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Purchaser, be otherwise disadvantageous to such Purchaser.

(f)	If an additional payment is made under the preceding sub-Clauses 7.3(a), (c) or (d) for the account of any recipient and such recipient, in its sole discretion (exercising good faith), determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any Tax paid or payable by it giving rise to such payment or in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such recipient shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the SPV such amount as the recipient shall, in its sole discretion (exercising good faith), have determined to be attributable to such deduction or withholding or additional payment and which will leave such recipient (after such payment) in the same after-Tax position that it would have been in if the SPV had not been required to make (or procure the making of) the additional payment. Nothing herein contained shall interfere with the right of a recipient to arrange its tax affairs in whatever manner it thinks fit nor oblige any recipient to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any recipient to do anything, in each case, that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

(g)	Notwithstanding anything to the contrary in this Agreement, the SPV shall have no obligation to indemnify any recipient for Excluded Taxes or to otherwise satisfy the obligation of any recipient to pay Excluded Taxes. In addition, the SPV shall have no obligation to indemnify or to otherwise compensate or satisfy the obligation of any recipient for any withholding Taxes that arise as a result of such recipient's failure (or the failure of the Purchaser Agent of the Purchaser Group of which the recipient is a member (as applicable)) to deliver to the SPV, at the time or times reasonably requested by the SPV, such properly completed and executed documentation reasonably requested by the SPV (including in respect of FATCA) as will permit any payment to be made without withholding or at a reduced rate of withholding; provided, however, that a recipient (or the Purchaser Agent of the Purchaser Group of which the recipient is a member (as applicable)) shall not be required to complete, execute or deliver any documentation if, in such recipient's (or the Purchaser Agent of the Purchaser Group of which the recipient is a member (as applicable)) reasonable judgment, such completion, execution or delivery would subject such recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such recipient. Without prejudice to the generality of the foregoing, the SPV shall have no obligation to indemnify or to otherwise compensate or satisfy the obligation of any Purchaser for any withholding Taxes on account of Tax imposed by the United Kingdom on payments of Yield (a "UK Tax Deduction"), if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Purchaser without a UK Tax Deduction if the Purchaser had been a Qualifying Purchaser, but on that date that Purchaser is not or has ceased to be a Qualifying Purchaser other than as a result of any change after the date it became a Purchaser under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Purchaser is a Treaty Purchaser and the SPV is able to demonstrate that the payment could have been made to the Purchaser without the UK Tax Deduction had that Purchaser complied with its obligations under paragraph (h) or (i) (as applicable) below.

(h)	(i) Subject to clause (ii) below, a Treaty Purchaser and the SPV shall co-operate in completing any procedural formalities necessary for the SPV to obtain authorisation to make payments of Yield without a UK Tax Deduction; and (ii) (A) a Treaty Purchaser which is a party to this Agreement when it is first entered into (an "Original Purchaser") and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in Schedule 1 (Purchaser Groups and Commitments); and (B) a Treaty Purchaser which is not an Original Purchaser and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Purchaser, and, having done so, that Purchaser shall be under no obligation pursuant to clause (i) above.

(i)	If a Purchaser has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with clause (h)(ii) above and (i) the SPV has not made a Borrower DTTP Filing in respect of that Purchaser, or (ii) the SPV has made a Borrower DTTP Filing in respect of that Purchaser but (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the SPV authority to make payments to that Purchaser without a UK Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the SPV has notified that Purchaser in writing, that Purchaser and the SPV shall co-operate in completing any additional procedural formalities necessary for the SPV to obtain authorisation to make that payment without a UK Tax Deduction.

(j)	If a Purchaser has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause (h)(ii) above, no Arrow Party shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Purchaser unless the Purchaser otherwise agrees.

(k)	The SPV shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the relevant Purchaser Agent for delivery to the relevant Purchaser.

(l)	For the purposes of Clauses 7.3(g) through (k):

"Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the SPV, which contains the relevant Purchaser’s scheme reference number and jurisdiction of tax residence and is filed with the Revenue & Customs' within thirty (30) days of the relevant Purchaser becoming a party to this Agreement.

"CTA" means the Corporation Tax Act 2009 of the United Kingdom.

"ITA" means the Income Tax Act 2007 of the United Kingdom.

"Qualifying Purchaser" means a Purchaser which is beneficially entitled to Yield payable to that Purchaser in respect of an Investment and is:

(i)	a Purchaser:

(A)           which is a bank (as defined for the purpose of section 879 of the ITA) making an Investment under this Agreement and is within the charge to United Kingdom corporation tax as respects any payments of Yield made in respect of that Investment or would be within such charge as respects such payment apart from section 18A of the CTA; or

(B)            in respect of an Investment made under this Agreement by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of Yield made in respect of that Investment; or

(ii)	a Purchaser which is:

(A)            a company resident in the United Kingdom for United Kingdom tax purposes;

(B)            a partnership each member of which is: (1) a company so resident in the United Kingdom; or a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)            a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company, or

(iii)	a Treaty Purchaser.

"Treaty Purchaser" means a Purchaser which: (i) is treated as a resident of a Treaty State for the purposes of the relevant Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Purchaser’s Investments are effectively connected; and (iii) meets all other conditions which need to be met to enable it to benefit from a full exemption from Tax imposed by the United Kingdom on interest such that any payment of Yield may be made by the SPV to that Purchaser without a UK Tax Deduction, provided that for these purposes it shall be assumed that all procedural formalities which are capable of satisfaction have been so satisfied.

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

7.4	Other costs and expenses

(a)	The SPV shall pay or cause to be paid, and indemnify the Purchasers, the Purchaser Agents, the Administrative Agent, the Security Trustee and the Paying Agent against liability for the payment of, all reasonable costs and expenses incurred in connection with (i) the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the perfection or protection of the Asset Interest), including, without limitation, the fees and disbursements of counsel to the Administrative Agent, the Security Trustee and the other Secured Parties, (ii) any costs and expenses in connection with the requirements of the EU Securitisation Regulation and the UK Securitisation Regulation, in each case including any costs or fees related to the provision of information required in connection with transparency, due diligence or reporting requirements requested by the Administrative Agent or any Purchaser, (iii) the enforcement or preservation of any rights under this Agreement, the other Transaction Documents and any such other documents upon the occurrence of an Event of Default or Early Amortisation Event (including the perfection and protection of the Asset Interest), including, without limitation, the fees and disbursements of counsel to the Administrative Agent, the Security Trustee and the other Secured Parties (including the allocated fees and expenses of in-house counsel), (iv) any and all recording and filing fees and (subject to Clause 7.4(b) below) any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Transaction Documents and such other documents, and (v) any audit, dispute, disagreement, proceedings or preparation for proceedings involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

(b)	The SPV shall pay on demand (or otherwise reimburse a recipient in a timely fashion for) all stamp and other similar Taxes (other than Excluded Taxes) and fees (including, interest, late payment fees and penalties to the extent not attributable to the recipient's wilful misconduct) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), registration, filing and recording of this Agreement, any other Transaction Document or any other instrument, or other document delivered in connection therewith (other than any Taxes, fees and other amounts payable on a transfer or assignment of a Secured Party's interest in the Transaction Documents at a time when no Event of Default, Potential Event of Default, Early Amortization Event or Potential Early Amortization Event exists, and any other instruments or documents delivered in connection therewith).

7.5	Breakage costs

The SPV shall pay each Purchaser Agent for the account of each Purchaser in such Purchaser Agent's Purchaser Group on demand, such amount or amounts as shall compensate any such Purchaser for any loss, cost or expense incurred by such Purchaser (as reasonably determined by the applicable Purchaser Agent) as a result of any full or partial repayment of any Investment other than on the Settlement Date, such compensation to be (i) limited to an amount equal to any loss, cost or expense suffered by such Purchaser during the period from the date of receipt of such repayment to (but excluding) the Settlement Date and (ii) net of the income, if any, received by such Purchaser from investing the proceeds of such repayment of such Investment. The determination by the applicable Purchaser Agent of the amount of any such loss or expense shall be set forth in a written notice to the SPV in reasonable detail and shall be conclusive, absent manifest error.

7.6	Currency indemnity

If under any applicable Law, or pursuant to a judgment or order being made or registered against the SPV or any Arrow Party, or the liquidation of the SPV or any Arrow Party or for any other reason, any payment under or in connection with this Agreement or any Transaction Document (including any payment pursuant to this Clause 7 is made or fails to be satisfied, in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the "contractual currency"), then, to the extent that the amount of such payment actually received by the Administrative Agent, any Indemnified Party, any Purchaser Agent or any Purchaser (the "payee"), when converted into the contractual currency at the rate of exchange falls short of such amount due, the SPV or relevant Arrow Party (the "currency payor") as a separate and independent obligation, shall indemnify the payee against the amount of such shortfall. For the purposes of this Clause 7.6, "rate of exchange" means the rate at which the payee is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the currency payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

7.7	Mitigation

(a)	If, in respect of any Purchaser Group, circumstances arise or have arisen which would result in:

(i)	any amount being payable to a Purchaser or other Indemnified Party in respect of any Tax;

(ii)	a claim for any increased costs (pursuant to Clause 7.2 (Increased Costs)); and/or

(iii)	any amount being payable to such Purchaser Group pursuant to, or cancelled pursuant to, Clause 9.1 (Indemnities by the Servicers) of the Servicing Deed, Clause 5.1 (Indemnities by the Parent) of the Parent Undertaking Agreement, Clause 7.1 (Indemnities by the SPV), Clause 2.3(c)(ii) (Conduit Purchaser acceptance or rejection; Investment Request irrevocable) or Clause 2.5(d)(ii) (Illegality), then without in any way limiting, reducing or otherwise qualifying the obligations of the SPV, the Parent or the relevant Agent Servicer (as applicable) under paragraphs (i) to (iii) above, as applicable, each Purchaser in each Purchaser Group shall following the persons responsible for administering the Investments of such Purchaser Group becoming aware of such circumstances notify the SPV and the Administrative Agent thereof and, if so requested by the SPV, shall, at the expense of the SPV, make commercially reasonable efforts in consultation with the SPV and the Administrative Agent to mitigate the effects of such circumstances acceptable to the SPV and the Administrative Agent, including (but not limited to) the transfer or assignment of such Purchasers’ rights and obligations under this Agreement to an Affiliate or, in the case of paragraph (iii) above, to another financier (with the consent of the Administrative Agent, the SPV and the Parent), and provided, in each case, that such Purchaser shall not be obliged to take any steps that in the reasonable judgement of such Purchaser, could be prejudicial or otherwise disadvantageous to it.

(b)	Paragraph (a) above does not in any way limit the obligations of the SPV, the Parent or the relevant Agent Servicer (as applicable) under this Agreement or the Transaction Documents.

8.	The Administrative Agent, Purchaser Agents and Paying Agent

8.1	Appointment and Authorization

(a)	Each Purchaser and each Purchaser Agent hereby irrevocably appoints, designates and authorises the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties except those expressly set out in this Agreement and the other Transaction Documents (and in particular the Administrative Agent shall not be subject to the duty of care imposed on trustees by the Trustee Act 2000), nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Purchaser or any Purchaser Agent, and no implied duties or other obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)	Each Purchaser in a Purchaser Group, on behalf of itself and its assigns, hereby designates and appoints its applicable Purchaser Agent to act as its purchaser agent under this Agreement and under each other Transaction Document, and authorizes such Purchaser Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Purchaser Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, no Purchaser Agent shall have any duties other than those expressly set out in this Agreement and the other Transaction Documents (and in particular no Purchaser Agent shall be subject to the duty of care imposed on trustees by the Trustee Act 2000), nor shall any Purchaser Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied duties or other obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against any Purchaser Agent. Without limiting the generality of the foregoing sentence, the use of the term "purchaser agent" in this Agreement with reference to a Purchaser Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c)	The SPV hereby irrevocably appoints, designates and authorises the Paying Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Paying Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Paying Agent shall not have any duties except those expressly set out in this Agreement and the other Transaction Documents, nor shall the Paying Agent have or be deemed to have any fiduciary relationship with any party hereto, and no implied duties or other obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Paying Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Paying Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)	Except as otherwise specifically provided in this Agreement, the provisions of this Clause 8 are solely for the benefit of the Purchaser Agents, the Administrative Agent, the Purchasers and the Paying Agent, and none of the SPV or any Arrow Party shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Clause 8, except that this Clause 8 shall not affect any obligations, if any, which any Purchaser Agent, the Administrative Agent, any Purchaser or the Paying Agent may have to the SPV or any Arrow Party under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(e)	The Administrative Agent declares that it will hold any interest (whether legal or beneficial) in the Portfolio on trust for the Purchasers.

8.2	Delegation of duties

The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

8.3	Liability of Administrative Agent and Purchaser Agents

(a)	No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct), (ii) be liable for any appointment or performance of or failure to approve a Backup Servicer pursuant to Clause 2.9 of the Servicing Deed or otherwise or the terms and execution of any related Backup Servicing Agreement, or (iii) be responsible in any manner to any Purchaser or any Purchaser Agent for any recital, statement, representation or warranty made by the SPV or any Arrow Party, or any officer thereof, or any Backup Servicer (if any), contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the SPV, any Arrow Party or any Backup Servicer (if any) or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Purchaser or any Purchaser Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the books, records or other assets of the SPV or any Arrow Party or any of their respective Affiliates.

(b)	No Purchaser Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct), or (ii) be responsible in any manner to any Purchaser for any recital, statement, representation or warranty made by the SPV or any Arrow Party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by a Purchaser Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the SPV or any Arrow Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Purchaser Agent-Related Person shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the books, records or other assets of the SPV or any Arrow Party or any of their respective Affiliates.

8.4	Reliance by Administrative Agent and Purchaser Agents

(a)	Each Purchaser Agent and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, electronic mail, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the SPV or any Arrow Party), independent accountants and other professionals and experts selected by the Administrative Agent or such Purchaser Agent. The Administrative Agent and each Purchaser Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the Purchaser Group Limit of such Purchaser Group) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the relevant Purchasers against any and all losses which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and each Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the Purchaser Group Limit of such Purchaser Group) or, if required hereunder, all Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon each relevant Purchaser.

(b)	For purposes of determining compliance with the conditions specified in Clause 4 (Conditions precedent) on the Closing Date or the date of any Investment, each Purchaser that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or the Purchaser Agent of such Purchaser's Purchaser Group to such Purchaser for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Purchaser.

8.5	Notice of Default

The Administrative Agent and each Purchaser Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Event of Default, an Event of Default, a Servicer Default, a Potential Servicer Default, an Early Amortisation Event or a Potential Early Amortisation Event unless the Administrative Agent or such Purchaser Agent has received written notice from a Purchaser or the SPV referring to this Agreement, describing such Potential Event of Default, Event of Default, Servicer Default, Potential Servicer Default, Early Amortisation Event or Potential Early Amortisation Event and stating that such notice is a "Notice of Event of Default or Potential Event of Default", "Notice of Servicer Default or Potential Servicer Default" or "Notice of Early Amortisation Event or Potential Early Amortisation Event" as applicable. The Administrative Agent will notify the applicable Purchaser Agent of its receipt of any such notice whereupon each such Purchaser Agent shall promptly give notice thereof to the Purchasers in such Purchaser Agent's Purchaser Group. In the event a Purchaser Agent receives such a notice (other than from the Administrative Agent), such Purchaser Agent shall promptly give notice thereof to the Administrative Agent. The Administrative Agent shall (subject to Clause 8.4 (Reliance by Administrative Agent and Purchaser Agents)) take such action with respect to such Potential Event of Default, Event of Default, Servicer Default, Potential Servicer Default, Early Amortisation Event or Potential Early Amortisation Event as may be requested by the Specified Purchasers; provided that, unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default, Event of Default, Potential Servicer Default, Servicer Default, Early Amortisation Event or Potential Early Amortisation Event as it shall deem advisable or in the best interest of the Purchasers and the Purchaser Agents.

8.6	Credit decision; disclosure of information by the Administrative Agent

Each Purchaser acknowledges that none of the Administrative Agent-Related Persons or the Purchaser Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent or any Purchaser Agent hereinafter taken, including any consent to and acceptance of any review of the affairs of the SPV or any Arrow Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person or any Purchaser Agent-Related Person, as applicable, to any Purchaser as to any matter, including whether the Administrative Agent-Related Persons or the Purchaser Agent-Related Persons have disclosed material information in their possession. Each Purchaser, including any Purchaser by transfer, represents to the Administrative Agent and the applicable Purchaser Agent that it has, independently and without reliance upon any Administrative Agent-Related Person or Purchaser Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, assets, financial and other condition and creditworthiness of the SPV and each Arrow Party and their respective Affiliates, and all applicable regulation relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the SPV hereunder. Each Purchaser also represents that it shall, independently and without reliance upon any Administrative Agent-Related Person or any Purchaser Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, assets, financial and other condition and creditworthiness of the SPV and each Arrow Party. Except for notices, reports and other documents expressly herein required to be furnished to the Purchasers or Purchaser Agent by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser or any Purchaser Agent with any credit or other information concerning the business, prospects, operations, assets, financial and other condition or creditworthiness of the SPV and each Arrow Party or their respective Affiliates which may come into the possession of any of the Administrative Agent-Related Persons.

8.7	Indemnification of the Administrative Agent

Whether or not the transactions contemplated hereby are consummated, each Committed Purchaser shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of the SPV and without limiting the obligation of the SPV to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against such Committed Purchaser's Pro Rata Share of any Indemnified Amounts; provided that no such Committed Purchaser shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person's gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Specified Purchasers or the Majority Purchasers shall be deemed to constitute gross negligence or wilful misconduct for purposes of this Clause 8.7. Without limitation of the foregoing, each Committed Purchaser shall reimburse the Administrative Agent upon demand for such Committed Purchaser's Pro Rata Share of any costs or out of pocket expenses (including attorney's fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, proceedings or otherwise) of, or legal advice in respect of rights or duties under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such costs and expenses by or on behalf of the SPV. The indemnities in this Clause 8.7 shall survive payment on the Final Payout Date and the resignation or replacement of the Administrative Agent.

8.8	Individual Capacity of Administrative Agent, Purchaser and Purchaser Agents

The Administrative Agent and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the SPV and any Arrow Party or any of their Subsidiaries or Affiliates as though it were not the Administrative Agent hereunder and without notice to or consent of the Purchasers. The Purchasers and Purchaser Agents acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the SPV and the Arrow Parties or their respective Affiliates (including information that may be subject to confidentiality obligations) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. Each of the Purchaser Agents and the Administrative Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms "Purchaser" and "Committed Purchasers" shall, unless the context otherwise indicates, include each of the Purchaser Agents and the Administrative Agent in their individual capacities.

8.9	Resignation or Termination of Administrative Agent

The Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to the Purchaser Agents and the Purchasers. At any time the Administrative Agent has a long-term debt rating less than or equal to “BBB-“ from S&P, the Majority Purchasers may terminate the appointment of the Administrative Agent by giving the Administrative Agent at least ninety (90) days' prior written notice to that effect. If the Administrative Agent resigns under this Agreement, the Majority Purchasers shall appoint from among the Committed Purchasers a successor agent. If the Administrative Agent is terminated under this Agreement, the Majority Purchasers shall appoint a successor agent provided that the terminated Administrative Agent shall have no obligation in any manner to assist or appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation or termination of the Administrative Agent, the Administrative Agent may, after consulting with the Majority Purchasers, appoint a successor agent from among the Committed Purchasers. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring or terminated Administrative Agent's appointment and duties as Administrative Agent shall be terminated, except that any retiring or terminated Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Clause 8.9 and Clauses 8.3 (Liability of Administrative Agent and Purchaser Agents) and 8.7 (Indemnification of the Administrative Agent) shall continue to apply in its favour in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation or the termination the Administrative Agent, the retiring or terminated Administrative Agent's resignation or termination shall nevertheless thereupon become effective and the Committed Purchasers shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Purchasers appoint a successor agent as provided for above. It is understood and agreed that any resignation or termination of the Administrative Agent pursuant to this Clause 8.9 shall apply to all of such Administrative Agent's rights and duties in its capacity as Administrative Agent and that under no circumstances may the Administrative Agent resign or be terminated with respect to only a portion of such rights and duties.

8.10	Paying Agent Conditions

(a)	The Paying Agent shall be entitled to deal with money paid to it by any Person for the purposes of this Agreement or any other Transaction Document to which it is a party in the same manner as other money paid to a banker by its customers and shall not be liable to account to such Person for any interest or other amounts in respect of the money. No money held by the Paying Agent need be segregated except as required by law.

(b)	The Paying Agent shall not exercise any right of set-off, lien, right of combination of accounts or similar claim against the SPV, any Arrow Party, the Administrative Agent, the Security Trustee, any Purchaser Agent or any other Secured Party in respect of any moneys payable to or by it under the terms of this Agreement or any other Transaction Document to which it is a party.

(c)	The Paying Agent shall be obliged to perform such duties and only such duties as are set out in this Agreement and any other Transaction Document to which it is a party and no implied duties or obligations against the Paying Agent shall be read into this Agreement or any other Transaction Document to which it is a party.

(d)	The Paying Agent may (at the expense of the SPV) consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement or any other Transaction Document in good faith and in accordance with the opinion of the advisers.

(e)	The Paying Agent shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the SPV, any Arrow Party, the Administrative Agent, the Security Trustee, any Purchaser Agent or any other Secured Party, or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the SPV, any Arrow Party, the Administrative Agent, the Security Trustee, any Purchaser Agent or any other Secured Party.

(f)	The Paying Agent and its officers, directors, employees or controlling persons may engage or be interested in any financial or other transaction with any Person and/or any of their Affiliates, as freely as if the Paying Agent were not appointed under this Agreement.

(g)	The Paying Agent shall not be under any obligation to take any action under this Agreement or any other Transaction Document to which it is a party which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

(h)	The Paying Agent shall not be liable for any failure to perform its obligations under this Agreement or any other Transaction Document if such failure to perform has resulted from the failure of another party to provide the necessary information for such performance or from having acted on any information subsequently found to be incorrect unless such failure was due to the Paying Agent’s gross negligence, wilful misconduct or fraud.

(i)	For the avoidance of doubt, the Paying Agent shall not be liable in respect of any Indemnified Amounts incurred by any Person as a result of the performance of its obligations under this Agreement or any other Transaction Document to which it is a party or the exercise or non-exercise of the discretions conferred or imposed upon it under this Agreement or any other Transaction Document to which it is a party or by operation of law save where such Indemnified Amounts are incurred as a direct consequence or result of the Paying Agent's gross negligence, wilful misconduct or fraud.

(j)	Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, in no event shall the Paying Agent be liable for consequential loss or damage of any kind whatsoever regardless of the form of action and whether or not the Paying Agent has been advised of the possibility of such loss or damage save where such consequential loss or damage are incurred as a direct consequence or result of the Paying Agent's gross negligence, wilful misconduct or fraud.

(k)	The Paying Agent may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing which is prima facie within the knowledge of a party to any of the Transaction Documents a certificate signed by any authorised signatory of such party and the Paying Agent shall not be bound in any such case to call for further evidence or be responsible for any Indemnified Amounts that may be occasioned by it or any other person acting on such certificate.

(l)	The Paying Agent shall not be bound to monitor or supervise the observance and performance by any party to the Transaction Documents of their respective obligations thereunder and, until it shall have actual knowledge or express notice to the contrary, the Paying Agent shall be entitled to assume that no Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event has happened and that the SPV and the other parties to the Transaction Documents are observing and performing all their respective obligations thereunder.

(m)	The Paying Agent may in relation to this Agreement or any other Transaction Document to which it is a party, instead of acting personally, employ and pay an agent to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with this Agreement or any other Transaction Document to which it is a party or whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons any business to be done in connection with this Agreement or any other Transaction Document to which it is a party provided that any such agent or other party was selected by the Paying Agent with due care and the Paying Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it with due care under this Agreement. The Paying Agent shall give a reasonable notice to the SPV and the Administrative Agent of any such agency or delegation or any renewal, extension or termination.

(n)	No provision of this Agreement or any other Transaction Document to which it is a party will require the Paying Agent to do anything which may be illegal or contrary to applicable law or regulation or the requirements of any regulatory authority or prevent the Paying Agent from doing anything which is necessary or desirable to comply with any applicable law or regulation or the requirements of any regulatory authority.

(o)	Notwithstanding any conflicting provision in this Agreement or any other Transaction Document, but without prejudice to the SPV’s right to terminate the Paying Agent pursuant to clause (p) below, to the extent the Paying Agent no longer has the necessary regulatory consents, capacity and/or licences to perform the services required by it under this Agreement or any other Transaction Document to which it is a party solely as a consequence of any United Kingdom exit from the European Union, it may, subject to clause (p) below, transfer its rights and obligations to a replacement Paying Agent that is an Affiliate of the Paying Agent and approved by the SPV and Administrative Agent on behalf of the Majority Purchasers, provided that the SPV and Administrative Agent are provided with such legal and tax opinions in respect of such replacement in form and substance satisfactory to the SPV and the Administrative Agent that such replacement would not result in any adverse tax consequences for the SPV or any Secured Party. To the extent there is no such Affiliate of the Paying Agent which satisfies such requirements available and/or is approved by the SPV and Administrative Agent, then the SPV may terminate the appointment of the Paying Agent in accordance with clause (p) below.

(p)	The Administrative Agent (acting at the direction of the Specified Purchasers) or the SPV, with the prior written approval of the Administrative Agent (acting at the direction of the Specified Purchasers), may terminate the appointment of the Paying Agent at any time by giving the Paying Agent at least ninety (90) days' prior written notice to that effect. Notwithstanding the provisions of this clause (p), if at any time the Paying Agent becomes incapable of acting or is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of an administrator, examiner, liquidator or administrative or other receiver of all or any substantial part of its property, if an administrator, examiner, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Administrative Agent (acting at the direction of the Specified Purchasers) or the SPV, with the prior written approval of the Administrative Agent (acting at the direction of the Specified Purchasers), may forthwith without notice terminate the appointment of the Paying Agent. The termination of the appointment of the Paying Agent under this Agreement shall not entitle the Paying Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due or any other rights arising prior to such termination. The Paying Agent may resign under this Agreement at any time by giving to the SPV, the Administrative Agent, the Security Trustee and each Purchaser Agent at least ninety (90) days' prior written notice to that effect. If the Paying Agent shall be removed or resigns pursuant to and in accordance with this clause (p), the SPV shall promptly and in any event within thirty (30) days appoint a successor approved in writing by the Administrative Agent (acting at the direction of the Majority Purchasers). If the SPV fails to appoint a successor within such period, the Paying Agent may select a leading bank approved in writing by the Administrative Agent (acting at the direction of the Majority Purchasers) to act as the Paying Agent and the SPV shall appoint that bank as the successor Paying Agent. Notwithstanding the provisions of this clause (p), so long as any of the Aggregate Unpaids are outstanding, the termination or resignation of the Paying Agent shall not be effective until the acceptance of appointment by the successor Paying Agent.

(q)	Any successor Paying Agent appointed pursuant to clause (p) above shall execute and deliver to its predecessor, the SPV and the Administrative Agent an instrument accepting the appointment under this Agreement, and the successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as the Paying Agent.

(r)	If the appointment of the Paying Agent under this Agreement is terminated (whether by the Administrative Agent, the SPV or by the resignation of the Paying Agent), the Paying Agent shall (solely to the extent the Administrative Agent or the SPV has terminated the Paying Agent, at the SPV's expense) on the date on which the termination takes effect deliver to its successor Paying Agent all amounts (if any) held by it in respect of any Receivables or otherwise related to any Transaction Document.

(s)	If the Paying Agent shall change its specified office, it shall give to the SPV, the Administrative Agent, the Security Trustee and each Purchaser Agent not less than forty-five (45) days' prior written notice to that effect giving the address of the new specified office.

(t)	Any corporation into which the Paying Agent may be merged or converted, or any corporation with which the Paying Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any corporation, including affiliated corporations, to which the Paying Agent shall sell or otherwise transfer (i) all or substantially all of its assets or (ii) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Agreement or any other Transaction Document to which it is a party become the successor Paying Agent under the Transaction Documents to which it is a party without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the SPV, and after the said effective date all references in this Agreement and any other Transaction Document to the Paying Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the SPV, the Administrative Agent, the Security Trustee and each Purchaser Agent by the Paying Agent.

(u)	Subject to and in accordance with the Priority of Payments and without duplication of amounts paid under Clause 7.1 above, the SPV undertakes to indemnify the Paying Agent on demand against all Indemnified Amounts which it may incur or which may be made against it as a result of or in connection with the appointment of or the exercise of the powers and duties by the Paying Agent under this Agreement or any other Transaction Document to which it is a party except as may result from the Paying Agent's gross negligence, wilful misconduct or fraud, as finally determined by a court of competent jurisdiction, and excluding in respect of (i) any Tax imposed on or calculated by reference to the net income received or receivable by the Paying Agent and (ii) any amount in respect of VAT which the Paying Agent, or any member of a VAT group of which the Paying Agent is a member, can recover from a Tax authority. This clause (u) shall survive termination of this Agreement and the resignation and/or removal of the Paying Agent.

(v)	The Paying Agent undertakes to indemnify the SPV against all Indemnified Amounts which it may incur or which may be made against it as a direct result of the Paying Agent's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction. This clause (v) shall survive termination of this Agreement and the resignation and/or removal of the Paying Agent.

(w)	Subject to and in accordance with the Priority of Payments, the SPV shall pay to the Paying Agent such fees in respect of the services of the Paying Agent under the Transaction Documents to which it is a party as shall be agreed between the SPV and the Paying Agent. The SPV shall also pay to the Paying Agent or the relevant Tax authority (if applicable) an amount equal to any VAT which may be payable in respect of the fees payable in accordance with this clause (w) (where applicable and provided that a valid VAT invoice has been provided to the SPV) together with all properly incurred expenses incurred by the Paying Agent in connection with its services under the Transaction Documents to which it is a party. Reimbursement of the Paying Agent's expenses shall not include any amount in respect of VAT which the Paying Agent, or any other member of any VAT group of which the Paying Agent is a member for VAT purposes, can recover by way of a credit or repayment from the relevant Tax authority.

8.11	Erroneous Payments

Where a sum is to be paid to the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable, under this Agreement or any other Transaction Document for another party hereto or thereto, the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. If the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable, or its Affiliate or representative on its behalf or direction (the Administrative Agent, each Purchaser Agent and the Paying Agent, as applicable, and their applicable Affiliate or representative, an "Agent Entity") pays an amount to another party (unless the immediately following sentence applies) or, at the direction of such party, that party’s Affiliate, related fund or representative (such party and its applicable Affiliate, related fund or representative, an "Other Party Entity") and it proves to be the case (in the sole determination of the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable) that (a) neither the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, nor the applicable Agent Entity actually received that amount or (b) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other party or applicable Other Party Entity), then the party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the applicable Agent Entity shall hold such amount on trust or, to the extent not possible as a matter of law, for the account (or will procure that its applicable Other Party Entity holds on trust or for the account) of the Agent Entity and on demand (or will procure that its applicable Other Party Entity shall) refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, to reflect its cost of funds. If the Administrative Agent, a Purchaser Agent or the Paying Agent, as applicable, has notified the Purchasers that it is willing to make available amounts for the account of the SPV before receiving funds from the Purchasers then if and to the extent that the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, does so but it proves (in the sole determination of the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable) to be the case that it does not then receive funds from a Purchaser in respect of a sum which it paid to the SPV: (i) the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, shall notify Arrow of that Purchaser’s identity and the SPV to whom that sum was made available shall hold such amount on trust or, to the extent not possible as a matter of law, for the account, of the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, and on demand refund it to the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable; and (ii) the Purchaser by whom those funds should have been made available shall on demand pay to the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, the amount (as certified by the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable) which will indemnify the Administrative Agent, such Purchaser Agent or the Paying Agent, as applicable, against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Purchaser.

9.	Security Trustee's Rights, Powers and Discretions

9.1	Declaration

The Security Trustee hereby declares that it holds any interest (whether legal or beneficial) in the SPV Collateral on trust or, in any jurisdiction where the trust would not be recognised, as agent (or mandatario con rappresentanza pursuant to and for the purposes of Italian law) for itself and the other Secured Parties in accordance with the terms of the Transaction Documents.

Each of the Secured Parties authorises the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the Transaction Documents together with any other incidental rights, powers, authorities and discretions, releases the Security Trustee from any restrictions (to the extent that such restrictions would otherwise apply) on representing several persons and self-dealing and any other similar restrictions (if any) under any applicable law (with the express consent pursuant to articles 1394 and 1395 of the the Italian civil code (codice civile), enacted by Royal Decree No. 262 of March 16, 1942, as subsequently amended and supplemented (the “Italian Civil Code”)), expressly waives any right it may have under article 1394 of the Italian Civil Code in respect of contractual arrangements entered into by the Security Trustee in its name and on its behalf pursuant to or in connection with the Transaction Documents, in both cases to the extent it is legally possible for such party to do so, grants the Security Trustee the power to negotiate and approve the terms and conditions of such Transaction Document, execute any other agreement or instrument, give or receive any notice or declaration, identify and specify to third parties the names of the Secured Parties at any given date, and take any other action in relation to the creation, perfection, confirmation, extension, maintenance, enforcement and release of the security created thereunder in the name and on behalf of (as mandatario con rappresentanza of) the Secured Parties.

9.2	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Transaction Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by law or regulation or otherwise.

9.3	Disapplication of Trustee Acts

s.1 (The Duty of Care) of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement or any other Transaction Document. Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of any Transaction Document, the provisions of the relevant Transaction Document shall prevail to the extent allowed by law and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

9.4	Instructions

(a)	The Security Trustee shall, for so long as any amount is outstanding under the Transaction Documents or any Commitment is in force, deal solely with and take instructions only from the Administrative Agent (at the direction of the Specified Purchasers), to the exclusion of any other Secured Party in relation to the exercise of its rights and the performance of its obligations under this Agreement and the other Transaction Documents.

(b)	The Security Trustee shall, save as otherwise provided in this Agreement, act as trustee or, in any jurisdiction where the trust would not be recognised, as agent (or mandatario con rappresentanza pursuant to and for the purposes of Italian law) under this Agreement and the other Transaction Documents in accordance with any instructions given to it by the Administrative Agent (at the direction of the Specified Purchasers), which instructions shall be binding on the Security Trustee, the SPV and all of the Secured Parties.

(c)	The Security Trustee shall, if so instructed by the Administrative Agent (at the direction of the Specified Purchasers), refrain from exercising any right, power or discretion vested in it as security trustee under this Agreement.

(d)	The Security Trustee shall be entitled to request instructions, or clarification of any instruction, from the Administrative Agent (at the direction of the Specified Purchasers) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion under this Agreement or any other Transaction Document and the Security Trustee may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(e)	The Security Trustee may refrain from exercising any right, power or discretion vested in it under this Agreement or under any other Transaction Document unless and until instructed by the Administrative Agent (at the direction of the Specified Purchasers) as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

(f)	The Security Trustee may refrain from acting in accordance with any instructions of the Administrative Agent (at the direction of the Specified Purchasers) or any Secured Party until it shall have been indemnified and/or prefunded and/or secured to its satisfaction (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees), losses and liabilities (together with any applicable VAT) which it will or may expend or incur in complying with such instructions.

(g)	The Security Trustee may do any act or thing in the exercise of any of its duties under this Agreement, without incurring any liability therefor, which in its absolute discretion (in the absence of any instructions of the Administrative Agent (at the direction of the Specified Purchasers)) as to the doing of such act or thing it deems advisable for the protection and benefit of all or any of the Secured Parties.

(h)	Where the Security Trustee acts (or refrains from acting) upon the instructions of the Administrative Agent (at the direction of the Specified Purchasers) pursuant to this Agreement or any other Transaction Document, the Security Trustee shall have no liability for so acting (or refraining from acting) to any person (save in the case of gross negligence, fraud or wilful misconduct of the Security Trustee), including any minority or individual Purchasers, regardless of their number or amount of their Commitments.

9.5	Information for the Security Trustee

The SPV shall promptly provide any additional information required by the Security Trustee in connection with its functions under this Agreement or the other Transaction Documents on written request from the Security Trustee.

9.6	No fiduciary duties

Nothing in this Agreement constitutes the Security Trustee as an agent, trustee or fiduciary of any party to a Transaction Document other than the Secured Parties.

9.7	No duty to account

(a)	Notwithstanding anything to the contrary expressed or implied in this Agreement, the Security Trustee shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account whether in connection with the Transaction Documents or otherwise.

(b)	The Security Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any security (or any interest therein) of the SPV or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Security Trustee were not acting as Security Trustee and need not account for any profit.

9.8	Business with the SPV

(a)	The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, investment or other business with, the SPV.

(b)	None of the Security Trustee or its directors and officers shall be precluded from entering into transactions in the ordinary course of business with any of the other parties or be accountable for the same (including any profit therefrom) to any Secured Party or any person.

9.9	Rights and discretions

(a)	The Security Trustee may rely (without liability to any person and without further investigation) on any representation, communication, notice or document reasonably believed by it to be genuine.

(b)	The Security Trustee may assume (without liability to any person) that:

(i)	any directions or instructions received by it from the Administrative Agent (at the direction of the Specified Purchasers) or relevant Secured Party or Secured Parties pursuant to this Agreement and the other Transaction Documents are duly given in accordance with the terms of this Agreement and/or any other relevant Transaction Document;

(ii)	unless it has received notice of revocation, that those directions have not been revoked; and

(iii)	if it receives any instructions to act in relation to the Security, this Agreement or any other Transaction Document, that all applicable conditions under the Transaction Documents for so acting have been satisfied.

(c)	The Security Trustee may call for and/or rely (without liability to any person) on a certificate or instruction or direction from any person (whether or not addressed to the Security Trustee):

(i)	as to any matter of fact or circumstance which might be expected to be within the knowledge of that person (including, but without limitation, as to any amount that is owing or due to any person in respect of any claims under or pursuant to the priorities of payment set out in the Servicing Deed); or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and may assume the truth and accuracy of that certificate or instruction (including, but without limitation, the correctness and accuracy of any calculations or determinations contained therein or related thereto and the reasonableness of any amounts contained therein) and shall not be bound to call for any further evidence or be liable for acting thereon and regardless of any monetary liability cap.

(d)	If the Security Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and/or rely on (without liability to any person) and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors or authorised signatories of the SPV or signed by an Originator. The Security Trustee need not call for further evidence and will not be responsible for any liability that may be occasioned by acting on such a certificate.

(e)	The Security Trustee may upon a disposal of any of the Security by any Receiver in accordance with the provisions of the Transaction Documents to any third party, release such property from the security created under the relevant Transaction Document.

(f)	The Security Trustee may, if authorised or instructed by the Administrative Agent (at the direction of the Specified Purchasers), agree to any amendments or variation to the terms of or waiver in respect of any breaches of or defaults under, or otherwise excuse performance of any provision of, or grant consents under, any Security Document on behalf of the Secured Parties, any such amendment, variation, waiver or consent so authorised to be binding on all the Parties and the Security Trustee to be under no liability whatsoever in respect thereof.

(g)	The duties of the Security Trustee under the Transaction Documents are solely mechanical and administrative in nature.

(h)	The Security Trustee may engage (at the expense of the SPV to the extent such expenses are properly incurred by the Security Trustee) and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary and rely on any advice so obtained and will not be responsible to anyone for any loss occasioned by so acting or relying whether such advice is obtained or addressed to the SPV, the Security Trustee or any other person and whether or not the liability of such expert in respect of such advice is limited by a monetary cap or otherwise. Any such opinion, advice or information may be sent or obtained by letter, electronic mail or other written format and the Security Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

(i)	The Security Trustee shall not be bound to disclose to any other person any information relating to the SPV or any Transaction Document if such disclosure would or might in its opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality or be otherwise actionable at the suit of any person.

(j)	The Security Trustee shall not be under any obligations other than those for which express provision is made under the Transaction Documents to which it is expressed to be a party (and no others shall be implied).

(k)	Notwithstanding anything else contained in this Agreement or the other Transaction Documents, the Security Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(l)	Nothing contained in this Agreement or the other Transaction Documents shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if, in its sole opinion, the repayment of such funds or adequate indemnity against, security for, or prefunding for such risk or liability is not assured to it (without prejudice to any further demand).

(m)	The Security Trustee shall have no responsibility for investigating whether any request, instruction or direction given to it by any person breaches any rights or restriction set out in this Agreement or any other Transaction Document. If the Administrative Agent (at the direction of the Specified Purchasers) or any Secured Party, in issuing any request or instruction or direction under the Transaction Documents, breaches any rights or restrictions set out in any Transaction Document, this shall not invalidate that request, instruction or direction unless the Administrative Agent (at the direction of the Specified Purchasers) or the Secured Party (as the case may be) inform the Security Trustee in writing in relation to a request or instruction made or given by it before the Security Trustee commences to act on such request or instruction that such request or instruction was invalid and should not be acted on. If the Security Trustee is so informed after it has commenced acting on a request, instruction or direction, the validity of any action taken shall not be affected but the Security Trustee shall take no further action in accordance with such request or instruction, except to the extent that it has become legally obliged to do so.

(n)	Any consent or approval given by the Security Trustee may be on such terms and subject to such conditions as the Security Trustee thinks fit.

(o)	The Security Trustee shall not be obliged to enter into any modification of, supplement to or amendment to any Transaction Document to which it is a party (whether such amendment, supplement or modification arises pursuant to Clause 12 (Amendments and waivers), as a result of the appointment or an additional, replacement or successor Transaction Party or otherwise) if, in the opinion of the Security Trustee, doing so would impose more onerous or additional obligations, responsibilities or duties upon it or expose it to further liabilities or reduce or amend the protective provisions afforded to the Security Trustee in this Agreement or any other Transaction Document in any way.

(p)	The Security Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Security Trustee (including the receipt and payment of money). Provided that the Security Trustee has exercised due care in the selection of any such agent, the Security Trustee shall not be responsible for any misconduct, omission or default on the part of any person appointed by it with due care hereunder or be bound to supervise the proceedings or acts of any such persons.

(q)	The Security Trustee may appoint with due care and pay any Person to act as a custodian or nominee on any terms in relation to any SPV Collateral as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it with due care under this Agreement or be bound to supervise the proceedings or acts of any person

(i)	Each of the Security Trustee, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(ii)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Trustee, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(iii)	No Security Trustee, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate appoint with due care.

(r)	The Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Security Trustee assigned by the Security Trustee to administer its corporate trust matters.

(s)	No party (other than the Security Trustee, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer or employee of the Security Trustee, a Receiver or a Delegate, in respect of any claim it might have against the Security Trustee, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer or employee in relation to any Transaction Document or any SPV Collateral and any officer or employee of the Security Trustee, a Receiver or a Delegate may rely on this Clause 9.9(s).

(t)	The Security Trustee will not be liable for any decline in value nor any loss realised upon any sale or other disposition pursuant to the Transaction Documents of any of the Security. In particular and without limitation, the Security Trustee shall not be liable for any such decline or loss directly or indirectly arising from its acting or failing to act as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with the Transaction Documents.

(u)	The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Security over the SPV Collateral or to exercise any right, power, authority or discretion arising under the Transaction Documents except through the Security Trustee.

(v)	Subject to the confidentiality provisions under the Transaction Documents the Security Trustee may disclose to any other party under any Transaction Document any information it reasonably believes it has received as Security Trustee under the Transaction Documents.

(w)	In acting as Security Trustee, the Security Trustee shall be regarded as acting through its trust division which shall be treated as a separate entity from any other of its divisions or departments. If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

(x)	Nothing in this Agreement shall oblige the Security Trustee to carry out (i) any "know your customer" or other checks in relation to any Person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Secured Party, on behalf of any Secured Party and each Secured Party confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

(y)	Where it is necessary or desirable for any purpose in connection with this Agreement or any other Transaction Document for the Security Trustee to convert any sum from one currency to another, it shall (unless otherwise provided by this Agreement or required by Law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Security Trustee in its absolute discretion but having regard to current rates of exchange if available, and the Security Trustee shall not be liable for any liability occasioned by the said conversion under this clause and any rate, method and date so specified shall be binding on the SPV and the Secured Parties.

9.10	Responsibility

The Security Trustee shall not be responsible for the genuineness, validity or effectiveness of any of the Transaction Documents or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any Security or the priority thereof constituted or purported to be constituted by or pursuant to this Agreement or any of the Transaction Documents, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court, and (without prejudice to the generality of the foregoing) the Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(a)	the nature, status, creditworthiness or solvency of the SPV or any other party to any Transaction Document (other than the Security Trustee);

(b)	the title, ownership, value, sufficiency, enforceability, unsuitability, inadequacy, unfitness or existence of any SPV Collateral or any security (howsoever described) relating thereto as security for the Aggregate Unpaids;

(c)	the execution, delivery, enforceability, effectiveness, suitability, legality, validity, adequacy, admissibility in evidence or enforceability of this Agreement or any other Transaction Document comprised within the SPV Collateral or any other document entered into in connection therewith;

(d)	the registration, recording, filing, protection or perfection of any security relating to this Agreement or the other Transaction Documents relating to the SPV Collateral or the priority of the security thereby created whether in respect of any Investment or any other sums or liabilities;

(e)	the scope or accuracy of any representations, warranties or statements made by or on behalf of the SPV or any other Person or entity (other than the Security Trustee) who has at any time provided any Transaction Document comprised within the SPV Collateral or in any document entered into in connection therewith;

(f)	the performance or observance by the SPV or any other Person (other than the Security Trustee) with any provisions of this Agreement or any other Transaction Document comprised within the SPV Collateral or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar or other event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(g)	in connection with the Security Trustee's entitlement (if any) to take action to terminate the appointment of the Servicer, the Security Trustee:

(i)	will not be responsible for carrying out the role of Servicer itself during the time the SPV is attempting to identify such replacement Servicer or thereafter if the SPV is unable to find such replacement; and

(ii)	will not be required to take any action to find a replacement Servicer;

(h)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the SPV Collateral (other than those provided by the Security Trustee, if any);

(i)	the title to, or the ownership, value, sufficiency or existence of the SPV Collateral;

(j)	arranging or maintaining insurance of any of the SPV Collateral or requiring any other Person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in any Transaction Document and the Security Trustee shall not be liable for any damages, costs or losses to any Person as a result of the lack of, or inadequacy of, any such insurance; and where the Security Trustee is named as an insured party, it shall not be liable for any damages, costs or losses to any Person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any information of any kind;

(k)	the failure to effect or procure registration of or to give notice to any Person in relation to or otherwise protect the security created or purported to be created by or pursuant to this Agreement or other documents entered into in connection therewith;

(l)	the failure by any Person (other than the Security Trustee) to obtain or comply with any licence, consent or other authority in connection with any Transaction Document; or

(m)	the failure to call for delivery of documents of title to or require any transfers, assignments, assignations, legal mortgages, standard securities, charges or other further assurances in relation to any of the SPV Collateral the subject matter of any of this Agreement or any other document.

9.11	Liability

(a)	Nothing in this Agreement shall in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as Security Trustee having regard to the provisions of this Agreement and the other Transaction Documents conferring on it any trusts, powers, authorities or discretions relieve or indemnify the Security Trustee against any liabilities which by virtue of any rule of Law would otherwise attach to it in respect of any gross negligence, wilful default or fraud in relation to its duties under this Agreement.

(b)	Without prejudice to any provision of any Transaction Document excluding or limiting the liability of the Security Trustee, any Receiver or Delegate, any liability of the Security Trustee, any Receiver or Delegate arising under or in connection with any Transaction Document or the SPV Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Trustee, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Trustee, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential loss or damages, whether or not the Security Trustee, the Receiver or Delegate has been advised of the possibility of such loss or damages and regardless of whether the claim for damages is made in negligence, for breach of contract or otherwise.

(c)	Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, the Security Trustee shall not in any event be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Security Trustee, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of the Security Trustee, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Security Trustee being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Security Trustee is subject, and the Security Trustee may without liability do anything which is, in its opinion, necessary to comply with the same.

(d)	Nothing contained in this Agreement or any other Transaction Document shall require the Security Trustee to (a) do anything which may be illegal or contrary to applicable law or regulation (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or (b) do anything which may cause the Security Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

(e)	The Security Trustee may, at the expense of the SPV take and instruct any agent or delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, request of any public or regulatory authority or any internal policy of the Security Trustee (including “know your client” and other compliance policies and procedures) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the accounts of the SPV (particularly those involving the international transfer of funds) including the source of the intended recipient of funds paid into or out of the accounts of the SPV or in relation to the Transaction Documents. In certain circumstances, such action may delay or prevent the processing of the instructions of the SPV or other parties in connection with the Transaction Documents, the settlement of transactions over the accounts of the SPV or the Security Trustee's performance of its obligations under the Transaction Documents.

(f)	The Security Trustee shall not be responsible for the performance of, or be under any obligation to monitor or supervise the functions or performance of, any other party to the Transaction Documents or any of their respective agents or delegates, under or in relation to the Transaction Documents and any other document referred to herein. Without prejudice to the foregoing, nothing in this Agreement shall require the Security Trustee to assume an obligation of any other Person arising under any provisions of the Securitisation Regulations or any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority).

9.12	German Collateral Matters

In relation to the German Security Agreements the following additional provisions shall apply:

(a)	The Security Trustee, with respect to the part of the Security secured pursuant to the German Security Agreements or any other Security created under German law ("German Collateral"), shall:

(i)	hold, administer and realise such German Collateral that is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it and is creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Secured Parties;

(ii)	hold, administer, and realise any such German Collateral that is pledged (verpfändet) or otherwise transferred to the Security Trustee and is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent.

(b)	With respect to the German Collateral, each Secured Party hereby authorizes and grants a power of attorney, and each future Secured Party by becoming a party to this Agreement in accordance with Clause 17 (Successors and assigns; binding effect) of this Agreement authorizes, and grants a power of attorney (Vollmacht) to the Security Trustee (whether or not by or through employees or agents) to:

(i)	accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Secured Party in connection with the German Security Agreements and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Agreements or any other agreement related to such German Collateral which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security;

(ii)	execute on behalf of itself and the Secured Parties where relevant and without the need for any further referral to, or authority from, the Secured Parties or any other person all necessary releases of any such German Collateral secured under the German Security Agreements or any other agreement related to such German Collateral;

(iii)	realise such German Collateral in accordance with the German Security Agreements or any other agreement securing such German Collateral;

(iv)	at the direction of the Administrative Agent (at the direction of the Specified Purchasers), make, receive all declarations and statements and undertake all other necessary actions and measures which are necessary or reasonably desirable (in the opinion of the Administrative Agent or any Purchaser Agent) in connection with such German Collateral or the German Security Agreements or any other agreement securing the German Collateral;

take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Agreements; and

(v)	exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Secured Parties under the German Security Agreements together with such powers and discretions as are reasonably incidental thereto.

(c)	Each of the Secured Parties agrees that, if the courts of Germany do not recognize or give effect to the trust expressed to be created by this Agreement or any German Security Agreement, the relationship of the Secured Parties to the Security Trustee shall be construed as one of principal and agent but, to the extent permissible under the laws of Germany, all the other provisions of this Agreement shall have full force and effect between the parties hereto.

(d)	Each Secured Party hereby ratifies and approves, and each future Secured Party by becoming a party to this Agreement in accordance with Clause 17 (Successors and assigns; binding effect) of this Agreement ratifies and approves, all acts and declarations previously done by the Security Trustee on such person's behalf (including, for the avoidance of doubt, the declarations made by the Security Trustee as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of each Secured Party as future pledgee or otherwise).

(e)	For the purpose of performing its rights and obligations as Security Trustee and to make use of any authorization granted under the German Security Agreements, each Secured Party hereby authorizes, and each future Secured Party by becoming a party to this Agreement in accordance with Clause 17 (Successors and assigns; binding effect) of this Agreement authorizes, the Security Trustee to act as its agent (Stellvertreter), and, to the extent possible, releases the Security Trustee from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Security Trustee has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

9.13	German Parallel Debt

(a)	The SPV hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to (or to the order of) the Security Trustee amounts equal to any amounts owing from time to time by the SPV to any Secured Party under this Agreement and any other Transaction Document pursuant to any Aggregate Unpaids as and when those amounts are due under any Transaction Document (such payment undertakings under this Clause 9.13 and the obligations and liabilities resulting therefrom being the "German Parallel Debt").

(b)	The Security Trustee shall have its own independent right to demand payment of the German Parallel Debt by the SPV. The SPV and the Security Trustee acknowledge that the obligations of the SPV under this Clause 9.13 are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of the SPV to any Secured Party under this Agreement or any other Transaction Document (the "Corresponding Debt") nor shall the amounts for which the SPV are liable under this Clause 9.13 be limited or affected in any way by its Corresponding Debt provided that:

(i)	the German Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations);

(ii)	the Corresponding Debt shall be decreased to the extent that the German Parallel Debt has been irrevocably paid or discharged;

(iii)	the amount of the German Parallel Debt shall at all times be equal to the amount of the Corresponding Debt;

(iv)	the German Parallel Debt will be payable in the currency or currencies of the Corresponding Debt; and

(v)	for the avoidance of doubt, the German Parallel Debt will become due and payable at the same time when the Corresponding Debt becomes due and payable.

(c)	The security granted under any German Security Agreement with respect to the German Parallel Debt is granted to the Security Trustee in its capacity as sole creditor of the German Parallel Debt.

(d)	Without limiting or affecting the Security Trustee's rights against the SPV (whether under this Agreement or any other Transaction Document), the SPV acknowledges that:

(i)	nothing in this Agreement shall impose any obligation on the Security Trustee to advance any sum to the SPV or otherwise under any Transaction Document; and

(ii)	for the purpose of any vote taken under any Transaction Document, the Security Trustee shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Secured Party.

(e)	The Parties to this Agreement acknowledge and confirm that the provisions contained in this Agreement shall not be interpreted so as to increase the maximum total amount of the Aggregate Unpaids.

(f)	The German Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Secured Parties under any Transaction Documents, be it by virtue of assignment, assumption or otherwise.

(g)	All monies received or recovered by the Security Trustee pursuant to this Agreement and all amounts received or recovered by the Security Trustee from or by the enforcement of any security granted to secure the German Parallel Debt shall be applied in accordance with this Agreement.

9.14	Dutch Parallel Liability

In this Clause:

"Corresponding Liabilities" means all present and future liabilities and contractual and non-contractual obligations of the SPV under or in connection with this Agreement and the other Transaction Documents, but excluding its Dutch Parallel Liability.

"Dutch Parallel Liability" means the SPV's undertaking pursuant to this Clause 9.14.

(a)	The SPV irrevocably and unconditionally undertakes to pay to the Security Trustee an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).

(b)	The Parties agree that:

(i)	The SPV's Dutch Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;

(ii)	The SPV's Dutch Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Dutch Parallel Liability has been irrevocably paid or discharged;

(iii)	the SPV's Dutch Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of the SPV to the Security Trustee (even though the SPV may owe more than one Corresponding Liability to the Secured Parties under the Transaction Documents) and an independent and separate claim of the Security Trustee to receive payment of that Dutch Parallel Liability (in its capacity as the independent and separate creditor of that Dutch Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and

(iv)	for purposes of this Clause 9.14, the Security Trustee acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from the Dutch Parallel Liability nor any security securing the Dutch Parallel Liability on trust.

9.15	Remuneration

The SPV shall (subject as hereinafter provided) pay to the Security Trustee a fee of such amount and payable on such dates as shall be agreed in a separate fee letter by the SPV and the Security Trustee. All such remuneration shall be payable in accordance with the Priority of Payments. Such remuneration shall accrue from day to day from the date of this Agreement and be payable up to and including the date when all of the Aggregate Unpaids have been paid or discharged and the Security Trustee has released, reassigned, retrocessed and/or discharged the SPV Collateral.

9.16	Additional Remuneration

In the event of the occurrence of an Event of Default, Potential Event of Default, Early Amortisation Event, Potential Early Amortisation Event occurring or the Security Trustee considering it expedient or necessary or being requested by the SPV to undertake any duties which the Security Trustee and the SPV agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Agreement or the other Transaction Documents, the SPV shall pay to the Security Trustee at the Security Trustee's then applicable hourly rate such additional remuneration as shall be agreed between the Security Trustee and the SPV at the relevant time. Any duties in connection with the granting of waivers, consents, authorisations or modifications, the substitution of the SPV, a Potential Event of Default, an Event of Default, an Amortisation Event, a Potential Early Amortisation Event, a Servicer Default and a Potential Servicer Default or the taking of enforcement action and at any time during the period after the taking of such enforcement action shall be deemed to be of an exceptional nature.

9.17	Disputes

In the event of the Security Trustee and the SPV failing to agree:

(a)	(in a case to which Clause 9.15 (Remuneration) applies) upon the amount of any remuneration; or

(b)	(in a case to which Clause 9.16 (Additional Remuneration) applies upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Agreement or the other Transaction Documents or upon the amount of such additional remuneration, such matters shall be determined by an independent third party (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the SPV or, failing such approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the expenses being involved in such nomination and the fees of such independent third party being payable by the SPV), and the determination of any such independent third party shall be final and binding on the SPV and the Security Trustee.

9.18	Expenses

Subject to the Priority of Payments, the SPV shall also pay or discharge all liabilities, including legal fees, which the Security Trustee or the Receiver of the SPV may properly incur in relation to the negotiation, preparation and execution of, the exercise or attempted exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Agreement, the Security and any of the other Transaction Documents to which the Security Trustee is a party, including, but not limited to, travelling and legal expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Security Trustee or the Receiver of the SPV in connection with any action taken or contemplated by or on behalf of the Security Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Agreement, the Security or any of the other Transaction Documents (including, in each case, any irrecoverable VAT in respect thereof following receipt of a valid VAT invoice in respect of such costs).

9.19	Interest

All sums payable by the SPV under Clauses 9.17 (Disputes) and 9.18 (Expenses) shall:

(a)	in the case of payments actually made by the Security Trustee prior to the demand, (if not paid within seven (7) days of such demand) carry interest at the rate per annum equal to [*****] per annum higher than the Bank of England Base Rate for the time being from the first Business Day following the date of the same being demanded, or incurred, as the case may be, to the date of actual payment (provided that such demand shall be made on a Business Day, otherwise interest shall be payable from the second Business Day following the date of the demand to the date of actual payment); and

(b)	in all other cases, shall carry interest at such rate from the date thirty (30) days after the date of the same being demanded, (or where the demand specifies from the date of such demand) to the date of actual payment.

Any amounts payable pursuant to Clauses 9.15 (Remuneration) and 9.16 (Additional Remuneration) shall carry interest at the aforesaid rate from the due date thereof to the date of actual payment.

9.20	Stamp Duties

The SPV shall, to the extent required and permitted by applicable United Kingdom law, pay all stamp duties, registration, documentary and other similar fees, duties or taxes (including interest and penalties thereon), including any tax levied under the Stamp Act 1891 as amended and supplemented, (if any) payable on or arising out of or in consequence of:

(a)	the creation of the Security constituted by or pursuant to this Agreement; and

(b)	the execution and delivery of this Agreement and enforcement of its provisions or the Security and documents executed pursuant hereto and the other Transaction Documents.

9.21	Resignation or Termination of the Security Trustee

(a)	The Security Trustee may resign by giving ninety (90) days' written notice to the other Secured Parties and the SPV, in which case the Majority Purchasers (after consultation with the other Secured Parties and the SPV) may appoint a successor Security Trustee.

(b)	The Administrative Agent (acting at the direction of the Specified Purchasers) or the SPV, with the prior written approval of the Administrative Agent (acting at the direction of the Specified Purchasers), may terminate the appointment of the Security Trustee at any time by giving the Security Trustee at least ninety (90) days' prior written notice to that effect, in which case the Majority Purchasers (after consultation with the other Secured Parties and the SPV) may appoint a successor Security Trustee.

(c)	If the Majority Purchasers have not appointed a successor Security Trustee in accordance with clause (a) or (b) above within sixty (60) days after notice of resignation was given, the retiring or terminated Security Trustee may appoint (or petition the courts to appoint) a successor Security Trustee.

(d)	The retiring or terminated Security Trustee shall (at the SPV's expense) make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Transaction Documents.

(e)	Notwithstanding anything in this Agreement, any other Transaction Document or otherwise to the contrary, the resignation notice of the Security Trustee shall only take effect upon:

(i)	the acceptance of appointment by the successor; and

(ii)	the transfer of the SPV Collateral to that successor.

(f)	Upon the acceptance of appointment of a successor and the transfer of the SPV Collateral to that successor, the retiring or terminated Security Trustee shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under clause (d) above) but shall remain entitled to the benefit of Clause 7.1 (Indemnities by the SPV) and this Clause 9.21 (and any fees for the account of the retiring or terminated Security Trustee shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

9.22	Additional Security Trustees

(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Trustee deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Trustee shall give prior notice to the SPV and the Secured Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Trustee under or in connection with the Transaction Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The reasonable remuneration that the Security Trustee may pay to that person, and any reasonable and properly incurred costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

10.	Term of Agreement

This Agreement shall terminate on the Final Payout Date, provided that (a) the indemnification and payment provisions of Clause 7 (Indemnification; expenses; related matters) and Clause 8.7 (Indemnification of the Administrative Agent); and (b) the agreements set forth in Clause 18 (Consent to Disclose/Confidentiality), Clause 19 (No proceeding; limited recourse), Clause 23 (Governing law) and Clause 24 (Enforcement; jurisdiction), in each case, shall be continuing and shall survive any termination of this Agreement.

11.	Remedies and Waivers

No failure or delay on the part of the Administrative Agent, the Security Trustee or any other Secured Party in exercising any power, right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

12.	Amendments and Waivers

12.1	Any provision of this Agreement may be supplemented, waived, modified or otherwise amended if, but only if, such amendment or waiver is in writing and is signed by the SPV, the Administrative Agent, the Security Trustee (acting on the instructions of the Administrative Agent (at the direction of the Specified Purchasers)), the Paying Agent and each Majority Purchaser; provided that no waiver of an Early Amortization Event pursuant to Clause 6.1(k) shall be valid unless also waived by the affected Purchaser; provided, further, that no such amendment shall, unless signed by each Committed Purchaser directly affected thereby:

(a)	increase the Commitment of a Committed Purchaser;

(b)	reduce the Aggregate Invested Amount or rate of Yield to accrue thereon or any fees or other amounts payable under this Agreement;

(c)	postpone any date fixed for the payment of any scheduled distribution in respect of the Aggregate Invested Amount or Yield with respect thereto or any fees or other amounts payable under this Agreement or for the termination of any Commitment;

(d)	change the percentage of the Commitments of the Committed Purchasers which shall be required for the Committed Purchasers or any of them to take any action under the Transaction Documents;

(e)	release all or substantially all of the assets with respect to which a security or ownership interest therein has been granted under the Transaction Documents to the Administrative Agent, the Security Trustee or any other Secured Party; or

(f)	extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of an Event of Default or Early Amortisation Event shall not constitute an extension or increase in the Commitment of any Committed Purchaser).

12.2	At any time (i) there are three or more Purchaser Groups, (ii) any consent, waiver or amendment to this Agreement or the other Transaction Documents pursuant to this Clause 12 requires the consent of the Majority Purchasers and (iii) the Majority Purchasers have agreed to such consent, waiver or amendment, then any Purchaser who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Purchaser".

12.3	If any Purchaser becomes a Non-Consenting Purchaser, then, if no Event of Default, Early Amortisation Event, Potential Event of Default or Potential Early Amortisation Event has occurred and is continuing, such Purchaser may, in its sole discretion, upon notice to the Administrative Agent and each Purchaser Agent, (x) terminate its Commitments hereunder and require the SPV to repay all Aggregate Unpaids owing to such Purchaser as of such termination date, or (y) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Clause 16 (Assignment of rights in the Portfolio and Receivables)), all of its interests, rights and obligations under this Agreement and the other Transaction Documents to an existing Purchaser or an acceding Purchaser; provided that such Non-Consenting Purchaser shall have received payment of an amount equal to the outstanding principal of its Investments, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal) or from the SPV (in the case of accrued interest, fees and other amounts).

12.4	A Defaulting Purchaser’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Transaction Document shall be excluded as set forth in the definition of Majority Purchasers and Specified Purchasers.

13.	Notices and Payments

Each communication, payment or notice to be made or given under or in connection with this Agreement shall be made or given in the manner described in Clause 4 (Notices and payments) of the Master Framework Agreement.

14.	Certificates or Determinations

Any certificate or determination of the Administrative Agent, the Security Trustee, the Paying Agent, any Purchaser Agent or any Purchaser as to any matter provided for in this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

15.	Severability and Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the Law of any other jurisdiction will in any way be affected or impaired.

16.	Assignment of Rights in the Portfolio and Receivables.

Subject to Clause 17.2, the Administrative Agent and the Purchasers may freely transfer, sell or assign their rights in the Asset Interest, or any particular Sold Receivable and the associated Sold Receivable Related Rights, acquired by them pursuant to this Agreement, at any time in their discretion (each an "Assignable Interest").

17.	Successors and Assigns; Binding Effect

17.1	Binding effect

This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Servicing Deed, the SPV may not assign any of its rights or delegate any of its duties under this Agreement or any other Transaction Document to which it is a party without the prior written consent of the Majority Purchasers. Except as otherwise provided in this Clause 17, no provision of this Agreement shall in any manner restrict the ability of any Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of, the Investments, the Asset Interest or its other rights and interests under this Agreement or any other Transaction Document.

17.2	Transfer by Committed Purchaser

Any Committed Purchaser may transfer all or any portion of its Commitment together with a pro rata share of its interest in the Aggregate Invested Amount, the Asset Interest and its other rights and obligations under this Agreement to any Person with the written approval of the Purchaser Agent of such Committed Purchaser's Purchaser Group on behalf of the Conduit Purchasers in such Purchaser Group, the Administrative Agent and, so long as no Event of Default or Early Amortisation Event has occurred and is continuing, the Parent (such approval of the Parent, the applicable Purchaser Agent or the Administrative Agent not to be unreasonably withheld or delayed). In connection with any such transfer, the assignor shall deliver to the assignee(s) a duly executed Assignment and Assumption Agreement, transferring to such assignee a pro rata share of such assignor's Commitment and other obligations under this Agreement and a pro rata interest in such assignor's Aggregate Invested Amount, the Asset Interest and its other rights under this Agreement, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, as the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Administrative Agent and the applicable Purchaser Agent, on behalf of such assignee, to exercise or enforce any rights under this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such transfer was, a party. Upon any such transfer, (a) the assignee shall assume such specified pro rata share of the rights and obligations of the assignor under this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party (including, for the avoidance of doubt such specified share of the assignor's Commitment and interest in the Aggregate Invested Amount and the Asset Interest) for all purposes of this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party and (b) the assignor shall have no further obligation with respect to the portion of its Commitment which has been so transferred and shall relinquish its rights with respect to the portion of its interest in the Aggregate Invested Amount, the Asset Interest which has been transferred for all purposes of this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party. No such transfer shall be effective unless a fully executed copy of the relevant Assignment and Assumption Agreement shall be delivered to the Administrative Agent, the applicable Purchaser Agent and the SPV. All costs and expenses of the Administrative Agent and the applicable Purchaser Agent incurred in connection with any such transfer shall be borne by the SPV. The Administrative Agent, acting solely for this purpose as an agent of the SPV, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the assignees and the pro rata share of the Commitment transferred to each of them pursuant to the terms hereof from time to time. The entries in this register shall be conclusive absent manifest error. Such register shall be available for inspection by the SPV and any Committed Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

17.3	Assignment and Assumption Agreement

By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties to this Agreement as follows:

(a)	other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document;

(b)	the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the SPV or any Arrow Party or the performance or observance by the SPV or any Arrow Party of any of their respective obligations under this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto;

(c)	such assignee confirms that it has received a copy of this Agreement, each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;

(d)	such assignee will, independently, without reliance upon any Purchaser Agent, any other Purchaser, the Administrative Agent, any of the Administrative Agent's Affiliates, the Security Trustee, the Paying Agent or the assignor and based upon such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents;

(e)	such assignee appoints and authorises the Administrative Agent, the applicable Purchaser Agent, the Paying Agent and the Security Trustee to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant to this Agreement or another Transaction Document as are delegated to the Administrative Agent, the applicable Purchaser Agent, the Paying Agent or the Security Trustee by the terms of this Agreement or another Transaction Document, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the associated Related Rights and the Accounts;

(f)	such assignee agrees that it will perform all of the obligations required of it by and in accordance with the terms of this Agreement and the other Transaction Documents; and

(g)	such assignee agrees that it will not institute against any Conduit Purchaser any proceeding of the type referred to in Clause 19.1 (No proceeding against the Conduit Purchaser) prior to the date which is two (2) years and one (1) day after the payment in full of all Commercial Paper or medium term notes issued by such Conduit Purchaser.

17.4	Transfer by a Conduit Purchaser

(a)	Each party hereto agrees and consents:

(i)	to any Conduit Purchaser's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Asset Interest (or portion thereof), including to any collateral agent or trustee in connection with its commercial paper program; and

(ii)	to the transfer by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such transfer such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of the Committed Purchasers in such Conduit Purchaser's Purchaser Group, make any such transfer of its rights hereunder unless the assignee either:

(I)	is to any Member of its Purchase Group or any Affiliate thereof; or
(II)	(A)	is principally engaged in the purchase of assets similar to the assets being purchased hereunder,
(B)	has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser, and
(C)	issues Commercial Paper with credit ratings substantially comparable to the ratings of the Commercial Paper of the assigning Conduit Purchaser; provided, further, that such Conduit Purchaser may not, if no Event of Default or Early Amortisation Event has occurred and is continuing, make such assignment without the consent of the Parent (such consent not to be unreasonably withheld or delayed) if such assignment is to an assignee other than (x) an assignee administered by a Purchaser Agent which issues Commercial Paper with credit ratings the same as or higher than the ratings of the Commercial Paper of the assigning Conduit Purchaser (so long as such assignment does not increase the amount of withholding tax payable by the SPV or any Arrow Party) or (y) any other Conduit Purchaser party to this Agreement.

(b)	Upon any such transfer in accordance with paragraph (a) above, (x) the assignee shall assume the transferred rights and obligations of the assignor under this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party for all purposes of this Agreement and the other Transaction Documents and (y) the assignor shall have no further obligation with respect to the portion of its obligations which has been so transferred and shall relinquish its rights with respect to the portion of its interest in the Aggregate Invested Amount, the Asset Interest which has been transferred for all purposes of this Agreement and the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party. The Purchaser Agent of any Conduit Purchaser's Purchaser Group shall promptly notify the Administrative Agent, the SPV and the Parent of any assignment by such Conduit Purchaser pursuant to this Clause 17.4.

17.5	Limitation of liability

Solely to the extent that Arrow has not provided written consent (such consent not to be unreasonably withheld or delayed) of a Purchaser’s assignment or transfer or other disposition of or encumbrance of its rights or obligations under the Transaction Documents or a change in its Designated Office, if such Purchaser assigns or transfers or otherwise disposes of or encumbers any of its rights or obligations under the Transaction Documents or changes its Designated Office and as a result of circumstances existing at the date the assignment, transfer, disposal, encumbrance or change occurs, the SPV, Parent or relevant Agent Servicer (as applicable) would be obliged to make a payment to the Purchaser, its assignee or transferee or the Purchaser acting through its new Designated Office under Clause 7.2 (Increased Costs) or Clause 7.3 (Taxes), Clause 5.2 (Taxes) of the Parent Undertaking Agreement, Clause 8.4 (Value Added Taxes) or Clause 9.3 (Taxes) of the Servicing Deed or any part of the Agency Servicing Fee would be required to be reduced pursuant to Clause 8.4 (Value Added Taxes) of the Servicing Deed, then the Purchaser, its assignee or transferee or the Purchaser acting through its new Designated Office is only entitled to receive payment under those Clauses to the same extent as the Purchaser or Purchaser acting through its previous Designated Office would have been, or (as applicable) such Agency Servicing Fee shall only be reduced to the extent that it would have been, if assignment, transfer, disposal, encumbrance or change had not occurred; provided that, notwithstanding anything contained in this Clause 17.5 to the contrary, no Purchaser’s (including acting through its new Designated Office), its assignee’s or transferee’s right to receive payment under the Clauses above shall be limited in any manner by this Clause 17.5 if such Purchaser’s assignment, transfer, disposal, encumbrance or other change is pursuant to, and in accordance with the requirements of, Clause 7.7.

18.	Consent to Disclose/Confidentiality

18.1	Consent to Disclosure

The SPV hereby consents to the disclosure, subject to applicable Law (including Data Protection Laws) of any non-public information (other than any Customer Information) with respect to it received by the Administrative Agent, the Security Trustee or any other Secured Party to any potential Purchaser, the Administrative Agent, the Security Trustee, any other Secured Party, any nationally recognised statistical rating organisation rating the Commercial Paper, any dealer or placement agent of or depositary for the Commercial Paper, to any investors of the Commercial Paper on an anonymised and portfolio aggregate basis, any Program Support Provider or any of such Persons' counsel or accountants in relation to this Agreement or any other Transaction Document; provided that, notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the SPV hereby consents, subject to applicable Law (including Data Protection Laws), to the disclosure of any Customer Information in connection with the enforcement of any Receivables and associated Related Rights related thereto or the exercise of any right of any Person under the Transaction Documents following the occurrence of an Event of Default, Early Amortisation Event or the Account Redirection Date.

18.2	Confidentiality

The SPV shall not disclose the contents of this Agreement or any other Transaction Document, or any other proprietary or confidential information of or with respect to the Administrative Agent, the Security Trustee, any collateral agent described in Clause 17.4 (Transfer by a Conduit Purchaser), any other Secured Party or any Program Support Provider to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than a commercial bank) and any nationally recognised statistical rating organisation, provided that such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, or (b) as otherwise required by applicable Law or an order of a court of competent jurisdiction.

19.	No Proceeding; Limited Recourse

19.1	No proceeding against the Conduit Purchaser

Each party hereto agrees that it shall not institute against, or join any Person in instituting against, any Conduit Purchaser any bankruptcy, examinership, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law of any jurisdiction, for two (2) years and one (1) day after (i) the latest maturing commercial paper note of any series (as set out in the Programme Documents (as defined below) of such Conduit Purchaser) or (ii) the latest maturing medium term note of such Conduit Purchaser, if any, is paid in full.

19.2	No proceeding against the SPV

No party to this Agreement may, prior to the date which is two (2) years and one (1) day after the Final Payout Date, institute against, or join any other Person in instituting against, the SPV any proceeding of a type referred to in the definition of Event of Insolvency.

19.3	Limited recourse

(a)	Each party hereto agrees that notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, the obligations of the SPV under this Agreement and each of the other Transaction Documents to which it is a party are solely the corporate obligations of the SPV and shall be payable solely to the extent of funds available to the SPV to satisfy such obligation in accordance with the Priority of Payments and to the extent that such funds are insufficient, any undischarged claims shall be extinguished.

(b)	The obligations of each Conduit Purchaser under this Agreement are solely the corporate obligations of such Conduit Purchaser and are payable solely to the extent of available funds pursuant to the Programme Documents. No recourse shall be had for the payment of any amount owing by any Conduit Purchaser under this Agreement or for the payment by such Conduit Purchaser of any fee in respect hereof or any other obligation or claim of or against such Conduit Purchaser arising out of or based upon this Agreement, against any employee, director, officer, member, manager or affiliate of such Conduit Purchaser; provided, however, that the foregoing shall not relieve any such Person of any liability they might have as a result of fraudulent acts or omissions committed by them. Each party hereto agrees that each Conduit Purchaser shall be liable for any claims that it may have against such Conduit Purchaser only to the extent that such Conduit Purchaser has funds available for such purpose in accordance with the programme documents in respect of its asset-backed commercial paper notes issuance programme ("Programme Documents") and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Programme Documents such claims shall be extinguished.

19.4	The provisions of this Clause 19 will survive the termination of this Agreement and the termination of each Transaction Document.

20.	Third Party Rights

(a)	Except in respect of the Secured Parties not party to this Agreement, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of (but shall not enforce other than via the Administrative Agent) this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999, a Person who is not a party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Save as provided in Clause 12 (Amendments and waivers), this Agreement may be varied from time to time or rescinded without the consent of any Person that is not a party to this Agreement and sub-sections 2(1)(a) to (c) of the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.

21.	Counterparts; Electronic Delivery

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures (and if applicable, seals) on the counterparts were on a single copy of this Agreement. Delivery by electronic mail of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart of this Agreement.

22.	Entire Agreement

Subject to any terms implied by Law, this Agreement represent the entire agreement between the parties in relation to the subject matter of this Agreement and supersedes any previous agreement (whether written or oral) between all the parties in relation to that subject matter. Accordingly, all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by Law or otherwise) shall not form part of this Agreement.

23.	Governing Law

(a)	Except as set forth in Clause 23(b) and (c) (Governing Law) below, this Agreement (including Clause 24 (Enforcement; Jurisdiction) and any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with the laws of England.

(b)	Clauses 9.12 (German Collateral Matters) and 9.13 (German Parallel Debt) of this Agreement shall be governed by and construed in accordance with the laws of Germany.

(c)	Clause 9.14 (Dutch Parallel Liability) of this Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

24.	Enforcement; jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including Clause 23 (Governing Law) and this Clause 24 and a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

26.	Further Assurances

Each party to this Agreement hereby agrees that it will fully cooperate to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable (in the opinion of the Administrative Agent or any Purchaser Agent) to give full effect to the arrangements contemplated by this Agreement and the other Transaction Documents.

27.	SPV Guaranty

27.1	Guaranty of Payment. The SPV hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the Security Trustee the prompt payment of the Portfolio and the Aggregate Unpaids, in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance and payment of all other obligations of the SPV under the Transaction Documents (such guaranty, the "SPV Guaranty"). The SPV Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to the Portfolio and all of the Aggregate Unpaids whenever arising. Notwithstanding any provision to the contrary contained in any Transaction Document, to the extent the obligations of the SPV shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then the obligations of the SPV hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including all applicable Insolvency Laws).

27.2	Unconditional Guaranty. The obligations of the SPV under the SPV Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defence of a surety or guarantor. The SPV agrees that the SPV Guaranty may be enforced by the Administrative Agent, the Security Trustee or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Portfolio, hereafter securing the Portfolio and the Aggregate Unpaids or otherwise and the SPV hereby waives the right to require the Administrative Agent, the Security Trustee or the Purchasers to make demand on or proceed against any Arrow Party, the SPV, any Obligor or any other Person or to require the Administrative Agent, the Security Trustee or the Purchasers to pursue any other remedy or enforce any other right. The SPV further agrees that no Person or Official Body shall have any right to request any return or reimbursement of funds from the Administrative Agent, the Security Trustee or the Purchasers in connection with monies received under the Transaction Documents. The SPV further agrees that nothing contained herein shall prevent the Administrative Agent, the Security Trustee or the Purchasers from suing on, subject to the terms of, the other Transaction Documents (subject to the non-petition provision requirements set out in the Transaction Documents) or foreclosing its or their, as applicable, security interest in or lien on the Portfolio or any other collateral securing the Portfolio and the Aggregate Unpaids or from exercising any other rights available to it or them, as applicable, under any Transaction Document (subject to the non-petition provision requirements set out in the Transaction Documents), or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the SPV's obligations under the SPV Guaranty; it being the purpose and intent of the SPV that its obligations under the SPV Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither the SPV Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Arrow Party or the SPV or by reason of the bankruptcy or insolvency of any Arrow Party or the SPV. The SPV hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Portfolio or the Aggregate Unpaids and notice of or proof of reliance by the Administrative Agent, the Security Trustee or any Purchaser on the SPV Guaranty or acceptance of the SPV Guaranty. The Portfolio and the Aggregate Unpaids, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the SPV Guaranty. All dealings between any Arrow Party, the SPV or any Obligor, on the one hand, and the Administrative Agent, the Security Trustee and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the SPV Guaranty. The SPV hereby represents and warrants that it is, and immediately after giving effect to the SPV Guaranty and the obligation evidenced hereby, will be, solvent. The SPV Guaranty and the obligations of the SPV under the SPV Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Portfolio and the Aggregate Unpaids), including the occurrence of any of the following, whether or not the Administrative Agent, the Security Trustee or any Purchaser shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of Law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Portfolio or the Aggregate Unpaids or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Portfolio or the Aggregate Unpaids, (b) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default or Early Amortisation Events) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Portfolio or the Aggregate Unpaids, (c) to the fullest extent permitted by Law, any of the Portfolio or the Aggregate Unpaids, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of Indebtedness other than the Portfolio or the Aggregate Unpaids, even though the Administrative Agent, the Security Trustee or any Purchaser might have elected to apply such payment to any part or all of the Portfolio or the Aggregate Unpaids, (e) any failure to perfect or continue perfection of a security interest in any of the Asset Interest, (f) any defences, set-offs or counterclaims which any Arrow Party, the SPV or any Obligor may allege or assert against the Administrative Agent, the Security Trustee or the Purchasers in respect of the Portfolio or the Aggregate Unpaids, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the SPV as an obligor in respect of the Portfolio or the Aggregate Unpaids.

27.3	Modifications. The SPV agrees that: (a) all or any part of SPV Collateral now or hereafter held for the Portfolio or the Aggregate Unpaids, if any, may be exchanged, compromised or surrendered from time to time in accordance with the Transaction Documents; (b) none of the Purchasers, the Security Trustee (also in its capacity as or mandatario con rappresentanza pursuant to and for the purposes of Italian law) or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such liens now or hereafter held, if any, for the Portfolio or the Aggregate Unpaids; (c) the time or place of payment of the Portfolio or the Aggregate Unpaids may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Obligor, any Arrow Party, the SPV or any other party liable for payment under the Transaction Documents may be granted indulgences generally; (e) any of the provisions of the Transaction Documents, including this Agreement and the Portfolio may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Obligor, any Arrow Party, the SPV or any other party liable for the payment of the Portfolio or the Aggregate Unpaids or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Portfolio or the Aggregate Unpaids, all without notice to or further assent by the SPV, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

27.4	Waiver of Rights. The SPV expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of the SPV Guaranty by the Purchasers, the Security Trustee and the Administrative Agent and of all extensions of credit to the SPV by the Purchasers; (b) presentment and demand for payment or performance of any of the Portfolio or the Aggregate Unpaids; (c) protest and notice of dishonour or of default (except as specifically required in this Agreement) with respect to the Portfolio or the Aggregate Unpaids or with respect to any security therefor; (d) notice of the Purchasers, the Security Trustee or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any lien, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Agreement, any other Transaction Document or the Portfolio or the Aggregate Unpaids to which the SPV might otherwise be entitled; (f) any right to require the Administrative Agent, the Security Trustee or any Purchaser as a condition of payment or performance by the SPV, to (i) proceed against any Obligor, the SPV, any Arrow Party or any other Person, (ii) proceed against or exhaust any other security held from any Obligor, the SPV, any Arrow Party or any other Person, (iii) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers, the Security Trustee or any other Person, or (iv) pursue any other remedy in the power of the Administrative Agent, the Security Trustee or the Purchasers whatsoever; (g) any defence arising by reason of the incapacity, lack of authority or any disability or other defence of any Obligor, any Arrow Party, the SPV or any other Person including any defence based on or arising out of the lack of validity or the unenforceability of the Portfolio or the Aggregate Unpaids or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Arrow Party, the SPV or any other Person from any cause other than payment in full of the Portfolio and the Aggregate Unpaids; (h) any defence based upon any Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defence based upon the Administrative Agent's, the Security Trustee's or any Purchaser's errors or omissions in the administration of the Portfolio or the Aggregate Unpaids; (j) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Portfolio or the Aggregate Unpaids; (k) the benefit of any statute of limitations affecting the SPV's liability under the SPV Guaranty or the enforcement of the SPV Guaranty; (l) any rights to set-offs, recoupments and counterclaims; (m) promptness, diligence and any requirement that the Administrative Agent, the Security Trustee and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (n) to the fullest extent permitted by Law, any defences or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the SPV Guaranty.

27.5	Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of the SPV under this Clause 27 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Portfolio or the Aggregate Unpaids is rescinded or must be otherwise restored by any holder of any of the Portfolio or the Aggregate Unpaids, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the SPV agrees that it will indemnify Administrative Agent, the Security Trustee and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Insolvency Law.

27.6	Remedies. The SPV agrees that, as between the SPV, on the one hand, and the Administrative Agent, the Security Trustee and the Purchasers, on the other hand, the Aggregate Unpaids guaranteed under the SPV Guaranty shall include the full amount of the Portfolio, and the Aggregate Unpaids (as so defined) may be declared to be forthwith due and payable as provided in Clause 6 (Early Amortisation Events, Events of Default and Remedies) (and shall be deemed to have become automatically due and payable in the circumstances provided in Clause 6 (Early Amortisation Events, Events of Default and Remedies)) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Aggregate Unpaids from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Aggregate Unpaids being deemed to have become automatically due and payable), such Aggregate Unpaids (whether or not due and payable by any other Person) shall forthwith become due and payable by the SPV. The SPV acknowledges and agrees that the full amount of the Aggregate Unpaids (as so defined) are secured in accordance with the terms of the Transaction Documents and that the Administrative Agent, the Security Trustee and the Purchasers may exercise their remedies thereunder in accordance with the terms thereof.

27.7	Subrogation. The SPV agrees that, until the indefeasible payment of the Portfolio and the Aggregate Unpaids in full in cash and the termination of the Commitments, it will not exercise, and hereby waives any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any Arrow Party, the SPV, or any other Person arising by contract or operation of Law or equity in connection with any payment made or required to be made by the SPV under the SPV Guaranty or the other Transaction Documents now or hereafter. The SPV further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the SPV may have against any Arrow Party, the SPV or any other Person or against any portion of the Portfolio or other collateral or security, and any rights of contribution the SPV may have against any Arrow Party, the SPV or any other Person, shall be junior and subordinate to any rights the Administrative Agent, the Security Trustee or any Purchaser may have against the SPV, any Arrow Party, or any other Person, to all right, title and interest the Administrative Agent, the Security Trustee or any Purchaser may have in any such other collateral. After the indefeasible payment in full in cash of the Portfolio and the Aggregate Unpaids and the termination of the Commitments, the SPV shall be entitled to exercise against any Originator, any Servicer any other Person all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by Law.

27.8	Inducement. The Purchasers have been induced to make the Investments under this Agreement in part based upon the assurances by the SPV that the SPV desires that the Aggregate Unpaids be honoured and enforced as separate obligations of the SPV, should the Administrative Agent, the Security Trustee and the Purchasers desire to do so.

27.9	Security Interest. To secure the prompt payment and performance of the Portfolio and the Aggregate Unpaids and all other obligations of the SPV under the Transaction Documents, the SPV shall grant to the Security Trustee (also in its capacity as mandatario con rappresentanza pursuant to and for the purposes of Italian law), for the benefit of the Secured Parties, a continuing security interest in and lien upon all property and assets of the SPV, including the SPV Accounts and the Unsold Receivables, the Unsold Receivable Related Security and all Unsold Receivable Collections related thereto, whether now owned or hereafter acquired, and wherever located, and all proceeds of the foregoing (collectively, the "SPV Collateral").

27.10	Further Assurances. Promptly upon request, the SPV shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent, the Security Trustee or any Purchaser deems appropriate (acting in a commercially reasonable manner), to evidence or perfect its lien on any of the SPV Collateral, or otherwise to give effect to the intent of the Transaction Documents. The SPV authorizes the Administrative Agent, on behalf of the Security Trustee and the other Secured Parties, to file any registration that indicates the SPV Collateral as "all assets" or "all personal property" of the SPV, or words to similar effect, and ratifies any action taken by the Administrative Agent before the Closing Date to effect or perfect the Security Trustee's lien on any SPV Collateral.

27.11	No Proceeding; Limited Recourse. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Clause 27, Clause 19 (No Proceeding; Limited Recourse) of this Agreement shall apply to this Clause 27.

28.	Confirmation of Status for Swiss Non-Bank Rules

Each Committed Purchaser and each Conduit Purchaser and each person which becomes a Party to this Agreement pursuant to Clause 17 after the date of this Agreement shall confirm for the benefit of the Swiss Seller which of the following categories it falls in:

(a)	a Swiss Qualifying Bank; or

(b)	not a Swiss Qualifying Bank, but counts as one (1) slot only for the purposes of the Swiss Non-Bank Rules;

Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, each Arrow Party has made its own determination that (i) BNP Paribas, as a Committed Purchaser, is a Swiss Qualifying Bank, and (ii) each of Mont Blanc Capital Corp, as a Committed Purchaser and as a Conduit Purchaser, and Matchpoint Finance Plc, as a Conduit Purchaser, are not Swiss Qualifying Banks, and each counts as one (1) slot only, in each case for clauses (i) and (ii) above, for the purposes of the Swiss Non-Bank Rules.  The SPV and each Arrow Party further agrees that any designation made by a Purchaser pursuant to this Clause 28 shall not relieve the SPV or any Arrow Party from any obligation to indemnify such Purchaser for any taxes, costs or other expenses or losses suffered by such Purchaser due to its designation under this Clause 28, regardless of whether or not such designation was or is incorrect in any respect.

29.	Replacement of Certain Purchasers

29.1	Replacement. If any Originator, any other Arrow Party or the SPV shall become obligated to withhold any amounts in respect of Taxes from any payment made (or deemed to be made) by such Person to any Secured Party or the SPV pursuant to any Transaction Document, or shall have received notice from any Official Body that it shall be obligated to do so, whether with immediate, retroactive or prospective effect (other than any withholding taxes on any payments or distributions to or for the account of the Secured Parties in respect of which no additional amounts are payable under the Transaction Documents); provided that with respect to any such withholding tax for which an indemnity payment or other compensation payment is required to be made pursuant to any Transaction Document, the amount of any such withholding, individually or when taken together with any other amount to be withheld in respect of Tax from any payment made (or deemed to be made) by such Person to any Secured Party or the SPV pursuant to any Transaction Document (or, in the case of any withholding with prospective effect, any other amount that will in the future have to be withheld) for which an indemnity payment or other compensation payment is or will be required to be made pursuant to any Transaction Document exceeds the Threshold Debt Amount for the Parent, and a Purchaser has caused the Administrative Agent to declare the Termination Date to have occurred, then the SPV may, at its sole expense and effort, so long as no Event of Default, Potential Event of Default, Early Amortisation Event or Potential Early Amortisation Event has occurred and is continuing, upon notice to such Purchaser and the Administrative Agent, (a) with the consent of each other Purchaser, terminate the Commitment of the Committed Purchaser in such Purchaser’s Purchaser Group and repay all obligations of the SPV and any Arrow Party owing to such Purchaser relating to the Investments as of such termination date, or (b) require such Purchaser to assign and delegate, without recourse (in accordance with Clause 17), all of its interests, rights (other than existing rights to payments pursuant to the Transaction Documents) and obligations under this Agreement and the related Transaction Documents to another financial institution that shall assume such obligations (which financial institution may be another Purchaser, if a Purchaser accepts such assignment), provided that:

(a)	such Purchaser shall have received payment of an amount equal to the outstanding principal of its portion of the Investments, accrued Yield thereon, accrued fees and all other amounts payable to it hereunder and under the other Transaction Documents from the assignee (to the extent of such outstanding principal and accrued Yield and fees);

(b)	such assignment does not conflict with Law; and

(c)	at any time while BNP Paribas is the Administrative Agent, such Purchaser is not BNP Paribas.

29.2	Defaulting Purchaser Cure. If the SPV and the Administrative Agent agree in writing that a Purchaser is no longer a Defaulting Purchaser, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Purchaser will, to the extent applicable, fund that portion of Investment not yet funded up to its Pro Rata Share or take such other actions as the Administrative Agent may determine to be necessary to cause the Investments to be held pro rata by the Purchasers in accordance with their Commitments, whereupon such Purchaser will cease to be a Defaulting Purchaser; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the SPV while that Purchaser was a Defaulting Purchaser; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Non-Defaulting Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser having been a Defaulting Purchaser.

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the parties hereto on the date first above written.

ARROW EMEA FUNDING CORP B.V., as the SPV

By:
Name:
Title:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

ARROW CENTRAL EUROPE GMBH, as an Agent Servicer and an SPV Servicer

By:
Name:
Title:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

ARROW ELECTRONICS (UK) LIMITED, as an Agent Servicer and an SPV Servicer

By:
Name:
Title:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

BNP PARIBAS, as the Administrative Agent, a Committed Purchaser and Purchaser Agent for the BNP Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

SIGNED AND DELIVERED	)
for and on behalf of and as the deed of	)
MATCHPOINT FINANCE PLC	)
by its lawfully appointed attorney	)
in the presence of:	)

(Witness Signature)

(Witness Address)

(Witness Occupation)

ING BELGIUM S.A./N.V., as Purchaser Agent for the ING Purchaser Group

By:
Name:
Title:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

MONT BLANC CAPITAL CORP, as a Committed Purchaser and as a Conduit Purchaser

By:
Name:
Title:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

U.S. BANK TRUSTEES LIMITED, as the Security Trustee

By:
Name:
Title:

By:
Name:
Title:

ELAVON FINANCIAL SERVICES DAC, as the Paying Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1
PURCHASER GROUPS AND COMMITMENTS

Purchaser Group	Commitment and Purchaser Group Limit

BNP Purchaser Group

Purchaser Agent

BNP Paribas

Committed Purchaser

BNP Paribas (HMRC DTTP number
[*****]

and tax resident in France)

Designated Office

BNP Paribas

37 place du Marché Saint Honoré

75001 Paris

France

Attention: Securitised Products Group

(SPG) (ACI: [*****])

E-mail addresses: [*****]

Conduit Purchaser

Matchpoint Finance plc (HMRC DTTP number [*****] DTTP and tax resident in Ireland)

Designated Office

4th Floor

25-28 Adelaide Road

Dublin 2

Ireland

Attention: The Directors

[*****]

With a copy to:

BNP Paribas, London Branch, as Administrator

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attention: Asset Finance & Securitisation – Portfolio Management, Servicing

[*****]

Commitment: €300,000,000 Purchaser Group Limit: €300,000,000

Sch. 1-1

ING Purchaser Group

Purchaser Agent

ING Belgium S.A./N.V.

Committed Purchaser and Conduit Purchaser

Mont Blanc Capital Corp (HMRC DTTP number [*****] DTTP and tax resident in United States of America)

Designated Office

Mont Blanc Capital Corp

c/o ING Capital LLC

1133 Avenue of the Americas

New York, NY 10036

[*****]

Commitment: €300,000,000 Purchaser Group Limit: €300,000,000
Total	€600,000,000

Sch. 1-2

SCHEDULE 2
CREDIT AND COLLECTION POLICIES

[*****]

Sch. 2-1

SCHEDULE 3
ACCOUNTS

COLLECTION ACCOUNTS

Arrow Electronics (UK) Limited

[*****]

Arrow Central Europe GmbH

[*****]

SPV ACCOUNTS

[*****]

Sch. 3-1

SCHEDULE 4
LOCATION OF CERTAIN OFFICES

English Seller

Name:	Arrow Electronics (UK) Limited
Address:	Kao 1, Kao Park, Hockham Way, Harlow, Essex UK CM17 9NA
Attention:	EMEA Securitization
Email:	[*****]

German Seller

Name:	Arrow Central Europe GmbH
Address:	Frankfurter Strasse 211,
D-63263 Neu-Isenburg,
Germany
Attention:	EMEA Securitization
Email:	[*****]

Guarantor

Name:	Arrow Electronics, Inc.
Address:	9201 E. Dry Creek Road, Centennial, CO, USA 80113
Attention:	EMEA Securitization
Email:	[*****]

Subordinated Lender

Name:	Arrow Electronics FC B.V.
Address:	Elzenkade 1, 3992 AD Houten, The Netherlands
Attention:	EMEA Securitization
Email:	[*****]

SPV

Name:	Arrow EMEA Funding Corp B.V.
Address:	Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands
Attention:	EMEA Securitization
Email:	[*****]

Sch. 4-1

SCHEDULE 5
SOLD RECEIVABLES SELECTION PROCESS

On each Monthly Calculation Date, the Reporting Services Provider will select, amongst the Receivables transferred to the SPV during the immediately preceding Monthly Calculation Period, the Receivables denominated in Euro, USD and GBP that will be purchased by the Purchasers for each Currency pursuant to the Receivables Transfer Agreement (and to be treated as Sold Receivables) on the immediately following Settlement Date, through the following steps and rules:

1.	The New Euro Monthly Sold Receivables Targeted Amount ("Euro Target Amount"), the New USD Monthly Sold Receivables Targeted Amount ("USD Target Amount") and the New GBP Monthly Sold Receivables Targeted Amount ("GBP Target Amount") will be calculated by the Reporting Services Provider;

2.	Increase each of the Euro Target Amount, the USD Target Amount and the GBP Target Amount respectively by 1,000 Euro ("Euro Target Amount Plus"), 1,000 USD ("USD Target Amount Plus") and 1,000 GBP ("GBP Target Amount Plus");

3.	For each "X" Currency, select Receivables denominated in such "X" Currency, to achieve the "X" Target Amount Plus with the following process:

a.	Sort Receivables from the largest Unpaid Balance to the smallest Unpaid Balance;

b.	Add Receivables incrementally (starting with the largest ones);

c.	Check for any limit breach above the "X" Target Amount Plus; if there is a limit breach then remove the latest Receivable added until there is no breach;

d.	Top-up the selection:

1.	Sort Receivables from the smallest Unpaid Balance to the largest Unpaid Balance;

2.	Add Receivables incrementally (starting with the smallest ones);

3.	Check for any limit breach above the "X" Target Amount Plus; if there is a limit breach then remove the latest Receivable added until there is no breach; no further Receivables can be selected; and

4.	Check final amount of selected Sold Receivables for a Currency "X" is (i) above the "X" Target Amount and (ii) below the "X" Target Amount Plus.

Sch. 5-1

EXHIBIT A
FORM OF ASSIGNMENT, NOVATION AND ASSUMPTION AGREEMENT

Reference is made to the Receivables Transfer Agreement dated as of the Closing Date (as it may be amended or otherwise modified from time to time, the "Agreement"), among Arrow EMEA Funding Corp B.V. (the "SPV"), Arrow Electronics (UK) Limited, as an Agent Servicer and an SPV Servicer, Arrow Central Europe GmbH, as an Agent Servicer and an SPV Servicer, BNP Paribas, as administrative agent (the "Administrative Agent"), U.S. Bank Trustees Limited, as security trustee, Elavon Financial Services DAC, as paying agent, and the other financial institutions from time to time party thereto, as Committed Purchasers, Conduit Purchasers and Purchaser Agents. Terms defined in the Agreement are used herein with the same meaning.

[●] (the "Assignor") and [●] (the "Assignee") hereby agree as follows:

2.	The Assignor hereby transfers to the Assignee by way of novation, without recourse and without representation and warranty other than as provided in Clause 3(i) below, and the Assignee hereby assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Agreement and the other Transaction Documents, including the Assignor's rights in the Portfolio, the SPV Collateral and the Accounts. Such interest expressed as a percentage of all rights and obligations of the Committed Purchasers, shall be equal to the percentage equivalent of a fraction the numerator of which is €●] and the denominator of which is the Facility Limit. After giving effect to such transfer, the Assignee's Commitment will be as set forth on the signature page hereto.

3.	In consideration of the payment of [●], being [●]% of the existing Aggregate Invested Amount, and of [●], being [●]% of the aggregate unpaid accrued Yield, receipt of which payment is hereby acknowledged, the Assignor hereby transfers to the Administrative Agent for the account of the Assignee, and the Assignee hereby assumes from the Assignor, a [●]% interest in and to all of the Assignor's right, title and interest in and to the Aggregate Invested Amount made by the undersigned under the Agreement.

4.	The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being transferred by it hereunder and that such interest is free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the SPV or any Arrow Party or the performance or observance by the SPV or any Arrow Party of any of its obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

5.	The Assignee (i) confirms that it has received a copy of the Transaction Documents and the Sale Agreements together with copies of the financial statements referred to in the Transaction Documents, to the extent delivered through the date of this Assignment and Assumption Agreement (this "Assignment"), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the applicable Purchaser Agent, the Administrative Agent, the Security Trustee, any of its Affiliates, the Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document; (iii) appoints and authorises the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) appoints and authorises the Security Trustee to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated to the Security Trustee by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Committed Purchaser; (vi) agrees that it will not institute against any Conduit Purchaser any proceeding of the type referred to in Clause 19 (No Proceeding; limited recourse) of the Agreement prior to the date which is two (2) years and one (1) day after the payment in full of all Commercial Paper issued by such Conduit Purchaser; and (vii) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof.

Exh. A-1

6.	The Assignee confirms that it is (please tick the appropriate box)

☐	a Swiss Qualifying Bank; or

☐	not a Swiss Qualifying Bank, but counts as one (1) slot only for the purposes of the Swiss Non-Bank Rules.

7.	The effective date for this Assignment shall be the later of (i) the date on which the Administrative Agent receives this Assignment executed by the parties hereto and receives the consent of the applicable Purchaser Agent, on behalf of the Conduit Purchasers in such Purchaser Agent's Purchaser Group, and (ii) the date of this Assignment (the "Effective Date"). Following the execution of this Assignment and the consent of the applicable Purchaser Agent, on behalf of the Conduit Purchasers in such Purchaser Agent's Purchaser Group, this Assignment will be delivered to the Administrative Agent for acceptance and recording.

8.	Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Committed Purchaser thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement.

9.	Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent and the applicable Purchaser Agent of the Assignor's Purchaser Group shall make all payments under the Agreement in respect of the interest transferred hereby (including, without limitation, all payments in respect of such interest in Aggregate Invested Amount, Yield and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

10.	The Assignor agrees to pay the Assignee its pro rata share of fees in an amount equal to the product of (a) [●] per annum and (b) the Commitment during the period after the Effective Date for which such fees are owing and paid by the SPV pursuant to the Agreement.

11.	This Assignment and Assumption Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.

12.	This Agreement and the Receivables Transfer Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

13.	If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.

14.	This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by electronic mail of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.

15.	This agreement shall be binding on the parties hereto and their respective successors and assigns.

Exh. A-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorised as of the date first above written.

[ASSIGNOR]

SIGNED by [●], Director, duly authorised for	)
and on behalf of [●]	)

[ASSIGNEE]

SIGNED by [●], Director, duly authorised for	)
and on behalf of [●]	)

COMMITMENT: €[●]

Address for notices and Account for payments:

For Credit Matters:	For Administrative Matters:
[NAME]	[NAME]

Attention:	Attention:
Telephone: [●]	Telephone: [●]
E-mail: [●]	E-mail: [●]
Designated Office: [●]

Account for Payments:
NAME
ABA Number: [●]
Account Number: [●]
Attention: [●]
Re: [●]
Consented to this [●] day of [●], 20[●]	Accepted this [●] day of [●], 20[●]

Exh. A-3

APPROVED AND ACCEPTED BY:

Purchaser Agent

SIGNED by [●], duly authorised for and on	)
behalf of [PURCHASER AGENT]	)
)

Administrative Agent

SIGNED by [●], duly authorised for and on	)
behalf of BNP PARIBAS	)
)

SPV

SIGNED by Intertrust Management B.V.,	)
Director, duly authorised for and on behalf of	)
Arrow EMEA Funding Corp B.V.	)

Exh. A-4

EXHIBIT B
FORM OF INVESTMENT REQUEST

[*****]

Exh. B-1

EXHIBIT C

NOTICE OF REPAYMENT

[*****]

Exh. B-2

ANNEX C

CLOSING MEMORANDUM

[*****]

Exh. B-3